UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒
Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under § 240.14a-12

Echo Global Logistics, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐
No fee required.

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies: Echo common stock, par value $0.0001 per share.

(2)
Aggregate number of securities to which transaction applies: The maximum number of shares of common stock to which this transaction applies is estimated to be 27,471,465, which consists of (a) 26,189,461 shares of common stock outstanding; and (b) 1,282,004 shares of common stock representing restricted stock, restricted stock units, and performance shares entitled to receive the per share merger consideration of $48.25, in each case as of October 4, 2021.

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Solely for the purpose of calculating the filing fee, the underlying value of the transaction was calculated based on the sum of (a) the product of 26,189,461 shares of common stock and the per share merger consideration of $48.25; and (b) the product of 1,282,004 shares of common stock representing restricted stock, restricted stock units, and performance shares and the per share merger consideration of $48.25.

(4)
Proposed maximum aggregate value of transaction: $1,325,498,186.25

(5)
Total fee paid: $122,873.68

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED OCTOBER 5, 2021
                 , 2021
Dear Fellow Stockholders:
On behalf of the Board of Directors and management of Echo Global Logistics, Inc., a Delaware corporation (the “Company”), we cordially invite you to attend the special meeting of stockholders (the “Special Meeting”) to be held on                  , 2021 , at       :       a.m. CT. Due to the continuing public health impact of the coronavirus (“COVID-19”) pandemic, and out of concern for the health and safety of our stockholders, employees and directors, the Special Meeting will be a virtual meeting of the stockholders. You will be able to attend the Special Meeting online, vote your shares electronically, and submit your questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/ECHO2021SM and entering your control number. If you lose your control number, you may listen to the Special Meeting by dialing                   (toll free) or                   (toll), but you will not be able to vote, ask questions or access the list of stockholders as of the record date. You will not be able to attend the Special Meeting in person.
At the Special Meeting, our stockholders will be asked to consider and vote on a proposal to approve the Agreement and Plan of Merger by and among Einstein MidCo, LLC, a Delaware limited liability company (“Buyer”), Einstein Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and the Company, entered into on September 9, 2021 (the “merger agreement”), providing for the merger of Merger Sub with and into the Company (the “merger”), with the Company surviving the merger as a wholly owned subsidiary of Buyer. If the merger agreement is approved by our stockholders and the merger is completed, each share of our common stock will be converted into the right to receive $48.25 per share in cash.
The Company’s Board of Directors unanimously recommends that our stockholders vote “FOR” the proposal to approve the merger agreement.
At the Special Meeting, our stockholders will also be asked to consider and vote on the following proposals: (a) a proposal to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger and (b) a proposal to approve one or more adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting or any adjournment or postponement of the Special Meeting to approve the merger agreement or in the absence of a quorum.
The Company’s Board of Directors unanimously recommends that our stockholders vote “FOR” the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger, and “FOR” the proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, including to solicit additional proxies or in the absence of a quorum.
The enclosed proxy statement describes the merger agreement, the merger and related matters, and attaches a copy of the merger agreement. We urge stockholders to read the entire proxy statement carefully, as it sets forth the details of the merger agreement and other important information related to the merger.
Whether or not you plan to attend the Special Meeting virtually, your vote is very important, and we encourage you to vote your shares promptly via the Internet or by telephone or mail. Instructions regarding these methods of voting are contained on the notice regarding the availability of proxy materials for the Special Meeting.
The merger cannot be completed unless holders of a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting vote in favor of the proposal to approve the merger agreement.

On behalf of the entire Board of Directors, I want to thank you for your continued support.
Sincerely,

Douglas R. Waggoner
Chief Executive Officer and Chairman of the Board of Directors
Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger, the merger agreement or the other transactions contemplated thereby or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.
This proxy statement is dated                  , 2021 and is first being mailed to stockholders on or about                  , 2021.

ECHO GLOBAL LOGISTICS, INC.
600 WEST CHICAGO AVENUE, SUITE 725
CHICAGO, ILLINOIS 60654
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
Date:
The Special Meeting will be held virtually on                  , 2021.

Time:
The Special Meeting will be held virtually at       :       a.m. CT

Place:
To participate in the Annual Meeting visit www.virtualshareholdermeeting.com/ECHO2021SM using your desktop or mobile device and enter the control number included on your proxy card.

Record Date:                  , 2021
Meeting Agenda:
To consider and vote upon the following proposals:
1.
to approve the Agreement and Plan of Merger, dated as of September 9, 2021 (as it may be amended from time to time, the “merger agreement”), by and among Einstein MidCo, LLC, a Delaware limited liability company (“Buyer”), Einstein Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Buyer (“Merger Sub”), and Echo Global Logistics, Inc., a Delaware corporation (the “Company,” “Echo,” “we” or “our”), pursuant to which Merger Sub will be merged with and into the Company (the “merger”), with the Company surviving the merger as a wholly owned subsidiary of Buyer;

2.
to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger; and

3.
to approve one or more adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting or any adjournment or postponement of the Special Meeting to approve the proposal to approve the merger agreement or in the absence of a quorum.

Please Vote Your Shares:
We encourage stockholders to vote promptly. If you fail to vote or abstain from voting, the effect will be the same as a vote “AGAINST” the approval of the merger agreement.
You may vote in the following ways:
By Telephone	By Internet	By Mail
You can vote by telephone by viewing the proxy materials at www.proxyvote.com and using a touch-tone phone and the toll-free number provided at that time. You can also use a telephone to request a paper copy of the proxy materials.	You can vote online at www.proxyvote.com	You can vote by mail by marking, dating and signing your proxy card or voting instruction form and returning it in the postage-paid envelope.
Our Board of Directors has unanimously determined that the merger is fair to, and in the best interests of the Company and its stockholders, and unanimously approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement. Our Board of Directors unanimously recommends that the stockholders of the Company vote (1) “FOR” the proposal to approve the merger agreement and the transactions contemplated thereby, (2) “FOR” the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger, and (3) “FOR” the proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, including to solicit additional proxies or in the absence of a quorum. If you sign, date and return your proxy card without indicating how you wish to vote on a proposal, your proxy will be voted “FOR” each of the foregoing proposals in accordance with the recommendation of the Company’s Board of Directors.
Your vote is important, regardless of the number of shares of common stock you own.   Please make sure your voice is heard in this important matter related to your investment. The approval of the merger agreement requires the affirmative vote of holders of a majority of the outstanding shares of common stock entitled to vote at the Special Meeting and is a condition to the completion of the merger. The approval of the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger and the approval of the proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, including to solicit additional proxies or in the absence of a quorum, each requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Special Meeting, but neither is a condition to the completion of the merger.
Stockholders who do not vote in favor of the proposal to approve the merger agreement, and who object in writing to the merger prior to the Special Meeting and comply with all of the applicable requirements of Delaware law, which are summarized in the section entitled “Dissenters’ Rights of the Company’s Stockholders” in the accompanying proxy statement and reproduced in their entirety in Annex C, will be entitled to dissenters’ rights of appraisal to obtain the fair value of their shares of common stock of Echo.
You may revoke your proxy at any time before the vote is taken at the Special Meeting. You may revoke your proxy by notifying the Company at Echo Global Logistics, Inc., 600 West Chicago Avenue, Suite 725, Chicago, IL 60654, Attention: Zach Jecklin, or by submitting a new proxy by telephone, the Internet or mail, in each case, in accordance with the instructions on the enclosed proxy card and dated after the date of the proxy being revoked. In addition, you may revoke your proxy by attending the Special Meeting and voting virtually; however, simply attending the Special Meeting will not cause your proxy to be revoked.
Before voting your shares, you should read the entire proxy statement carefully, including its annexes and the documents incorporated by reference in the proxy statement.
By Order of the Board of Directors,

Peter M. Rogers
Chief Financial Officer and Corporate Secretary

i

ii

ANNEX A Agreement and Plan of Merger by and among Einstein MidCo, LLC, Einstein Merger Sub, Inc. and Echo Global Logistics, Inc., dated as of September 9, 2021.	A-1
ANNEX B Opinion of Morgan Stanley & Co. LLC	B-1
ANNEX C Appraisal Rights Provisions of the Delaware General Corporation Law.	C-1

iii

SUMMARY
This summary highlights selected information contained in this proxy statement, including with respect to the merger agreement and the merger. We encourage you to, and you should, read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement, as this summary may not contain all of the information that may be important to you in determining how to vote. We have included page references to direct you to a more complete description of the topics presented in this summary. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions under the section entitled “Where You Can Find Additional Information.”
The Companies (page 22)
Echo
Echo Global Logistics, Inc., a Delaware corporation, referred to as “Echo,” the “Company,” “we,” “our” or “us,” is a leading provider of technology-enabled transportation and supply chain management solutions. We utilize a proprietary technology platform to compile and analyze data from our multi-modal network of transportation providers to satisfy the transportation and logistics needs of our clients. Our platform enables us to quickly adapt to and offer efficient and cost-effective solutions for our clients’ shipping needs. We focus primarily on arranging transportation with truckload and less than truckload carriers. We also offer intermodal (which involves moving a shipment by rail and truck), small parcel, domestic air, expedited and international transportation services. Our core logistics services, primarily brokerage and transportation management services, include carrier selection, dispatch, load management and tracking. We are a Delaware corporation incorporated in 2006 and based in Chicago, Illinois. We completed our initial public offering in October 2009, and our common stock, par value $0.0001, is listed on the Nasdaq Global Market (the “Nasdaq”) under the symbol “ECHO.”
Echo has one operating segment, technology enabled transportation and supply chain management services. In fiscal year 2020, the Company had revenue of approximately $2.5 billion. Echo employed approximately 2,405 employees as of September 30, 2021.
Additional information about the Company is contained in our public filings, which are incorporated by reference herein. See the sections entitled “Where You Can Find Additional Information” and “The Companies — Echo.”
Einstein MidCo, LLC
Einstein MidCo, LLC, referred to as “Buyer,” was organized in New Castle County in the state of Delaware. Its principal corporate offices are located in New York, New York.
Buyer is owned and controlled by funds managed by The Jordan Company, L.P. (“TJC”), a global private equity firm. TJC invests in and contributes to the growth of many businesses across a wide range of industries, including Consumer & Healthcare; Industrials; Technology, Telecom & Utility; and Transportation & Logistics.
See the section entitled “The Companies — Einstein MidCo, LLC”
Einstein Merger Sub, Inc.
Einstein Merger Sub, Inc., referred to as “Merger Sub,” is a Delaware corporation and an indirect wholly owned subsidiary of Buyer that will function as the merger subsidiary in the merger.
See the section entitled “The Companies — Einstein Merger Sub, Inc.”
The Special Meeting (Page 23)
Date, Time and Place
The Special Meeting of Echo stockholders will be held on            , 2021 at       :       a.m. CT. This Special Meeting will be a “virtual meeting” conducted solely online. You will be able to attend the

Special meeting online by logging in at www.virtualshareholdermeeting.com/ECHO2021SM. You will not be able to attend the Special Meeting in person. The Special Meeting is being held to consider and vote on the following proposals:
•
to vote on a proposal to adopt and approve the merger agreement, the “merger proposal”;

•
to vote on a proposal to approve, on a non-binding advisory basis, specified compensation that may become payable to the named executive officers of the Company in connection with the merger, the “advisory compensation proposal”; and

•
to vote on a proposal to approve one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes cast at the time of the Special Meeting or any adjournment or postponement of the Special Meeting to approve the merger proposal, the “adjournment proposal.”

Completion of the merger is conditioned on, among other things, the approval of the merger proposal by holders of Echo common stock. Approval of the advisory compensation proposal and the adjournment proposal are not conditions to the obligation of the Company to complete the merger.
Record Date; Shares Entitled to Vote
You are entitled to vote at the Special Meeting if you owned shares of Echo common stock at the close of business on            , 2021 (the “record date”). Each holder of Echo common stock shall be entitled to one (1) vote for each such share owned at the close of business on the Record Date.
As of the close of business on            , 2021, there were             shares of the Company common stock outstanding and entitled to vote at the Special Meeting.
A complete list of Echo stockholders entitled to vote at the Special Meeting will be available for inspection at Echo’s principal place of business during regular business hours for a period of no less than 10 days before the Special Meeting at 600 West Chicago Avenue, Suite 725, Chicago, IL 60654. If Echo’s headquarters are closed for health and safety reasons related to the COVID-19 pandemic during such period, the list of Echo stockholders will be made available for inspection upon request to Echo’s Investor Relations department at ir@Echo.com, subject to the satisfactory verification of stockholder status. The list of Echo stockholders entitled to vote at the Special Meeting will also be made available for inspection during the Special Meeting via the Special Meeting website at www.virtualshareholdermeeting.com/ECHO2021SM.
Quorum; Abstentions and Broker Non-Votes
The holders of a majority of the shares of Company common stock issued and outstanding and entitled to vote thereat, virtually present in person, by remote communication or represented by proxy will constitute a quorum at the Special Meeting. Abstentions, withhold votes, and broker non-votes are counted as shares present and entitled to vote for the purposes of determining a quorum.
Required Vote to Approve the Merger Proposal
Approval of the merger proposal requires the affirmative vote of a majority of the voting power of all issued and outstanding shares of Echo common stock as of the close of business on the record date and entitled to vote on the proposal. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the merger proposal. Failure to vote on the merger proposal will have the same effect as a vote “AGAINST” the merger proposal.
Required Vote to Approve the Non-Binding Compensation Advisory Proposal
Approval of the non-binding compensation advisory proposal requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Special Meeting and entitled to vote. Abstentions and broker non-votes will count as a vote “AGAINST” the advisory proposal.

Required Vote to Approve the Adjournment Proposal
Approval of the adjournment proposal requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Special Meeting and entitled to vote. Abstentions and broker non-votes will count as a vote “AGAINST” the adjournment proposal.
The Merger (page 27)
You will be asked to consider and vote upon the proposal to approve the Agreement and Plan of Merger, dated as of September 9, 2021, by and among Buyer, Merger Sub and Echo, which, as it may be amended from time to time, is referred to in this proxy statement as the “merger agreement”. A copy of the merger agreement is attached as Annex A. The merger agreement provides, among other things, that at the effective time of the merger (the “effective time”), Merger Sub will be merged with and into the Company, with the Company surviving the merger (the “surviving corporation”). In the merger, each share of common stock, par value $0.0001, of Echo (referred to in this proxy statement as the “common stock,” the “Company common stock” or the “Echo common stock”) issued and outstanding immediately before the effective time (other than certain shares specified in the merger agreement) will be converted into the right to receive the merger consideration of $48.25 per share in cash, without interest. Buyer, Echo, Merger Sub, and the paying agent for the merger consideration will each be entitled to deduct and withhold any amounts due under applicable tax laws from the amounts that would otherwise be payable under the terms of the merger agreement. Upon completion of the merger, Echo will continue its existence as a Delaware corporation and will be a wholly owned subsidiary of Buyer, the Echo common stock will no longer be publicly traded and Echo’s existing stockholders will cease to have any ownership interest in Echo.
Treatment of Company Equity Awards (page 60)
Restricted Stock.   At the effective time, each outstanding share of restricted stock will be canceled and converted into the right to receive (without interest) an amount in cash equal to the per share merger consideration less applicable taxes required to be withheld with respect to such payment, as provided in the merger agreement.
Performance Shares.   At the effective time, each outstanding performance share, to the extent unvested, shall vest either (1) as if the target level of performance had been achieved as of the effective time or (2) if specifically provided under an individual employment agreement or award agreement in the event of a “change of control,” at the greater of target or actual performance through the closing. All vested performance shares shall be canceled and converted into the right to receive (without interest) an amount in cash equal to the product of (1) the total number of such vested performance shares multiplied by (2) the per share merger consideration less applicable taxes required to be withheld with respect to such payment, as provided in the merger agreement.
Restricted Stock Units.   At the effective time, each outstanding restricted stock unit, vested or unvested, will be a canceled and converted into the right to receive (without interest) an amount in cash equal to the per share merger consideration less applicable taxes required to be withheld with respect to such payment, as provided in the merger agreement.
Conditions to Completion of the Merger (page 76)
Each party’s obligation to complete the merger is subject to the satisfaction or waiver at or prior to the closing of the following conditions:
•
the approval of the merger agreement by holders of a majority of the outstanding shares of the Company’s common stock entitled to vote on such matter at the Special Meeting (the “requisite company vote”);

•
the expiration or earlier termination of the waiting periods applicable to the completion of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); and no law, order or injunction having been enacted, issued, promulgated, enforced or entered by a court or other governmental entity of competent jurisdiction is in effect and that restrains, enjoins or otherwise prohibits the completion of the merger.

The respective obligations of Buyer and Merger Sub to complete the merger are subject to the satisfaction or waiver by Buyer at or prior to the closing of the following additional conditions, among others:
•
the accuracy of the representations and warranties of the Company as of the closing date (except for any representations and warranties made as of a particular date, which representations and warranties must be true and correct only as of that date), subject to certain materiality standards described in the section of this proxy statement entitled “The Merger Agreement — Conditions to Completion of the Merger”;

•
the performance by the Company in all material respects of all obligations required to be performed by it under the merger agreement at or prior to the closing date;

•
the absence of a company material adverse change having occurred on or after the date of the merger agreement;

•
the receipt by Buyer of a certificate signed by an officer of the Company, dated as of the closing date, to certify that the conditions set forth in the three preceding bullet points have been satisfied; and

•
the receipt by Buyer of a FIRPTA certificate.

The obligation of Echo to complete the merger is subject to the satisfaction or waiver by Echo at or prior to the closing of the following additional conditions, among others:
•
the accuracy of the representations and warranties of Buyer and Merger Sub as of the closing date (except for any representations and warranties made as of a particular date, which representations and warranties must be true and correct only as of that date) subject to certain materiality standards described in the section of this proxy statement entitled “The Merger Agreement — Conditions to Completion of the Merger”;

•
the performance by each of Buyer and Merger Sub in all material respects of all obligations required to be performed by it under the merger agreement at or prior to the closing date; and

•
the receipt by the Company of a certificate signed by an officer of Buyer dated as of the closing date, to certify that the conditions set forth in the two preceding bullet points have been satisfied.

No party may rely, either as a basis for not completing the merger or any of the other transactions contemplated by the merger agreement or terminating the merger agreement and abandoning the merger, on the failure of a condition to closing set forth in the merger agreement to be satisfied if such failure was caused by such party’s failure to act in good faith or to use the efforts to cause the closing of the merger to occur as required by the merger agreement.
When the Merger Becomes Effective (page 59)
As of the date of the filing of this proxy statement, we expect to complete the merger during the second half of calendar year 2021. However, completion of the merger is subject to the satisfaction or waiver of the conditions to the completion of the merger, which are described in this proxy statement and include regulatory clearances, and it is possible that the merger will not be completed until a later time, or at all. There may be a substantial amount of time between the Special Meeting and the completion of the merger. After the requisite vote is obtained, the Company’s Board of Directors (referred to in this proxy statement as the “Board,” “the Company’s Board” or “Echo’s Board”) will not have the right to terminate the merger agreement in order to accept any acquisition proposal. We expect to complete the merger promptly after the requisite vote is obtained and all required regulatory clearances have been received.
Recommendation of the Board (page 37)
After careful consideration, the Company’s Board unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and fair to, and in the best interests of, Echo and its stockholders, and unanimously approved and declared it advisable to enter into the merger agreement, and approve the execution, delivery and performance of the merger agreement and consummation of the transactions contemplated thereby, including the merger (the “company recommendation”). The Company’s Board unanimously recommends that the Company’s stockholders vote “FOR” the merger proposal.
Reasons for the Merger (page 37)
For a description of the reasons considered by the Company’s Board in resolving to recommend approval of the merger agreement, see the section entitled “The Merger (Proposal 1) — Reasons for the Merger; Recommendation of Echo’s Board.”
Opinion of Morgan Stanley (page 42)
On September 9, 2021, Morgan Stanley & Co. LLC (“Morgan Stanley”) rendered its oral opinion, which was subsequently confirmed in writing, to the Company’s Board to the effect that, as of the date of such opinion, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the merger consideration to be received by the holders of shares of Company common stock pursuant to the merger agreement was fair, from a financial point of view, to the holders of Company common stock (other than the holders of the Excluded Shares (as defined below) or any of Buyer’s affiliates).
The full text of the written opinion of Morgan Stanley to the Company’s Board, dated as of September 9, 2021, is attached as Annex B and is incorporated by reference into this proxy statement in its entirety. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley in rendering its opinion. Stockholders of the Company are urged to read the opinion carefully and in its entirety. Morgan Stanley’s opinion was directed to the Company’s Board, in its capacity as such, and addressed only the fairness from a financial point of view, as of the date of the opinion, of the merger consideration to be received pursuant to the merger agreement by the holders of shares of Company common stock (other than the holders of the Excluded Shares or any of Buyer’s affiliates). Morgan Stanley’s opinion did not address any other term or aspect of the merger agreement or the transactions contemplated thereby or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection therewith and does not address the relative merits of the merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. It was not intended to, and does not, constitute an opinion or recommendation as to how the holders of shares of Company common stock should vote at any stockholders’ meeting to be held in connection with the merger. The summary of Morgan Stanley’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of Morgan Stanley’s opinion.
For further information, see the section entitled “The Merger (Proposal 1) — Opinion of Morgan Stanley” and Annex B.
Interests of Echo’s Directors and Executive Officers in the Merger (page 49)
In considering the recommendation of the Company’s Board that Company stockholders vote to approve the merger agreement, Company stockholders should be aware that the directors and executive officers of Echo have potential interests in the proposed merger that may be different from, or in addition to, the interests of Company stockholders generally. The Company’s Board was aware of these interests and considered them, among other matters, in making its recommendation that Company stockholders vote to approve the merger agreement. These interests include:
•
The merger agreement provides for accelerated vesting and the cash-out of all Company restricted stock awards, performance shares and restricted stock units.

•
Certain of the Company’s executive officers may receive change in control severance compensation and benefits under existing agreements between such officers and the Company.

•
The merger agreement provides for the payment of minimum annual bonuses to the Company’s executive officers for calendar year 2021.

•
The Company’s directors and executive officers are entitled to continued indemnification and insurance coverage under indemnification agreements and the merger agreement.

For a more complete description of these interests, see “The Merger (Proposal 1) — Interests of Echo’s Directors and Executive Officers in the Merger.”
Financing (page 48)
The merger is not conditioned upon receipt of financing by Buyer. It is anticipated that the total amount of funds necessary to complete the merger and the related transactions, and to pay the fees and expenses required to be paid at the closing of the merger by Buyer and Merger Sub under the merger agreement, will be approximately $1,418.5 million in cash. In connection with the financing of the merger, The Resolute Fund V, L.P. (the “TJC Fund”) and Buyer have entered into an equity commitment letter, dated September 9, 2021 (the “Equity Commitment Letter”), in respect of the Equity Commitment. The Equity Commitment is equal to $758.1 million in cash (the “Equity Commitment”).
Buyer expects to finance the merger with debt financing, together with cash on hand (including proceeds received pursuant to the Equity Commitment Letter). In connection with entering into the merger agreement, Buyer has entered into a commitment letter (the “Debt Commitment Letter”), dated as of October 1, 2021, with Credit Suisse AG, Cayman Islands Branch (“CS”), Credit Suisse Loan Funding LLC (“CSLF”, and together with CS, “Credit Suisse”), Citigroup Global Markets Inc. (together with Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc. and or any of their affiliates, “Citi ”), BMO Capital Markets Corp. (“BMO”), Bank of Montreal (“Bank of Montreal”), BNP Paribas Securities Corp. (“BNP Securities”), BNP Paribas (“BNP Paribas” and, together with BNP Securities, “BNP”), Citizens Bank, N.A. (“Citizens”), KeyBanc Capital Markets Inc. (“KBCM”), KeyBank National Association (“KBNA”, and, together with KBCM, “KeyBank”), UBS AG, Stamford Branch (“UBS Finance”), UBS Securities LLC (“UBS Securities”), and MUFG Bank, Ltd. (together with MUFG Union Bank, N.A., MUFG Bank, Ltd. and/or any of their affiliates, "MUFG" and MUFG, together with Credit Suisse, Citi, BMO, Bank of Montreal, BNP, Citizens, KeyBank, UBS Finance and UBS Securities, along with any other financial institutions that from time to time provide commitments thereunder, the “commitment parties”), pursuant to which, subject to the terms and conditions set forth therein, the applicable commitment parties have committed to provide (i) a seven-year senior secured first lien term loan facility in an aggregate principal amount of $550.0 million, (ii) an eight-year senior secured second lien term loan facility in an aggregate principal amount of $160.0 million and (iii) a five-year senior secured first lien revolving credit facility in an aggregate principal amount equal to $100.0 million (collectively, the “credit facilities”), to fund a portion of the consideration for the merger, refinance certain existing indebtedness of the Company and related transaction fees, costs and expenses (the “debt commitment”). The funding and availability of the credit facilities provided for in the Debt Commitment Letter is contingent on the satisfaction of certain closing conditions, including (1) the execution and delivery of definitive documentation with respect to the credit facilities in accordance with the terms and conditions set forth in the Debt Commitment Letter and (2) the completion of the merger.
The Equity Commitment, the Debt Commitment, and unrestricted cash at the Company will be available (i) to fund the aggregate purchase price, (ii) to repay, prepay or discharge (after giving effect to the merger) the principal of and interest on, and all other indebtedness and other amounts outstanding pursuant to, the Company’s existing credit facilities, (iii) for working capital and other general corporate purposes and (iv) to pay all fees, costs and expenses required to be paid at the closing of the merger by Buyer, Merger Sub and the Company contemplated by, and subject to the terms and conditions of, the merger agreement. Upon the terms and subject to the conditions of the Equity Commitment Letter, the Company has a contractual right to enforce the Equity Commitment Letter against the TJC Fund and, under the terms and subject to the conditions of the merger agreement, the Company has the right to specifically enforce Buyer’s obligation to consummate the merger upon receipt of the proceeds of the Debt Commitment.
Pursuant to the Limited Guaranty dated as of September 9, 2021 (the “Limited Guaranty”), delivered by the TJC Fund in favor of the Company, the TJC Fund has agreed to guaranty the following payment obligations of Buyer and Merger Sub under the merger agreement, which are subject to an aggregate cap equal to the sum of all such payment obligations: (i) all or a portion of the $79,176,000 buyer termination fee if required, on the terms and subject to the limitations set forth in the merger agreement; (ii) any amounts in respect of certain reimbursement and indemnification obligations of Buyer and Merger Sub for certain costs, expenses or losses incurred or sustained by the Company in connection with providing financing cooperation to Buyer, as further specified in the merger agreement (the “Reimbursement Obligations”); and (iii) any amounts in respect of certain out-of-pocket costs and expenses (including attorneys’ fees) related to the Company’s efforts to obtain payment of the buyer termination fee, including any interest thereon at the prime rate as published in The Wall Street Journal in effect on the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable law, as specified in the merger agreement; provided, that in no event shall such collection costs exceed $10,000,000.
Material U.S. Federal Income Tax Consequences of the Merger (page 55)
The receipt of cash in exchange for shares of Echo common stock pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes. Stockholders will generally recognize gain or loss equal to the difference, if any, between the amount of cash received and the adjusted tax basis of the shares of Echo common stock surrendered. Echo stockholders who are U.S. Holders (as defined under “The Merger (Proposal 1) — Material U.S. Federal Income Tax Consequences of the Merger”) will generally be subject to U.S. federal income tax on any gain recognized in connection with the merger. Echo stockholders who are Non-U.S. Holders (as defined under “The Merger (Proposal 1) — Material U.S. Federal Income Tax Consequences of the Merger”) will not generally be subject to U.S. federal income tax on any gain recognized in connection with the merger unless the stockholder has certain connections to the United States. The tax consequences of the merger to Echo stockholders will depend upon their particular circumstances and Echo stockholders should consult their own tax advisors to determine the tax consequences of the merger to them, as well as tax consequences arising under the laws of any state, local or foreign jurisdiction.
Regulatory Clearances (page 57)
HSR Clearance. Under the HSR Act and the rules promulgated thereunder, certain transactions, including the merger, may not be completed until notifications have been given and information furnished to the Antitrust Division (the “Antitrust Division”) of the United States Department of Justice (the “DOJ”) and the U.S. Federal Trade Commission (the “FTC”) and all statutory waiting period requirements have been satisfied. Buyer and Echo filed their Premerger Notification and Report Forms on September 23, 2021, in connection with the merger, and the waiting period will therefore expire at 11:59 p.m. ET on October 23, 2021.
Completion of the merger is subject to the expiration or termination of the applicable waiting period under the HSR Act.
Appraisal Rights of Echo Stockholders (page 84)
Under Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”), Company stockholders who do not vote for the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares in cash as determined by the Delaware Court of Chancery, but only if they comply fully with all of the applicable requirements of Section 262 of the DGCL, which are summarized in this proxy statement. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the merger consideration. Any stockholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to the Company before the vote on the adoption of the merger agreement and must not vote or otherwise submit a proxy in favor of adoption of the merger agreement. Failure to follow exactly the procedures specified in Section 262 of the DGCL will result in the loss of appraisal rights. Because of the complexity of Section 262 of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights, we encourage you to seek the advice of your own legal counsel. The discussion of appraisal rights contained in this proxy statement is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is attached to this proxy statement as Annex C and is incorporated by reference herein in its entirety.

Market Price of the Company’s Common Stock (Page 82)
The closing price of our common stock on Nasdaq on September 9, 2021, the last trading day prior to the public announcement of the execution of the merger agreement, was $31.32 per share of common stock. On                  , 2021, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for our common stock on the Nasdaq was $      per share of common stock. You are encouraged to obtain current market quotations for common stock in connection with voting your shares of common stock.
Delisting and Deregistration of Company Common Stock (page 58)
If the merger is completed, Echo common stock will be delisted from the Nasdaq and deregistered under the U.S. Securities Exchange Act of 1934 (the “Exchange Act”).
Acquisition Proposals; No Solicitation (page 66)
Except as permitted by the merger agreement, the Company must not, and must cause its subsidiaries and its and its subsidiaries’ directors and officers not to, and must instruct and use its commercially reasonable efforts to cause its and its subsidiaries’ directors, officers, managers, employees, investment bankers, attorneys, accountants and other advisors and representatives (collectively, the “representatives”) not to, directly or indirectly:
•
initiate, solicit or knowingly facilitate or knowingly take any action to facilitate or encourage the submission of, or take any action designed to lead to any inquiries, indications of interest or the making of any proposal or offer that offer that constitutes, or would reasonably be expected to result in, an “acquisition proposal,” as defined in the section entitled “The Merger Agreement — Acquisition Proposals; No Solicitation” (including providing access to non-public information);

•
enter into, engage in, continue or otherwise participate in any discussions or negotiations regarding any acquisition proposal;

•
otherwise knowingly assist, participate in or knowingly facilitate any effort or attempt to make an acquisition proposal, or

•
execute or enter into any “alternative acquisition agreement” as defined in the section entitled “The Merger Agreement — Acquisition Proposals; No Solicitation.”

However, prior to the time the requisite company vote is obtained, if Echo receives a bona fide written acquisition proposal not solicited in violation of Echo’s non-solicitation obligations under the merger agreement, and if the Company’s Board determines in good faith after consultation with its outside legal counsel and financial advisor, that (1) based on the information then available and after consultation with its outside legal counsel and financial advisors, the acquisition proposal constitutes or could reasonably be expected to result in a “superior proposal,” as described in the section entitled “The Merger Agreement — Acquisition Proposals; No Solicitation — Receipt of Acquisition Proposals,” or a transaction that is more favorable to the Company’s stockholders from a financial point of view than the merger and that could reasonably be expected to be completed on the terms proposed, taking into account all relevant factors (including closing certainty, certainty of financing, the legal, financial, timing and regulatory aspects of the proposal, conditions to consummation and the identity of the party making the proposal considered by Echo’s Board, and (2) the failure to take the applicable action would be inconsistent with the directors’ fiduciary duties under applicable law, then the Company may:
•
provide information (including non-public information) to the person making the acquisition proposal, subject to specified conditions described in the section entitled “The Merger Agreement — Acquisition Proposals; No Solicitation — Receipt of Acquisition Proposals”;

•
contact a person making the acquisition proposal solely to clarify the terms and conditions thereof; and

•
engage in or participate in discussions and/or negotiations with that person regarding the acquisition proposal.

Change of Board Recommendation; Alternative Acquisition Agreement (page 68)
Echo’s Board has unanimously recommended that Echo stockholders vote “FOR” the proposal to approve the merger agreement. The merger agreement permits Echo’s Board to effect a “change of recommendation” (as described in the section entitled “The Merger Agreement — Acquisition Proposals; No Solicitation — Change of Board Recommendation; Alternative Acquisition Agreement”) only in certain limited circumstances, as described below.
Before the requisite company vote is obtained, Echo’s Board may effect a change of recommendation and/or terminate the merger agreement in response to a superior proposal, in each case if Echo’s Board has determined in good faith, after consultation with its outside legal counsel and financial advisor, that an acquisition proposal constitutes a superior proposal and the failure to do so would be inconsistent with the directors’ fiduciary duties under applicable law. Before effecting a change of recommendation or terminating the merger agreement in response to a superior proposal, (1) Echo must have given Buyer at least five (5) business days’ prior written notice of its intention to do so, (2) Echo must have afforded Buyer the opportunity to negotiate in good faith with Echo to enable Buyer to propose in writing a binding offer to make revisions to the terms of the merger agreement and (3) at the end of the notice period, the Company’s Board must have considered in good faith the binding written offer and any other information it deems appropriate, and must have determined in good faith, after consultation with its outside legal counsel and its financial advisor, that the superior proposal continues to constitute a superior proposal if the changes proposed in the binding offer by Buyer were to be given effect.
See the section entitled “The Merger Agreement — Acquisition Proposals; No Solicitation — Change of Board Recommendation; Alternative Acquisition Agreement” and “The Merger Agreement — Termination.”
In addition, before the requisite company vote is obtained, Echo’s Board may effect a change of recommendation in response to an intervening event if Echo’s Board has determined in good faith, after consultation with its outside legal counsel, that the failure to do so would be inconsistent with the directors’ fiduciary duties under applicable law. Before effecting a change of recommendation in response to an intervening event, (1) Echo must have given Buyer at least five (5) days prior written notice of its intention to do so, (2) Echo must have afforded Buyer the opportunity to negotiate in good faith with Echo to enable Buyer to propose in writing a binding offer to make revisions to the terms of the merger agreement and (3) at the end of the notice period, Echo’s Board must have considered in good faith the binding written offer and any other information it deems appropriate, and must have determined in good faith, after consultation with its outside legal counsel and its outside financial advisor, that the failure to effect a change of recommendation would still be inconsistent with its fiduciary duties under applicable law if the changes proposed in the binding offer by Buyer were to be given effect.
Under the merger agreement, an “intervening event” means a material development or material change in circumstances with respect to the Company or its subsidiaries, occurring after the date of the merger agreement and prior the receipt of the company requisite vote that (i) was not known to, or reasonably foreseeable by the Company’s Board as of or prior to the date of the merger agreement (or if known or reasonably foreseeable, the magnitude or material consequences of which were not known or reasonably foreseeable by the Company’s Board as of the date of the merger agreement) and (ii) does not relate to (A) any acquisition proposal, (B) the fact, in and of itself, that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of the merger agreement (provided that the exception in this clause (B) shall not prevent or otherwise affect any such development or change underlying the Company meeting or exceeding such metrics from being taken into account in determining whether an intervening event has occurred), or (C) any changes after the date of the merger agreement in the market price or trading volume of the Company common stock (provided that the exception in this clause (C) shall not prevent or otherwise affect any such development or change underlying such change in market price or trading value from being taken into account in determining whether an intervening event occurred); provided, further, that an acquisition proposal that resulted from a breach of Echo’s non-solicitation obligations under the merger agreement may not be the basis for an intervening event.
See the section entitled “The Merger Agreement — Acquisition Proposals; No Solicitation — Change of Board Recommendation; Alternative Acquisition Agreement.”

Termination (page 76)
The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time in the following circumstances:
•
by the mutual written consent of Echo and Buyer;

•
by either Echo or Buyer, if:

•
the merger has not been completed by March 9, 2022 (such date, the “outside date”); provided, that the right to terminate if the merger has not been completed by March 9, 2022 shall not be available to a party whose failure to fulfill any obligation under the merger agreement has been the primary cause of, or resulted in, the failure of the merger to be consummated by the outside date; or

•
the requisite company vote has not been obtained at the Company’s stockholders’ meeting, including any adjournment or postponement thereof; or

•
a law, order or injunction by a court or other governmental authority of competent jurisdiction has been enacted, issued, promulgated, enforced or entered permanently restraining, enjoining or otherwise prohibiting the completion of the merger, and has become final and non-appealable;

•
by Echo, if:

•
Buyer or Merger Sub has breached any of its representations, warranties, covenants or agreements, or there is any inaccuracy in any of its representations or warranties, in either case which (1) would result in a failure of a condition to the obligation of Echo to complete the merger and (2) is either not curable prior to the outside date or is not cured within the earlier of (x) 30 days following the giving of written notice thereof by the Company to Buyer or (y) the outside date; or

•
prior to the time the requisite company vote is obtained, Echo terminates the merger agreement in connection with entering into an alternative acquisition agreement providing for a superior proposal in accordance with the terms described in the section entitled “The Merger Agreement — Acquisition Proposals; No Solicitation” and, prior to or concurrently with the termination, pays to Buyer the company termination fee (as defined below); or

•
if (1) all of Buyer and Merger Sub’s conditions to closing under the merger agreement have been satisfied (other than any condition that by its nature cannot be satisfied until the Closing but that is reasonably expected to be satisfied at the Closing (and continue to be satisfied during the two (2) business day period described below), (2) Buyer fails to consummate the Closing at a time when the Closing is required to occur pursuant to the terms of the merger agreement and the end of such two business day period described below and (3) at least two business days prior to such termination, Echo has delivered written notice to Buyer and Merger Sub irrevocably confirming that Echo stood ready, willing and able to consummate the merger during such two business day period and that all of the Company’s conditions to closing have been satisfied or irremovably waived (other than any condition that by its nature cannot be satisfied until the Closing but that is reasonably expected to be satisfied at the Closing); or

•
by Buyer, if:

•
Echo has breached any of its representations, warranties, covenants or agreements, or there is any inaccuracy in any of its representations or warranties, in either case which (1) would result in a failure of a condition to the obligations of Buyer and Merger Sub to complete the merger and (2) is either not curable prior to the outside date or is not cured within the earlier of (x) 30 days following the giving of written notice thereof by Buyer to Echo and (y) the outside date; or

•
prior to the time the requisite company vote is obtained, Echo’s Board has made a change of recommendation.

Company Termination Fee (page 77)
Echo will be required to pay Buyer a termination fee in an amount equal to $39,588,000 (the “company termination fee”) in the following circumstances:
•
in the event that: (A) after the date of the merger agreement, an acquisition proposal (provided that, for purposes of this provision, the references to “15%” in the definition of “acquisition proposal” are deemed to be references to “50%”) (a “Company Qualifying Transaction”) shall have been publicly made or otherwise becomes publicly known before such termination, (B) the merger agreement is terminated by the Buyer or Company as a result of the Company requisite vote not being obtained or an outside date or by the Buyer due to a Company breach, and (C) at any time on or before the 12-month anniversary of such termination, the Company enters into a definitive agreement regarding a Company Qualifying Transaction that is subsequently completed, a tender offer that constitutes a Company Qualifying Transaction is completed, or the Company otherwise completes a Company Qualifying Transaction.; or

•
in the event the merger agreement is terminated by the Company due to a superior proposal; or

•
in the event the merger agreement is terminated by the Buyer due to a change of recommendation.

In no event will more than one company termination fee be payable under the merger agreement.
Buyer Termination Fee (page 77)
Buyer (or the guarantor pursuant to the guarantee discussed later in the proxy agreement) will be required to pay the Company a termination fee in an amount equal to $79,176,000 (the “buyer termination fee”) in the following circumstances:
•
Buyer or Merger Sub has breached any of its representations, warranties, covenants or agreements, or there is any inaccuracy in any of its representations or warranties, in either case which (1) would result in a failure of a condition to the obligation of Echo to complete the merger and (2) is either not curable prior to the outside date or is not cured within the earlier of (x) 30 days following the giving of written notice thereof by Echo to Buyer and (y) the outside date; or

•
if all closing conditions to closing have been satisfied and Buyer fails to consummate the closing on or before the later of the date of closing should have occurred pursuant to the merger agreement and the end of two (2) business days and at least two (2) business days prior the closing, the Company provided written notice to the Buyer and Merger Sub irrevocably confirming the Company stood ready, willing and able to consummate the transactions contemplated by the merger agreement during the two (2) business day period, and all conditions have been satisfied or irrevocably waived.

In no event will more than one buyer termination fee be payable under the merger agreement.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following questions and answers address briefly some questions you may have regarding the Special Meeting and the proposals to be voted on at the Special Meeting. These questions and answers may not address all of the questions that may be important to you as a stockholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, which you should read carefully and in their entirety. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions under the section entitled “Where You Can Find Additional Information.”
Q:
Why am I receiving this proxy statement?

A:
On September 9, 2021, we entered into a merger agreement providing for the merger of Merger Sub, a direct and wholly owned subsidiary of Buyer, with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Buyer. The merger agreement provides for the Buyer to acquire the Company in a merger for a price of $48.25 per share in cash, without interest. You are receiving this proxy statement in connection with the solicitation of proxies by the Company’s Board in favor of the proposal to approve the merger agreement and to approve the other related proposals to be voted on at the Special Meeting.

Q:
When and where is the Special Meeting?

A:
The Special Meeting will be held at                  , on                  , 2021, at       :       a.m. CT (including any adjournment or postponement thereof). This Special Meeting will be a virtual meeting conducted solely online. You will be able to attend the Special Meeting online by logging in at www.virtualshareholdermeeting.com/ECHO2021SM. You will not be able to attend the Special Meeting in person.

Q:
Who is entitled to vote at the Special Meeting?

A:
Only holders of record of the Company common stock as of the close of business on                  , 2021, the record date for the Special Meeting, are entitled to receive these proxy materials and to vote their shares at the Special Meeting. Each share of Company common stock issued and outstanding as of the close of business on the record date will be entitled to one (1) vote on each matter submitted to a vote at the Special Meeting.

Q:
What matters will be voted on at the Special Meeting?

A:
You will be asked to consider and vote on the following proposals:

•
to approve the merger agreement pursuant to which Merger Sub will merge with and into the Company and the Company will become a wholly owned subsidiary of Buyer;

•
to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger; and

•
to approve one or more adjournments of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting or any adjournment or postponement of the Special Meeting to approve the proposal to approve the merger agreement or in the absence of a quorum.

Q:
May I attend the Special Meeting and vote in person?

A:
As the Special Meeting is being conducted via an audio webcast, there is no physical meeting location. To attend the Special Meeting, log in at www.virtualshareholdermeeting.com/ECHO2021SM. You will need your unique control number included on your proxy card or on the instructions that accompanied your proxy materials. We recommend that you log in a few minutes before the meeting to ensure you are logged in when the meeting starts. If you encounter any technical difficulties accessing the virtual meeting, a toll-free number will be available to assist.

If your shares are held through a broker, trustee or other nominee, it is likely that they are registered in the name of the nominee, and you are the beneficial owner of shares held in street name. As the beneficial owner of shares held for your account, you have the right to direct the registered holder to vote your shares as you instruct. Your broker, trustee or other nominee has provided a voting instruction card for you to use in directing how your shares are to be voted. As a beneficial owner, you will need to obtain a “legal proxy” from our broker, trustee or other nominee to vote your shares online during the virtual Special Meeting. If you lose your control number, you may join the Special Meeting as a “Guest” or by dialing                   (toll free) or                   (toll) and referencing “Echo” but you will not be able to vote, ask questions or access the list of stockholders as of the record date.
Q:
Why did we choose to hold a virtual Special Meeting?

A:
Our Board decided to hold the Special Meeting virtually in response to public health concerns over large gatherings of people in order to help limit potential transmission of COVID-19. Furthermore, our experience with virtual meetings demonstrated that the goals of accessibility and stockholder participation can be well served by the virtual format.

Q:
How many shares are needed to constitute a quorum?

A:
A quorum will be present if holders of a majority of the voting power of the shares of capital stock of the Company issued and outstanding and entitled to vote at the Special Meeting are present virtually or represented by proxy at the Special Meeting. If a quorum is not present, the holders of a majority of the shares present in person or presented by proxy at the meeting and entitled to vote at the meeting, may adjourn the meeting to another time and/or place.

As of the close of business on                  , 2021, the record date for the Special Meeting, there were             shares of common stock outstanding.
If you submit a proxy but fail to provide voting instructions or abstain on any of the proposals listed on the proxy card, your shares will be counted for the purpose of determining whether a quorum is present at the Special Meeting.
Q:
What vote of our stockholders is required to approve the merger agreement?

A:
Approval of the merger agreement requires the vote of a majority of the shares of common stock outstanding at the close of business on the record date for the Special Meeting “FOR” the proposal to approve the merger agreement. A failure to vote your shares of common stock or an abstention from voting will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement. If your shares are held in “street name” by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, the failure to instruct your nominee will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement.

Q:
What vote of our stockholders is required to approve the remaining proposals to be voted upon at the Special Meeting?

A:
Each of the advisory (non-binding) proposals to approve certain compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger and the proposal to adjourn the Special Meeting, if necessary or appropriate, including to solicit additional proxies or in the absence of a quorum, requires the affirmative vote of the holders of a majority of the shares of our common stock present, in person or represented by proxy at the Special Meeting.

An abstention with respect to either proposal, or a failure to vote your shares of common stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf), will have the same effect as a vote “AGAINST” these proposals. Because all proposals for the Special Meeting are non-routine and non-discretionary, there will not be any broker non-votes for such proposals.
Q:
How does the Company’s Board recommend that I vote?

A:
Our Board unanimously recommends that Echo stockholders vote:

•
“FOR” the proposal to approve the merger agreement;

•
“FOR” the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of Echo in connection with the merger; and

•
“FOR” the proposal regarding adjournment of the Special Meeting.

For a discussion of the factors that the Company’s Board considered in determining to recommend the approval of the merger agreement, please see the section entitled “The Merger (Proposal 1) — Reasons for the Merger; Recommendation of Echo’s Board.” In addition, in considering the recommendation of our Board with respect to the merger agreement, you should be aware that some of our directors and executive officers have interests that may be different from, or in addition to, the interests of Company stockholders generally. For a discussion of these interests, please see the section entitled “The Merger (Proposal 1) — Interests of Echo’s Directors and Executive Officers in the Merger.”
Q:
How do Echo’s directors and officers intend to vote?

A:
We currently expect that Echo’s directors and executive officers will vote their shares in favor of the proposal to approve the merger agreement and the other proposals to be considered at the Special Meeting, although they have no obligation to do so.

Q:
When is the merger expected to be completed?

A:
As of the date of the filing of this proxy statement, we expect to complete the merger during the second half of calendar year 2021. However, completion of the merger is subject to the satisfaction or waiver of the conditions to the completion of the merger, which are described in this proxy statement and include regulatory clearances, and it is possible that the merger will not be completed until a later time, or at all.

There may be a substantial amount of time between the Special Meeting and the completion of the merger. After the requisite vote is obtained, our Board will not have the right to terminate the merger agreement in order to accept any alternative acquisition proposal. We expect to complete the merger promptly after the requisite vote is obtained and all required regulatory clearances have been received.
Q:
What happens if the merger is not completed?

A:
If the merger agreement is not approved by the Company’s stockholders, or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of common stock in connection with the merger. Instead, Echo will remain a public company, and shares of our common stock will continue to be registered under the Exchange Act, as well as listed and traded on the Nasdaq. In the event that the Company fails to promptly pay the company termination fee or the Buyer fails to promptly pay the buyer termination fee, and in order to obtain such payment, the Buyer, on the one hand, or the Company, on the other hand, commences a legal proceeding that results in a judgment against the Company for the company termination fee, or any portion thereof, as applicable, the Company shall pay the Buyer, or the Buyer shall pay the Company, as the case may be, its out-of-pocket costs and expenses (including attorney’s fees) in connection with such legal proceeding (including interests) (the amounts referred to in the foregoing, the “Collection Costs”); provided, that in no event shall the Collection Costs exceed $10,000,000.

Q:
What do I need to do now? How do I vote my shares of common stock?

A:
We urge you to, and you should, read this entire proxy statement carefully, including its annexes and the documents incorporated by reference in this proxy statement, and to consider how the merger affects you. Your vote is important, regardless of the number of shares of common stock you own.

Voting Virtually
Stockholders of record will be able to vote virtually at the Special Meeting. If you are not a stockholder of record, but instead hold your shares of common stock in “street name” through a broker, bank or other nominee, you must provide a “legal proxy” executed in your favor from your broker, bank or other nominee in order to be able to vote virtually at the Special Meeting.
It is not necessary to attend the Special Meeting in order to vote your shares. To ensure that your shares of common stock are voted at the Special Meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the Special Meeting virtually.

Attending the meeting virtually does not itself constitute a vote on any proposal.
Shares of Common Stock Held by Record Holder
You can also ensure that your shares are voted at the Special Meeting by submitting your proxy via:
•
mail, by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope;

•
telephone, by viewing the proxy materials at                 and using a touch-tone phone and the toll-free number 1-800-690-6903 or

•
the Internet, at                 and the 12-digit control number on the enclosed proxy card.

The telephone and Internet voting facilities for stockholders of record will close at 11:59 p.m. ET on                  , 2021.
If you sign, date and return your proxy card without indicating how you wish to vote with respect to a proposal, your proxy will be voted “FOR” (1) the proposal to approve the merger agreement, (2) the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the Company’s the named executive officers in connection with the merger, and (3) the proposal to approve on or more adjournments of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to approve the merger agreement or in the absence of a quorum.
We encourage you to vote by proxy even if you plan on attending the Special Meeting.
A failure to vote or an abstention will have the same effect as voting “AGAINST” the proposal to approve the merger agreement and on the other two proposals (assuming, in the case of a failure to vote, that a quorum is present).
Shares of Common Stock Held in “Street Name”
If you hold your shares in “street name” through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted on any of the proposal to approve the merger agreement, the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger or the proposal to adjourn the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to approve the merger agreement or in the absence of a quorum.
Q:
Can I revoke my proxy?

A:
Yes. You can revoke your proxy at any time before the vote is taken at the Special Meeting. If you are a stockholder of record, you may revoke your proxy by notifying Echo at Echo Global Logistics, Inc., 600 West Chicago Avenue, Suite 725, Chicago, IL 60654, Attention: Zach Jecklin, or by submitting a new proxy by telephone, the Internet or mail, in each case, in accordance with the instructions on the enclosed proxy card and dated after the date of the proxy being revoked. In addition, you may revoke your proxy by attending the Special Meeting and voting virtually; however, simply attending the Special Meeting will not cause your proxy to be revoked. Please note that if you hold your shares in “street name” and you have instructed a broker, bank or other nominee to vote your shares, you should instead follow the instructions received from your broker, bank or other nominee to revoke your prior voting instructions. If you hold your shares in “street name,” you may also revoke a prior proxy by voting virtually at the Special Meeting if you obtain a proxy executed in your favor from your broker, bank or other nominee in order to be able to vote virtually at the Special Meeting.

Q:
What happens if I do not vote or if I abstain from voting on the proposals?

A:
The requisite number of shares to approve each of the proposal to approve the merger agreement is based on the total number of shares of common stock outstanding on the record date, not just the shares that are voted. If you do not vote, or abstain from voting, on the proposal to approve the merger agreement and the other two proposals, it will have the same effect as a vote “AGAINST” each such proposal.
Q:
What will happen if stockholders do not approve the advisory (non-binding) proposal on certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger?

A:
The inclusion of this proposal is required by the rules of the U.S. Securities and Exchange Commission (“SEC”); however, the approval of this proposal is not a condition to the completion of the merger and the vote on this proposal is an advisory vote by stockholders and will not be binding on Echo or Buyer. If the merger agreement is approved by our stockholders and the merger is completed, the merger-related compensation may be paid to our named executive officers in accordance with the terms of their compensation agreements and arrangements even if stockholders fail to approve this proposal.

Q:
Will my shares of common stock held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?

A:
No. Because any shares of common stock you may hold in “street name” will be deemed to be held by a different stockholder (that is, your custodial bank, broker or other financial nominee) than any shares of common stock you hold of record, any shares of common stock held in “street name” will not be combined for voting purposes with shares of common stock you hold of record. Similarly, if you own shares of common stock in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares of common stock because they are held in a different form of record ownership. Shares of common stock held by a corporation or business entity must be voted by an authorized officer of the entity. Please indicate title or authority when completing and signing the proxy card. Shares of common stock held in an individual retirement account must be voted under the rules governing the account. This means that, to ensure all your shares are voted at the Special Meeting, you should read carefully any proxy materials received and follow the instructions included therewith.

Q:
What does it mean if I get more than one proxy card or voting instruction card?

A:
If your shares of common stock are registered differently or are held in more than one account, you will receive more than one proxy or voting instruction card. Please complete and return all of the proxy cards and voting instruction cards you receive (or submit each of your proxies by telephone or the Internet) to ensure that all of your shares of common stock are voted.

Q:
What happens if I sell my shares of common stock before completion of the merger?

A:
In order to receive the merger consideration, you must hold your shares of common stock through completion of the merger. Consequently, if you transfer your shares of common stock before completion of the merger, you will have transferred your right to receive the merger consideration in the merger.

The record date for stockholders entitled to vote at the Special Meeting is earlier than the completion of the merger. If you transfer your shares of common stock after the record date but before the closing of the merger, you will have the right to vote at the Special Meeting but not the right to receive the merger consideration.
Q:
Should I send in my stock certificates or other evidence of ownership now?

A:
No. After the merger is completed, you will receive a letter of transmittal and related materials from the paying agent for the merger with detailed written instructions for exchanging your shares of common stock evidenced by stock certificates for the merger consideration. If your shares of common stock are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the merger consideration. Do not send in your stock certificates now.

Q:
Am I entitled to exercise appraisal rights instead of receiving the per share merger consideration for my shares of common stock?

A:
Yes. As a holder of Echo common stock, you are entitled to exercise appraisal rights under the DGCL, in connection with the merger if you take certain actions, meet certain conditions and fully comply with the requirements set forth under the DGCL, including that you do not vote (virtually or by proxy) in favor of adoption of the merger agreement. These procedures are summarized in the section entitled “Appraisal Rights of Echo Stockholders.” In addition, the text of the applicable appraisal rights provisions of Delaware law is reproduced in its entirety as Annex C to this proxy statement. Failure to strictly comply with these provisions will result in the loss of dissenters’ rights.

Q:
What is householding and how does it affect me?

A:
The SEC permits companies to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of common stock held through brokerage firms. If your family has multiple accounts holding common stock, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:
Where can I find more information about Echo?

A:
You can find more information about Echo from various sources described in the section entitled “Where You Can Find Additional Information.”

Q:
Who can help answer my other questions?

A:
If you have more questions about the merger, or require assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please contact D.F. King & Co., Inc. (“D.F. King”), which is acting as the proxy solicitation agent and information agent for the Company in connection with the merger, at the telephone numbers, email address or address below, or Echo at the telephone number or address listed below.

D.F. King
48 Wall Street, 22nd Floor
New York, NY 10005
212-269-5550
legalteamAST@amstock.com
or
Echo Global Logistics, Inc.
600 West Chicago Avenue, Suite 725
Chicago, IL 60654
Attention: Zach Jecklin
If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This proxy statement, and the documents incorporated by reference in this proxy statement, include forward-looking statements. Forward-looking statements include any statement that is not based on historical fact, including statements containing the words “believe,” “may,” “could,” “would,” “might,” “possible,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate” or “continue,” and similar expressions. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by the Company or any other person that the results expressed therein will be achieved. Echo assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law. In addition to other factors and matters contained in or incorporated by reference in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:
•
the failure to obtain the requisite company vote;

•
the possibility that the closing conditions to the merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval;

•
delay in closing the transaction or the possibility that the transaction may not be completed;

•
the occurrence of any event that could give rise to termination of the merger agreement;

•
risks related to the disruption of the transaction to the Company and its management;

•
limitations placed on our ability to operate our business under the merger agreement;

•
the effect of announcement of the transaction on Echo’s ability to retain and hire key personnel and maintain relationships with customers, carriers, regulators and other third parties;

•
the risk that stockholder litigation in connection with the merger may affect the timing or occurrence of the merger or result in significant costs of defense, indemnification and liability, and risks associated with other litigation relating to our business;

•
risks relating to adverse outcomes in legal proceedings other than in connection with the merger;

•
risks relating to changes generally affecting the global logistics and transportation industry;

•
disruption of Echo’s significant carrier relationships;

•
disruption in Echo’s information and transportation systems;

•
loss in consumer confidence in the quick, secure and cost-effective transportation of their goods;

and other risks detailed in our filings with the SEC, including our most recent Annual Report on Form 10-K for the fiscal year ended 2020, and our Quarterly Reports on Form 10-Q and other documents filed by us with the SEC after the date thereof. See the section entitled “Where You Can Find Additional Information.”
Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which speak only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements.

THE COMPANIES
Echo
Echo is a leading provider of technology-enabled transportation and supply chain management solutions. We utilize a proprietary technology platform to compile and analyze data from our multi-modal network of transportation providers to satisfy the transportation and logistics needs of our clients. Our platform enables us to quickly adapt to and offer efficient and cost-effective solutions for our clients’ shipping needs. We focus primarily on arranging transportation with truckload and less than truckload carriers. We also offer intermodal (which involves moving a shipment by rail and truck), small parcel, domestic air, expedited and international transportation services. Our core logistics services, primarily brokerage and transportation management services, include carrier selection, dispatch, load management and tracking. We are a Delaware corporation incorporated in 2006 and based in Chicago, Illinois. We completed our initial public offering in October 2009, and our common stock trades on the Nasdaq under the symbol “ECHO.”
Echo has one operating segment, technology enabled transportation and supply chain management services. In fiscal year 2020, Echo had revenue of approximately $2.5 billion. Echo employed approximately 2,405 employees as of September 30, 2021.
The principal executive offices of Echo are located at 600 West Chicago Avenue, Suite 725, Chicago, IL 60654, and its telephone number is 800-354-7993.
A detailed description of Echo’s business is contained in Echo’s Annual Report on Form 10- K for the fiscal year ended December 31, 2020, which is incorporated by reference into this proxy statement. See the section entitled “Where You Can Find Additional Information.”
Einstein MidCo, LLC
Buyer was organized in New Castle County in the state of Delaware. Its principal corporate offices are located at 399 Park Avenue, 30th Floor, New York, NY 10022.
Buyer is owned and controlled by funds managed by The Jordan Company, L.P., a global private equity firm. TJC invests in and contributes to the growth of many businesses across a wide range of industries, including Consumer & Healthcare; Industrials; Technology, Telecom & Utility; and Transportation & Logistics.
Einstein Merger Sub, Inc.
Merger Sub is a Delaware corporation and an indirect wholly owned subsidiary of Buyer that will function as the merger subsidiary in the merger.
Merger Sub’s principal executive offices are located at 399 Park Avenue, 30th Floor, New York, NY 10022, and its telephone number is (212) 572-0800.

THE SPECIAL MEETING
We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our Board for use at the Special Meeting or any adjournment or postponement thereof. This proxy statement provides Echo’s stockholders with the information they need to know to be able to vote or instruct their vote to be cast at the Special Meeting or any adjournment or postponement thereof.
Date, Time and Place of the Special Meeting
This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by Echo’s Board for use at the Special Meeting to be held at                  , on                  , 2021, at       :       a.m. CT, or at any adjournment or postponement thereof. This Special Meeting will be a virtual meeting conducted solely online. You will be able to attend the Special Meeting online by logging in at www.virtualshareholdermeeting.com/ECHO2021SM.
For information regarding attending the meeting, please see “The Special Meeting — Voting; Proxies; Revocation — Attendance.”
Purposes of the Special Meeting
At the Special Meeting, Echo stockholders will be asked to consider and vote on the following proposals:
•
to approve the merger agreement, dated as of September 9, 2021, by and among Buyer, Merger Sub and Echo;

•
to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to our named executive officers in connection with the merger, the value of which is disclosed in the table in the section of this proxy statement entitled “The Merger (Proposal 1) — Interests of Echo’s Directors and Executive Officers in the Merger”; and

•
to approve one or more adjournments of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting or any adjournment or postponement of the Special Meeting to approve the proposal to approve the merger agreement or in the absence of a quorum.

Our stockholders must approve the merger agreement for the merger to occur. If our stockholders fail to approve the merger agreement, the merger will not occur. A copy of the merger agreement is attached to this proxy statement as Annex A, and the material provisions of the merger agreement are described in the section entitled “The Merger Agreement.”
The vote on executive compensation payable in connection with the merger is a vote separate and apart from the vote to approve the merger agreement. Accordingly, a stockholder may vote to approve the executive compensation and vote not to approve the merger agreement and vice versa. Because the vote on executive compensation is advisory in nature only, it will not be binding on either Echo or Buyer.
Accordingly, if the merger agreement is approved by our stockholders and the merger is completed, the merger-related compensation may be paid to our executive officers even if the stockholders fail to approve the proposal.
We do not expect a vote to be taken on any other matters at the Special Meeting or any adjournment or postponement thereof. If any other matters are properly presented at the Special Meeting or any adjournment or postponement thereof for consideration, however, the holders of the proxies will have discretion to vote on these matters in accordance with their best judgment.
This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about                  , 2021.
Record Date and Quorum
The holders of record of our common stock as of the close of business on                  , 2021, the record date for the Special Meeting, are entitled to receive notice of and to vote at the Special Meeting. At the close of business on the record date,           shares of common stock were outstanding.

The presence at the Special Meeting, virtually or represented by proxy, of the holders of a majority of the voting power of the shares of capital stock of Echo issued and outstanding and entitled to vote at the Special Meeting at the close of business on the record date will constitute a quorum. Once a share is represented at the Special Meeting, it will be counted for the purpose of determining a quorum at the Special Meeting. However, if a new record date is set for an adjourned Special Meeting, then a new quorum will have to be established.
Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the Special Meeting.
Required Vote
Each share of common stock outstanding at the close of business on the record date is entitled to one vote on each of the proposals to be considered at the Special Meeting.
For Echo to complete the merger, Echo stockholders holding a majority of the shares of common stock outstanding at the close of business on the record date must vote “FOR” the proposal to approve the merger agreement. A failure to vote your shares of common stock or an abstention from voting will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement.
Approval of each of the advisory (non-binding) proposal on certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger and the proposal to approve one or more adjournments of the Special Meeting requires the affirmative vote of the holders of a majority of shares of our common stock, present virtually or represented by proxy at the Special Meeting and entitled to vote. An abstention with respect to either proposal, or a failure to vote your shares of common stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf) will have the same effect as a vote “AGAINST” these proposals. Because all proposals for the special meeting are non-routine and non-discretionary, there will not be any broker non-votes for such proposals.
Voting by Echo’s Directors and Executive Officers
At the close of business on the record date, directors and executive officers of Echo were entitled to vote approximately             shares of common stock, or approximately       % of the shares of common stock issued and outstanding on that date. We currently expect that Echo’s directors and executive officers will vote their shares in favor of the proposal to approve the merger agreement and the other proposals to be considered at the special meeting, although they have no obligation to do so.
Voting; Proxies; Revocation
Attendance
The audio webcast of the Special Meeting will begin promptly at       :       a.m. CT. Online access to the audio webcast will open approximately thirty minutes prior to the start of the Special Meeting to allow time for you to log in and test your computer audio system. We encourage you to access the meeting prior to the start time.
As the Special Meeting is being conducted via an audio webcast, there is no physical meeting location. To attend the Special Meeting, log in at www.virtualshareholdermeeting.com/ECHO2021SM. You will need your unique control number included on your proxy card or on the instructions that accompanied your proxy materials. We recommend that you log in a few minutes before the meeting to ensure you are logged in when the meeting starts. If you encounter any technical difficulties accessing the virtual meeting, a toll-free number will be available to assist.
Once online access to the Special Meeting is open, stockholders may submit questions, if any, on www.virtualshareholdermeeting.com/ECHO2021SM. You will need your unique control number included on your proxy card or on the instructions that accompanied your proxy materials. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. As appropriate, we may answer some questions in writing and post the answers on our website following the Special Meeting.

Providing Voting Instructions by Proxy
To ensure that your shares of common stock are voted at the Special Meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the Special Meeting virtually.
Shares of Common Stock Held by Record Holder
If you are a stockholder of record, you may provide voting instructions by proxy using one of the methods described below.
Submit a Proxy by Telephone or via the Internet.   This proxy statement is accompanied by a proxy card with instructions for submitting voting instructions. You may vote by telephone by calling the toll-free number or via the Internet by accessing the Internet address specified on the enclosed proxy card. Your shares of common stock will be voted as you direct in the same manner as if you had completed, signed, dated and returned your proxy card, as described below.
Submit a Proxy Card.   If you complete, sign, date and return the enclosed proxy card by mail so that it is received in time for the Special Meeting, your shares of common stock will be voted in the manner directed by you on your proxy card.
If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of each of the proposal to approve the merger agreement, the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of Echo in connection with the merger and the proposal to adjourn the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to approve the merger agreement or in the absence of a quorum. If you fail to return your proxy card and you are a holder of record on the record date, unless you attend the Special Meeting and vote virtually, the effect will be that your shares of common stock will not be considered present at the Special Meeting for purposes of determining whether a quorum is present at the Special Meeting, will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement and, assuming a quorum is present, will not affect the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of Echo in connection with the merger, or the vote regarding the adjournment of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to approve the merger agreement or in the absence of a quorum.
Shares of Common Stock Held in “Street Name”
If your shares of common stock are held by a broker, bank or other nominee on your behalf in “street name,” your broker, bank or other nominee will send you instructions as to how to provide voting instructions for your shares. Many brokerage firms and banks have a process for their customers to provide voting instructions by telephone or via the Internet, in addition to providing voting instructions by a voting instruction form.
In accordance with the rules of Nasdaq, brokers, banks and other nominees that hold shares of common stock in “street name” for their customers do not have discretionary authority to vote the shares with respect to the proposal to approve the merger agreement, the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of Echo in connection with the merger or the adjournment of the Special Meeting, if necessary or appropriate, including to solicit additional proxies or in the absence of a quorum. Accordingly, if brokers, banks or other nominees do not receive specific voting instructions with respect to these proposals from the beneficial owner of such shares, they may not vote such shares with respect to these proposals. Therefore, unless you attend the Special Meeting virtually with a properly executed legal proxy from your broker, bank or other nominee, your failure to provide instructions to your broker, bank or other nominee will result in your shares of Echo common stock not being voted on any of the proposal to approve the merger agreement, the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of Echo in connection with the merger or the proposal to adjourn the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to approve the merger agreement or in the absence of a quorum.
Revocation of Proxies
Any person giving a proxy pursuant to this solicitation has the power to revoke and change it at any time before it is voted. If you are a stockholder of record, you may revoke your proxy at any time before the vote is taken at the Special Meeting by:
•
submitting a new proxy dated after the date of the proxy being revoked, by using the telephone or Internet proxy submission procedures described above, or by completing, signing, dating and returning a new proxy card by mail to Echo, in each case, in accordance with the instructions on the enclosed proxy card;

•
attending the Special Meeting and voting virtually; or

•
delivering a written notice of revocation dated after the date of the proxy being revoked by mail to Echo at Echo Global Logistics, Inc., 600 West Chicago Avenue, Suite 725, Chicago, IL 60654, Attention: Zach Jecklin, in accordance with the instructions on the enclosed proxy card.

Please note, however, that only your last-dated proxy will count. Attending the Special Meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to Echo or by sending a written notice of revocation to Echo, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by Echo before the Special Meeting.
If you hold your shares in “street name” through a broker, bank or other nominee, you will need to follow the instructions provided to you by your broker, bank or other nominee in order to revoke your proxy or submit new voting instructions. If you hold your shares in “street name,” you may also revoke a prior proxy by voting virtually at the Special Meeting if you obtain a proxy executed in your favor from your broker, bank or other nominee in order to be able to vote virtually at the Special Meeting.
Abstentions
An abstention occurs when a stockholder attends a meeting, either virtually or represented by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of shares of common stock present or represented at the Special Meeting for purposes of determining whether a quorum has been achieved.
Abstaining from voting will have the same effect as a vote “AGAINST” for all three proposals
Solicitation of Proxies
Echo’s Board is soliciting your proxy, and Echo will bear the cost of this solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of Echo’s outstanding common stock. The Company has retained D.F. King, a proxy solicitation firm, to assist Echo’s Board in the solicitation of proxies for the Special Meeting, and we expect to pay D.F. King approximately $12,500, plus reimbursement of out-of-pocket expenses. Proxies may be solicited by mail, personal interview, e-mail, telephone, or via the Internet by D.F. King or, without additional compensation, by certain of Echo’s directors, officers and employees.
Other Information
You should not return your stock certificate or send documents representing common stock with the proxy card. If the merger is completed, the paying agent for the merger will send you a letter of transmittal and related materials and instructions for exchanging your shares of common stock for the merger consideration.

THE MERGER (PROPOSAL 1)
The description of the merger in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger that is important to you. You are encouraged to read the merger agreement carefully and in its entirety.
Certain Effects of the Merger
Pursuant to the terms of the merger agreement, if the merger agreement is approved by Echo’s stockholders and the other conditions to the closing of the merger are satisfied or waived, Merger Sub will be merged with and into Echo, with Echo surviving the merger as a wholly owned subsidiary of Buyer.
Upon the terms and subject to the conditions of the merger agreement, at the effective time, each share of common stock issued and outstanding immediately before the effective time (other than (1) shares owned by Buyer, Merger Sub or any other wholly owned subsidiary of Buyer and shares owned by Echo or any wholly owned subsidiary of Echo, and in each case not held on behalf of third parties, (2) shares owned by stockholders of Echo who have complied with the applicable provisions of the DGCL prior to the effective time and (3) Echo restricted stock, restricted stock units and performance shares (which will be converted as described in the section entitled “The Merger Agreement — Treatment of Company Equity Awards”)) will be converted into the right to receive the merger consideration of $48.25 per share in cash, without interest. Buyer, Echo, Merger Sub, and the paying agent for the merger consideration will each be entitled to deduct and withhold any amounts due under applicable tax laws from the amounts that would otherwise be payable under the terms of the merger agreement.
The Company’s common stock is currently registered under the Exchange Act and is listed on the Nasdaq under the symbol “ECHO.” As a result of the merger, Echo will cease to be a publicly traded company and will be indirectly wholly owned by Buyer. Following the completion of the merger, Echo common stock will be delisted from the Nasdaq and deregistered under the Exchange Act, and Echo will no longer be required to file periodic reports with the SEC with respect to its common stock in accordance with applicable law, rules and regulations.
Background to the Merger
The following chronology summarizes the key events that led to the signing of the merger agreement and does not purport to catalogue every conversation, nor the details of every conversation, involving the Board, management or other representatives of the Company and other parties. Other than as described below and for contacts in the ordinary course of our business, there have been no material contacts between Echo and TJC in the two years preceding the signing of the merger agreement and TJC was not involved in the 2016 Process or the 2019 Process (each as defined and discussed further below).
The Board and Echo’s management regularly evaluate and consider Echo’s historical performance, future growth prospects, overall strategic goals and objectives and various opportunities to enhance stockholder value, as well as industry conditions and development. As part of this ongoing evaluation process, Echo from time to time evaluates potential transactions that would further its strategic objectives.
The Board has, from time to time, considered a variety of strategic alternatives. These potential strategic alternatives have included, among others, (1) the continuation of, and potential improvements to, Echo’s current business plan, with Echo remaining an independent entity; (2) the investment in, and development of, new business lines and services; (3) capital raising activities; (4) potential expansion opportunities through acquisitions, partnership or other commercial relationships; and (5) business combinations, acquisitions and other financial and strategic alternatives, including the sale of Echo. While the Board regularly evaluates our strategic direction and ongoing business plans with a view toward strengthening our business and enhancing stockholder value, Echo’s receipt of unsolicited indications of interest in transactions involving the potential sale of the Company have resulted in Echo’s focused exploration of a potential sale through two processes in recent years (neither of which identified any actionable offers, as described in further detail below).

In August of 2016, Echo received an unsolicited inquiry from a strategic party inquiring about Echo’s interest in a sale of Echo. Thereafter, Morgan Stanley was retained by Echo to serve as the financial advisor to Echo. At the time of its engagement, Morgan Stanley was well known to Echo and Echo management in light of past work performed on behalf of Echo and Morgan Stanley’s experience in transactions similar to the one proposed, qualifications, expertise and reputation and its knowledge of the Company and its business and the industries in which the Company conducts its business. Under the direction of the Board, 21 strategic parties and 11 financial parties were contacted in September of 2016 in order to explore a potential transaction (the “2016 Process”). Overall, 14 parties signed non-disclosure agreements and 12 parties (including the strategic party whose unsolicited inquiry led to the 2016 Process) received management presentations during the fall of 2016. Ultimately, no party submitted an indication of interest and the process was terminated in early 2017.
During June and July 2019, Echo received written, unsolicited and non-binding indications of interest from three financial sponsors, including a portfolio company of one such sponsor, offering to purchase the Company at prices ranging from $22.50 to $25.00 per share. The letters containing such indications of interest were addressed to Mr. Waggoner and Mr. Waggoner, in turn, promptly shared such letters with the Board.
In July 2019, at the direction of the Board and in response to these indications of interest, Echo engaged Morgan Stanley as its financial advisor and initiated a process to consider strategic alternatives, including a potential sale of the Company (the “2019 Process”). At the time of its engagement in connection with the 2019 Process, Morgan Stanley was well known to Echo and Echo management due to, among other things, Morgan Stanley’s familiarity with Echo resulting from its engagement in connection with the 2016 Process and the other factors enumerated previously. In connection with the 2019 Process, at the direction of the Board, Morgan Stanley gauged the interest of a number of financial sponsors and strategic parties, including one such party that subsequently re-emerged in 2021 as a bidder to acquire Echo (which party we refer to as “Strategic A”).
In connection with the 2019 Process, Echo received nine non-binding indications of interest, of which three were from strategic parties, including Strategic A, and six were from financial sponsors. The indications of interest contemplated prices per share ranging from $24.00 to $28.64. Eight parties, including all three strategic parties and five financial sponsors, were invited to participate in due diligence and asked to submit updated proposals. None of those parties submitted a final proposal and all such parties withdrew from the process. In late 2019, Echo formally concluded the process and terminated its engagement of Morgan Stanley.
In early 2020, the Board directed that management provide an assessment of the Company’s competitive position within the logistics industry and develop strategic initiatives to enhance such position. As part of conducting this assessment, the Board, together with management, focused on organic operational enhancements to our business plan that would be most likely to enhance stockholder value. As a result of this process, Echo adopted the strategic objectives to (i) gain market share, (ii) grow EBITDA more than net revenue, (iii) provide industry leading service to shippers and carriers and (iv) create enhanced profitability through technology and automation. Thereafter, Echo commenced various operating initiatives designed to promote these strategic objectives, including further digitizing and automating the pricing, sourcing, load management and tracking systems on Echo’s platform, driving growth of its brokerage business through improved sourcing, competitive pricing, client acquisitions and restructured employee incentives, integrating technology and business processes to improve speed to market and functionality of its internal and external technology releases and expanding its managed transportation business through improved product offerings and service.
Implementing these operating initiatives, navigating the challenges presented by the COVID-19 pandemic, including the shift to remote work for substantially all of its employees, and seeking to capitalize on favorable freight market opportunities and dynamics that began to emerge in the second quarter of 2020 and continued in 2021, the Company produced record operating results in 2020 and during the quarter ended March 31, 2021, and raised its full year guidance in a press release dated April 28, 2021, announcing first quarter results for 2021.
On June 15, 2021, Mr. Waggoner received a call from Renee Krug, an operating partner of TJC. TJC did not participate in the 2016 Process or the 2019 Process. Ms. Krug asked if Mr. Waggoner would be open to a conversation to discuss a potential transaction between TJC and Echo. Mr. Waggoner agreed to a call, which was set for June 17, 2021.
Also on June 15, 2021, Mr. Waggoner contacted Echo’s outside counsel, Winston & Strawn LLP (“Winston”), and Mr. Skinner, lead independent director of the Board, to discuss the outreach received from TJC. Mr. Waggoner was instructed to inform TJC that, if it wished to pursue a potential transaction with the Company, it should submit a letter to the Board expressing such interest. Mr. Waggoner also agreed to provide an update to both Winston and Mr. Skinner following the June 17, 2021 call with TJC.
On June 17, 2021, Mr. Waggoner participated in a call with Brian Higgins, Peter Suffredini and Renee Krug of TJC. Mr. Higgins asked Mr. Waggoner if Echo would be open to discussing a “take-private” transaction and solicited Mr. Waggoner’s opinion on the most appropriate next steps in order to proceed with such a transaction. Mr. Waggoner responded that the first step would be for TJC to submit a letter to the Board confirming TJC’s interest in Echo. Mr. Waggoner added that as Echo is a reporting company, TJC should have access to sufficient publicly available information to enable it to develop an informed view on valuation and that such view should be included in TJC’s letter to the Board. Finally, Mr. Waggoner indicated that if the Board found TJC’s letter compelling, the parties could enter into a non-disclosure agreement and, thereafter, engage in further discussions. Following the call, Mr. Waggoner provided a summary of the discussion with TJC to Winston and Mr. Skinner.
On June 24, 2021, Mr. Waggoner received a letter from TJC (the “TJC Indication of Interest”) addressed to the Board reflecting TJC’s non-binding interest in acquiring all of the outstanding capital stock of Echo for cash consideration of $40.00 per share, which reflected a 26.8% premium to the closing price of $31.55 on June 23, 2021 and a 9.4% premium to the then all-time high closing share price of $36.56 on May 5, 2021. The TJC Indication of Interest did not request that Echo enter into exclusivity with TJC. Mr. Waggoner forwarded a copy of the TJC Indication of Interest to the Board and scheduled a special meeting of the Board for the next day, June 25, 2021, to consider the TJC Indication of Interest.
On June 25, 2021, the Board met and discussed both the TJC Indication of Interest and the major strategic alternatives available to Echo, including the continuation of Echo’s business plan with Echo remaining an independent company. Following this discussion, the Board concluded that the transaction contemplated by the TJC Indication of Interest warranted further consideration. The Board also discussed the need to engage a financial advisor to assist in such consideration and directed management to explore a potential engagement of Morgan Stanley due to, among other things, Morgan Stanley’s familiarity with Echo resulting from its engagement in connection with the 2016 Process and the 2019 Process. The Board also directed management to update its five-year plan to assist the Board in assessing the proposal from TJC and other potential strategic alternatives.
Promptly following the meeting of the Board, Mr. Waggoner and Winston contacted Morgan Stanley to discuss, subject to the terms of a confidentiality agreement between the parties, the potential engagement of Morgan Stanley as a financial advisor in connection with the exploration of a potential strategic transaction with TJC or other interested parties.
On June 30, 2021, Morgan Stanley sent a draft engagement letter to Winston and discussions ensued with Morgan Stanley, Winston, and Echo on the terms of Morgan Stanley’s potential engagement. Morgan Stanley also met with management of Echo to discuss a potential process and the management plan being prepared for the Board.
On July 1, 2021, Mr. Waggoner sent an email to TJC confirming that the Board was considering its proposal and would provide a further update following that consideration.
On July 6, 2021, Mr. Waggoner received a text message from the president and chief executive officer of Strategic A (such officer of Strategic A, “CEO A”). In this text message, CEO A indicated he would be in Chicago, Illinois on July 19, 2021, and invited Mr. Waggoner to dinner. Mr. Waggoner accepted the invitation and promptly advised Winston, Morgan Stanley, and Mr. Skinner of this contact.
On July 8, 2021, Mr. Waggoner participated in a call with Mr. Higgins and told him that Echo had held a Board meeting and had begun the process of engaging a financial advisor.

On July 14, 2021, a special meeting of the Board was convened with Morgan Stanley and Winston in attendance. Mr. Waggoner updated the Board on the contact from CEO A and the planned dinner on July 19, 2021. Representatives of Morgan Stanley provided certain financial analysis and discussed the TJC Indication of Interest. As part of this discussion, the Morgan Stanley representatives provided certain background information on TJC, including TJC’s experience in the freight and logistics industry, and noted that Strategic A might be interested in an acquisition of Echo. The Board discussed next steps and concluded that enlarging the process by approaching other potential buyers risked jeopardizing the serious and credible interest demonstrated by TJC and the potential that Strategic A would also emerge as a serious and credible bidder in the process. The Board also reviewed the preliminary management plan presented by Echo’s management and directed management to update the plan to reflect opportunities presented by evolving market conditions and the impact of planned operating and technology initiatives. Winston then provided an overview of the Board’s fiduciary duties in connection with the consideration of a potential strategic transaction. Winston also reviewed guidelines that had been utilized previously in the 2016 Process and the 2019 Process, which directed that management, including Mr. Waggoner, not engage in discussions with any bidder concerning post-closing compensation or equity arrangements until expressly permitted by the Board. Finally, the Board reviewed the proposed terms of the engagement letter with Morgan Stanley and approved the retention of Morgan Stanley as its financial advisor pursuant to such terms. Following the meeting, representatives of Morgan Stanley contacted TJC to inform them that the Board had determined to provide TJC with access to non-public business and financial information in order to allow TJC to improve upon its proposal. During that call, the Morgan Stanley representatives also discussed the transaction process, including the negotiation and execution of a non-disclosure agreement, a request that TJC develop a list of diligence issues key to improving its valuation of Echo and the expectation that the financial model included in Echo’s management plan would be made available after TJC’s execution of a non-disclosure agreement. The Morgan Stanley representatives then briefed Mr. Waggoner on Morgan Stanley’s discussion with TJC and Mr. Waggoner, in turn, sent an email to the members of the Board summarizing the update provided by Morgan Stanley and outlining next steps with respect to the consideration of a potential transaction.
On July 15, 2021, Winston, through Morgan Stanley, sent a Form of Non-Disclosure Agreement to TJC. The parties exchanged drafts of such agreement and a non-disclosure agreement between the Company and TJC was signed on July 22, 2021.
On July 19, 2021, Mr. Waggoner had dinner with CEO A in Chicago, Illinois. During the course of that dinner, CEO A indicated that Strategic A was interested in pursuing strategic transactions with complementary businesses and that Echo was a potential acquisition target. Mr. Waggoner and CEO A also discussed Strategic A’s involvement in the 2019 Process. Although no details of a potential transaction between Echo and Strategic A were discussed at this dinner, Mr. Waggoner did indicate to CEO A that if Strategic A was, in fact, interested in pursuing a transaction with Echo it would be advisable for Strategic A to act promptly.
On July 20, 2021, Mr. Waggoner provided an update to each of Mr. Skinner and Winston on his dinner and discussion with CEO A.
A special meeting of Echo’s Board was held on July 23, 2021, at which representatives of Morgan Stanley and Winston were in attendance. At this meeting, Mr. Waggoner updated the full board on his dinner and discussion with CEO A. The Board also reviewed and approved an updated management plan, including the five-year model contemplated thereby.
TJC and its counsel were provided with the approved management plan on July 23, 2021 and access to the virtual data room containing business and legal diligence materials on July 27, 2021.
A regular meeting of the Board was held on July 30, 2021. At this meeting, Mr. Waggoner provided an update on the strategic process, noting that TJC had commenced its diligence and that an in-person management and technology presentations with TJC were scheduled for August 5, 2021 and August 10, 2021, respectively. Mr. Waggoner also noted that he had not had further contact with CEO A.
On the evening of August 4, 2021, representatives of TJC, Morgan Stanley and Echo had dinner together in Chicago, Illinois. On August 5, 2021, representatives of TJC, Echo, and Morgan Stanley attended an in-person management presentation at Echo’s offices in Chicago, Illinois with representatives of TJC’s financial advisor participating virtually.
On August 9, 2021, representatives of TJC, Echo and Morgan Stanley participated in a call to discuss Echo’s financial model.
On August 10, 2021, representatives of TJC, Echo and Morgan Stanley attended a virtual presentation on Echo’s technology.
Following the technology presentation, representatives of Morgan Stanley asked that TJC provide an updated perspective on value and confirm its interest in pursuing a transaction. On August 12, 2021, TJC confirmed it remained interested in pursuing a transaction at a price of $40.00 per share. TJC further indicated it would not unilaterally propose an increase to such price but would respond to a counter proposal from Echo.
On August 11, 2021, Mr. Waggoner received a telephone call from CEO A. During that call, CEO A indicated that Strategic A would like to make an offer to buy Echo and asked Mr. Waggoner for his views on the appropriate steps to proceed with such an offer. Mr. Waggoner told CEO A that Strategic A would need to submit a letter to the Board indicating Strategic A’s interest with specific detail on valuation and an expected timeline for the proposed transaction.
On August 12, 2021, Mr. Waggoner sent an e-mail to the Board providing a summary of his conversation with CEO A and an update on the status of discussions with TJC, including the feedback that TJC provided Morgan Stanley on price. In anticipation of receiving a written indication of interest from Strategic A, Mr. Waggoner also scheduled a special meeting of the Board for August 16, 2021.
On August 16, 2021, Mr. Waggoner received a letter from Strategic A reflecting its interest in purchasing Echo at a valuation ranging from $44.00 — $47.00 per share, with the consideration payable in cash. In the letter, Strategic A indicated it would be able to complete its diligence and be in position to enter into definitive agreement within three to four weeks. The letter also stated that Strategic A’s proposal would be withdrawn on August 18, 2021, unless Strategic A was granted exclusivity. Mr. Waggoner forwarded a copy of the letter to the Board in advance of the previously scheduled special meeting of the Board.
At the special meeting of the Board on August 16, 2021, the Board, with representatives of Morgan Stanley and Winston in attendance, reviewed the key terms of a proposed draft of the merger agreement that was contemplated to be sent to TJC and, if applicable, Strategic A. As part of this discussion, the Board also reviewed the treatment of incentive equity awards that, under the draft merger agreement, were contemplated to be accelerated. The Board also reviewed the letter received from Strategic A, including the request for exclusivity, and discussed the strategy for engaging with TJC and Strategic A in a manner designed to maximize value for Echo’s stockholders. The Board emphasized to Echo’s management and advisors the importance of maintaining competitive tension by keeping both parties engaged and the objective of structuring the process in a manner that positioned each party to present to the Board at approximately the same time fully negotiated, best and final terms that were not subject to any further diligence.
Following the meeting, and at the direction of the Board, representatives of Morgan Stanley advised Strategic A that Echo was willing to engage in discussions concerning a potential transaction and, subject to execution of a mutually acceptable non-disclosure agreement, to provide further information in connection with the process. At the direction of the Board, representatives of Morgan Stanley also advised Strategic A that Echo was not in a position to grant Strategic A exclusivity and that it would be advisable for Strategic A to proceed with requisite diligence as expeditiously as possible and prepare to submit a final bid in the first week of September 2021. Later that day, a form of non-disclosure agreement was provided to Strategic A through Morgan Stanley. Representatives of Morgan Stanley also advised TJC, at the direction of the Board, that Echo was not prepared to provide a counter proposal but was willing to proceed with due diligence with the guidance that TJC would have to improve its price in its final bid. The Morgan Stanley representatives discussed the transaction process, including that Winston would share a draft of the merger agreement and would expect TJC to provide a markup and submit a final bid in the first week of September 2021.

On August 17, 2021, a non-disclosure agreement with Strategic A was signed. The non-disclosure agreement was consistent with the terms of the non-disclosure agreement executed by Strategic A in connection with the 2019 Process. This non-disclosure agreement included a standstill provision that terminated upon the entry by Echo into definitive agreements with respect to certain transactions, including a sale of 50% or more of the voting power of Echo. In connection with the execution of the non-disclosure agreement, Strategic A confirmed that, subject to protocols designed to limit disclosure of competitively sensitive information, it would engage a third-party consultant to complete an analysis of customer and carrier overlap between Echo and Strategic A similar to the analysis undertaken by Strategic A in the 2019 Process.
On August 19, 2021, Strategic A and its counsel were provided access to the virtual data room containing business and legal diligence materials and Winston provided a draft of the merger agreement to counsel for TJC and Strategic A, respectively, with the request that comments be provided in the form of detailed written mark-ups by August 27, 2021. Key features of these first drafts of the merger agreement that were delivered to TJC and Strategic A included the following:
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The draft merger agreement provided to TJC was tailored to reflect TJC’s status as a financial sponsor, including in order to contemplate customary representations and warranties on financing commitment letters, the delivery by TJC of a limited guaranty, debt financing covenants and a reverse termination fee of 6.0% of the equity value of the transaction that would be payable, as a non-exclusive remedy, in the event of a debt financing failure by TJC’s lenders;

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The draft merger agreement delivered to each party contemplated a provision, commonly referred to as a “hell or high water” covenant, pursuant to which the purchaser was required to take any and all steps to avoid or eliminate each and every objection to the transaction that might be asserted by a governmental authority under applicable antitrust laws; and

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The draft merger agreement delivered to each party contemplated a termination fee of 2.0% of the equity value of the transaction payable by Echo in the event Echo terminated the merger agreement in order to enter into a superior proposal or the Board made a change in recommendation and, following termination by either party as a result of such change in recommendation, entered into an acquisition proposal within a tail period following such termination.

On August 20, 2021, a draft clean team agreement relating to the proposed overlap analysis was sent to Strategic A. Discussions ensued and on August 22, 2021, a clean team agreement among Echo, Strategic A and the third-party consultant engaged by Strategic A to conduct the overlap analysis was executed. Subsequently, customer and carrier information was independently provided to the third-party consultant by each of Strategic A and Echo.
On August 24, 2021, representatives of Strategic A (including representatives from the financial advisor retained by Strategic A), Echo and Morgan Stanley met in the Chicago offices of Winston to attend a management presentation and to conduct in-person diligence on Echo’s business, strategy, and operations.
On August 26, 2021, TJC’s counsel, Kirkland & Ellis LLP (“Kirkland”) provided Winston with a detailed markup on the draft merger agreement. These comments included, among other things, the following:
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The introduction of a 60-day marketing period for the debt financing contemplated by its proposal;

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Increased the company termination fee from 2% of the equity value of the transaction to 3.75% of the equity value of the transaction;

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Added an expense reimbursement requirement or Buyer’s expenses in the event Echo failed to secure stockholder approval for the transaction;

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Provided that the reverse termination fee would be the sole and exclusive monetary remedy in the event of a debt financing failure; and

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Rejected Echo’s request for a nine month outside date (extendable to twelve months in the event all conditions were satisfied other than antitrust approvals having been obtained), without providing a specific counter-proposal.

On August 27, 2021, Kirkland provided Winston with initial drafts of the equity commitment letter and limited guaranty contemplated by the proposed merger agreement with TJC.
On August 30, 2021 Strategic A’s counsel provided Winston with a detailed markup on the draft merger agreement. These comments included, among other things, the following:
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Required certain stockholders of Echo, including Echo’s directors, to enter into voting agreements at signing in order to support the transaction;

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Rejected the “hell or high water” covenant requested by Echo, including by specifically limiting Strategic A’s obligations in connection with securing antitrust approvals for the transaction;

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Introduced language that Strategic A would control and lead all communications and strategy in connection with seeking antitrust approvals;

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Increased the company termination fee from 2% of the equity value of the transaction to 4% of the enterprise value of the transaction; and

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Reduced the general outside date from nine months to six months (but maintained the extension to twelve months in the event all conditions were satisfied other than antitrust approvals having been obtained).

On August 30, 2021, representatives of Morgan Stanley, in the course of a discussion with TJC on the process and next steps, and at the direction of the Board, confirmed that another party was involved in the process, was operating on substantially the same timeline as TJC and had indicated a purchase price that was superior to the $40.00 offered by TJC. The Morgan Stanley representatives noted that TJC would have the opportunity to increase its offer in presenting its final proposal to the Board.
A special meeting of the Board was held on September 1, 2021. Representatives of Morgan Stanley and Winston attended the meeting. During the meeting, the Morgan Stanley representatives provided an update on the process, including a summary of its discussion with TJC relating to the involvement of another party in the process. Winston reviewed key terms in the merger agreement, including issues raised in the respective mark-ups. At this time, the Board also discussed the potential need to implement retention arrangements in order to minimize disruption to Echo’s business in the event of a transaction announcement. During the course of this discussion, in light of Echo’s performance in 2021 and the substantial likelihood that participants in Echo’s equity incentive plan would achieve maximum permitted bonuses under such plan based on such performance, the Board discussed and approved introducing into the draft merger agreement a requirement that the acquirer agree that executives participating in such plan would receive, subject to continued employment through December 31, 2021, a bonus for 2021 of not less than the maximum bonus amount permitted under the annual incentive plan Following the meeting, and at the direction of the Board, representatives of Morgan Stanley advised TJC and Strategic A that their final proposals, together with final comments on the merger agreement, should be presented by 5:00 p.m. CT, on Tuesday, September 7, 2021. A special meeting of the Board was set for September 8, 2021, to review proposals.
On September 1, 2021, Winston sent a revised draft of the merger agreement to Kirkland. The comments in the revised draft of the merger agreement included, among other things, the following:
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A reduction of the requested marketing period from 60 days to 45 days;

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A decrease of the requested termination fee of 3.75% of the equity value of the transaction to 2.5% of the equity value of the transaction;

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A rejection of the request for expense reimbursement in the event Echo failed to secure stockholder approval for the transaction;

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An acceptance of the reverse termination fee as the sole and exclusive monetary remedy in the event of a debt financing failure, but subject to an additional expense and interest recovery in the event the reverse termination fee (or company termination fee) was not paid when due; and

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Provided for a general outside date of six months (extendable to nine months in the event all conditions were satisfied other than antitrust approvals having been obtained).

On September 2, 2021, Winston sent a revised draft of merger agreement to Strategic A’s counsel. The comments in the revised draft of the merger agreement included, among other things, the following:
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A rejection of the request for voting agreements to be delivered by stockholders of Echo at signing;

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A reinstatement of the “hell or high water” covenant;

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A rejection of the language that would defer to Strategic A to control and lead all communications and strategy in connection with seeking antitrust approvals; and

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A decrease of the requested company termination fee of 4% of the enterprise value of the transaction to 2.5% of the equity value of the transaction.

Later on the same day, Winston also sent Kirkland written comments on the draft equity commitment letter and limited guaranty.
On September 2, 2021, a report on the overlap analysis conducted by the third-party consultant was provided to Echo and Strategic A, respectively, under the terms of the clean term agreement.
On September 3, 2021, Winston held a call with Kirkland in order to discuss process and next steps. On this call, Kirkland asked if Winston would be willing to review a further revised draft of the merger agreement prior to the final bid submission and, thereafter, provide feedback on the draft in order to permit TJC to further improve its bid based on guidance from Winston. Winston confirmed its willingness to review a further revised draft of the merger agreement and provide such feedback to Kirkland.
Later on the same day, Winston reached out to Strategic A’s counsel in order to extend to them the same opportunity to provide a further revised draft of the merger agreement prior to the final bid submission in order to receive feedback and guidance from Winston.
On September 4, 2021, Kirkland sent a revised draft of the merger agreement to Winston. On the same day, Kirkland also sent Winston revised drafts of the equity commitment letter and the limited guaranty.
On September 5, 2021, Winston and Kirkland met by videoconference to review open issues related to TJC’s draft of merger agreement. At the beginning of this call, Winston focused its feedback on key issues, including the following:
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The outside date of five months proposed in the most recent draft of the merger agreement should be increased to six months;

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The continued request for expense reimbursement in the event Echo failed to secure stockholder approval for the transaction would not be viewed favorably if it was included in the final bid submission;

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The cap proposed in the most recent draft on expense and interest in the event the reverse termination fee (or company termination fee) was not paid when due should be eliminated or, at the minimum, increased;

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The company termination fee proposed in the most recent draft of 3.5% of the equity value of the transaction was higher than desired by the Board; and

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The need to be provided, as soon as possible, a draft of TJC’s debt commitment letter.

Thereafter, Winston also provided Kirkland with more detailed feedback on the merger agreement so that, in connection with TJC preparing its final bid submission, other issues that Winston identified as remaining in the markup could be eliminated or improved. Winston also indicated to Kirkland that the equity commitment letter and limited guaranty were nearly in executable form, but provided Kirkland with comments on open points in the equity commitment letter.
Later on the same day, Strategic A’s counsel sent Winston a revised draft of the merger agreement.
On September 6, 2021, Winston and Strategic A’s counsel met by videoconference to discuss the overlap analysis and prior experiences with antitrust review in this industry (including with respect to prior deals entered into by Strategic A). Thereafter, Winston provided feedback to Strategic A’s counsel on the revised draft of the merger agreement recently provided by them. Among the issues addressed during this call was

Strategic A’s refusal to agree to the “hell or highwater” covenant requested by Echo. Although Winston noted that Strategic A had improved the strength of the covenants it was providing, Winston indicated that if Strategic A was unwilling to provide a “hell or highwater” covenant, it would be expected to agree to a reverse termination fee of 6% of the equity value of the transaction in the event the transaction failed to close due to a failure to obtain antitrust approvals.
Other points of key feedback that Winston provided to Strategic A’s counsel so that Strategic A could improve the quality of its bid in connection with a best and final bid submission included the following:
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The company termination fee proposed in the most recent draft of 3.5% of the enterprise value of the transaction was higher than desired by the Board;

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The markup to the interim operating covenants raised concerns from a conditionality perspective; and

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The markup to the representations and warranties remained purchaser aggressive and would unacceptably lengthen the timeline to signing.

On September 6, 2021, Kirkland sent Winston a draft of the debt commitment letter contemplated by the proposed merger agreement with TJC. This debt commitment letter was provided by creditworthy lending institutions and was assessed to be on customary terms and conditions for a transaction of this kind.
On September 7, 2021, TJC submitted a “final proposal” letter in which it indicated that it had completed all diligence and stood ready and willing to sign definitive agreements with respect to the transaction immediately. The final proposal offered to purchase all of the outstanding capital stock of Echo for cash consideration of $44.00 per share, which represented a 37.3% premium to the closing price on September 7, 2021, and a 20.4% premium to the then all-time high closing price on May 5, 2021.
As part of its final proposal letter, TJC also submitted further revised and improved documentation, including with respect to the draft merger agreement. The improvements on key terms in the revised draft of the merger agreement included:
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TJC removed its request for expense reimbursement in the event Echo failed to secure stockholder approval for the transaction; and

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The cap was increased to $10 million for expense and interest recoveries available in the event the reverse termination fee (or company termination fee) was not paid when due.

However, TJC did not agree to reduce the company termination fee below 3.5% of the equity value of the transaction.
The TJC final proposal stated that it would expire if not accepted by 9:00 p.m. on September 8, 2021.
Later in the day on September 7, 2021, Strategic A submitted a letter with a “final offer” to acquire all of the outstanding capital stock of Echo for cash consideration of $44 per share. Strategic A did not, however, submit a further revised draft of the merger agreement. Instead, Strategic A’s counsel sent an email to Winston indicating that Strategic A would not agree to a reverse termination fee in the event the transaction failed to close due to a failure to obtain antitrust approvals but would be reasonable on the remaining open issues in the draft merger agreement. Strategic A indicated that it had “substantially completed” due diligence, but that the proposal would expire at 5:00 p.m. on September 9, 2021, unless Strategic A was selected by Echo to enter into exclusive negotiations.
Early in the morning of September 8, 2021, the Board convened a special meeting to review the proposals from TJC and Strategic A with representatives of Morgan Stanley and Winston in attendance. The Morgan Stanley representatives provided the Board with a review of both bid submissions and certain financial analysis. The Board then engaged in significant discussion with respect to the two bids. This discussion included a focused discussion on the execution risk presented by each proposed transaction, including the risk of a failure to obtain antitrust approvals in connection with Strategic A’s proposed transaction and the risk of a debt financing failure in the case of TJC’s proposed transaction. The Board also considered the available recourse in the event of a failure to close in each of these circumstances and the likely impact to Echo’s stockholders in the event of a failure to close each transaction. As part of this discussion the Board noted that the announcement of a transaction with Strategic A might be more disruptive to Echo’s business relationships and thus, that the cost of a failed transaction with Strategic A may be higher than the cost of a failed transaction with TJC. The Board also believed, based on the prior indications of interest received from the parties that Strategic A would be able to increase its offer from the $44 per share valuation contemplated by its final offer and that TJC may not be able to further improve its offer. In addition, the Board noted that if both parties remained at the same price per share, the TJC bid would be preferable because it presented higher certainty of closing and the impact of a failed transaction with TJC would be less harmful to Echo and its stockholders. Accordingly, following this discussion, the Board directed Morgan Stanley to reach out to Strategic A’s financial advisors and advise them that Strategic A was not the leading bidder. The Board also directed Morgan Stanley to encourage Strategic A to consider increasing the price per share in its offer, reduce the company termination fee and include a reverse termination fee to compensate Echo in the event the transaction failed to close due to a failure to obtain antitrust approvals. Morgan Stanley was also directed to communicate that if Strategic A’s offer was not improved by noon, then Echo would select the other party as the winning bidder.
After receiving the foregoing feedback from Morgan Stanley, Strategic A indicated that it would re-convene its board of directors to consider updating its proposal in order address the feedback provided by the Board. That afternoon, CEO A orally conveyed to Mr. Waggoner a revised proposal with a price of $46.50 per share, a company termination fee of 3% of the equity value of the transaction and a reverse termination fee of 5.0% of the equity value of the transaction, which would be payable in the event the transaction failed to close due to a failure to obtain antitrust approvals.
Following receipt of this improved offer, representatives of Morgan Stanley advised TJC that the competing proposal was superior in terms of price and break fee and asked if TJC was in a position to increase its purchase price to match or exceed $46.50 and to also reduce the company termination fee it had proposed from 3.5% of the equity value of the transaction to 3.0% of the equity value of the transaction. In response, TJC indicated that it would increase its offer to $46.50 and that it would accept a company termination fee of 3.0% of the equity value of the transaction.
The Board reconvened a special meeting during the afternoon of September 8, 2021, with representatives of Morgan Stanley and Winston in attendance. In light of TJC’s increased price to $46.50, which equaled the proposal provided by Strategic A and the Board’s view that the execution risk associated with Strategic A was greater because of antitrust risk, the Board determined that a transaction should be pursued with TJC.
Later that day, at the direction of the Board, representatives of Morgan Stanley called Strategic A’s advisor to inform Strategic A that the Board had decided to accept the competing bid and was likely to announce a transaction in the next 24 hours. Thereafter, CEO A called Mr. Waggoner and expressed his disappointment. Later that evening, CEO A advised Mr. Waggoner by text message that Strategic A would present a further revised proposal the following morning.
Early in the morning of September 9, 2021, Strategic A sent a letter to Morgan Stanley with a “best and final” offer that increased its offer from $46.50 per share to $47.00 per share and increased its proposed reverse termination fee from 5% of the equity value of the transaction to 6% of the equity value of the transaction. The letter stated that, following final Board approval on September 10, 2021, Strategic A would be in a position to sign and announce the transaction before market open on Monday, September 13, 2021.
After receiving the increased offer from Strategic A, Morgan Stanley, Winston, Mr. Waggoner and Skinner met via conference call to discuss next steps in light of Strategic A’s revised proposal.
Following this discussion, representatives of Morgan Stanley had a discussion with CEO A to let him know that the Board was asking both parties for best and final proposals by 1:00 p.m. CT. CEO A confirmed in that conversation that the offer of $47.00 per share indicated in its letter was Strategic A’s best and final proposal. The Morgan Stanley representatives also advised TJC that a revised proposal was submitted by the other bidder with a superior price and so the Board had requested both parties to submit their best and final proposal by 1:00 p.m. CT. In response, TJC increased its offer to $48.25, but indicated this increased price was conditioned on the merger agreement being executed promptly after market close that same day.

Also on September 9, 2021, the Board convened a special meeting via videoconference at 3:00 p.m. CT with representatives of Morgan Stanley and Winston in attendance. Representatives of Morgan Stanley reviewed with the Board certain financial analyses. Winston provided an overview of the Board’s fiduciary duties in the context of change of control. The Morgan Stanley representatives then rendered Morgan Stanley’s oral opinion, which was subsequently confirmed in writing, to the Board that, as of that date, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the merger consideration to be received by the holders of shares of Echo’s common stock pursuant to the merger agreement was fair from a financial point of view to the holders of shares of Echo’s common stock (other than the holders of Excluded Shares (as defined below) or any of Buyer’s affiliates). Following discussion, the Board unanimously determined that the transaction proposed by TJC was fair to, and in the best interests of, Echo and its stockholders, unanimously approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement and authorized Echo to enter into the merger agreement.
Following the board meeting, TJC and Echo finalized the transaction documents. In the early evening of September 9, 2021, the parties executed the merger agreement and on the morning of September 10, 2021, Echo issued a press release announcing the transaction.
Reasons for the Merger; Recommendation of the Board
The Board unanimously recommends that the Echo stockholders vote “FOR” the proposal to approve the merger agreement at the special meeting.
The Board, with the assistance of its financial and legal advisors, evaluated the merger agreement, the merger and the other transactions contemplated by the merger agreement, unanimously determined that the merger is fair to, and in the best interests of, Echo and its stockholders, unanimously approved and declared advisable the merger agreement, the merger, and the other transactions contemplated by the merger agreement and authorized Echo to enter into the merger agreement. Accordingly, on September 9, 2021, the Board unanimously resolved to recommend that the stockholders of Echo approve the merger agreement.
In the course of reaching its recommendation, the Board considered the following material factors relating to the merger agreement and the merger, each of which the Board believes supported its decision:
•
Attractive Value.   The Board believes the $48.25 per share cash price provided stockholders with attractive value for their shares of Echo common stock. The Board considered the current and historical prices of Echo common stock, including the market performance in light of current industry conditions, and the fact that $48.25 per share in cash represented a substantial premium in reference to a variety of stock price measurements. For instance, the $48.25 per share price constitutes a premium of approximately 54% to the price of Echo’s common stock on September 9, 2021 (the day before the announcement of the transaction) and a premium of approximately 32% over Echo’s pre-announcement all time high closing share price on September 10, 2018. In addition, the $48.25 per share cash consideration implied strong transaction multiples, such as 12.0x Echo’s EBITDA for the 12 months ended June 30, 2021.

•
Best Alternative for Maximizing Shareholder Value.   The Board concluded that entering into the merger agreement was more favorable to Echo and its stockholders than the other alternatives reasonably available to Echo, including the continued operation of Echo on a standalone basis and the pursuit of other potential actionable strategic or financial transactions. This conclusion took into consideration, among other things:

•
the Board’s assessment of Echo’s business, assets and prospects, its competitive position and historical and projected financial performance. The Board considered the nature of Echo’s industry and potential changes and developments in that industry, including the challenges faced by industry participants and the attendant risks attributable to remaining as a public company;

•
the strategic and financial alternatives reasonably available to Echo in terms of possible business combinations with third-parties other than Buyer, taking into account the 2016 Process, the 2019 Process, and the bid received by Strategic A;

•
the Board’s belief that the risk of actively pursuing alternative transactions considerably exceeded the Board’s assessment of the potential benefits that might be achieved and risked jeopardizing the value to be delivered to stockholders in this transaction and the other reasons discussed in this proxy statement; and

•
the Board’s belief that the $48.25 per share merger consideration was the maximum amount that Buyer would offer to pay to acquire Echo.

•
Opportunity to Receive Alternative Proposals and to Terminate the merger agreement to Accept a Superior Proposal.   The Board considered the terms of the merger agreement relating to Echo’s ability to respond to unsolicited acquisition proposals and the other terms of the merger agreement, including:

•
Echo’s right, subject to certain conditions, to provide information in response to, and to discuss and negotiate, certain unsolicited acquisition proposals made before stockholder approval of the merger is obtained;

•
The Board’s belief that the terms of the merger agreement would be unlikely to deter third-parties from making a superior proposal;

•
The Board’s ability, under certain circumstances, to withdraw or modify its recommendation that Echo’s stockholders vote in favor of the adoption of the merger agreement;

•
the Board’s ability to terminate the merger agreement prior to obtaining stockholder approval of the merger, in specified circumstances relating to a superior proposal, subject to payment of a termination fee which the Board believed to be reasonable under the circumstances, consistent with or below similar fees payable in comparable transactions, and not preclusive of other offers.

•
Certainty of Value.   The Board considered that the proposed merger consideration is all cash, thereby providing Echo’s stockholders with certainty of value and liquidity for their shares of Echo common stock, especially when viewed against the risks and uncertainties inherent in Echo’s business, including risks associated with executing upon Echo’s current and long-term strategies in light of the competitive marketplace.

•
Likelihood of Completion.   The Board considered the likelihood of completion of the merger to be a significant factor in support of the transaction, in light of, among other things:

•
Echo’s ability to, under certain circumstances, specifically enforce the agreement to prevent breaches of the merger agreement and to enforce the terms of the merger agreement, including the consummation of the merger;

•
the consummation of the merger not being subject to a financing condition;

•
the reverse termination fee of $79,176,000.00 that would become payable to Echo under certain circumstances (as more fully described in the section entitled “The Merger Agreement — Company Termination Fee; Buyer Termination Fee”);

•
the expectation that the outside date of March 9, 2022 is likely to allow for sufficient time to complete the merger and the other transactions contemplated by the merger agreement;

•
the conditions to closing in the merger agreement, which the Board believes are reasonable and customary in number and scope, and which, in the case of the conditions related to the absence of material adverse changes between the announcement and closing of the transaction and the accuracy of Echo’s representations and warranties, are generally qualified by a traditional public company “material adverse effect” standard.

•
Business Reputation of TJC.   The business reputation and financial reputation of TJC. The Board believed that these factors supported the conclusion that a transaction with Buyer (which is owned by TJC) could be completed quickly and in an orderly manner, and had a substantial likelihood of being consummated successfully.

•
Receipt of Fairness Opinion from Morgan Stanley.   The Board considered the oral opinion of Morgan Stanley (subsequently confirmed in writing) to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the merger consideration of $48.25 per share in cash to be received by the holders of Echo common stock pursuant to the merger agreement was fair, from a financial point of view, to the holders of Echo common stock (other than the holders of Excluded Shares or any of Buyer’s affiliates). See, “The Merger (Proposal 1) — Opinion of Morgan Stanley.”
•
Long-term Interests of Echo.   The Board considered that, in addition to providing an attractive outcome for the holders of Echo common stock and the best alternative reasonably available for maximizing stockholder value, the transactions contemplated by the merger agreement also promote and advance the long-term interests of Echo and its other stakeholders, including employees, customers, and suppliers.

•
Appraisal Rights.   The appraisal rights in connection with the merger available to our stockholders who timely and properly exercise such appraisal rights under the DGCL if certain conditions are met.

In the course of reaching its recommendation, the Board also considered the risks and potentially negative factors relating to the merger agreement and the merger, including:
•
that Echo stockholders will have no ongoing equity participation in Echo following the merger, and that such stockholders will therefore cease to participate in the future earnings or growth that Echo may achieve, or to benefit from increases, if any, in the value of Echo’s common stock as a result of the merger;

•
as the transaction has a potential outside date of March 9, 2022, that Echo stockholders could be asked to vote on and approve the merger agreement well in advance of the completion of the transaction, depending on when the transaction actually closes;

•
the announcement and pendency of the merger, or that the failure to complete the merger, may cause substantial harm to Echo’s business, sales operations, financial results, and Echo’s relationships with its current or prospective employees;

•
the risk of management distraction as a result of the merger;

•
the restrictions in the merger agreement on Echo’s ability to solicit competing proposals (subject to certain exceptions to allow the Board to exercise its fiduciary duties and to accept a superior proposal, and then only upon the payment of a termination fee);

•
the merger agreement’s restrictions on the conduct of Echo’s business before completion of the merger, generally requiring Echo to conduct its business in the ordinary course and prohibiting Echo from taking specified actions, which may delay or prevent Echo from undertaking unanticipated business opportunities that may arise pending completion of the merger (as more fully described in the section entitled “The Merger Agreement — Conduct of Business Pending the merger”);

•
the possibility that Echo may be required under the terms of the merger agreement to pay a termination fee of $39,588,000 under certain circumstances (as more fully described in the section entitled “The Merger Agreement — Company Termination Fee; Buyer Termination Fee”);

•
the reverse termination fee of $79,176,000.00 that would become payable to Echo under certain circumstances (as more fully described in the section entitled “The Merger Agreement — Company Termination Fee; Buyer Termination Fee”) is not payable by Buyer to Echo in all instances in which the merger agreement may be terminated and such reverse termination fee may not be sufficient to compensate Echo for the damage suffered by Echo during this period;

•
that the receipt of cash by Echo stockholders in exchange for their shares of common stock pursuant to the merger will generally be a taxable transaction to Echo stockholders for U.S. federal income tax purposes (as more fully described in the section entitled “Material U.S. Federal Income Tax Consequences of merger”); and

•
the interests that Echo’s directors and executive officers may have in the merger, which may be different from, or in addition to, those of our other stockholders.

The foregoing discussion of the information and factors considered by the Board includes the material factors considered by the Board but does not necessarily include all of the factors considered by the Board. In view of the complexity and variety of factors considered in connection with its evaluation of the merger agreement and the merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Board unanimously resolved to recommend that the stockholders of Echo approve the merger and the merger agreement based upon the totality of information it considered.
Certain Echo Unaudited Prospective Financial Information
In connection with the merger, the Company’s management prepared a set of non-public, unaudited financial forecasts with respect to the Company’s business for fiscal years 2021 through 2025 (the “Company Projections”). The Company Projections were provided to the Company’s Board and the Company’s financial advisor in connection with their respective consideration and evaluation of the merger.
The Company does not as a matter of course make public projections as to future performance for extended periods beyond one fiscal year due to, among other reasons, the inherent difficulty of accurately predicting financial performance for future periods and the uncertainty of underlying assumptions and estimates. However, the Company is including in this proxy statement a summary of certain limited unaudited prospective financial information for the Company, without giving effect to the merger, solely to give Company stockholders access to certain nonpublic information provided to the Company’s Board, the Company’s financial advisor and Buyer for purposes of considering and evaluating the merger. The inclusion of the Company Projections in this proxy statement should not be regarded as an indication that the Company, Buyer or any of their respective boards of directors or representatives or any other recipient of this information considered, or now considers, it to be an assurance of the achievement of future results or an accurate prediction of future results, and the Company Projections should not be relied on as such.
The Company Projections, and the underlying assumptions upon which the Company Projections were based, are subjective in many respects, and subject to different interpretations and potential revisions attributable to the nature of the transportation and supply chain management business, as well as actual experience and business developments. While presented with numerical specificity, the Company Projections are forward-looking and reflect numerous assumptions with respect to company performance, industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are difficult to predict, subject to significant economic and competitive uncertainties and beyond the Company’s control. Multiple factors, including those described in the section entitled “Cautionary Statement Concerning Forward-Looking Statements,” could cause the Company Projections or the underlying assumptions to be inaccurate. As a result, there can be no assurance that the Company Projections will be realized or that actual results will not be significantly higher or lower than projected. Because the Company Projections cover multiple years, such information by its nature becomes less reliable with each successive year.
The Company Projections were prepared in good faith by Company management based on their reasonable best estimates and assumptions with respect to the expected future financial performance of the Company at the time the Company Projections were prepared and speak only as of that time. Economic and business environments can and do change quickly, which adds an additional significant level of uncertainty as to whether the results portrayed in the Company Projections will be achieved. The inclusion of the Company Projections in this proxy statement does not constitute an admission or representation by the Company or any other person that the information is material.
The summary of the Company Projections is provided in this proxy statement solely for informational purposes only and is not provided to influence Company stockholders’ decisions regarding whether to vote for the merger proposal or any other proposal.
The Company Projections were not prepared with a view toward public disclosure or toward compliance with U.S. generally accepted accounting principles (“GAAP”), published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither Ernst & Young LLP (“Ernst & Young”), the

Company’s independent registered public accounting firm, nor any other accounting firm, has examined, compiled or performed any procedures with respect to the Company Projections, and accordingly, the Company does not express an opinion or any other form of assurance with respect thereto. The Ernst & Young report incorporated by reference in this proxy statement relates to the Company’s historical financial information. It does not extend to the prospective financial information contained herein and should not be read to do so.
The following is a summary of the Company Projections:
Summary of the Company Projections(1)
(dollars in millions except per share amounts)
	2021	2022	2023	2024	2025
Adjusted Gross Profit(2)	$516	$489	$520	$554	$592
Adjusted EBITDA(3)	$124	$113	$123	$140	$158
Adjusted EBITDA less Capital Expenditures(4)	$96	$83	$91	$105	$121
Earnings Per Share(5)	$2.73	$2.37	$2.54	$2.89	$3.25

(1)
The Company Projections represents management projections as of July 27, 2021

(2)
Adjusted Gross Profit is defined for purposes of the Company Projections as revenue less transportation costs (excludes internal use software depreciation). This Non-GAAP measure is different from measures determined in accordance with U.S. GAAP and may not be comparable to similar measures used by other companies and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flow or as a measure of liquidity.

(3)
Adjusted EBITDA is defined for purposes of the Company Projections as net income before interest expense, investment and other income, income taxes and depreciation and amortization, excluding stock compensation expense. This Non-GAAP measure is different from measures determined in accordance with U.S. GAAP and may not be comparable to similar measures used by other companies and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flow or as a measure of liquidity.

(4)
This Non-GAAP measure is different from measures determined in accordance with U.S. GAAP and may not be comparable to similar measures used by other companies and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flow or as a measure of liquidity.

(5)
Earnings Per Share calculated using weighted average shares outstanding as of July 27, 2021.

The Company Projections include certain non-GAAP financial measures that are not prepared in accordance with GAAP and that may be different from non-GAAP financial measures used by other companies. The Company believes that the use of these non-GAAP financial measures provides an additional tool for stockholders to use in evaluating the Company’s potential future operating results and trends. These non-GAAP measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. To the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures to the most comparable GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation
The Company Projections do not take into account the possible financial and other effects on the Company of the merger and do not attempt to predict or suggest future results of the combined company. The Company Projections do not give effect to the merger, including the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with consummating the merger, the effect on the Company of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the merger agreement had not been executed, but that were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the Company Projections do not take into account the effect on the Company of any possible failure of the merger to occur.

For the foregoing reasons and considering that the special meeting will be held several months after the Company Projections were prepared, as well as the uncertainties inherent in any forecasting information, readers of this proxy statement are cautioned not to place unwarranted reliance on the Company Projections set forth above. No one has made or makes any representation to any stockholder regarding the information included in the Company Projections. The Company urges all Company stockholders to review its most recent SEC filings for a description of its reported financial results. See the section entitled “Where You Can Find Additional Information.”
In addition, the Company Projections have not been updated or revised to reflect information or results after the date the Company Projections were prepared or as of the date of this proxy statement, or to reflect financial targets issued by the Company after the date the Company Projections were prepared, and except as required by applicable securities laws, the Company does not intend to update or otherwise revise the Company Projections or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error.
Opinion of Morgan Stanley
Morgan Stanley was retained by the Company to act as its financial advisor and to render a financial opinion in connection with a potential sale of the Company. The Company selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s experience in transactions similar to the merger, qualifications, expertise and reputation and its knowledge of the Company and its business and the industries in which the Company conducts its business. On September 9, 2021, Morgan Stanley rendered its oral opinion, which was subsequently confirmed in writing, to the Company’s Board to the effect that, as of the date of such opinion, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in Morgan Stanley’s written opinion, the merger consideration to be received by the holders of shares of Company common stock pursuant to the merger agreement was fair from a financial point of view to the holders of shares of Company common stock (other than the holders of shares held in treasury or held by Buyer or Merger Sub or as to which dissenters’ rights have been perfected (collectively referred to herein as the “Excluded Shares”, or any of Buyer’s affiliates).
The full text of Morgan Stanley’s written opinion to the Company’s Board, dated September 9, 2021, is attached as Annex B and is incorporated by reference into this proxy statement in its entirety. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. Stockholders of the Company are urged to, and should, read the opinion carefully and in its entirety. Morgan Stanley’s opinion was directed to the Company’s Board, in its capacity as such, and addressed only the fairness from a financial point of view, as of the date of the opinion, of the merger consideration to be received pursuant to the merger agreement by the holders of shares of Company common stock (other than the holders of the Excluded Shares or any of Buyer’s affiliates). Morgan Stanley’s opinion did not address any other term or aspect of the merger agreement or the transactions contemplated thereby or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection therewith and does not address the relative merits of the merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. It was not intended to, and does not, constitute an opinion or recommendation as to how the holders of shares of Company common stock should vote at any stockholders’ meeting to be held in connection with the merger. The summary of Morgan Stanley’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of Morgan Stanley’s opinion.
In arriving at its opinion, Morgan Stanley:
•
reviewed certain publicly available financial statements and other business and financial information of the Company;

•
reviewed certain internal financial statements and other financial and operating data concerning the Company;

•
reviewed certain financial projections prepared by the management of the Company;

•
discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

•
reviewed the reported prices and trading activity for the Company common stock;

•
compared the financial performance of the Company and the prices and trading activity of the Company common stock with that of certain other publicly-traded companies comparable with the Company, and their securities;

•
participated in certain discussions and negotiations among representatives of the Company and Buyer and their financial and legal advisors;

•
reviewed the merger agreement, the debt commitment letter from certain lenders dated as of September 7, 2021 and the draft equity commitment letter from The Resolute Fund V, L.P. substantially in the form of the draft dated as of September 9, 2021 (together, the “Commitment Letters”), and the limited guaranty from The Resolute Fund V, L.P. to the Company substantially in the form of the draft dated as of September 9, 2021; and

•
performed such other analyses and considered such other factors as Morgan Stanley deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Morgan Stanley by the Company, and formed a substantial basis for Morgan Stanley’s opinion. With respect to the financial projections, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best then-currently available estimates and judgments of the management of the Company of the future financial performance of the Company. In addition, Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that Buyer will obtain financing in accordance with the terms set forth in the Commitment Letters and that the definitive merger agreement would not differ in any material respect from the draft thereof furnished to Morgan Stanley. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed merger. Morgan Stanley noted that it is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of the Company and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors, or employees, or any class of such persons, relative to the merger consideration to be received by the holders of shares of Company common stock in the transaction. Morgan Stanley did not express any view on, and its opinion did not address, any other term or aspect of the merger agreement or the transactions contemplated thereby or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection therewith. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of the Company, nor was Morgan Stanley furnished with any such valuations or appraisals. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, September 9, 2021. Events occurring after such date may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.
Summary of Financial Analyses
The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter dated September 9, 2021 to the Company’s Board. The following summary is not a complete description of Morgan Stanley’s opinion or the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole; considering any portion of such analyses and of the factors, without considering all analyses and factors reviewed, could create a misleading or incomplete view of the process underlying Morgan Stanley’s opinion. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before September 8, 2021.
In performing the financial analyses summarized below and in arriving at its opinion, Morgan Stanley, at the direction of the Company’s Board, used and relied upon certain financial projections provided by Company management and referred to in this proxy statement (and defined in the section entitled “ — Certain Echo Unaudited Prospective Financial Information” beginning on page 48) as the “Company projections”. For more information, see the section entitled “ — Certain Echo Unaudited Prospective Financial Information” beginning on page 48.
Discounted Cash Flow Analysis.
Morgan Stanley performed a discounted cash flow analysis, which is designed to provide an implied value of a company by calculating the present value of the estimated future unlevered free cash flows and terminal value of a company. Morgan Stanley calculated a range of implied values per share of Company common stock based on estimates of future unlevered free cash flows for the third and fourth calendar quarters in 2021 and each of the fiscal years 2022 through 2025 contained in the Company projections. Although growth rates may be higher or lower in any given year, Morgan Stanley then calculated a terminal value for the Company by applying a range of perpetual growth rates to the estimated unlevered free cash flow for 2025 ranging from 1.75% to 2.25 % based upon its professional judgment and experience. The estimated unlevered free cash flows and the range of terminal values were then discounted to present values as of June 30, 2021 by assuming the mid-year convention and using a range of discount rates of between 7.4% and 8.9%, which range of discount rates was selected, upon the application of Morgan Stanley’s professional judgment and experience, to reflect the Company’s estimated weighted average cost of capital. Based on this analysis, Morgan Stanley derived a range of estimated implied values per share of Company common stock of $33.00 to $45.75, rounded to the nearest $0.25, as compared to the merger consideration payable pursuant to the merger agreement of $48.25 per share.
Discounted Equity Value Analysis.
Morgan Stanley performed a discounted equity value analysis, which is designed to provide insight into a theoretical estimate of the future implied value of a company’s common equity as a function of estimated future earnings per share (“EPS”) and a potential range of ratios of share price to estimated EPS (such ratio, the “Price / EPS multiple”).
In arriving at the estimated equity values per share of Company common stock, Morgan Stanley selected a representative range of Price/EPS multiples ranging from 14.0x to 16.0x based on the comparable company analysis described below under “ — Publicly Traded Comparable Companies Analysis” and upon the application of its professional judgment and experience to the estimated one-year forward EPS of the Company as at December 31, 2022 and December 31, 2023, respectively, which were provided by Company management in the Company projections as EPS of the Company for the 12-month period ending December 31, 2023 and December 31, 2024, respectively. Morgan Stanley then discounted the resulting ranges of equity value per share of Company common stock to June 30, 2021 at a discount rate of 8.2%, selected by Morgan Stanley based on the application of its professional judgment and experience to reflect the Company’s cost of equity. Based on this analysis, Morgan Stanley derived a range of implied values per share of Company common stock as follows, each rounded to the nearest $0.25:
Implied Value Per Share Range for the Company
December 31, 2022E Price / NTM EPS	$31.50 – $36.25
December 31, 2023E Price / NTM EPS	$33.25 – $38.00

Publicly Traded Comparable Companies Analysis.
Morgan Stanley performed a publicly traded comparable companies analysis, which attempts to provide an implied value of a company by comparing it to similar companies that are publicly traded. Morgan Stanley reviewed and compared, using publicly available information, certain future financial information for the Company with corresponding future financial information, ratios and public market multiples for other companies that shared certain similar characteristics to the Company (the “Comparable Companies”). For purposes of this analysis, Morgan Stanley analyzed the Price / EPS multiples and ratios of the aggregate value (“AV”) (calculated as the market value of equity plus preferred stock plus book value of total debt, plus non-controlling interests (as appropriate for the company being analyzed) net of cash, cash equivalents and marketable securities) to estimated EBITDA (“AV / EBITDA multiples”) for calendar year 2022, based on Refinitiv consensus estimates, of the following companies:
•
The Company

•
C.H. Robinson Worldwide, Inc. (“CHRW”)

•
J.B. Hunt Transport Services, Inc. (“JBHTS”)

•
Landstar System, Inc. (“Landstar”)

•
Forward Air Corporation (“Forward Air”)

•
Hub Group, Inc. (“Hub Group”)

Results of the analysis were presented for the companies, as indicated in the following tables:
	CY2022E Price / EPS Multiple	CY2022E AV / EBITDA Multiple
The Company	13.6x	8.0x
CHRW	17.1x	12.9x
JBHTS	22.9x	11.3x
Landstar	19.2x	13.2x
Forward Air	18.2x	11.2x
Hub Group	15.6x	6.9x
Based on its analysis of the relevant metrics for each of the Comparable Companies and taking into consideration the different business, financial and operating characteristics of the Comparable Companies as compared to the Company and considering historical AV / EBITDA trading multiples of the Company and upon the application of its professional judgment, Morgan Stanley selected representative ranges of Price / EPS multiples for calendar year 2022 and applied these ranges of multiples to estimates of calendar year 2022 EPS of $2.36 and $2.37, based on Refinitiv consensus estimates as of September 8, 2021 for the Company and as provided by the Company management in the Company projections, respectively, and representative ranges of AV / EBITDA multiples for calendar year 2022 and applied these ranges of multiples to estimates of calendar year 2022 EBITDA of $115 million and $113 million, based on Refinitiv consensus estimates as of September 8, 2021 for the Company and as provided by the Company management in the Company projections, respectively. Morgan Stanley calculated a range of estimated implied values per share of the Company’s common stock as follows, each rounded to the nearest $0.25, as compared to the merger consideration payable pursuant to the merger agreement of $48.25 per share:
	Selected Comparable Company Multiple Range	Implied Value Per Share Range the Company
Consensus CY2022E EPS	14.0x – 16.0x	$33.00 – $37.75
Management CY2022E EPS	14.0x – 16.0x	$33.25 – $38.00
Consensus CY2022E EBITDA	8.5x – 9.5x	$34.00 – $38.25
Management CY2022E EBITDA	8.5x – 9.5x	$33.50 – $37.50

No company utilized in the publicly traded comparable companies analysis is identical to the Company and hence the foregoing summary and underlying financial analyses involved considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which the Company was compared. In evaluating Comparable Companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company, such as the impact of competition on the business of the Company and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of the Company or the industry or in the financial markets in general. Mathematical analysis is not in itself a meaningful method of using publicly traded comparable companies data.
Other Information
Morgan Stanley observed additional factors that were not considered part of Morgan Stanley’s financial analysis with respect to its opinion, but which were noted as reference data for the Company’s Board, including the following information described below under the sections entitled “ — Historical Trading Range”, “ — Relative Equity Research Analysts’ Future Price Targets”, “ — Illustrative Leveraged Buyout Analysis” and “ — Precedent Transactions Analysis”.
Historical Trading Range.
For reference only, Morgan Stanley reviewed the range of intraday prices of the Company common stock over the 52-week period ended on September 8, 2021. For the 52-week period reviewed, Morgan Stanley observed that the high and low closing prices of the Company common stock were $25.00 and $37.65 per share, respectively.
Relative Equity Research Analysts’ Future Price Targets.
For reference only, Morgan Stanley reviewed future public market trading price targets for the Company common stock prepared and published by ten equity research analysts prior to September 8, 2021. These forward targets reflected each analyst’s estimate of the 12-month future public market trading price of the Company common stock. Morgan Stanley also discounted such 12-month future market trading price estimates by the estimated cost of equity of 8.2% for the Company. Based on the foregoing, the indicative discounted value range of the research analysts’ price targets for the Company, rounded to the nearest $0.25, was $26.00 to $45.25 per share.
The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for the Company common stock and these estimates are subject to uncertainties, including the future financial performance of the Company, and future financial market conditions.
Illustrative Leveraged Buyout Analysis.
For reference only, Morgan Stanley performed a hypothetical leveraged buyout analysis to determine the prices at which a financial sponsor might affect a leveraged buyout of the Company. Morgan Stanley based its analysis on the Company Projections. Morgan Stanley assumed a transaction date of June 30, 2021, and a 4.5 year investment period ending December 31, 2025. Based on its professional judgment and experience, Morgan Stanley assumed (i) a multiple of 6.0x of gross debt to leverageable Company EBITDA, (ii) a target range of annualized internal rates of return for the financial sponsor of 17.5% to 22.5% and (iii) a range from 9.5 x to 11.0 x of AV / EBITDA exit multiples. Based on these calculations, this analysis indicated a range of implied equity value per share of Company common stock, rounded to the nearest $0.25, of $36.00 to $43.50 per share.
Precedent Transactions Analysis.
For reference only, Morgan Stanley performed a precedent transactions analysis, which attempts to provide an implied value of a company based on publicly available financial terms of selected precedent transactions. Morgan Stanley deemed the transactions most relevant based on Morgan Stanley’s professional judgment and experience. For these transactions, Morgan Stanley reviewed the ratio of the AV of the transaction to the last 12 months EBITDA prior to the announcement date of the applicable transaction (such ratio, the “AV / LTM EBITDA multiple”), based on publicly available financial information. The transactions Morgan Stanley reviewed for purposes of this analysis included acquisition of Freightquote by CHRW in January 2015 and acquisition of Command Transportation by Echo in April 2015.
Based on its professional judgment and experience, Morgan Stanley applied AV / LTM EBITDA multiples of 10.7x and 11.4x to the Company’s EBITDA for the 12-months ending on June 30, 2021 of $114 million as provided by Company management. Based on this analysis, Morgan Stanley calculated estimated implied values per share of Company common stock of $42.75 and $45.50, each rounded to the nearest $0.25, as compared to the merger consideration payable pursuant to the merger agreement of $48.25 per share.
	Selected Precedent Transaction Multiple	Implied Value Per Share for the Company
Acquisition of Freightquote by CHRW	10.7x	$42.75
Acquisition of Command Transportation by Echo	11.4x	$45.50
No company or transaction utilized in the precedent transactions analysis is identical to the Company or the merger. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company, such as the impact of competition on the Company’s business or the industry generally, industry growth, and the absence of any adverse material change in the financial condition or prospects of the Company or the industry, or in the financial markets in general.
General
In connection with the review of the merger by the Company’s Board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the range of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of the Company.
In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond the control of the Company. These include, among other things, the impact of competition on the business of the Company and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of the Company and the industry, and in the financial markets in general. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.
Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness from a financial point of view of the merger consideration to be received pursuant to the merger agreement by the holders of shares of Company common stock (other than the holders of the Excluded Shares or any of Buyer’s affiliates), and in connection with the delivery of its opinion dated September 9, 2021 to the Company’s Board. These analyses do not purport to be appraisals or to reflect the prices at which shares of Company common stock might actually trade.
The merger consideration was determined through arm’s-length negotiations between the Company and Buyer, and was approved by the Company’s Board. Morgan Stanley acted as financial advisor to the

Company’s Board during these negotiations but did not, however, recommend any specific consideration to the Company or the Company’s Board, nor opine that any specific consideration constituted the only appropriate consideration for the merger.
Morgan Stanley’s opinion and its presentation to the Company’s Board was one of many factors taken into consideration by the Company’s Board in deciding to approve the execution, delivery and performance by the Company of the merger agreement and the transactions contemplated thereby. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Company’s Board with respect to the merger consideration pursuant to the merger agreement or of whether the Company’s Board would have been willing to agree to different consideration. Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with its customary practice.
The Company’s Board retained Morgan Stanley based on Morgan Stanley’s qualifications, experience and expertise and its familiarity with the Company. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Company, Buyer or their respective affiliates, or any other company, or any currency or commodity, that may be involved in the merger, or any related derivative instrument. In addition, Morgan Stanley, its affiliates, directors or officers, including individuals working with the Company in connection with this transaction, may have committed and may commit in the future to invest in private equity funds managed by Buyer or its affiliates.
Under the terms of its engagement letter dated July 13, 2021, Morgan Stanley provided the Company financial advisory services and an opinion, described in this section and attached to this proxy statement as Annex B, in connection with the merger. As compensation for Morgan Stanley’s financial advisory services, the Company has agreed to pay Morgan Stanley a fee, a significant portion of which is contingent upon the closing of the merger, of approximately $24 million (the “Morgan Stanley Transaction Fee”). As compensation for Morgan Stanley rendering a financial opinion to the Company’s Board, the Company paid Morgan Stanley a fee equal to $1.5 million, which will be credited against the Morgan Stanley Transaction Fee payable if the merger is consummated. The Company has also agreed to reimburse Morgan Stanley for its expenses incurred from time to time in connection with this engagement. In addition, the Company has agreed to indemnify Morgan Stanley and its affiliates, its and their respective directors, officers, employees and agents and each other person, if any, controlling Morgan Stanley or any of its affiliates, against certain losses, claims, damages or liabilities, including certain liabilities under the federal securities laws, and to reimburse certain expenses relating to such indemnity.
In the two years prior to the date of its opinion, Morgan Stanley and its affiliates have provided financing services to Buyer and certain of its affiliates and expects to receive fees in connection with such services. In the two years prior to the date of its opinion, Morgan Stanley and its affiliates have not received any fees from the Company in connection with financial advisory or financing services. Morgan Stanley may also seek to provide financial advisory and financing services to Buyer and the Company and their respective affiliates in the future and would expect to receive fees for the rendering of these services.
Financing
The merger is not conditioned upon receipt of financing by Buyer. It is anticipated that the total amount of funds necessary to complete the merger and the related transactions, and to pay the fees and expenses required to be paid at the closing of the merger by Buyer and Merger Sub under the merger agreement, will be approximately $1,418.5 million in cash. In connection with the financing of the merger, The Resolute Fund V, L.P. (the “TJC Fund”) and Buyer have entered into an equity commitment letter, dated September 9, 2021 (the “Equity Commitment Letter”), in respect of the Equity Commitment. The Equity Commitment is equal to $758.1 million in cash (the “Equity Commitment”).

Buyer expects to finance the merger with debt financing, together with cash on hand (including proceeds received pursuant to the Equity Commitment Letter). In connection with entering into the merger agreement, Buyer has entered into a commitment letter (the “Debt Commitment Letter”), dated as of October 1, 2021, with Credit Suisse, Citi, BMO, Bank of Montreal, BNP, Citizens, KeyBank, UBS Finance, UBS Securities, and MUFG (collectively, and together with other financial institutions that from time to time provide commitments thereunder, the “commitment parties”), pursuant to which, subject to the terms and conditions set forth therein, the applicable commitment parties have committed to provide (i) a seven-year senior secured first lien term loan facility in an aggregate principal amount of $550.0 million, (ii) an eight-year senior secured second lien term loan facility in an aggregate principal amount of $160.0 million and (iii) a five-year senior secured first lien revolving credit facility in an aggregate principal amount equal to $100.0 million (collectively, the “credit facilities”), to fund a portion of the consideration for the merger, refinance certain existing indebtedness of the Company and related transaction fees, costs and expenses (the “debt commitment”). The funding and availability of the credit facilities provided for in the Debt Commitment Letter is contingent on the satisfaction of certain closing conditions, including (1) the execution and delivery of definitive documentation with respect to the credit facilities in accordance with the terms and conditions set forth in the Debt Commitment Letter and (2) the completion of the merger.
The Equity Commitment, the Debt Commitment, and unrestricted cash at the Company will be available (i) to fund the aggregate purchase price, (ii) to repay, prepay or discharge (after giving effect to the merger) the principal of and interest on, and all other indebtedness and other amounts outstanding pursuant to, the Company’s existing credit facilities, (iii) for working capital and other general corporate purposes and (iv) to pay all fees, costs and expenses required to be paid at the closing of the merger by Buyer, Merger Sub and the Company contemplated by, and subject to the terms and conditions of, the merger agreement. Upon the terms and subject to the conditions of the Equity Commitment Letter, the Company has a contractual right to enforce the Equity Commitment Letter against the TJC Fund and, under the terms and subject to the conditions of the merger agreement, the Company has the right to specifically enforce Buyer’s obligation to consummate the merger upon receipt of the proceeds of the Debt Commitment.
Pursuant to the Limited Guaranty dated as of September 9, 2021 (the “Limited Guaranty”), delivered by the TJC Fund in favor of the Company, the TJC Fund has agreed to guaranty the following payment obligations of Buyer and Merger Sub under the merger agreement, which are subject to an aggregate cap equal to the sum of all such payment obligations: (i) all or a portion of the $79,176,000 buyer termination fee if required, on the terms and subject to the limitations set forth in the merger agreement; (ii) any amounts in respect of certain reimbursement and indemnification obligations of Buyer and Merger Sub for certain costs, expenses or losses incurred or sustained by the Company in connection with providing financing cooperation to Buyer, as further specified in the merger agreement (the “Reimbursement Obligations”); and (iii) any amounts in respect of certain out-of-pocket costs and expenses (including attorneys’ fees) related to the Company’s efforts to obtain payment of the buyer termination fee, including any interest thereon at the prime rate as published in The Wall Street Journal in effect on the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable law, as specified in the merger agreement; provided, that in no event shall such collection costs exceed $10,000,000.
See the section entitled “The Merger Agreement — Financing and Financing Cooperation.”
Interests of Echo’s Directors and Executive Officers in the Merger
In considering the recommendation of the Company’s Board of Directors that Company stockholders vote to approve the merger agreement, Company stockholders should be aware that the directors and executive officers of Echo have potential interests in the proposed merger that may be different from, or in addition to, the interests of Company stockholders generally. The Company’s Board of Directors was aware of these interests and considered them, among other matters, in making its recommendation that Company stockholders vote to approve the merger agreement. See the section entitled “The Merger (Proposal 1) — Background of the Merger” and the section entitled “The Merger (Proposal 1) — Reasons for the Merger; Recommendation of the Echo Board of Directors.” These interests are described in more detail below, and certain of them are quantified in the narrative and the table below.
These material interests are summarized below:

•
The merger agreement provides for accelerated vesting and the cash-out of all Company restricted stock awards, performance shares and restricted stock units.

•
Certain of the Company’s executive officers may receive change in control severance compensation and benefits under existing agreements between such officers and the Company.

•
The merger agreement provides for the payment of minimum annual bonuses to the Company’s executive officers for calendar year 2021.

•
The Company’s directors and executive officers are entitled to continued indemnification and insurance coverage under indemnification agreements and the merger agreement.

Arrangements with Parent
As of the date of this proxy statement, none of our directors or executive officers has entered into any agreement with Parent or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation or one or more of its affiliates. Further, pursuant to the direction of the Company’s Board of Directors, prior to execution of the merger agreement, Parent held no discussions or negotiations with any executive officers or directors concerning future employment with the surviving corporation or one or more of its affiliates. Subsequent to the execution of the merger agreement, however, certain of our executive officers may have discussions with, and following the closing of the merger, may enter into agreements with, Parent or Merger Sub, their subsidiaries or their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation or one or more of its affiliates. Pursuant to the merger agreement, our executive officers will serve as officers of the surviving corporation immediately following the effective time until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the surviving corporation’s charter and by-laws.
Treatment and Quantification of Outstanding Company Equity Awards
Under the terms of the merger agreement, Company equity awards held by directors and executive officers outstanding immediately prior to the effective time of the merger will be subject to the following treatment:
Restricted Stock.   At the effective time, each outstanding share of restricted stock will be canceled and converted into the right to receive (without interest) an amount in cash equal to the per share merger consideration less any applicable taxes required to be withheld with respect to such payment, as provided in the merger agreement.
Performance Shares.   At the effective time, each outstanding performance share, to the extent unvested, shall vest either (1) as if the target level of performance had been achieved as of the effective time or (2) if specifically provided under an individual employment agreement or award agreement in the event of a “change of control,” at the greater of target or actual performance through the closing. All vested performance shares shall be canceled and converted into the right to receive (without interest) an amount in cash equal to the product of (1) the total number of such vested performance shares multiplied by (2) the per share merger consideration less applicable taxes required to be withheld with respect to such payment, as provided in the merger agreement.
Restricted Stock Units.   At the effective time, each outstanding restricted stock unit, vested or unvested, will be a canceled and converted into the right to receive (without interest) an amount in cash equal to the per share merger consideration less any applicable taxes required to be withheld with respect to such payment, as provided in the merger agreement.
The following table shows the estimated cash amounts each of the Company’s non-employee directors would be eligible to receive (without subtraction of applicable withholding taxes) in connection with the consummation of the merger with regard to the restricted stock units held by each of the Company's non-employee directors. The table assumes the closing of the merger will occur on November 30, 2021, which is the assumed effective time solely for purposes of the disclosure in this section:
Name of Non-Employee Director	No. of Restricted Stock Units(1)	Value of Restricted Stock Units upon Vesting ($)(2)
Samuel K. Skinner	5,385	259,826
Matthew Ferguson	5,385	259,826
David Habiger	5,385	259,826
William M. Farrow III	5,385	259,826
Virginia L. Henkels	5,385	259,826

(1)
This column includes the number of shares of Company common stock subject to outstanding Company restricted stock unit awards.

(2)
The consideration for Company restricted stock units in this column is equal to the number of shares of Company common stock subject to the award multiplied by $48.25.

2021 Annual Bonus Payments
The merger agreement provides that, with respect to the Company’s Annual Incentive Plan (“AIP”), and subject to the executive officer’s continuous employment with the Company or the surviving corporation or its subsidiary through December 31, 2021, Parent will or will cause the surviving corporation to pay to such executive officer a bonus for 2021 in an amount equal to the greater of (1) the bonus which the executive officer would have been entitled to under the AIP for 2021 based on actual and individual performance during the 2021 annual performance period (the “Actual 2021 Performance Bonus”) and (2) the “Executive Minimum Bonus Amounts” (as set forth in the disclosure schedules thereto). If the participant were to incur a termination without cause or a termination for good reason (as referenced in the merger agreement and as defined in their employment agreements) on or after the merger effective time, but prior to December 31, 2021, the named executive officer also would be eligible to receive a bonus for 2021 in an amount equal to the greater of the Actual 2021 Performance Bonus and the Executive Minimum Bonus Amount. The bonus amount is payable, in each case, as soon as practicable following the completion of the Company’s 2021 audit and no later than March 15, 2022.
Contractual Change in Control Benefits
Pursuant to their employment agreements, upon the merger our named executive officers are eligible for single-trigger accelerated vesting of 50% of their outstanding time-vested equity awards (i.e., restricted stock and restricted stock units) and 50% of their outstanding performance-vested awards (i.e., performance shares) at the greater of target or actual performance through the effective time of the merger. Pursuant to their equity award agreements for their performance shares, our named executive officers are eligible for single-trigger accelerated vesting of 100% of their outstanding performance shares, with 50% vesting at target through the end of the performance period and 50% vesting based on the better of target or actual performance through the date of closing. The merger agreement provides for single-trigger accelerated vesting of 100% of the executive officers’ outstanding time-vested awards and 100% of their outstanding performance shares at target through the end of the performance period. The named executive officers are thus eligible for acceleration of their outstanding time-vested equity awards under the merger agreement, their outstanding performance vested awards under their individual award agreements, and an accelerated payment of the 2021 AIP payments under the merger agreement. Other than the above single-trigger payments, our executive officers are not eligible for any other single-trigger payments upon the closing of the merger.
Our executive officers are eligible for certain double-trigger payments. Pursuant to the executive officers’ employment agreements, each executive officer is eligible for the following severance payments and benefits in the event such executive officer’s employment is terminated by the Company without “cause” or by the executive officer for “good reason” (in each case, as defined in their applicable employment agreement) in the 3 months preceding the public announcement of the merger or the 12 months following the closing of the merger, subject to the executive officer’s execution and nonrevocation of a general release in favor of the Company within 10 business days following the receipt of a copy of the release from the Company:
•
Cash Severance:   In addition to any accrued payments or benefits (i.e., accrued base salary), an amount equal to the product of two times the sum of (A) base salary as in effect on the date of termination, and (B) the greater of (x) the average of the three most recent annual performance bonuses received preceding the date of termination or (y) target annual performance bonus in effect as of the date of his termination, generally payable in a single lump sum as soon as reasonably practicable following the date the general release becomes nonrevocable, unless such amount is subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), in which case such amount shall be payable in equal installments over a 24-month period following such termination of employment in accordance with the Company’s normal payroll procedures;

•
Accelerated Vesting of Equity Awards:   Immediate vesting of all outstanding unvested time-vesting equity awards and any outstanding equity awards that would have vested based on performance (i.e., performance shares) at the greater of target or actual performance through the closing of the merger; and

•
Continuation of COBRA Benefits:   With respect to our named executive officers only, continuation of Company-paid insurance benefits for our named executive officers and their dependents until the earlier of: (i) 24 months following the termination for Messrs. Waggoner and Menzel and 12 months following the termination for Mr. Rogers or (ii) the date the named executive officer has secured comparable benefits through another organization’s benefits program.

Messrs. Waggoner and Menzel are subject to non-competition and non-solicitation restrictions during their employment term and for a period of 24 months following a termination of employment for any or no reason and Mr. Rogers is subject to similar restrictions during his employment term and for a period of 12 months following a termination of employment for any or no reason. Further, each named executive officer entered into a confidentiality agreement upon joining the Company that would remain in place following a double-trigger termination.
The employment agreements provide that any payments and benefits payable to the named executive officer will be reduced to the extent necessary to avoid any excise taxes on “excess parachute payments” that would otherwise be imposed under Section 280G and Section 4999 of the Code (“280G Cutback”), solely to the extent such reduction would put the named executive officer in a better position on an after-tax basis than if he received the excess parachute payments subject to the excise tax (“Best Pay Cutback Provision”). None of the executive officers are eligible for an excise tax gross-up.
For an estimate of the value of the severance benefits described above that would be payable to the Company’s named executive officers in connection with a change in control assuming a qualifying termination on November 30, 2021, see the section of this proxy statement captioned “-Quantification of Potential Payments to Named Executive Officers in Connection with the Merger” below.
Quantification of Potential Payments to Named Executive Officers in Connection with the Merger
As required by Item 402(t) of Regulation S-K, the table below sets forth the estimated payments that each of the Company’s named executive officers could receive that is based on or otherwise related to the merger. These amounts have been calculated assuming (1) the merger was consummated and each named executive officer experienced a qualifying termination on November 30, 2021, which is the assumed effective time solely for purposes of the disclosure in this section, (2) a per share price of Company common stock of $48.25, (3) each named executive officer’s base salary rate and annual target bonus remain unchanged from those in effect as of the date of this proxy statement, (4) the equity awards subject to accelerated vesting are those outstanding as of November 30, 2021 and (5) with respect to Code Section 280G, the full value of all payments and benefits have been used and no potential reductions have been applied pursuant to the Best Pay Cutback Provision in the employment agreements. See the section entitled “— Interests of the Company’s Directors and Executive Officers in the Merger” for further information about the compensation disclosed in the table below. The amounts set forth in the table below are the subject of a non-binding advisory vote of Company stockholders, as described in the section entitled “Advisory Vote on Named Executive Officer Merger-Related Compensation Arrangements (Proposal 2). ”
The amounts indicated below are estimates of amounts that would be payable to the named executive officers, and the estimates are based on multiple assumptions that may not prove correct, including assumptions described in this proxy statement. Accordingly, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below.
For purposes of this discussion, “single trigger” refers to benefits that arise as a result of the completion of the merger and “double trigger” refers to benefits that require two conditions, which are the completion of the merger and a qualifying termination.
Named Executive Officer	Golden Parachute Compensation
	Cash ($)(1)	Equity ($)(2)	Perquisites/Benefits ($)(3)	Total Value ($)(4)
Douglas R. Waggoner	6,035,516	19,122,746	20,910	25,179,172
Peter M. Rogers	1,912,500	3,054,047	10,455	4,977,002
David B. Menzel	3,397,843	8,965,703	20,910	12,384,456

(1)
Cash.   The amounts in this column include cash payments to which the named executive officers would be entitled in connection with the merger or under such executive officer’s employment agreement with the Company.

The estimated amount of each such payment is shown in the following table:
Named Executive Officer	Cash Severance ($)(a)	2021 AIP Bonus ($)(b)	Total ($)
Douglas R. Waggoner	4,308,541	1,726,975	6,035,516
Peter M. Rogers	1,440,000	472,500	1,912,500
David B. Menzel	2,543,818	851,025	3,394,843

(a)
The amounts in this column represent the “double trigger” cash severance payments to which the named executive officers would be entitled under their respective employment agreements upon a termination without cause or for good reason on November 30, 2021, immediately following the effective time of the merger. The cash severance is equal to two times the sum of the executive officer’s annual base salary and the greater of target bonus or prior 3-year average bonus (as further described above). The amounts are generally payable as a single lump sum, unless such amount is subject to Code Section 409A, in which case such amount shall be payable in equal installments over a 24-month period following such qualifying termination in accordance with the Company’s normal payroll procedures. As a condition to receiving these benefits, the named executive officers would be required to execute and not revoke a general release of claims in favor of the Company within 10 business days following the receipt of a copy of the release from the Company.

(b)
The amounts in this column represent a “double trigger” guaranteed annual cash bonus payment, payable in a single lump sum, equal to an amount that is the greater of the Actual 2021 Performance Bonus and the Executive Minimum Bonus Amount, assuming each named executive officer incurs a termination without cause or for good reason on November 30, 2021 immediately following the effective time of the merger, but before December 31, 2021. Since the Actual 2021 Performance Bonus is not currently determinable, we have assumed payout of the 2021 AIP Bonus based on (i) the maximum Company performance achievable, or 200% of the 2021 Company target performance opportunity and (ii) the estimated highest individual performance achievable, or 100% of the 2021 individual target performance opportunity. The bonus amount is payable in each case as soon as practicable following the completion of the Company’s 2021 audit and no later than March 15, 2022.

(2)
Equity.   As described in greater detail above in the sections entitled “- Treatment of Outstanding Equity Awards” and “-Contractual Change in Control Benefits”, any restricted stock and restricted stock unit awards outstanding immediately prior to the effective time of the merger will be canceled and converted into the right to receive (without interest) an amount in cash equal to the per share merger consideration less any applicable taxes required to be withheld with respect to such payment as provided in the merger agreement. Restricted stock and restricted stock units held by our named executive officers are not entitled to any additional vesting upon a “double trigger” event.

As described in greater detail above in the sections entitled “- Treatment of Outstanding Equity Awards” and “-Contractual Change in Control Benefits”, upon a “single trigger” event, the merger agreement provides that any unvested performance share outstanding immediately prior to the effective time of the merger will be canceled and converted into the right to receive (without interest) an amount in cash equal to the product of (i) the total number of the named executive officer’s Company vested performance shares multiplied by (ii) the per share merger consideration less any applicable taxes required to be withheld with respect to such payment. Under the named executive officers’ performance share award agreements, they will be eligible to receive accelerated vesting of 100% of their outstanding performance shares, with 50% vesting at target through the end of the performance period and 50% vesting based on the better of target or actual performance through the date of closing.
As described in greater detail above in the sections entitled “-Contractual Change in Control Benefits”, upon a “double trigger” event, the named executive officer’s employment agreements provide that where the named executive officer incurs a termination without cause or for good reason on November 30, 2021 immediately following the effective time of the merger, the named executive officer will receive vesting on their performance shares equal to the greater of target or actual performance, each through the closing of the merger. For purposes of this disclosure, we have assumed that the named executive officer will incur a qualifying termination on the date of the effective time of the merger. At the time of this filing, actual performance has already been achieved at the maximum, or 200% of target.
For purposes of this disclosure which assumes a “double trigger” event on November 30, 2021, since actual performance has already been achieved, the table reflects accelerated vesting of the performance shares at the better of target or actual performance through the closing, which would be 200% of target.
Named Executive Officer	Restricted Stock Awards (Single Trigger) ($)	Restricted Stock Units (Single Trigger) ($)	Performance Share Awards (Double Trigger) ($)	Total ($)
Douglas R. Waggoner	1,769,810	4,277,186	13,075,750	19,122,746
Peter M. Rogers	215,533	1,416,104	1,422,410	3,054,047
David B. Menzel	834,629	1,999,271	6,131,803	8,965,703

(3)
Perquisites/Benefits.   Amounts in this column represent estimated of continued Company-paid insurance benefits that are “double trigger” in nature and payable assuming each named executive officer terminates on November 30, 2021 immediately following the effective time of the merger. The amounts in this column represent the estimated total value of 24 monthly payments for Messrs. Waggoner and Menzel and 12 monthly payments for Mr. Rogers of Company-provided paid insurance benefits for each named executive officer and his dependents. In accordance with applicable SEC rules, the estimated value of such benefits was calculated based on the same assumptions used for financial reporting purposes under generally accepted accounting principles.

Insurance and Indemnification of Directors and Executive Officers
The terms of the merger agreement provide for certain post-closing covenants related to insurance and indemnification of directors and executive officers. For a description of such covenant, see the section entitled “The Merger Agreement — Directors and Officers’ Indemnification and Insurance.”
Benefits Arrangements with the Surviving Corporation
The terms of the merger agreement provide for certain post-closing covenants related to employee benefit arrangements. For a description of such covenants, see the section entitled “The Merger Agreement — Employee Benefits Matters.”

Material U.S. Federal Income Tax Consequences of the Merger
The following summarizes the material U.S. federal income tax consequences of the merger that are generally applicable to stockholders of Echo. The following discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated under the Code, and existing administrative rulings and court decisions, each as in effect as of the date of this proxy statement. These authorities are subject to change, possibly with retroactive effect, and to differing interpretations. Any change could affect the validity of the following discussion. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax considerations described herein. We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation.
This discussion is general in nature and does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances nor does it address any aspects of U.S. state, local or non- U.S. taxes, the alternative minimum tax or any aspects of the tax on “net investment income” imposed under Section 1411 of the Code. This discussion also does not address any special tax rules applicable to particular stockholders such as stockholders that are financial institutions, tax-exempt organizations, S corporations or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes (or an investor in such entities or arrangements), insurance companies, dealers in securities or traders in securities that elect to use a mark-to-market method of accounting, regulated investment companies, real estate investment trusts, stockholders who acquired their shares of Echo common stock pursuant to the exercise of compensatory stock options or otherwise in connection with the performance of services, U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar, U.S. expatriates, certain former citizens or long-term residents of the United States, any person who receives consideration other than cash in the merger (or any transaction related thereto), retirement plans or other tax-deferred accounts, and stockholders who hold their shares of Echo common stock as part of a hedge, straddle or other risk reduction, constructive sale or conversion transaction. The following discussion does not address tax consequences to the persons subject to the base erosion and anti-abuse tax. This discussion is limited to holders who hold their shares of Echo common stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment) and does not address the U.S. federal income tax consequences to holders who demand appraisal rights under Delaware law. In addition, the following discussion does not address non-income tax consequences or the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the merger (whether or not any such transactions are undertaken in connection with the merger ).
For purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of Echo common stock that is (i) an individual who is a citizen or resident of the United States, (ii) a corporation or an entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise treated as such for U.S. federal income tax purposes, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust (a) that is subject to the primary supervision of a court within the United States and all of the substantial decisions of which one or more United States persons, as defined in Section 7701(a)(30) of the Code, have the authority to control, or (b) that has a valid election in effect under the applicable Treasury Regulations to be treated as a “United States person” under the Code.
For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of shares of Echo common stock that is neither a U.S. Holder nor a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes.
If a partnership or another entity or arrangement treated as a partnership for U.S. federal income tax purposes is the owner of shares of Echo common stock, the tax treatment of the partner or owner in such partnership or other entity or arrangement will depend upon the status of the partner or owner and the activities of the partnership or other entity or arrangement. Accordingly, partnerships and other pass-through entities that hold shares of Echo common stock and partners or owners of such partnerships or other entities, as applicable, should consult their own tax advisors regarding the tax consequences of the merger.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH BELOW ARE INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY AND ARE BASED UPON CURRENT LAW AS OF THE DATE HEREOF. HOLDERS OF SHARES OF ECHO COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS.
U.S. Holders
In General
The merger will be a taxable transaction for U.S. Holders. A U.S. Holder will recognize gain or loss equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the surrendered shares of Echo common stock. A U.S. Holder’s adjusted tax basis in the shares of Echo common stock is generally the amount paid for such shares of Echo common stock (less the amount of any distribution received by such holder treated as a tax-free return of capital). If a U.S. holder acquired different blocks of shares of Echo common stock at different times or at different price, such U.S. holder must determine gain or loss separately for each block of shares of Echo common stock exchanged for cash pursuant to the merger. Such gain or loss generally will be capital gain or loss, and any such gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the shares of Echo common stock is greater than one year as of the closing. A reduced rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder. The deductibility of capital losses is subject to limitations.
Backup Withholding and Information Reporting
Cash consideration received by a U.S. Holder pursuant to the merger may be subject to backup withholding and information reporting. Backup withholding generally will apply only if the U.S. Holder fails to furnish a correct taxpayer identification number (“TIN”) or otherwise fails to comply with applicable backup withholding rules and certification requirements. Corporations are generally exempt from backup withholding. Each U.S. Holder should complete and sign the IRS Form W-9 (or substitute or successor form) included with the letter of transmittal and certify under penalties of perjury that such number is correct and that such U.S. holder is not subject to backup withholding. If a U.S. Holder fails to provide the correct TIN or certification,payments received may be subject to backup withholding, currently at a 24% rate. Backup withholding is not an additional tax. Amounts so withheld can be credited against such U.S. Holder’s federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.
Non-U.S. Holders
In General
Subject to the discussion below in “— Backup Withholding and Information Reporting”, a Non- U.S. Holder will generally not be subject to any U.S. federal income tax on any gain recognized upon such Non-U.S. Holder’s exchange of shares of Echo common stock pursuant to the merger agreement unless (i) such Non-U.S. Holder is an individual who is present in the United States for 183 or more days during the taxable year of such disposition and certain other conditions are met, (ii) the gain is effectively connected with the conduct of a U.S. trade or business of the Non-U.S. Holder and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained by such Non- U.S. Holder in the United States, or (iii) such Non-U.S. Holder’s shares of Echo common stock constitute a “U.S. real property interest” under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, which will generally be the case if, at any time during the shorter of the five-year period preceding the merger or the Non-U.S. Holder’s holding period for its shares of Echo common stock, Echo was a “United States real property holding corporation” and such holder held (actually or constructively) more than 5% of the shares of Echo common stock.
If a holder is a Non-U.S. Holder who is an individual and has been present in the United States for 183 or more days during the taxable year of the merger and certain other conditions are satisfied, such holder will be subject to a 30% tax (or a lower rate under an applicable tax treaty) on the gain recognized in the merger (which may be offset by certain U.S.-source capital losses).
If a holder is a Non-U.S. Holder and any gain recognized in the merger is effectively connected with a U.S. trade or business (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base within the United States), then the Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder. If the Non-U.S. Holder is a foreign corporation, it may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the U.S. and such Non-U.S. Holder’s country of residence.
Echo believes that it is not, and will not be as of the effective date of the merger, a “U.S. real property holding corporation.” However, there is no assurance that the IRS will not challenge that determination. In the event that the IRS were to successfully assert that Echo is a U.S. real property holding corporation, then any gain recognized on the sale of Echo’s stock by a Non-U.S. Holder who or that held (actually or constructively pursuant to applicable stock ownership attribution rules) more than 5% of Echo’s common stock at any time during the 5-year period ending on the effective date of the merger would be treated as effectively connected with the conduct of a trade or business within the United States and would therefore by subject to U.S. federal income tax at the graduated rates applicable to an individual or a corporation (depending on the Non-U.S. Holder’s status). Non-U.S. Holders should consult their tax advisors with respect to these rules.
Backup Withholding and Information Reporting
A Non-U.S. Holder is generally not subject to backup withholding and information reporting as described above under “— U.S. Holders — Backup Withholding and Information Reporting,” provided such Non-U.S. Holder properly certifies its non-U.S. status on an IRS Form W-8BEN, W-8 BEN-E, or another appropriate version of IRS Form W-8 or otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts so withheld can be credited against such Non-U.S. Holder’s U.S. federal income tax liability, if any, and may entitle such Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.
THE FOREGOING DISCUSSION IS NOT INTENDED TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. IN ADDITION, THE DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES WHICH MAY VARY WITH, OR ARE CONTINGENT ON, A STOCKHOLDER’S INDIVIDUAL CIRCUMSTANCES OR TO CERTAIN TYPES OF STOCKHOLDERS MENTIONED ABOVE. MOREOVER, THE DISCUSSION DOES NOT ADDRESS ANY NON-INCOME TAX OR ANY NON-U.S., STATE OR LOCAL TAX CONSEQUENCES OF THE MERGER. ACCORDINGLY, EACH STOCKHOLDER IS STRONGLY URGED TO CONSULT WITH SUCH STOCKHOLDER’S OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO SUCH STOCKHOLDER.
Regulatory Clearances
HSR Clearance.   Under the HSR Act and the rules promulgated thereunder, certain transactions, including the merger, may not be completed until notifications have been given and information furnished to the Antitrust Division and the FTC and all statutory waiting period requirements have been satisfied. Completion of the merger is subject to the expiration or earlier termination of the applicable waiting period under the HSR Act. The merger may not be completed until the expiration of a 30-calendar day waiting period, which begins when Buyer and Echo file Premerger Notification and Report Forms under the HSR Act with the Antitrust Division and the FTC, unless such waiting period is earlier terminated by the Antitrust Division and the FTC. Buyer and Echo filed their Premerger Notification and Report Forms on September 23, 2021, in connection with the merger, and the waiting period will therefore expire at 11:59 p.m. ET on October 23, 2021. If prior to the expiration or termination of the waiting period either the Antitrust Division or FTC issues a request for additional information or documentary material (a “second request”) from Buyer and Echo, the waiting period with respect to the merger would be extended until the 30th calendar day following the date of the parties’ substantial compliance with the second request. After that time, absent the agreement of Buyer and Echo, the acquisition can be blocked only by court order. The Antitrust Division and the FTC may terminate the applicable waiting period at any time before its expiration.
At any time before or after the expiration of the statutory waiting periods under the HSR Act, the Antitrust Division or the FTC may take action under the antitrust laws, including seeking to enjoin the completion of the merger, to rescind the merger or to conditionally permit completion of the merger subject to regulatory conditions or other remedies.
In addition, non-U.S. regulatory bodies and U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the merger or permitting completion subject to regulatory conditions. Private parties may also seek to take legal action under the antitrust laws under some circumstances. Although neither Buyer nor Echo believes that the merger will violate the antitrust laws, there can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.
Delisting and Deregistration of Company Common Stock
If the merger is completed, Echo common stock will be delisted from the Nasdaq and deregistered under the Exchange Act.

THE MERGER AGREEMENT
The following is a summary of the material provisions of the merger agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.
Explanatory Note Regarding the Merger Agreement
The following summary of the merger agreement, and the copy of the merger agreement attached as Annex A to this proxy statement, are intended to provide information regarding the terms of the merger agreement and are not intended to provide any factual information about Echo or to modify or supplement any factual disclosures about Echo in its public reports filed with the SEC. In particular, the merger agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Echo. The merger agreement contains representations and warranties by and covenants of Echo, Buyer and Merger Sub, and they were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the merger agreement were made solely for the benefit of the parties to the merger agreement, may be subject to limitations, qualifications and other particulars agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts or being made for other purposes, and may be subject to contractual standards of materiality or material adverse effect applicable to the contracting parties that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Echo’s public disclosures. The representations, warranties and covenants in the merger agreement and any descriptions thereof should be read in conjunction with the disclosures in Echo’s periodic and current reports, proxy statements and other documents filed with the SEC. See the section entitled “Where You Can Find Additional Information.” Moreover, the description of the merger agreement below does not purport to describe all of the terms of such agreement and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Annex A and is incorporated herein by reference.
Additional information about Echo may be found elsewhere in this proxy statement and Echo’s other public filings. See the section entitled “Where You Can Find Additional Information.”
Structure of the Merger; Bylaws; Directors and Officers
At the effective time, Merger Sub will merge with and into Echo, and the separate corporate existence of Merger Sub will cease. Echo will be the surviving corporation in the merger and will continue its corporate existence as a Delaware corporation and a wholly owned subsidiary of Buyer. Except as to the name of the surviving company, which will be “Echo Global Logistics, Inc.,” the bylaws of Merger Sub that are in effect immediately before the effective time will become the bylaws of the surviving corporation.
The individuals holding positions as directors of Merger Sub at the effective time will become the initial directors of the surviving corporation. The individuals holding positions as officers of Echo at the effective time will become the initial officers of the surviving corporation.
When the Merger Becomes Effective
The closing of the merger will take place at 9:00 a.m., New York time, on the third business day following the day on which the last to be satisfied or waived of the conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of those conditions) is satisfied or waived in accordance with the merger agreement, unless otherwise mutually agreed in writing between Echo and Buyer. For purposes of the merger agreement, “business day” refers to any day ending at 11:59 p.m. ET, other than a Saturday or Sunday, or a day on which banks are required or authorized to close in the City of New York.

On the closing date, Echo, Merger Sub and Buyer will file the certificate of merger with the Secretary of State of the State of Delaware. The merger will become effective at the time when the certificate of merger has been duly filed with and accepted by the Secretary of State of the State of Delaware, or at such later time as may be agreed by the Company and Buyer in writing and specified in the certificate of merger.
As of the date of the filing of this proxy statement, we expect to complete the merger during the second half of calendar year 2021. However, completion of the merger is subject to the satisfaction or waiver of the conditions to the completion of the merger, which are described below and include regulatory clearances, and it is possible that the merger will not be completed until a later time, or at all. There may be a substantial amount of time between the Special Meeting and the completion of the merger. After the requisite company vote is obtained, Echo’s Board will not have the right to terminate the merger agreement in order to accept any alternative acquisition proposal. We expect to complete the merger promptly after the requisite company vote is obtained and all required regulatory clearances have been received.
Effect of the Merger on the Common Stock
At the effective time, each share of Company common stock issued and outstanding immediately before the effective time (other than (1) shares owned by Buyer, Merger Sub or any other wholly owned subsidiary of Buyer and shares owned by Echo as treasury stock, “excluded shares”, (2) shares owned by stockholders of Echo who have complied with the applicable provisions of Section 262 of the DGCL prior to the effective time (the shares referred to in clause (2), “dissenting shares”) and (3) Echo restricted stock awards, restricted stock units and performances shares (which will be converted as described below)) will be converted into the right to receive the merger consideration. The merger consideration will be $48.25 per share in cash, without interest. Buyer, Echo, Merger Sub, and the paying agent for the merger consideration will each be entitled to deduct and withhold any amounts due under applicable tax laws from the amounts that would otherwise be payable under the terms of the merger agreement.
At the effective time, each holder of dissenting shares will be entitled to receive payments in accordance with the provisions of Section 262 of the DGCL, unless and until such holder fails to comply with the provisions of Section 262 of the DGCL or effectively withdraws or otherwise loses such holder’s rights to receive payment under Section 262 of the DGCL. If any such holder fails to comply with the provisions of Section 262 of the DGCL or effectively withdraws or loses such right, such dissenting shares will be treated as if they had been converted at the effective time into the right to receive the merger consideration.
At the effective time, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the effective time will be converted into one share of common stock, par value $0.01 per share, of the surviving corporation.
Withholding Rights
Buyer, Echo, Merger Sub, the surviving corporation and the paying agent for the merger consideration will each be entitled to deduct and withhold any amounts due under applicable tax laws from the amounts that would otherwise be payable under the terms of the merger agreement, and any such withheld amounts that are timely paid to the appropriate taxing authorities will be treated as having been paid to the person from whom such amounts were originally deducted and withheld.
Treatment of Company Equity Awards
Restricted Stock.   At the effective time, each outstanding share of restricted stock will be canceled and converted into the right to receive (without interest) an amount in cash equal to the per share merger consideration less applicable taxes required to be withheld with respect to such payment, as provided in the merger agreement.
Performance Shares.   At the effective time, each outstanding performance share, to the extent unvested, shall vest either (1) as if the target level of performance had been achieved as of the effective time or (2) if specifically provided under an individual employment agreement or award agreement in the event of a “change of control,” at the greater of target or actual performance through the closing. All vested performance shares shall be canceled and converted into the right to receive (without interest) an amount in cash equal to the product of (1) the total number of such vested performance shares multiplied by (2) the per share merger consideration less applicable taxes required to be withheld with respect to such payment, as provided in the merger agreement.
Restricted Stock Units.   At the effective time, each outstanding restricted stock unit, vested or unvested, will be a canceled and converted into the right to receive (without interest) an amount in cash equal to the per share merger consideration less applicable taxes required to be withheld with respect to such payment, as provided in the merger agreement.
Payment for Common Stock in the Merger
At or prior to the effective time, Buyer or Merger Sub will deposit, or cause to be deposited, with a paying agent cash sufficient to pay the aggregate merger consideration (other than in respect of excluded shares and dissenting shares). Promptly (and no later than the third business day) after the effective time, the surviving corporation will cause the paying agent to mail to each holder of record of shares of Company common stock (other than excluded shares) (1) a notice of the effectiveness of the merger, (2) a letter of transmittal and (3) instructions for effecting the surrender of certificates or book-entry shares to the paying agent in exchange for payment of the merger consideration. Upon surrender to the paying agent of certificates or book-entry shares, as applicable, together with, in the case of share certificates, the letter of transmittal, duly completed and validly executed, or, in the case of book-entry shares, receipt of an “agent’s message” by the paying agent, and such other documents as may be reasonably required, the holder of such certificates or book-entry shares will be entitled to receive payment of the merger consideration which the holder is entitled to pursuant to the merger agreement (after giving effect to any required tax withholding).
Representations and Warranties
The merger agreement contains representations and warranties of Echo, subject to certain exceptions in the merger agreement, in the company disclosure schedule delivered in connection with the merger agreement and in certain of Echo’s public filings, as to, among other things:
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organization, good standing and qualification to do business;

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capital structure;

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corporate authority, approvals relating to the execution, delivery and performance of the merger agreement and the fairness of the merger agreement;

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governmental filings and the absence of certain violations of certain contracts;

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the reports, forms, documents and financial statements required to be filed with the SEC, and the establishment and maintenance of certain disclosure controls and procedures and internal control over financial reporting;

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the absence of certain changes, including that there has not been a company material adverse change with respect to Echo, from December 31, 2020 and ending on September 9, 2021;

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the absence of undisclosed litigation and liabilities;

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employee benefit plans and other agreements, plans and policies with or concerning employees;

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compliance with applicable laws and licenses;

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takeover statutes;

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environmental matters;

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tax returns, filings and other tax matters;

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employee relations, labor matters and compliance with labor and employment laws;

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intellectual property and information technology assets;

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insurance;

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material contracts;

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real property;

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brokers and finders;

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affiliate transactions;

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COVID-19; and

•
international trade and anti-corruption matters;

The merger agreement also contains representations and warranties of Buyer and Merger Sub, subject to certain exceptions in the merger agreement, as to, among other things:
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organization, good standing and qualification to do business;

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corporate authority and approvals relating to the execution, delivery and performance of the merger agreement;

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governmental filings and the absence of certain violations;

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the absence of certain actions, including civil, criminal or administrative actions, claims, arbitrations, investigations or other proceedings;

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the sufficiency of the funds available to Buyer and Merger Sub to pay the merger consideration and the other amounts payable under the merger agreement;

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the capitalization of Merger Sub;

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brokers and finders;

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solvency;

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ownership of Company capital stock;

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proxy statement;

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stockholder and management arrangements;

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investment intention; and

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guarantee.

Some of the representations and warranties in the merger agreement are qualified by materiality qualifications or a “company material adverse change” qualification, as discussed below.
For purposes of the merger agreement, a “company material adverse effect” means any event, change, effect, development, circumstance, condition, fact, state of facts or occurrence (each a “change”) that, when considered individually or in the aggregate with all other changes, is or would be reasonably likely to be materially adverse to (x) the ability of the Company to timely perform its obligations under, and consummate the transactions contemplated by the merger agreement on or prior to the effective time or (y) the business, financial condition, assets, liabilities or results of operations of the Company and its subsidiaries taken as a whole. However, no change, effect, event, occurrence or development to the extent resulting from the following will constitute or be taken into account in determining whether there is a company material adverse effect:
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changes in the legal, tax, economic, political and/or regulatory conditions in the Unites States or other countries in which the Company or any subsidiaries conduct operations including (1) any changes generally affecting the securities, credit or financial markets or (2) any changes in interest or exchange rates;

•
changes in or affecting the industry or industries in which the Company or any of its subsidiaries operate (including such changes resulting from general economic conditions);

•
the announcement or pendency of the merger agreement and the transactions contemplated thereby (including the merger and the announcement of any pending litigation or regulatory matters),

provided this does not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address, as applicable, the consequences resulting from the execution and delivery of the merger agreement, or the announcement, pendency or consummation of the transactions contemplated by the merger agreement;
•
the identification of Buyer or any of its affiliates as the acquirer of the Company;

•
changes arising out of acts of terrorism or sabotage, civil disturbances or unrest, war (whether or not declared), the commencement, continuation or escalation of a war or military action, acts of hostility, weather conditions or other acts of God (including storms, earthquakes, floods or other natural disasters) or force majeure events, including any material worsening of such conditions threatened or existing on the date of the merger agreement;

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changes arising due to COVID-19 or any law, directive, pronouncement or guideline issued by a government entity that relate to arise out of an epidemic, pandemic or disease outbreak (including the COVID-19 pandemic); or any change in law, directive or pronouncement or guidelines or interpretation, in each case, to the extent that they have the force of law or are binding or are affecting the person which they purport to apply, following the date of the merger agreement or the Company or its subsidiaries’ compliance therewith;

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any adoption, implementation, promulgation, repeal, modification, amendment or change in applicable laws, including to the extent relevant to the business of the Company or its subsidiaries, in any legal or regulatory requirement or condition or the regulatory enforcement environment;

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changes in GAAP or any foreign equivalents thereof after the date of the merger agreement or the interpretations thereof;

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any action or omission (1) taken by Buyer or its affiliates, (2) required pursuant to the terms of the merger agreement or (3) pursuant to the written request or with the written consent of Buyer or its affiliates;

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any failure by the Company to meet any internal or published projections, forecasts, estimates of revenues or earnings for any period (provided that this exception will not prevent or otherwise affect a determination that any change underlying such failure has resulted in, or contributed to, a company material adverse change); and

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a decline in the price or trading volume of the Company’s common stock (provided that this exception will not prevent or otherwise affect a determination that any change underlying such decline has resulted in, or contributed to, a company material adverse change).

However, with respect to the matters described in the foregoing first, second, fifth, sixth seventh and eighth bullet points above, such change may be taken into account to the extent that it has a disproportionate adverse impact or impacts of such change on Echo and its subsidiaries as compared to other companies of similar size operating in the industry or market in which the Company and its subsidiaries operate.
Conduct of Business Pending the Merger
The merger agreement provides that, from the date of the merger agreement until the earlier of the effective time and the termination of the merger agreement, except as required by the merger agreement, as required by applicable laws or any governmental entity, with the prior written approval of Buyer (which may not be unreasonably withheld, delayed or conditioned) as set forth in the disclosure schedule to the merger agreement or with respect to any COVID-19 measures to the extent reasonably necessary for the operation of the Company, the business of Echo and its subsidiaries will be conducted in all material respects, in the ordinary course of business (including, for the avoidance of doubt consistent with past practice in light of COVID-19) and applicable law, the Company will not and will cause its subsidiaries not to, take any of the following actions:
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adopt any amendments to its certificate of incorporation or bylaws or other applicable governing instruments;

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merge or consolidate the Company or any of its subsidiaries with any other person or restructure, reorganize or completely or partially liquidate the Company or any of its subsidiaries, except for any such transactions solely among subsidiaries of the Company

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acquire assets or capital stock outside the ordinary course of business from any other person with a value or purchase price in the aggregate in excess of $5,000,000 in any transaction or series of related transactions;

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issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, or encumbrance of, any shares of capital stock of the Company or any of its subsidiaries, other than (1) as required pursuant to the terms of any existing benefit plan or contract of the Company in effect prior to the date of the merger agreement and made available to Buyer, or as otherwise required by applicable laws, granting or providing any severance or termination payments or benefits to any director, officer or other employee of the Company or any of its subsidiaries in the ordinary course of business, consistent with past practice or pursuant to existing contracts, increasing or decreasing the compensation or make any new equity awards to any director, officer or other employee of the Company or any of its subsidiaries in the ordinary course of business, consistent with past practice or pursuant to existing contracts, or establishing, adopting, entering into, terminating or materially amending or modifying any benefit plan if in effect on the date of merger agreement made in connection with the annual renewal of group welfare benefit contracts in the ordinary course of business or consistent with past practice that do not materially increase the costs to the Company or any of its subsidiaries of any such benefit plan, (2) any issuance, of Company common stock upon the settlement of Company restricted shares and performance shares outstanding as of the merger agreement date; or (3) the issuance of shares of capital stock by a subsidiary of the Company to the Company or to another subsidiary of the Company, or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible, exchangeable or exercisable securities;

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make any loans, advances or capital contributions to or investments in any person (other than the Company or any direct or indirect subsidiary of the Company) in excess of $2,000,000 in the aggregate;

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declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for dividends paid by any direct or indirect subsidiary of the Company to the Company or to any other direct or indirect subsidiary of the Company;

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reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock, other than (1) to the extent required by the stock plan or any award outstanding on the date of the merger agreement, or (2) the acquisition of any Company common stock tendered by current or former employees or directors in order to pay taxes in connection with the settlement of restricted shares, or performances shares;

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incur any indebtedness for borrowed money or guarantee such indebtedness of another person (other than a subsidiary of the Company), or issue or sell any debt securities or warrants or other rights to acquire any debt security of the Company or any of its subsidiaries, other than for indebtedness for borrowed money incurred in the ordinary and usual course of business pursuant to the existing credit facility and that can be repaid without penalty on or prior to the closing date or issuances of letters of credit under the Company’s revolving credit facility;

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make or authorize any capital expenditure in excess of $2,500,000 in the aggregate, other than expenditures relating to internally developed software in the ordinary course of business;

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make any material changes with respect to accounting policies or procedures except as required by changes in GAAP or a governmental entity;

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settle any litigation or other proceedings before a governmental entity for an amount payable by the Company or any of its subsidiaries in excess of $2,500,000 or for any commitment, obligation or liability of the Company less than such amount;

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make, change or revoke any material tax election, change any tax accounting period, adopt or change any material tax accounting method, amend any material tax return, enter into any closing agreement in respect of taxes, settle or compromise any material liability or claim for taxes, or surrender any material claim for a refund of taxes;

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except for transactions among the Company and its subsidiaries or among the Company’s subsidiaries, transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon or allow to lapse or expire or otherwise dispose of any assets or businesses of the Company or its subsidiaries, including capital stock or any of its subsidiaries, in each case which are material to the Company and its subsidiaries taken as a whole, other than equipment, inventory, supplies and other assets in the ordinary course of business and other than pursuant to contacts in effect prior to the date of the merger agreement;

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except as required pursuant to the terms of any existing benefit plan or contract in effect prior to the date of the merger agreement and made available to Buyer, or as otherwise required by applicable laws, (1) grant or provide any severance or termination payments or benefits to any director, officer or other employee of the Company or any of its subsidiaries, except in the ordinary course of business or consistent with past practice or pursuant to existing contracts, (2) increase or decrease the compensation or make any new equity awards to any director, officer or other employee of the Company or any of its subsidiaries, except in the ordinary course of business or consistent with past practice, or (3) establish, adopt, enter into, terminate or materially amend or modify any benefit plan (or any arrangement that would be a benefit plan if in effect on the date of the merger agreement), other than changes that are made in connection with the annual renewal of group welfare benefit contracts in the ordinary course of business or consistent with past practice that do not materially increase the costs to the Company or any of its subsidiaries of any such benefit plan;

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negotiate, modify, extend or enter into any labor agreement or recognize or certify any labor union, labor union, labor organization, works council, employee representative or group of employees as the bargaining representative for any employees of the Company or its subsidiaries;

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implement or announce any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other actions that would be reasonably likely to implicate the WARN Act;

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hire, engage, terminate (without cause), furlough, or temporarily layoff any employee or independent contractors with annual base compensation in excess of $250,000;

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waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former employee or independent contractor;

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enter into or adopt any poison pill or similar stockholder rights plan, in each case, applicable to the merger and the other transactions contemplated by the merger agreement;

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amend or modify in any material respect, waive any material rights under, terminate (other than in the ordinary course of business or any termination in accordance with the terms of an existing material contract (as that term is defined in the merger agreement) that occurs automatically), (1) release, settle or compromise any material claim, liability or obligation under any material contract or (2) enter into (other than in the ordinary course of business) any contract which if entered into prior to the date of the merger agreement would have been a material contract

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enter into any new line of business outside the existing business of the Company and its subsidiaries as of the date of the merger agreement;

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abandon, sell, assign, license permit to lapse or otherwise dispose of any material company intellectual property (as defined in the merger agreement), other than non-exclusive licenses granted in the ordinary course of business; or

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agree, authorize or commit to take any of the foregoing actions.

In addition, Buyer has agreed that it will not knowingly take or permit any of its subsidiaries to take any action that could reasonably be likely to prevent or delay the completion of the merger.

Access
Subject to certain exceptions and limitations and solely for purposes of furthering the merger and the other transactions contemplated by the merger agreement or integration planning relating thereto, Echo is required to, and required to cause its subsidiaries to, provide reasonable access, during normal business hours throughout the period prior to the effective time of the merger, to its employees, properties, books, contracts and records, and during such period the Company is required, and it shall require its subsidiaries to, to furnish promptly to Buyer all information concerning its business, properties and personnel as may be reasonably requested. However, Echo is not required to (1) permit any inspection, or to disclose any information that in the reasonable judgment of the Company would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality; (2) to disclose (a) any privileged information of the Company or any of its subsidiaries, (b) any information that is competitively sensitive or (c) any information that would violate law; (3) to permit Buyer or any of its representatives to conduct any Phase II environmental site assessment or other invasive or intrusive environmental sampling or investigation; provided , however, that in respect of any information withheld pursuant to clauses (1) and (2), the Company will use commercially reasonable efforts to provide such information in a manner that does not result in disclosure or violation of privileged information or any such obligations, is not competitively sensitive or would not violate law. All requests for information shall be directed to the executive officer of or other person designated by the Company. Buyer is required to and to cause its representatives to, use commercially reasonable efforts to minimize the disruption to the businesses of the Company and its subsidiaries resulting from receiving access.
Acquisition Proposals; No Solicitation
Except as permitted by the merger agreement, Echo must not, and must cause its subsidiaries and its and its subsidiaries’ directors and officers not to, and must direct and use commercially reasonable efforts to cause its and its subsidiaries’ respective representatives not to, directly or indirectly:
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initiate, solicit, or knowingly take any action to facilitate or encourage the submission of, or take any action designed to lead to any inquiries, indications of interest or the making of any proposal or offer that constitutes, or would reasonably be expected to result in, an acquisition proposal (as defined below) (including by way of providing access to non-public information);

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enter into, engage in, continue or otherwise participate in any discussions or negotiations regarding any acquisition proposal; or

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otherwise knowingly assist, participate in or knowingly facilitate any effort or attempt to make an acquisition proposal.

Pursuant to the merger agreement, an “acquisition proposal” means any proposal, offer or indication of interest or offer involving any person or group (other than Buyer or its subsidiaries) relating to:
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a merger, sale, license, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction; or

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any other direct or indirect acquisition, involving 15% or more of the total voting power of any class of equity securities of the Company, or 15% or more of the consolidated total assets (including equity securities of the Company’s subsidiaries), consolidated revenues or consolidated net income of the Company, in each case other than the transactions contemplated by the merger agreement.

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any combination of the foregoing.

Existing Discussions or Negotiations
Pursuant to the merger agreement, Echo has agreed to, and to cause its subsidiaries and instruct the Company’s and its subsidiaries’ respective representatives to, (1) immediately cease and cause to be terminated any existing solicitation, initiation, discussion or negotiation with any person conducted by the Company, its subsidiaries, or any of their representatives with respect to any acquisition proposal or with respect to any inquiries, indications of interest or offer that would reasonably be expected to result in an acquisition proposal other than to (a) direct such persons to relevant provisions in the merger agreement or (b following receipt of an unsolicited acquisition proposal, contacting such person or its representatives solely to clarify terms and conditions of such acquisition proposal pursuant to and in accordance with the relevant provisions of the merger agreement, as discussed below; (2) within three (3) business days as of the date of the merger agreement, request in writing that each person that has executed a confidentiality agreement in connection its consideration of any acquisition proposal or potential acquisition proposal, promptly destroy or return to the Company all nonpublic information previously furnished by the Company or any of its representatives to such persons or any of such person’s representatives in accordance with the terms of such confidentiality agreement (3) within one (1) business day as of the date of the merger agreement, terminate access to any physical or electronic data room relating to a possible acquisition proposal by such person and its representatives and (4) not waive any standstill, confidentiality or similar provision to which the Company or any subsidiaries is a party.
Notwithstanding anything to the contrary contained in the merger agreement, Echo will not be restricted from permitting a person to request a waiver of a “standstill” or similar obligation solely to make an unsolicited and nonpublic acquisition proposal to the Company if Echo’s Board determines in good faith, after consultation with its outside legal counsel and financial advisor, that the failure to do so would be inconsistent with the directors’ fiduciary duties under applicable law.
Receipt of Acquisition Proposals
Notwithstanding certain provisions of the merger agreement described above, prior to the time the requisite company vote is obtained, if Echo receives a bona fide written acquisition proposal not solicited in violation of Echo’s non-solicitation obligations under the merger agreement, and if Echo’s Board determines in good faith after consultation with its outside legal counsel and financial advisor, that (1) based on the information then available and after consultation with its outside legal counsel and independent financial advisor, the acquisition proposal constitutes or could reasonably be expected to result in a superior proposal (as defined below)s, and (2) the failure to take the applicable action would be inconsistent with the directors’ fiduciary duties under applicable law, then Echo may:
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provide information (including access to the employees of the Company and its subsidiaries) to the person making the acquisition proposal; provided that in the event the information has not previously been made available to Buyer, Echo must promptly (and, in any event, within 24 hours) provide the information to Buyer, and that, prior to furnishing the information, Echo must receive from the person making the acquisition proposal an executed confidentiality agreement with terms not less restrictive in the aggregate to the other party than the terms in the confidentiality agreement between Echo and Buyer are on Buyer; provided that, competitively sensitive information or data provided to any such person who is a competitor of the Company or any of its subsidiaries will only be provided in a separate “clean data room” and subject to customary “clean team arrangements regarding access to such information or data;

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contact a person who has made an unsolicited bona fide written acquisition proposal solely to clarify the terms and conditions thereof; or

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engage in or participate in discussions and/or negotiations with that person regarding the unsolicited bona fide written acquisition proposal.

Pursuant to the merger agreement, a “superior proposal” means a bona fide written acquisition proposal from any person or group, made after the date of the merger agreement that did not result from a breach of Echo’s non-solicitation obligations under the merger agreement and that would result in any person or group becoming the beneficial owner of, directly or indirectly, more than 50% of the consolidated total assets (including equity securities of Echo’s subsidiaries), consolidated revenues or consolidated net income or the total voting power of any class of equity securities of the Company ], that Echo’s Board has determined in good faith, after consultation with its outside legal counsel and its financial advisor, taking into account all relevant factors (including closing certainty, certainty of financing, the legal, financial, timing and regulatory aspects of the acquisition proposal, conditions to consummation and the identity of the person(s) making the proposal) and the likelihood of the proposal being completed in accordance with its terms that, if completed, would result in a transaction (1) more favorable to Echo’s stockholders from a financial point of view than the merger and (2) that is reasonably likely to be completed, on the terms proposed “ — Change of Board Recommendation; Alternative Acquisition Agreement”).

Echo must promptly (and, in any event, within 24 hours) give written notice to Buyer if Echo or any of its subsidiaries receives (1) any inquiry, proposal, offer or indication of interest with respect to, or that would reasonably be expected to result in, an acquisition proposal, (2) any request by any person for non-public information in connection with or with respect to any acquisition proposal or (3) any discussions or negotiations, or to initiate or continue discussions or negotiations, with respect to an acquisition proposal, setting forth in the notice the name of the person and the material terms and conditions of any such acquisition proposal (including, if applicable, complete copies of any inquiry, proposal, offer or indication of interest, including proposed agreements and any other material document) and thereafter must keep Buyer reasonably informed, on a prompt basis (and, in any event, within 24 hours), of the status and terms of any such inquiry, request for information, proposal, offer or indication of interest (including any amendments or material changes thereto) and the status of any such discussions or negotiations (including any change in the Company’s intentions previously notified).
Change of Board Recommendation; Alternative Acquisition Agreement
Echo’s Board has unanimously recommended that Echo stockholders vote “FOR” the merger proposal. The merger agreement permits Echo’s Board to effect a change of recommendation (as defined below) only in certain limited circumstances, as described below.
Except as expressly permitted by the merger agreement, Echo’s Board may not:
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withhold, withdraw, qualify, amend or modify (or publicly propose or resolve to withhold, withdraw, qualify, amend or modify) in a manner adverse to Buyer, the company recommendation with respect to the merger or approve, recommend or otherwise declare advisable any acquisition proposal;

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cause or permit the Company or any of its subsidiaries to enter into any letter of intent, memorandum of understanding, acquisition agreement or similar definitive agreement (other than an acceptable confidentiality agreement as defined in the merger agreement) relating to or that would reasonably be expected to result in any acquisition proposal, an “alternative acquisition agreement”;

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adopt, approve or recommend, or publicly propose to adopt, approve or recommend , any acquisition proposal or enter into an alternative acquisition agreement;

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fail to include the company recommendation in this proxy statement; or

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fail to expressly reaffirm publicly the company recommendation within ten (10) business days following Buyer’s written request to do so if an acquisition proposal is publicly announced or disclosed.

The actions described in the first bullet point above is referred to in this proxy statement as a “change of recommendation.”
However, before the requisite company vote is obtained, Echo’s Board may effect a change of recommendation and/or terminate the merger agreement in response to a superior proposal, in each case if Echo’s Board has determined in good faith, after consultation with its outside legal counsel and financial advisor, that an acquisition proposal constitutes a superior proposal and the failure to do so would be inconsistent with the directors’ fiduciary duties under applicable law. Before effecting a change of recommendation or terminating the merger agreement in response to a superior proposal, (1) Echo must have given Buyer at least five (5) business days’ prior written notice of its intention to do so, (2) Echo and its representatives must have afforded Buyer the opportunity to negotiate in good faith with Echo to enable Buyer to propose in writing a binding offer to make revisions to the terms of the merger agreement or the transactions contemplated thereby and (3) at the end of the notice period, Echo’s Board must have considered in good faith the binding written offer and any other information it deems appropriate, and must have determined in good faith, after consultation with its outside legal counsel and its financial advisor, that the superior proposal continues to constitute a superior proposal if the changes proposed in the binding offer by Buyer were to be given effect.
In addition, before the requisite company vote is obtained, Echo’s Board may effect a change of recommendation in response to an intervening event if Echo’s Board has determined in good faith, after consultation with its outside legal counsel, that the failure to do so would be inconsistent with the directors’

fiduciary duties under applicable law. Before effecting a change of recommendation in response to an intervening event, (1) Echo must have given Buyer at least four (4) business days’ prior written notice of its intention to do so, (2) Echo must have afforded Buyer the opportunity to negotiate in good faith with Echo to enable Buyer to propose in writing a binding offer to make revisions to the terms of the merger agreement and (3) at the end of the notice period, Echo’s Board must have considered in good faith the binding written offer and any other information it deems appropriate, and must have determined in good faith, after consultation with its outside legal counsel, that the failure to effect a change of recommendation would still be inconsistent with its fiduciary duties under applicable law if the changes proposed in the binding offer by Buyer were to be given effect. Under the merger agreement, an “intervening event” means a material development or material change in circumstances respect to the Company or its subsidiaries occurring after the date of the merger agreement and prior to the time that the company requisite vote is obtained that was not known to, or reasonably foreseeable by Echo’s Board as of or prior to September 9, 2021 (or if known or reasonably foreseeable, the magnitude or material consequences of which were not known or reasonably foreseeable by Echo’s Board as of September 9, 2021; and provided that in no event will any of the following constitute or be deemed to be an intervening event: (1) any acquisition proposal, (2) the fact in and of itself the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after September 9, 2021 or any changes after September 9, 2021 (provided that any underlying cause for the change of meeting or exceeding such metrics may be taken into account for purposes of determining whether an intervening event has occurred) or (3) changes in the stock price or trading volume of Echo (provided that any underlying cause of changes in stock price or trading volume may be taken into account for purposes of determining whether an intervening event has occurred); provided, further, that an acquisition proposal that resulted from a breach of Echo’s non-solicitation obligations under the merger agreement may not be the basis for an intervening event.
In the event of any modification to the financial terms or any other material terms of any acquisition proposal, Echo must satisfy the notice requirement described above with a new written notice to Buyer, and comply with the negotiation requirements described above, provided that the subsequent notice period (and any subsequent notice period thereafter) will be three (3) business days instead of five (5) business days.
The merger agreement does not prohibit Echo or Echo’s Board from taking and disclosing to the stockholders of Echo a position contemplated by Rule 14e-2(a) and Rule 14d-9 promulgated under the Exchange Act or making any disclosure to the stockholders of Echo that is required by applicable law. Any “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act will not be deemed to be a change of recommendation; provided that any such disclosure that has the substantive effect of withholding, withdrawing, modifying or qualifying in any manner adverse to the company recommendation will be deemed to be a change of recommendation unless Echo’s Board expressly publicly reaffirms the company recommendation in such communication without any qualification.
Echo Stockholders’ Meeting
Echo has agreed to take all reasonable action necessary and in accordance with the DGCL to convene a meeting of the holders of Echo common stock (which meeting, together with any adjournment or postponement, is referred to in this proxy statement as the “Echo stockholders’ meeting”) as promptly as reasonably practicable after the date the SEC staff advises that it has no further comments on this proxy statement or that Echo may commence mailing this proxy statement to its stockholders, to consider and vote upon the approval of the merger agreement and to cause such vote to be taken. Echo is permitted to postpone or adjourn the Echo stockholders’ meeting to a later date for the following reasons: (1) with the consent of Buyer, (2) to the extent the Company believes in good faith that such adjournment is reasonably necessary to (a) ensure that any required supplement or amendment to the proxy statement is provided to stockholders of the Company within a reasonable amount of time of the Company stockholders’ meeting, (b) to allow reasonable additional time to solicit additional proxies necessary to obtain the company requisite vote (including after commencement of an acquisition proposal that is a tender offer or exchange offer), or (c) if, as of the original date of the Company stockholders’ meeting, the Company is unable to obtain a quorum of its stockholders at the Company stockholders’ meeting necessary to conduct business at such meeting. However, unless consented to in writing by Buyer (such consent not to be unreasonably withheld, conditioned or delayed), all such adjournments or postponements will be for periods of no more than ten calendar days at a time or by more than 30 calendar days in the aggregate after the date on which the Company stockholders’ meeting was originally scheduled. In addition, the record date of the Company stockholders’ meeting will not be changed without the written consent of Buyer (which consent will not be unreasonably withheld, conditioned or delayed), unless required by law. Subject to Echo’s rights to effect a change of recommendation in response to an intervening event or a superior proposal and to terminate the merger agreement in response to a superior proposal, as described in the section entitled “ — Change of Board Recommendation; Alternative Acquisition Agreement,” Echo’s Board must include the company recommendation in this proxy statement and must take all lawful action to obtain the requisite company vote.
Financing and Financing Cooperation
The merger is not conditioned upon receipt of financing by Buyer. It is anticipated that the total amount of funds necessary to complete the merger and the related transactions, and to pay the fees and expenses required to be paid at the closing of the merger by Buyer and Merger Sub under the merger agreement, will be approximately $1,418.5 million in cash. In connection with the financing of the merger, The Resolute Fund V, L.P. (the “TJC Fund”) and Buyer have entered into an equity commitment letter, dated September 9, 2021 (the “Equity Commitment Letter”), in respect of the Equity Commitment. The Equity Commitment is equal to $758.1 million in cash (the “Equity Commitment”).
Buyer expects to finance the merger with debt financing, together with cash on hand (including proceeds received pursuant to the Equity Commitment Letter). In connection with entering into the merger agreement, Buyer has entered into a commitment letter (the “Debt Commitment Letter”), dated as of October 1, 2021, with Credit Suisse, Citi, BMO, Bank of Montreal, BNP, Citizens, KeyBank, UBS Finance, UBS Securities, and MUFG (collectively, and together with other financial institutions that from time to time provide commitments thereunder, the “commitment parties”), pursuant to which, subject to the terms and conditions set forth therein, the applicable commitment parties have committed to provide (i) a seven-year senior secured first lien term loan facility in an aggregate principal amount of $550.0 million, (ii) an eight-year senior secured second lien term loan facility in an aggregate principal amount of $160.0 million and (iii) a five-year senior secured first lien revolving credit facility in an aggregate principal amount equal to $100.0 million (collectively, the “credit facilities”), to fund a portion of the consideration for the merger, refinance certain existing indebtedness of the Company and related transaction fees, costs and expenses (the “debt commitment”). The funding and availability of the credit facilities provided for in the Debt Commitment Letter is contingent on the satisfaction of certain closing conditions, including (1) the execution and delivery of definitive documentation with respect to the credit facilities in accordance with the terms and conditions set forth in the Debt Commitment Letter and (2) the completion of the merger.
The Equity Commitment, the Debt Commitment, and unrestricted cash at the Company will be available (i) to fund the aggregate purchase price, (ii) to repay, prepay or discharge (after giving effect to the merger) the principal of and interest on, and all other indebtedness and other amounts outstanding pursuant to, the Company’s existing credit facilities, (iii) for working capital and other general corporate purposes and (iv) to pay all fees, costs and expenses required to be paid at the closing of the merger by Buyer, Merger Sub and the Company contemplated by, and subject to the terms and conditions of, the merger agreement. Upon the terms and subject to the conditions of the Equity Commitment Letter, the Company has a contractual right to enforce the Equity Commitment Letter against the TJC Fund and, under the terms and subject to the conditions of the merger agreement, the Company has the right to specifically enforce Buyer’s obligation to consummate the merger upon receipt of the proceeds of the Debt Commitment.
Pursuant to the Limited Guaranty dated as of September 9, 2021 (the “Limited Guaranty”), delivered by the TJC Fund in favor of the Company, the TJC Fund has agreed to guaranty the following payment obligations of Buyer and Merger Sub under the merger agreement, which are subject to an aggregate cap equal to the sum of all such payment obligations: (i) all or a portion of the $79,176,000 buyer termination fee if required, on the terms and subject to the limitations set forth in the merger agreement; (ii) any amounts in respect of certain reimbursement and indemnification obligations of Buyer and Merger Sub for certain costs, expenses or losses incurred or sustained by the Company in connection with providing financing cooperation to Buyer, as further specified in the merger agreement (the “Reimbursement Obligations”); and (iii) any amounts in respect of certain out-of-pocket costs and expenses (including attorneys’ fees) related to the Company’s efforts to obtain payment of the buyer termination fee, including any interest thereon at the prime rate as published in The Wall Street Journal in effect on the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable law, as specified in the merger agreement; provided, that in no event shall such collection costs exceed $10,000,000.
Prior to the closing, Echo must, and must cause each of its subsidiaries to, and must use its reasonable best efforts to cause its and their respective non-legal representatives to, at Buyer’s sole cost and expense, cooperate with Buyer as necessary, to the extent reasonably requested by Buyer, in connection with the arranging, syndicating and consummating of the credit facilities contemplated by the Debt Commitment Letter (the “Debt Financing”), which cooperation shall include:
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participation by appropriate members of management of Echo designated by Echo in a reasonable number of meetings, presentations, due diligence sessions and sessions with rating agencies, in each case, at locations and times reasonably acceptable to the Company and upon reasonable advance notice; assisting with the preparation of appropriate and customary materials relating to Echo for rating agency presentations, private placement memoranda, bank information memoranda, and similar documents customarily required in connection with the Debt Financing; and executing and delivering credit agreements, guarantee and collateral agreements, other definitive financing agreements and reasonable and customary certificates (including a certificate of an appropriate officer of Echo with respect to the solvency of parties to the Debt Financing and their respective subsidiaries), management representation and authorization letters and other documentation required by the Financing Sources (as defined below) as a condition to obtaining the Debt Financing and the definitive documentation related to the Debt Financing, subject (other than in the case of management representation and authorization letters) to the occurrence of the merger;

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delivering possessory collateral (such as certificated equity and promissory notes) within its possession to the Buyer or the Financing Sources which is required as a condition to obtaining the Debt Financing, subject to the occurrence of the merger, and otherwise facilitating, effective as of the completion of the merger, the granting of a security interest (and perfection thereof) in collateral and the termination of the existing guarantee and collateral arrangements in connection with a payoff letter or termination letter (in each case, in form and substance reasonably satisfactory to Buyer and its Financing Sources);

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if reasonably requested in writing at least ten (10) Business Days prior to the effective date of the merger, providing at least five (5) Business Days prior to the effective date of the merger, all documentation and other information with respect to Echo, its subsidiaries and their respective affiliates that the Financing Sources have determined is required by regulatory authorities in connection with applicable beneficial ownership, “know your customer” and antimoney laundering rules and regulations, including the USA Patriot Act and 31 C.F.R. § 1010.230;

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taking all reasonably requested formal corporate or similar actions, subject to the occurrence of the closing, to permit the consummation of the Debt Financing and to permit the proceeds thereof to be made available on the closing date to fund the amounts required to be funded at closing;

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providing reasonably promptly to Buyer and the persons that have committed to provide, arrange or otherwise enter into agreements in connection with the Debt Financing or alternative debt financing in connection with the merger, including the lenders named in the Debt Commitment Letter and any joinder agreements or credit agreements entered into pursuant thereto or relating thereto, together with each of their respective past, present or future direct or indirect affiliates, and any representative of the foregoing, to the extent involved in the Debt Financing and their successors and assigns (collectively, the “Financing Sources”), the financial information required by the Debt Commitment Letter and, to the extent reasonably requested by Buyer or the Financing Sources, other customary pertinent information regarding Echo in connection with the Debt Financing; or

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using reasonable best efforts to remove any existing liens not scheduled or otherwise permitted by the new credit facilities.

In addition, Echo must use its reasonable best efforts to assist in facilitating the payoff and termination by Buyer of Echo’s exiting revolving credit and security agreement (as amended) (the “debt payoff”).

Notwithstanding the foregoing, neither Echo nor any of its subsidiaries will be required to take or permit the taking of any action in connection with the Debt Financing or the debt payoff that would unreasonably interfere with the ongoing business or operations of Echo and/or its subsidiaries, nor shall Echo or any of its subsidiaries be required to;
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pay any commitment fee or similar fee prior to the closing of the merger or incur any liability (or cause their respective directors, officers or employees to incur any liability) related to the Debt Financing (or any alternative debt financing) prior to the merger (other than in connection with the customary management representation and authorization letters);

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approve or enter into any agreement or binding commitment that is effective prior to the closing;

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provide (or to have any of their respective representatives provide) any certificates (other than as described in the immediately preceding sentence), opinions or representations, in each case, with respect to or in connection with the Debt Financing (other than in connection with the customary management representation and authorization letters), issue any offering memo, bank book or other similar document;

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provide, or cause to be provided, any information or take, or cause to be taken, any action to the extent it would result in a material violation of material, applicable Law, any material confidentiality obligation binding on Echo, its subsidiaries or their respective officers, directors or employees or loss of any attorney-client privilege, in each case, with respect to or in connection with the Debt Financing; or

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pay off, satisfy, terminate or discharge, in whole or in part, the Existing Credit Agreement prior to closing. Nothing contained in the merger agreement will require Echo or any of its subsidiaries, prior to the closing, to be an obligor with respect to the Debt Financing.

Buyer will indemnify and hold harmless Echo and each of its subsidiaries and their respective representatives from and against any and all liabilities, losses, damages, claims, costs, expenses (including reasonable documented out-of-pocket attorney’s fees), interest, awards, judgments and penalties suffered or incurred in connection with the debt financing (other than arising from information provided by Echo, its affiliates and their respective representatives, or a material misstatement by, the gross negligence of, the willful misconduct of, or the fraud of Echo, its affiliates or any of their respective representatives), whether or not the merger is consummated or the merger agreement is terminated. If the merger is not consummated, Buyer will, promptly upon written request by Echo, reimburse Echo for all reasonable and documented out-of-pocket costs (including the reasonable and documented out-of-pocket fees and expenses of one primary outside counsel and one local counsel in any necessary jurisdiction) incurred by Echo or its subsidiaries and their representatives in connection with the Debt Financing or otherwise at the request of Buyer.
In no event will the receipt or availability of any funds or financing (including the Debt Financing) by Buyer, Merger Sub or any of their respective affiliates or any other financing be a condition to any of the obligations of Buyer or Merger Sub under the merger agreement.
Employee Matters
The merger agreement provides that Buyer will provide or cause to be provided to each employee of Echo who continues to be employed after the effective time compensation and benefits for a period of one year following the effective time on the following terms:
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Base Compensation:   a base salary or regular hourly wage, as applicable, that is no less than the base salary or regular hourly wage provided by Echo and its subsidiaries to each such continuing employee immediately prior to the effective time;

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Incentives:   target cash bonus opportunities (including annual and quarterly bonus opportunities and long-term incentive opportunities), sales and service incentive award compensation opportunities that are no less favorable in the aggregate than the opportunities provided by Echo and its subsidiaries to each such continuing employee immediately prior to the effective time;

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Other Compensation and Benefits:   other compensation, including pension and welfare benefits (excluding equity and equity-based, defined benefit pension, post-employment welfare, severance and deferred compensation benefits) that are substantially comparable in the aggregate to those provided by Echo and its subsidiaries to each such continuing employee immediately prior to the effective time; and
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Severance:   severance compensation that is no less favorable than the severance compensation set forth in Echo’s severance agreements with such continuing employees, policies and programs immediately prior to the effective time.

The merger agreement provides that Buyer will cause or will cause the surviving corporation to (1) recognize all service of continuing employees with the Company or any of its subsidiaries, for determining eligibility to participate, vesting and future vacation benefit accruals to the same extent and for the same purpose as such continuing employee was entitled to credit for such service under the analogous benefit plan , (2) use commercially reasonable efforts to waive any eligibility waiting periods and evidence of insurability requirements to the extent such requirements were waived or did not apply under analogous plans and (3) use commercially reasonable efforts to provide each Company continuing employee credit for any co-payments or deductibles paid and credited during the portion of the plan year prior to the effective time for purposes of satisfying any applicable deductible, out-of-pocket or similar requirements under any Buyer benefit plans for the plan year in which the closing date occurs.
Buyer will acknowledge that a “change in control” or “change of control” as defined in the Company stock plan and each benefit plan, will occur at the effective time.
The merger agreement also provides that with respect to the Company’s Annual Incentive Plan (“AIP”), and subject to applicable senior executive’s continuous employment with the Company or the surviving corporation through December 31, 2021, Buyer will or will cause the surviving corporation to pay to such senior executive a bonus for 2021 in an amount equal to the greater of (1) the bonus which the senior executive would have been entitled to under the AIP (or other applicable bonus plan) for 2021 based on actual and individual performance during the 2021 annual performance period as defined in the AIP or other performance period under any applicable bonus plan and (2) the minimum bonus amounts set forth in the disclosure schedules to the merger agreement. The minimum bonus amounts set forth in the disclosure schedules to the merger agreement are based on the maximum percentage of target that the participant was eligible to receive for 2021 total $1,726,975, $851,025, and $472,500 for Messrs. Waggoner, Menzel and Rogers, respectively.
In addition, annual bonuses payable for the 2021 fiscal year under the Company’s corporate bonus pool to certain individuals, subject to their continuous employment with the Company or the surviving corporation through the payment date for the 2021 annual bonuses, Buyer will or will cause the surviving corporation to pay to such individual, as soon as practicable following the completion of the Company’s audit for 2021 and, in any event, no later than March 15, 2022, an annual bonus from a 2021 bonus pool that is calculated as an aggregate amount equal to 150% of all participants’ target 2021 annual bonuses. If the individuals’ employment with the Company or surviving corporation or a subsidiary is terminated without cause on or after the effective time and before the payment date for the 2021 annual bonus, such employees will be entitled to the bonus amount discussed previously.
Efforts to Complete the Merger
General
Subject to the terms of the merger agreement, Echo and Buyer will cooperate with each other and have agreed to use reasonable best efforts to:
•
complete the transactions contemplated by the merger agreement as soon as practicable including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings;

•
obtain as promptly as practicable, all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third-party or governmental entity in order to complete the merger or any other transactions contemplated by the merger agreement;

•
furnish each other with such necessary information and reasonable assistance as the other party may reasonably request in connection with the mutual cooperation in preparing any necessary filings or submissions of information to any governmental entity; and

•
subject to applicable laws relating to the exchange of information, consult with the other on and consider in good faith the views of the other in connection with all of the information relating to the Buyer or the Company, and any of their respective subsidiaries that appear in any filing made with, or written materials submitted to, any third party and or any governmental entity in connection with the merger and the other transactions contemplated by the merger agreement.

Exchange of Information, Participation and Strategy
The parties have agreed to give (or to cause their respective subsidiaries to give) any notices to third parties, and to use, and to cause their respective subsidiaries to use, reasonable best efforts to obtain any third party consents that are necessary, proper or advisable to complete the transactions contemplated by the merger agreement; provided, however, that the parties will coordinate and cooperate in determining whether any actions, consents, approvals or waivers are required to be obtained from parties to any contracts of Echo or any of its subsidiaries in connection with the completion of the transactions contemplated by the merger agreement and seeking any such actions, consents, approvals or waivers.
The parties have also agreed to reasonably cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property taxes, as well as any transfer, gains, sales, use, recording, registration and any similar taxes that become payable in connection with the transactions contemplated by the merger agreement, and the parties have agreed to reasonably cooperate in minimizing the amount of such taxes.
Without limiting the generality of the foregoing, each party to the merger agreement has agreed to:
•
give the other parties prompt notice of the making or commencement of any request or proceeding by or before any governmental authority with respect to the transactions contemplated by the merger agreement;

•
keep the other parties informed as to the status of any such request or proceeding;

•
to the extent practicable, give the other parties notice and an opportunity to participate in any communication made to the FTC, the DOJ, the Canadian Competition Bureau or any other governmental authority regarding the transactions contemplated by the merger agreement; and

•
promptly notify the other parties of the substance of any communication from the FTC, the DOJ, the Canadian Competition Bureau or any other governmental authority regarding the transactions contemplated by the merger agreement.

Subject to applicable laws relating to the exchange of information, Buyer will have the right to devise and implement the strategy and timing for obtaining any clearances required under any antitrust law in connection with the merger, provided that the strategy will be designed to obtain clearances as promptly as reasonably practicable and in no event later than the outside date.
In addition, Buyer and Echo will have the right to review in advance and, to the extent reasonably practicable, each will consult with the other on and consider in good faith the views of the other in connection with, all of the information relating to Buyer or Echo, as the case may be, and any of their respective subsidiaries, that appears in any filing made with, or written materials submitted or communications made to, any third party and/or any governmental authority in connection with the transactions contemplated by the merger agreement.
Except as may be prohibited by any governmental authority or by any applicable law, each party will permit authorized representatives of the other parties to be present at each meeting, conference or telephone call and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any governmental authority in connection with such request or proceeding.
Other Commitments
The merger agreement provides that nothing contained in the merger agreement will require, or be construed to require:

•
Buyer or any of its subsidiaries to take or refrain from taking any action (including any divestiture, holding separate any business or assets or other similar action) or to agree to any restriction or condition, in each case, with respect to any assets, operations, business or the conduct of business of Buyer or any of its subsidiaries (not including for this purpose the surviving corporation and its subsidiaries);

•
Buyer, Echo or any of their respective subsidiaries to take or refrain from taking any action or to agree to any restriction or condition with respect to any assets, operations, business or the conduct of business of Echo and its subsidiaries; or

•
Echo or any of its subsidiaries to take any other action, except, in the case of this bullet point, as agreed by the parties in connection with the merger agreement.

In addition, Echo and its subsidiaries will not (1) be required to take or agree to take any actions described in the second and third bullet points above unless such requirement, condition, understanding, agreement or order is binding on or otherwise applicable to Echo only from and after the effective time in the event that the closing occurs or (2) agree to any actions, restrictions or conditions with respect to obtaining any consents, registrations, approvals, permits, expirations of waiting periods or authorizations in connection with the merger and the other transactions contemplated by the merger agreement without the prior written consent of Buyer (which may be withheld in the sole discretion of Buyer).
In the event that any action set forth in the first, second or third bullet point above is proposed by or acceptable to a governmental authority, Buyer will have the sole right to determine the manner in which to implement the requirement of such governmental authority.
Indemnification and Insurance
Indemnification
The merger agreement provides that after the effective time, Buyer will, and will cause the surviving corporation and its subsidiaries to indemnify and hold harmless the individuals who on or prior to the effective time were officers or directors of Echo or its subsidiaries or were serving at the request of Echo as an officer, director with respect to all acts or omissions by them in their capacities as such or taken at the request of Echo or any of its subsidiaries at any time prior to the effective time to the fullest extent permitted by applicable law (including with respect to advancement of expenses and attorneys’ fees and advancing such expenses and fees) for a period of six years after the effective time.
Insurance
In addition, Echo will obtain, or Buyer will cause the surviving corporation to obtain, for a period of six years from and after the effective time, “tail” insurance policies for the extension of (1) the directors’ and officers’ liability coverage of Echo’s existing directors’ and officers’ insurance policies and (2) Echo’s existing fiduciary liability insurance policies, with terms, conditions, retentions and limits of liability that are at least as favorable to the insured parties as Echo’s existing policies with respect to matters existing or occurring at or prior to the effective time, subject to certain qualifications and provided that in no event will the annual cost of such insurance coverage exceed during such period 300% of the current aggregate annual premium paid by Echo for such purpose and, if the cost of the insurance coverage exceeds such amount, the surviving corporation will obtain a policy with the greatest coverage available for a cost not exceeding such amount.
Coordination on Litigation
Each of Buyer and Echo have agreed to give the other party the opportunity to participate in (but not control) the defense and settlement of any stockholder litigation against it or any of its officers or directors arising out of or relating to the merger agreement, the merger or the other transactions contemplated by the merger agreement and will keep the other reasonably informed regarding any such stockholder litigation including any proposed strategy and other significant decisions. Until the termination of the merger agreement in accordance with its terms, either party will provide an opportunity to review and to propose comments to all filings or written responses to be made in connection with any stockholder litigation relating to any transaction contemplated by the merger agreement.
Other Covenants and Agreements
The merger agreement also contains additional covenants, including covenants relating to (1) the filing of this proxy statement, (2) the delisting and deregistration of the Echo common stock, (3) public announcements with respect to the transactions contemplated by the merger agreement, (4) other actions related to takeover statutes and reporting requirements under Section 16 of the Exchange Act, and (5) further actions set forth in the company disclosure schedule delivered in connection with the merger.
Conditions to Completion of the Merger
Each party’s obligation to complete the merger is subject to the satisfaction or waiver at or prior to the closing of the following conditions:
•
the approval of the merger agreement by holders of a majority of the outstanding shares of the Company’s common stock entitled to vote at the close of business on the record date for the Special Meeting;

•
the expiration or earlier termination of the waiting periods applicable to the completion of the merger under the HSR Act; and

•
no law, order or injunction having been enacted, issued, promulgated, enforced or entered by a court or other governmental authority of competent jurisdiction is in effect that restrains, enjoins or otherwise prohibits the completion of the merger.

The respective obligations of Buyer and Merger Sub to complete the merger are subject to the satisfaction or waiver by Buyer at or prior to the closing of the following additional conditions:
•
the accuracy of the representations and warranties of the Company as of September 9, 2021 (except for any representations and warranties made as of a particular date, which representations and warranties must be true and correct only as of that date), generally subject to a company material adverse change or other qualification provided in the merger agreement;

•
the performance by the Company in all material respects of all obligations required to be performed by it under the merger agreement at or prior to the closing date;

•
the absence of a company material advise change having occurred on or after the date of the merger agreement;

•
the receipt by Buyer of a certificate signed by an officer of Echo , dated as of the closing date, certifying that the conditions set forth in the three preceding bullet points are satisfied; and

•
the receipt by Buyer of a FIRPTA certificate.

The obligation of Echo to complete the merger is subject to the satisfaction or waiver by Echo at or prior to the closing of the following additional conditions:
•
the accuracy of the representations and warranties of Buyer and Merger Sub as of the closing date (except for any representations and warranties made as of a particular date, which representations and warranties must be true and correct only as of that date) in all material respects;

•
the performance by each of Buyer and Merger Sub in all material respects of all obligations required to be performed by it under the merger agreement at or prior to the closing date; and

•
the receipt by Echo of a certificate signed my an officer of Buyer dated as of the closing date, certifying that the conditions set forth in the two preceding bullet points are satisfied.

Termination
The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time in the following circumstances:

•
by the mutual written consent of Echo and Buyer;

•
by either Echo or Buyer, if:

•
the merger has not been completed by the outside date (as it may be extended as described below); provided, that the right to terminate if the merger has not been completed by March 9, 2022 shall not be available to a party whose failure to fulfill any obligation under the merger agreement has been the primary cause of, or resulted in, the failure of the merger to be consummated by the outside date; or

•
the requisite company vote has not been obtained at the Echo stockholders’ meeting including any adjournment or postponement thereof; or

•
a law, order or injunction by a court or other governmental authority of competent jurisdiction has been enacted, issued, promulgated, enforced or entered permanently restraining, enjoining or otherwise prohibiting the completion of the merger, and has become final and non-appealable;

•
by Echo, if:

•
Buyer or Merger Sub has breached any of its representations, warranties, covenants or agreements, or there is any inaccuracy in any of its representations or warranties, in either case which (1) would result in a failure of a condition to the obligation of Echo to complete the merger and (2) is either not curable prior to the outside date or is not cured within the earlier of (x) 30 days following the giving of notice thereof by Echo to Buyer and (y) the outside date; or

•
prior to the time the requisite company vote is obtained, Echo terminates the merger agreement in connection with entering into an alternative acquisition agreement providing for a superior proposal in accordance with the terms described in the section entitled “ — Acquisition Proposals; No Solicitation” and, prior to or concurrently with the termination, pays to Buyer the company termination fee (as defined below); or

•
if (1) all of Buyer and Merger Sub’s conditions to closing under the merger agreement have been satisfied (other than any condition that by its nature cannot be satisfied until the Closing but that is reasonably expected to be satisfied at the Closing (and continue to be satisfied during the two (2) business day period described below), (2) Buyer fails to consummate the Closing at a time when the Closing is required to occur pursuant to the terms of the merger agreement and the end of such two business day period described below and (3) at least two business days prior to such termination, Echo has delivered written notice to Buyer and Merger Sub irrevocably confirming that Echo stood ready, willing and able to consummate the merger during such two business day period and that all of the Company’s conditions to closing have been satisfied or irremovably waived (other than any condition that by its nature cannot be satisfied until the Closing but that is reasonably expected to be satisfied at the Closing);

•
by Buyer, if:

•
Echo has breached any of its representations, warranties, covenants or agreements, or there is any inaccuracy in any of its representations or warranties, in either case which (1) would result in a failure of a condition to the obligations of Buyer and Merger Sub to complete the merger and (2) is either not curable prior to the outside date or is not cured within the earlier of (x) 30 days following the giving of notice thereof by Buyer to Echo and (y) the outside date; or

•
prior to the time the requisite company vote is obtained, Echo’s Board has made a change of recommendation.

Company Termination Fee; Buyer Termination Fee
Echo will be required to pay Buyer the company termination fee in the following circumstances:
•
in the event that: (A) after the date of the merger agreement a Company Qualifying Transaction shall have been publicly made or otherwise becomes publicly known before such termination, (B) the merger agreement is terminated by the Buyer or Company as a result of the Company requisite vote not being obtained or an outside date or by the Buyer due to a Company breach, and (C) at any time on or before the 12-month anniversary of such termination, the Company enters into a definitive agreement regarding a Company Qualifying Transaction that is subsequently completed, a tender offer that constitutes a Company Qualifying Transaction is completed, or the Company otherwise completes a Company Qualifying Transaction.; or
•
in the event the merger agreement is terminated by the Company due to a superior proposal; or

•
in the event the merger agreement is terminated by the Buyer due to a change of recommendation.

In no event will more than one company termination fee be payable under the merger agreement.
Buyer (or the guarantor pursuant to the guarantee discussed below) will be required to pay the Company the buyer termination fee in the following circumstances:
•
Buyer or Merger Sub has breached any of its representations, warranties, covenants or agreements, or there is any inaccuracy in any of its representations or warranties, in either case which (1) would result in a failure of a condition to the obligation of Echo to complete the merger and (2) is either not curable prior to the outside date or is not cured within the earlier of (x) 30 days following the giving of written notice thereof by Echo to Buyer and (y) the outside date; or

•
if all closing conditions to closing have been satisfied and Buyer fails to consummate the closing on or before the later of the date of closing should have occurred pursuant to the merger agreement and the end of two (2) business days and at least two (2) business days prior the closing, the Company provided written notice to the Buyer and Merger Sub irrevocably confirming the Company stood ready, willing and able to consummate the transactions contemplated by the merger agreement during the two (2) business day period, and all conditions have been satisfied or irrevocably waived.

In no event will more than one buyer termination fee be payable under the merger agreement.
Limitation on Remedies
In the event of termination of the merger agreement and the abandonment of the merger in accordance with the provisions described in the section entitled “ — Termination,” the merger agreement will become void and of no effect with no liability to any person on the part of Echo, Buyer or Merger Sub (or of any of its representatives or affiliates), except that the confidentiality agreement between Echo and Buyer and certain sections of the merger agreement, including sections relating to termination fees and expenses, will survive termination. However, termination of the merger agreement will not relieve any party of any liability or damages to the other party resulting from any willful and material breach (as that term is defined in the merger agreement) of its obligations set forth in the merger agreement.
Expenses
Except as otherwise provided in the merger agreement, including as described in the sections entitled “ — Financing and Financing Cooperation” and “ — Company Termination Fee; Buyer Termination Fee,” whether or not the merger is completed, all costs and expenses incurred in connection with the preparation, negotiation, execution and performance of the merger agreement and the merger and the other transactions contemplated by the merger agreement, including all fees and expenses of representatives, will be paid by the party incurring such expense.
Amendment and Modification
Subject to the provisions of applicable law, at any time prior to the effective time, the merger agreement may be amended, modified or waived if the amendment, modification or waiver is in writing and signed, in the case of an amendment or modification by Buyer, Merger Sub and Echo, or in the case of a waiver, by the party against whom the waiver is to be effective, except that after the receipt of the requisite company vote, no amendment may be made which by applicable law requires further approval by the holders of Echo common stock without obtaining that further approval. Notwithstanding the foregoing, no amendments or modifications to the provisions to which the financing sources are expressly made third party beneficiaries under the terms of the merger agreement will be permitted in a manner adverse to any financing source without the prior written consent of such financing source. As used in the merger agreement, “financing sources” means any agent, arranger, lender or other entity that has committed to provide or arrange, or has entered into definitive agreements related to, the debt financing, or any of such person’s affiliates or its or their respective officers, directors, employees, partners, trustees, stockholders, controlling persons, agents, representatives, successors or assigns.
Jurisdiction; Specific Enforcement
Under the merger agreement, each of the parties has agreed that it will not bring any claim, action or proceeding against any other parties relating to the merger agreement or the transactions contemplated by the merger agreement in any court other than (1) the Delaware Court of Chancery, (2) in the event (but only in the event) that such court does not have subject matter jurisdiction over such suit, action or other proceeding, the Delaware Superior Court, (3) in the event (but only in the event) such courts identified in clauses (1) or (2) do not have subject matter jurisdiction over such suit, action or other proceeding, the United States District Court for the District of Delaware or (4) in the event (but only in the event) such courts identified in clauses (1), (2) and (3) do not have subject matter jurisdiction over such suit, action or other proceeding, any other Delaware state court, in the event any dispute between the parties (whether in contract, tort or otherwise) arises out of the merger agreement or the transactions contemplated by the merger agreement.
Each of the parties has agreed that if for any reason any of the provisions of the merger agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy.
Accordingly, in addition to any other available remedies a party may have in equity or at law, each party will be entitled to enforce specifically the terms and provisions of the merger agreement and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of the merger agreement.
Pursuant to the merger agreement, in the event that any action or proceeding is brought in equity to enforce the provisions of the merger agreement, no party will allege or assert, and each party has waived the defense, that there is an adequate remedy at law.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION (PROPOSAL 2)
As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Echo is providing its stockholders with a separate advisory (non-binding) vote to approve certain compensation that may be paid or become payable to its named executive officers in connection with the merger, as described in the table entitled “Quantification of Payments and Benefits to Echo’s Named Executive Officers” under “The Merger (Proposal 1) — Interests of Echo’s Directors and Executive Officers in the Merger,” including the footnotes to the table and related narrative discussion beginning on page 32 of this proxy statement.
Echo’s Board unanimously recommends that the stockholders of Echo approve the following resolution:
“RESOLVED, that the compensation that may be paid or become payable to Echo’s named executive officers in connection with the merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S- K in the table in the section entitled “The Merger (Proposal 1) — Interests of Echo’s Directors and Executive Officers in the Merger — Quantification of Payments and Benefits to Echo’s Named Executive Officers,” including the footnotes to the table and the related narrative discussion, is hereby APPROVED.”
The vote on the named executive officer merger-related compensation proposal is a vote separate and apart from the vote on the proposal to approve the merger agreement. Accordingly, you may vote to approve the merger agreement and vote not to approve the named executive officer merger-related compensation proposal and vice versa. Because the vote on the named executive officer merger-related compensation proposal is advisory only, it will not be binding on either Echo or Buyer. Accordingly, if the merger agreement is approved and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto under the applicable compensation agreements and arrangements, regardless of the outcome of the non-binding, advisory vote of Echo stockholders.
The above resolution approving the merger-related compensation of Echo’s named executive officers on an advisory basis requires the affirmative vote of a majority of the votes cast with respect to this proposal.
Echo’s Board unanimously recommends that the stockholders of Echo vote “FOR” the named executive officer merger-related compensation proposal.

VOTE ON ADJOURNMENT (PROPOSAL 3)
The Company’s stockholders are being asked to approve a proposal for one or more adjournments of the Special Meeting, if necessary or appropriate, including to solicit additional proxies in favor of the proposal to approve the merger agreement, if there are insufficient votes at the time of the Special Meeting to approve the proposal to approve the merger agreement or in the absence of a quorum. If this adjournment proposal is approved, the Special Meeting could be adjourned by Echo’s Board to any date. In addition, Echo’s Board could postpone the Special Meeting before it commences. Pursuant to the merger agreement, Echo is not permitted to postpone or adjourn the Echo stockholders’ meeting, except to the extent advised by counsel to be necessary to comply with law, and except that Echo may adjourn, recess or postpone, and at the request of Buyer, it will adjourn, recess or postpone, the Echo stockholders’ meeting for a reasonable period to solicit additional proxies, if Echo or Buyer, respectively, reasonably believes there will be insufficient shares of Echo common stock represented to constitute a quorum necessary to conduct the business of the Echo stockholders’ meeting or to obtain the requisite company vote. Any other postponement or adjournment would require the consent of Echo and Buyer. However, unless agreed in writing by Echo and Buyer, any adjournments, recesses or postponements will be for periods of no more than ten business days each. Echo may also adjourn, recess or postpone the Echo stockholders’ meeting to the extent necessary to ensure that any required supplement or amendment to this proxy statement is provided to Echo stockholders for the amount of time required by law in advance of the Echo stockholders’ meeting. If the Special Meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time before their use. If you sign and return a proxy and do not indicate how you wish to vote on any proposal, or if you sign and return a proxy and you indicate that you wish to vote in favor of the proposal to approve the merger agreement but do not indicate a choice on the adjournment proposal, your shares of common stock will be voted in favor of the adjournment proposal.
The Company does not anticipate calling a vote on this proposal if Proposal 1 is approved by the requisite number of shares of Echo common stock at the Special Meeting.
The vote on the adjournment proposal is a vote separate and apart from the vote on the proposal to approve the merger agreement. Accordingly, you may vote to approve the proposal to approve the merger agreement and vote not to approve the adjournment proposal and vice versa.
Approval of the adjournment proposal requires the affirmative vote of holders of a majority of the votes cast with respect to this proposal.
Echo’s Board unanimously recommends that the stockholders of Echo vote “FOR” the adjournment proposal, if a vote on the adjournment proposal is called.

MARKET PRICE OF THE COMPANY’S COMMON STOCK
Echo’s common stock is traded on the Nasdaq under the symbol “ECHO.”
The following table sets forth during the periods indicated the high and low sales prices of common stock as reported on the Nasdaq, and the cash dividends declared per share for the periods indicated:
	Market Price		Dividend Declared
	High	Low
Fiscal 2018
Second Quarter	$32.45	$25.35	N/A
Third Quarter	$36.75	$28.70	N/A
Fourth Quarter	$31.22	$18.83	N/A
Fiscal 2019
First Quarter	$25.91	$19.90	N/A
Second Quarter	$25.95	$18.92	N/A
Third Quarter	$23.74	$18.00	N/A
Fourth Quarter	$24.50	$18.70	N/A
Fiscal 2020
First Quarter	$23.32	$14.17	N/A
Second Quarter	$23.42	$14.33	N/A
Third Quarter	$28.08	$21.28	N/A
Fourth Quarter	$31.23	$25.20	N/A
Fiscal 2021
First Quarter	$34.61	$25.99	N/A
Second Quarter	$37.65	$30.26	N/A
Third Quarter	$48.26	$26.94	N/A
Fourth Quarter (through October 4, 2021	$48.04	$47.64	N/A
The closing sale price of our common stock on September 9, 2021, which was the last trading day prior to the announcement of the proposed acquisition by Buyer of Echo, was $31.32 per share. On October 4, 2021, the most recent practicable date before the filing of this proxy statement, the closing price for our common stock was $47.75 per share. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents the beneficial ownership of our voting securities for (1) each person beneficially owning more than 5% of the outstanding shares of any class of our voting securities, (2) each director of Echo, (3) our named executive officers and (4) all of our current directors and executive officers as a group based on the number of shares of Echo common stock outstanding as of April 16, 2021. Except pursuant to applicable community property laws and except as otherwise indicated, each stockholder possesses sole voting and investment power with respect to its, his or her shares. In the case of our directors and executive officers, the number of shares beneficially owned are as of April 16, 2021. In the case of stockholders owning more than 5% of our shares, the number of shares beneficially owned are as of the latest Form 13D, 13D/A, 13G or 13G/A filed with the Securities and Exchange Commission as of October 1, 2021.
	Common Stock
	Number of Shares Beneficially Owned	Percent of Class
BlackRock, Inc.(1)	5,106,760	19.2%
Dimensional Fund Advisors, L.P.(2)	2,059,360	7.7%
The Vanguard Group, Inc.(3)	1,875,587	7.0%
Douglas R. Waggoner	283,887	1.1%
David B. Menzel	103,381	*
Peter M. Rogers	14,872	*
Samuel K. Skinner	40,142	*
Matthew Ferguson	20,779	*
David Habiger	33,128	*
William M Farrow III	18,850	*
Virginia L. Henkels	13,339	*

*
Indicates ownership of less than 1% of the outstanding shares of Echo’s common stock. Each of our executive officers and directors may be contacted at 600 West Chicago Avenue, Suite 725, Chicago, IL 60654.

(1)
Based upon the report on Form 13G, filed with the Securities and Exchange Commission on January 25, 2021. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. The Form 13G reported sole voting power over 4,923,790 and sole dispositive power over 5,106,760 shares.

(2)
Based on the report on Form 13G/A, filed with the Securities and Exchange Commission on February 12, 2021. The address of Dimensional Fund Advisors, L.P. is Building One, 6300 Bee Cave Road, Austin, TX 78746. The Form 13G/A reported sole voting power over 1,978,426 shares and sole dispositive power over 2,059,360.

(3)
Based upon the report on Form 13G/A, filed with the Securities and Exchange Commission on February 10, 2021. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355. The Form 13G/A reported sole voting power over 29,994 and sole dispositive power over 1,820,987 shares.

APPRAISAL RIGHTS OF ECHO STOCKHOLDERS
General.   If you hold one or more shares of common stock, you are entitled to appraisal rights under Delaware law and have the right to dissent from the merger and have the appraised fair value of your shares of common stock paid to you in cash. The ultimate amount any dissenting stockholders receive in an appraisal proceeding may be less than, equal to or more than the amount they would have received under the merger agreement. If you are contemplating exercising your appraisal rights, we urge you to read carefully the provisions of Section 262 of the DGCL, which are attached to this proxy statement as Annex C, and consult with your legal counsel before electing or attempting to exercise these rights. The following summary describes the steps you must take if you want to exercise your right to dissent. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the Delaware General Corporation Law. You should read this summary and the full text of the law carefully.
How to Exercise and Perfect Your Appraisal Rights.   To be eligible to exercise your appraisal rights:
•
prior to taking vote on the merger, you must deliver to Echo written demand for appraisal that reasonably informs the corporation of your identity and that you intend to demand the appraisal of your shares. A proxy or vote against the merger shall not constitute such a demand;

•
you must not vote in favor of or consent to the merger;

•
you must provide to Echo, not later than the 20th day after Echo sends you notice that the merger was completed, your written demand for payment that reasonably informs Echo of your identity and that you intend to demand the appraisal of your shares.;

•
you must continuously hold your shares of common stock from the record date through the completion of the merger.

If you intend to dissent from the merger, you must send written notice (by mail, hand-delivery, courier or electronic transmission), addressed to Zach Jecklin, to:
Echo Global Logistics, Inc.
600 West Chicago Avenue, Suite 725
Chicago, IL 60654
Attention: Zach Jecklin
Email: zjecklin@echo.com
If you fail to comply with any of these conditions and the merger is completed, you will lose your appraisal rights from the merger and will instead receive the per share merger consideration. If you comply with these conditions set forth above and the merger is completed, Echo will send you a written notice advising you that the merger has been completed. The Company must deliver this notice to you within 10 days after the merger is completed.
Your written demand and any notices to Echo must be sent (by mail, hand-delivery, courier or electronic transmission), addressed to Zach Jecklin, to:
Echo Global Logistics, Inc.
600 West Chicago Avenue, Suite 725
Chicago, IL 60654
Attention: Zach Jecklin
Email: zjecklin@echo.com
Within 120 days of the merger, any stockholder entitled to appraisal rights may file a petition in the Court of Chancery demanding a determination of the value of the stock. Upon written request by such stockholder, such stockholder shall be entitled to receive from Echo a statement setting forth the aggregate number of shares not voted in favor of the merger and the aggregate number of holders of such shares.
Within 20 days of the filing of any such petition by a stockholder, Echo shall file in the office of the Register in Chancery a verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by Echo. The Register in Chancery shall give notice for a hearing if ordered by the Court.
At the hearing, the Court shall determine who is entitled to appraisal rights, appraise the shares, determining their fair value with a fair rate of interest, and direct the payment. If you have made a written demand on Echo for payment of the fair value of your shares of common stock, you will not thereafter be entitled to vote or receive a payment of dividends or other distributions on the stock.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS
In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless Echo has received contrary instructions from one or more of the stockholders. Each stockholder will receive a separate proxy card. The Company will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement should be directed to Echo at Echo Global Logistics, Inc., 600 West Chicago Avenue, Suite 725, Chicago, IL 60654, Attention: Investor Relations Department or by calling 800-354-7993. In addition, stockholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy by contacting Echo at the address and phone number set forth in the prior sentence.

SUBMISSION OF STOCKHOLDER PROPOSALS
If the merger is completed, we will not hold an annual meeting of stockholders in our 2022 fiscal year. If the merger is not completed, you will continue to be entitled to attend and participate in our annual meetings of stockholders, and we will hold a 2022 annual meeting of stockholders, in which case we will provide notice of or otherwise publicly disclose the date on which such 2022 annual meeting will be held. If the 2022 annual meeting is held, stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2022 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act and our bylaws, as described below.
Pursuant to Rule 14a-8, any proposal that a stockholder of Echo wishes to have considered in connection with the 2022 annual meeting of stockholders must be submitted to the Corporate Secretary at our principal executive offices no later than December 31, 2021, and in accordance with related provisions of Echo’s current bylaws. Stockholder proposals to be presented at the 2022 annual meeting of stockholders which are not to be included on the Company’s proxy materials must be received by the Company no earlier than February 11, 2022 and no later than March 14, 2022, in accordance with the procedures in the Company’s bylaws.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The Company’s public filings are available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.
The Company will make available a copy of its public reports, without charge, on its website at www.ir.Echo.com as soon as reasonably practicable after Echo files the reports electronically with the SEC. In addition, you may obtain a copy of the reports, without charge, by contacting Echo at Echo Global Logistics, Inc., 600 West Chicago Avenue, Suite 725, Chicago, IL 60654, Attention: Peter M. Rogers, or by calling 800-354-7993. Each request must set forth a good faith representation that, as of the close of business on record date, the person making the request was a beneficial owner of Company common stock entitled to vote at the Special Meeting. In order to ensure timely delivery of the documents before the Special Meeting, any request should be made promptly to Echo.
The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed will not be deemed to be incorporated by reference into this proxy statement. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement, and before the date of the Special Meeting:
•
Echo’s Annual Report on Form 10-K for the fiscal year ended 2020;

•
Echo’s Definitive Proxy Statement for the 2021 Annual Meeting; and

•
Echo’s Current Reports on Form 8-K, in each case to the extent filed and not furnished with the SEC on February 3, 2021, April 28, 2021, June 15, 2021, July 28, 2021 and September 10, 2021.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR ANY OTHER PERSON. THIS PROXY STATEMENT IS DATED                  , 2021. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT AND WILL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A
EXECUTION VERSION
AGREEMENT AND PLAN OF MERGER
By and Among
ECHO GLOBAL LOGISTICS, INC.,
EINSTEIN MIDCO, LLC
and
EINSTEIN MERGER SUB, INC.
Dated as of September 9, 2021

A- i

A- ii

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of September 9, 2021, among Echo Global Logistics, Inc., a Delaware corporation (the “Company”), Einstein MidCo, LLC, a Delaware limited liability company (“Parent”), and Einstein Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).
RECITALS
WHEREAS, the parties hereto intend that Merger Sub be merged with and into the Company with the Company being the surviving corporation on the terms and subject to the conditions set forth herein (the “Merger”);
WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair, advisable and in the best interests of the Company and its stockholders; (ii) adopted and approved this Agreement and the transactions contemplated hereby, including the Merger; and (iii) resolved to recommend approval of this Agreement and the Merger by the stockholders of the Company (the “Company Recommendation”);
WHEREAS, the respective boards of directors of Parent and Merger Sub have each unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and in the best interests of Parent and Merger Sub, respectively, and their respective stockholders; and (ii) adopted and approved this Agreement and the transactions contemplated hereby, including the Merger;
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Parent and Merger Sub have delivered a limited guarantee (the “Guarantee”) from The Resolute Fund V, L.P., a Delaware limited partnership (“Guarantor”), in favor of the Company and pursuant to which, subject to the terms and conditions contained therein, Guarantor is guaranteeing certain obligations of Parent and Merger Sub under this Agreement as specified in the Guarantee; and
WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.
NOW, THEREFORE, in consideration of the foregoing premises and of the representations, warranties, covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto agree as follows:
ARTICLE I
The Merger
1.1   The Merger.   Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall continue as the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”) and shall continue to be governed by the laws of the State of Delaware, and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects set forth in this Agreement and the DGCL.
1.2   Closing.   Unless otherwise mutually agreed in writing between the Company and Parent, the closing for the Merger (the “Closing”) shall take place at the offices of Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois or through the electronic exchange of the applicable documents, using PDFs or electronic signatures, at 9:00 a.m. (Eastern Time) on the third business day following the day on which the last of the conditions set forth in Article V is satisfied or, to the extent permitted by applicable Law, waived by the party entitled to waive such condition (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) in accordance with this

Agreement (the date on which the Closing actually takes place, the “Closing Date”); provided, that, in no event shall the Closing Date occur prior to the date that is 45 days following the date of this Agreement without Parent’s prior written consent. For purposes of this Agreement, the term “business day” or “Business Day” shall mean any day ending at 11:59 p.m. (Eastern Time) other than a Saturday or Sunday or a day on which banks are required or authorized to close in the City of New York.
1.3   Effective Time.   Subject to the provisions of this Agreement, at the Closing, the Company, Parent and Merger Sub shall cause a certificate of merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by the Company and Parent in writing and specified in the Certificate of Merger in accordance with the DGCL (the effective time of the Merger being hereinafter referred to as the “Effective Time”).
1.4   Effects of the Merger.   The Merger shall have the effects provided for in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL.
1.5   Charter and By-laws of the Surviving Corporation.   The charter of the Company, as in effect immediately prior to the Effective Time, shall be amended as a result of the Merger so as to read in its entirety as set forth in Exhibit A hereto and as so amended shall be the charter of the Surviving Corporation (the “Charter”), until duly amended as provided therein or by applicable Laws. The by-laws of the Company, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation (the “By-laws”), until thereafter amended as provided therein or by applicable Laws.
1.6   Officers and Directors of the Surviving Corporation.   The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-laws. Subject to applicable Law, the directors of Merger Sub shall be the directors of the Surviving Corporation from and after the Effective Time until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-laws.
ARTICLE II
Effect of the Merger on Capital Stock
2.1   Effect on Capital Stock.   At the Effective Time, as a result of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any capital stock of the Company:
(a)   Merger Consideration.   Each share of the common stock, par value $0.0001 per share, of the Company (a “Share” or, collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) shall be converted into the right to receive $48.25 per Share in cash (the “Per Share Merger Consideration”), without any interest thereon. At the Effective Time, each Share converted into the right to receive the Per Share Merger Consideration without interest thereon shall automatically cease to exist and the holders of Shares (other than Excluded Shares) immediately prior to the Effective Time not represented by certificates (“Book-Entry Shares”) and the holders of certificates that, immediately prior to the Effective Time, represent Shares (other than Excluded Shares) (the “Certificates”) shall cease to have any rights with respect to such Shares other than the right to receive, upon surrender of such Book-Entry Shares or Certificates in accordance with Section 2.2(a), the Per Share Merger Consideration, without any interest thereon, for each such Share held by them. The Per Share Merger Consideration paid upon the surrender for exchange of the Certificates or the Book-Entry Shares in accordance with Section 2.2 shall be deemed to have been paid in full satisfaction of all rights and privileges pertaining to the Shares exchanged theretofore and represented by such Certificates or Book-Entry Shares.
(b)   Cancellation of Excluded Shares.   All Shares that are owned by the Company as treasury stock and any Shares owned by Parent or Merger Sub immediately prior to the Effective Time (each, an “Excluded

Share” and collectively, “Excluded Shares”) shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled without payment of any consideration therefor and shall cease to exist.
(c)   Merger Sub.   At the Effective Time, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation.
(d)   Dissenters’ Rights.   Notwithstanding any provision of this Agreement to the contrary, if required by the DGCL (but only to the extent required thereby), Shares that are issued and outstanding immediately prior to the Effective Time and that are held by a holder who has demanded and perfected such holder’s right to appraisal of such Shares in accordance with Section 262 of the DGCL (the “Dissenting Shares”) will not be converted into the right to receive the Per Share Merger Consideration, but such holder will be entitled to such rights as afforded under the DGCL with respect to such Dissenting Shares unless and until any such holder fails to perfect or effectively withdraws or loses its rights to appraisal and payment under the DGCL with respect to such Dissenting Shares or a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Section 262 with respect to such Dissenting Shares. The Surviving Corporation shall be entitled to retain any of the Per Share Merger Consideration not paid on account of the Dissenting Shares pending resolution of the claims of such holders, and the remaining holders of Common Stock shall not be entitled to any portion thereof. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such appraisal right with respect to such Dissenting Shares, such Dissenting Shares will thereupon be treated as if they had been converted into and have become exchangeable for, at the Effective Time, the right to receive the Per Share Merger Consideration, without any interest thereon, the Surviving Corporation shall remain liable for payment of the Per Share Merger Consideration for such Shares, and the Surviving Corporation shall promptly provide cash to the Paying Agent for the benefit of the holders of Shares at the Effective Time in an amount equal to the Per Share Merger Consideration multiplied by the number of such Dissenting Shares, and such Dissenting Shares shall no longer be deemed Dissenting Shares under this Agreement. The Company shall give Parent prompt notice of receiving any written demands for appraisal of Shares, withdrawals or such demands, or any other instruments served on the Company prior to the Effective Time pursuant to Section 262 of the DGCL, and Parent shall have the right to participate in and control all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent or as required by Law, the Company shall not make any payment with respect to, offer to settle or settle, any such written demands.
2.2   Exchange of Certificates.
(a)   Paying Agent.   At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with American Stock Transfer & Trust Company, as paying agent hereunder (and pursuant to an agreement in form and substance reasonably acceptable to Parent and the Company) (the “Paying Agent”), in trust for the benefit of the holders of Shares (other than Excluded Shares) at the Effective Time, a cash amount in immediately available funds necessary for the Paying Agent to make payments under Section 2.1(a) (such cash being hereinafter referred to as the “Exchange Fund”). The Paying Agent shall invest the Exchange Fund as directed by Parent, provided that such investments shall be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the United States of America. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable under Section 2.1(a) shall be promptly returned to the Surviving Corporation. No investment losses resulting from investment of the Exchange Fund shall diminish the rights of any of the holders of Shares at the Effective Time to receive the payments as provided herein. To the extent that there are losses with respect to any such investments or the Exchange Fund diminishes for any reason below the level required to make prompt cash payment under Section 2.1(a), Parent shall, or shall cause the Surviving Corporation to promptly replace, restore or increase the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient to make such payments under Section 2.1(a).

(b)   Exchange Procedures.
(i)
Promptly after the Effective Time (and in any event within three (3) business days), the Surviving Corporation shall cause the Paying Agent to mail or electronically provide to each holder of record, as of immediately prior to the Effective Time, of Shares (other than holders of Excluded Shares) (i) a letter of transmittal in customary form specifying that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof as provided in Section 2.2(e)) or Book-Entry Shares, as applicable, to the Paying Agent, such letter of transmittal to be in such form and have such other provisions as Parent and the Company may reasonably agree prior to the Effective Time, and (ii) instructions for use in effecting the surrender of the Certificates (or affidavits of loss in lieu thereof as provided in Section 2.2(e)) or Book-Entry Shares in exchange for the Per Share Merger Consideration.

(ii)
Upon surrender of a Certificate (or affidavit of loss in lieu thereof as provided in Section 2.2(e)) or Book-Entry Shares, as applicable, to the Paying Agent in accordance with the terms of such duly executed letter of transmittal the holder of such Certificate shall be entitled to receive in exchange therefor a cash amount in immediately available funds equal to (x) the number of Shares represented by such Certificate (or affidavit of loss in lieu thereof as provided in Section 2.2(e)) or Book-Entry Shares multiplied by (y) the Per Share Merger Consideration, and such Certificate or Book-Entry Shares so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates or Book-Entry Shares, as applicable. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a check for any cash to be exchanged upon due surrender of the Certificate may be issued to such transferee if the Certificate formerly representing such Shares is presented to the Paying Agent, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable stock transfer or other similar taxes have been paid or are not applicable.

(c)   Closing of Transfer Books.   At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registrations of transfer on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate is presented to the Surviving Corporation, Parent or the Paying Agent for transfer, it shall be cancelled and exchanged for the cash amount in immediately available funds to which the holder thereof is entitled pursuant to this Article II.
(d)   Termination of Exchange Fund.   Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the stockholders of the Company for one hundred eighty (180) days after the Effective Time shall be delivered to the Surviving Corporation. Any holder of Shares (other than Excluded Shares) as of the Effective Time who has not theretofore complied with this Article II shall thereafter look only to Parent and the Surviving Corporation for payment of the Per Share Merger Consideration upon due surrender of its Certificates (or affidavits of loss in lieu thereof as provided in Section 2.2(e)) or Book-Entry Shares, without any interest thereon. Notwithstanding the foregoing, none of the Surviving Corporation, Parent, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount required to be delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. For purposes of this Agreement, the term “Person” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature. For purposes of this Agreement, the term “Governmental Entity” shall mean any United States or foreign or transitional governmental or regulatory authority, agency, commission, body, court or other legislative, executive or judicial governmental entity, or arbitrator or arbitral body (public or private) or self-regulatory agency.
(e)   Lost, Stolen or Destroyed Certificates.   In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount and upon such terms as may be required by Parent as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will issue a check in the amount equal to the number of Shares represented by such lost, stolen or destroyed Certificate multiplied by the Per Share Merger Consideration.
2.3   Treatment of Stock Plan.
(a)   Restricted Shares.   At the Effective Time, each outstanding share of restricted stock granted under the Stock Plan (a “Restricted Share”), shall be cancelled (automatically by virtue of the Merger and without any action on the part of the holder thereof or the parties hereto) and shall only entitle the holder thereof to receive, as soon as reasonably practicable after the Effective Time (but in any event no later than five (5) business days after the Effective Time), an amount in cash equal to (x) the total number of such Restricted Shares immediately prior to the Effective Time multiplied by (y) the Per Share Merger Consideration, without interest and less applicable Taxes required to be withheld with respect to such payment.
(b)   Performance Shares.   At the Effective Time, each outstanding performance share granted under the Stock Plan (a “Performance Share”), to the extent unvested, shall vest either (i) as if the target level of performance had been achieved as of the Effective Time, or (ii) if specifically provided under an individual employment agreement or award agreement, in each case that has been made available to Parent, in the event of a “Change of Control” (as defined in the Stock Plan or applicable agreement), at the greater of target or actual performance through the Closing, and all vested Performance Shares shall be cancelled (automatically by virtue of the Merger and without any action on the part of the holder thereof or the parties hereto) and shall only entitle the holder thereof to receive, as soon as reasonably practicable after the Effective Time (but in any event no later than five (5) business days after the Effective Time), an amount in cash equal to (x) the total number of such vested Performance Shares immediately prior to the Effective Time multiplied by (y) the Per Share Merger Consideration, without interest and less applicable Taxes required to be withheld with respect to such payment.
(c)   Restricted Stock Units.   At the Effective Time, each outstanding restricted stock unit (a “Restricted Stock Unit”) under the Stock Plan, vested or unvested, shall be cancelled (automatically by virtue of the Merger and without any action on the part of the holder thereof or the parties hereto) and shall only entitle the holder thereof to receive, as soon as reasonably practicable after the Effective Time (but in any event no later than three (3) business days after the Effective Time), an amount in cash equal to (x) the total number of Restricted Stock Units immediately prior to the Effective Time multiplied by (y) the Per Share Merger Consideration, without interest and less applicable Taxes required to be withheld with respect to such payment.
(d)   Corporate Actions.   At or prior to the Effective Time, the Company, the Company Board and the compensation committee of the Company Board, as applicable, shall take all actions necessary (including adoption of appropriate resolutions) to effectuate the provisions of Sections 2.3(a), 2.3(b), 2.3(c) and 2.3(d) and provide all notices that are required to effectuate the terms of this Section 2.3 (including the satisfaction of the requirements of Rule 16b-3(e) promulgated under the Exchange Act). The Company will take all action necessary to ensure that following the Effective Time no participant in the Stock Plan will have any right under the Stock Plan (including any related sub-plans, addenda and agreements entered into and awards issued under such plan) or any other Contract providing for the issuance of any Restricted Share, Restricted Stock Unit, or Performance Shares to acquire any equity securities of the Company, the Surviving Corporation or any of their respective Subsidiaries. The Company shall provide to Parent or its counsel for review and approval drafts of any documentation prepared by the Company or its counsel to effectuate the foregoing and shall consider in good faith Parent’s comments thereto.
2.4   Adjustments to Prevent Dilution.   In the event that the Company changes the number of Shares or securities convertible or exchangeable into or exercisable for Shares issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer or other similar transaction, the Per Share Merger Consideration and any other amounts payable pursuant to this Agreement shall be equitably adjusted.
2.5   Withholding.   Each of the Paying Agent, Parent, the Company and the Surviving Corporation, or any Subsidiary of Parent, the Company or the Surviving Corporation will be entitled to deduct and withhold from any amounts payable pursuant to this Agreement to any Person such amounts as are required to be deducted or withheld therefrom pursuant to any applicable Laws relating to Taxes. To the extent that such amounts are so deducted or withheld and paid over to the appropriate Governmental Entity, such amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made. The parties will cooperate in good faith to obtain any available exemption or reduction of such withholding.
2.6   Further Action.   If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest in the Surviving Corporation the full right and title of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.
ARTICLE III
Representations and Warranties
3.1   Representations and Warranties of the Company.   Except as set forth in (i) other than with respect to the representations set forth in Sections 3.1(a), (b), (c), (d) and (e)(ii), the Company Reports filed with the SEC at least one day before the date of this Agreement (excluding, in each case, any disclosures set forth in any risk factor section or in any other section to the extent they are cautionary, predictive or forward-looking in nature and not statements of historical fact) or (ii) in the corresponding sections or subsections of the disclosure letter delivered to Parent by the Company prior to entering into this Agreement (the “Company Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to any other section or subsection to which the relevance of such item is reasonably apparent on its face), the Company hereby represents and warrants to Parent and Merger Sub that:
(a)   Organization, Good Standing and Qualification.   Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or similar entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in good standing, or to have such power or authority, are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Change. The Company has made available to Parent complete and correct copies of the Company’s and its Significant Subsidiaries’ charters and by-laws or comparable governing documents, each as amended to and in effect on the date hereof. As used in this Agreement, the term (i) ”Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries, (ii) ”Significant Subsidiary” is as defined in Rule 1.02(w) of Regulation S-X promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (iii) ”Company Material Adverse Change” means any event, change, effect, development, circumstance, condition, fact, state of facts or occurrence (each a “Change”) that, when considered individually or in the aggregate with all other Changes, is or would be reasonably likely to be materially adverse to (x) the ability of the Company to timely perform its obligations under, and consummate the transactions contemplated by, this Agreement on or prior to the Effective Time or (y) the business, financial condition, assets, liabilities or results of operations of the Company and its Subsidiaries taken as a whole, provided that no Change resulting from the following shall constitute or be taken into account in determining whether there has been a Company Material Adverse Change under clause (y) (other than in the case of the following clauses (A), (B), (E), (F), (G) and (H), to the extent that such Change is disproportionately adverse to the Company and its Subsidiaries taken as a whole relative to other companies of similar size operating in the industry or markets in which the Company and its Subsidiaries operate, in which case only the incremental disproportionate adverse impact or impacts of such Change may be taken into account in determining whether a Company Material Adverse Change has occurred.):

(A)
Changes in legal, tax, economic, political and/or regulatory conditions generally in the United States or other countries in which the Company or any of its Subsidiaries conduct operations, including (1) any changes generally affecting the securities, credit or financial markets or (2) any Changes in interest or exchange rates;

(B)
Changes in or affecting the industry or industries in which the Company or any of its Subsidiaries operate (including such Changes resulting from general economic conditions);

(C)
the announcement or pendency of this Agreement and the transactions contemplated hereby (including the Merger and the announcement of any pending litigation or regulatory matters); provided that this clause (C) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address, as applicable, the consequences resulting from the execution and delivery of this Agreement or, the announcement, pendency or consummation of the transactions contemplated by this Agreement;

(D)
the identification of Parent or any of its Affiliates as the acquirer of the Company;

(E)
Changes arising out of acts of terrorism or sabotage, civil disturbances or unrest, war (whether or not declared), the commencement, continuation or escalation of a war or military action, acts of hostility, weather conditions or other acts of God (including storms, earthquakes, floods or other natural disasters) or force majeure events, including any material worsening of such conditions threatened or existing on the date of this Agreement;

(F)
Changes arising due to COVID-19 or any Law, directive, pronouncement or guideline issued by a Governmental Entity that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including the COVID-19 pandemic), or any change in such Law, directive, pronouncement or guideline or interpretation thereof, in each case, to the extent that they have the force of law or are binding on or affecting the Person to which they purport to apply, following the date of this Agreement or the Company or its Subsidiaries’ compliance therewith;

(G)
any adoption, implementation, promulgation, repeal, modification, amendment or change in applicable Laws, including, to the extent relevant to the business of the Company or its Subsidiaries, in any legal or regulatory requirement or condition or the regulatory enforcement environment;

(H)
Changes in GAAP or any foreign equivalents thereof after the date hereof or the interpretations thereof;

(I)
any action or omission (1) taken by Parent or its Affiliates, (2) required pursuant to the terms of this Agreement, or (3) pursuant to the written request or with the written consent of Parent or its Affiliates;

(J)
any failure by the Company to meet any internal or public projections, forecasts or estimates of revenues or earnings for any period, provided that the exception in this clause shall not prevent or otherwise affect a determination that any Change underlying such failure has resulted in, or contributed to, a Company Material Adverse Change; and

(K)
a decline in the price or trading volume of the Company’s common stock, provided that the exception in this clause shall not prevent or otherwise affect a determination that any Change underlying such decline has resulted in, or contributed to, a Company Material Adverse Change.

As used in this Agreement, “Affiliate” means with respect to any Person, any other Person which, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. As used in this Agreement, “COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof. As used in this Agreement, “COVID-19 Measures” means any Law, Governmental Order, directive, guidelines or recommendations by any Governmental Entity, in each case, to the extent that they have the force of law or are binding on or affecting the Person to which they purport to apply, in connection with or in response to COVID-19, including, but not limited to, the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. No. 116-127), Consolidated Appropriations Act, 2021(Pub. L. 116-260), the Presidential Memorandum on “Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster” dated August 8, 2020 and IRS Notice 2020-65). As used in this Agreement, “Governmental Order” means any order, judgment, injunction, ruling, decree, writ, stipulation, settlement, determination or award, in each case, entered by or with any Governmental Entity.
(b)   Capital Structure.
(i)
The authorized capital stock of the Company consists of 100,000,000 Shares, of which 26,628,846 Shares (including 182,155 Restricted Shares and 259,414 Performance Shares) were outstanding as of the close of business on September 2, 2021 (the “Capitalization Date”), and 2,500,000 shares of preferred stock, par value $0.0001 per share, none of which were outstanding as of the date hereof. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. As of the Capitalization Date, (x) there were outstanding Company Restricted Stock Units in respect of 590,363 Shares, (y) there were outstanding Performance Shares in respect of 389,121 Shares (assuming the achievement of applicable performance goals at maximum) and (z) other than 1,336,409 Shares reserved for issuance under the Company’s Amended and Restated 2008 Stock Incentive Plan (the “2008 Plan”), including the Echo Global Logistics, LLC 2005 Stock Option Plan, which was merged into the 2008 Plan (together, the “Stock Plan”), including pursuant to awards outstanding, the Company has no Shares reserved for issuance. No Shares are held by any Subsidiary of the Company.

(ii)
Section 3.1(b)(ii) of the Company Disclosure Letter contains (A) a correct and complete list of Restricted Shares, Restricted Stock Units and Performance Shares outstanding under the Stock Plan, including the holder, date of grant, vesting period and number of Shares and (B) a correct and complete list of each of the Company’s Subsidiaries, including the amount of issued and outstanding equity interests of such Subsidiaries and the holders of record thereof. Each of the outstanding shares of capital stock or other equity securities of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, owned by the Company or by one or more wholly owned Subsidiaries of the Company, free and clear of any lien, license, charge, pledge, security interest, claim or other encumbrance (other than certain Permitted Tax Liens) (each, a “Lien”). “Permitted Tax Liens” are liens that relate to Taxes, assessments and governmental charges or levies imposed upon the Company that are not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the Company’s books and records.

(iii)
Except as set forth in Sections 3.1(b)(i) and (ii) above and on Section 3.1(b)(iii) to the Company Disclosure Letter, there are no (A) bonds, debentures, notes or other indebtedness obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company or any of its Subsidiaries, on any matter, (B) preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue or sell any shares of capital stock or other equity securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any equity securities of the Company or any of its Significant Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding or (C) options, warrants, conversion rights, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company or any of its Subsidiaries (the items in clauses (A), (B) and (C), collectively with the Shares, the “Company Securities”). Upon any issuance of any Shares in accordance with the terms of the Stock

Plan or the applicable award agreement for awards issued outside of the Stock Plan, such Shares will be duly authorized, validly issued, fully paid and nonassessable and free and clear of any Liens. From the close of business on the Capitalization Date to the execution of this Agreement, the Company has not issued or agreed to issue any Company Securities.
(c)   Corporate Authority; Approval and Fairness.
(i)
The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and, subject only to approval of this Agreement by the holders of a majority of the outstanding Shares entitled to vote on such matter at a stockholders’ meeting duly called and held for such purpose (the “Company Requisite Vote”), to perform its obligations under this Agreement and to consummate the Merger (subject to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL). Except for the Company Requisite Vote, no other corporate proceedings or approvals on the part of the Company are necessary to authorize, adopt or approve, as applicable, this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles regardless of whether enforcement is considered in a proceeding in equity or at law (the “Bankruptcy and Equity Exception”).

(ii)
The Company Board has (A) made the Company Recommendation, (B) directed that this Agreement be submitted to the holders of Shares for their approval at a stockholders’ meeting duly called and held for such purpose and (C) received the opinion of its financial advisor to the effect that the consideration to be received by the holders of the Shares in the Merger is fair from a financial point of view, as of the date of such opinion, to such holders. It is agreed and understood that such opinions are for the benefit of the Company Board and may not be relied on by Parent or Merger Sub.

(d)   Governmental Filings; No Violations; Certain Contracts.
(i)
Other than the filing of the Certificate of Merger and filings and/or notices (A) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), any other applicable antitrust laws and any other antitrust, competition or similar Laws of any foreign jurisdiction, (B) under the Exchange Act, (C) under the rules of NASDAQ Global Select Market (“NASDAQ”) and (D) pursuant to any applicable foreign or state securities or blue sky laws (collectively, clauses (A) through (D), the “Company Approvals”), no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any Governmental Entity in connection with the execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain would not, (x) individually or in the aggregate, be reasonably likely to have a Company Material Adverse Change or (y) prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

(ii)
Assuming receipt of the Company Approvals and the receipt of the Company Requisite Vote, the execution, delivery and performance of this Agreement by the Company do not, and the consummation of the Merger and the other transactions contemplated hereby will not constitute or result in (A) a breach or violation of, or a default under, the charter or by-laws of the Company or the comparable governing instruments of any of its Significant Subsidiaries, (B) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or a default under, the creation or acceleration of any material obligations pursuant to, any lease, license, contract, note, mortgage, indenture, agreement, arrangement or other instrument or obligation (each, a ”Contract”) binding upon the Company or any of its Subsidiaries, or (C) assuming compliance with the matters referenced in Section 3.1(d)(i), a violation of any Laws to which the Company or any of its Subsidiaries is subject, except, in the case of clause (B) or (C) above, for any such breach, violation, termination, default, creation, acceleration or change that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Change or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.
(e)   Company Reports; Financial Statements.
(i)
The Company has timely filed or furnished with the Securities and Exchange Commission (the “SEC”), as applicable, (A) its annual report on Form 10-K for the fiscal years ended December 31, 2019 and December 31, 2020, (B) its quarterly reports on Form 10-Q for its fiscal quarters ended after December 31, 2019, (C) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company held since December 31, 2019, and (D) all other forms, reports, schedules, and other statements required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”) since January 1, 2019 (the “Applicable Date”) (clauses (A) through (D) collectively, the “Company Reports”). As of its respective date, and, if amended, as of the date of the last such amendment, each Company Report complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (“SOX”), and any rules and regulations promulgated thereunder applicable to the Company Report. As of its respective date, and, if amended, as of the date of the last such amendment, no Company Report contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(ii)
Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents in all material respects, or, in the case of Company Reports filed after the date hereof, will fairly present in all material respects, the consolidated financial position of the Company and its Subsidiaries as of its date, and each of the consolidated statements of operations, stockholders’ equity and cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents in all material respects, or in the case of Company Reports filed after the date hereof, will fairly present in all material respects, the consolidated results of operations, retained earnings and changes in financial position, as the case may be, of the Company and its consolidated Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and year-end adjustments) and in each case were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), except as may be noted therein. There are no unconsolidated Subsidiaries of the Company or any “off-balance sheet” arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC.

(iii)
The Company maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. No significant deficiency, material weakness or fraud that involves management or other employees was identified in management’s assessment of internal controls as of December 31, 2020. The Company maintains “disclosure controls and procedures” (as defined by Rule 13a-15 or 15d-15 under the Exchange Act). Such disclosure controls and procedures are effective to ensure that material information required to be disclosed by the Company is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC.

(iv)
Since January 1, 2019, the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of SOX and the rules and regulations of the SEC promulgated thereunder with respect to the Company Reports, and the statements contained in such certifications were and are true and complete on the date such certifications were made and as of the date of this Agreement, respectively. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in SOX.

(v)
Since January 1, 2019, the Company has not received written notice from the SEC indicating that any of its accounting policies or practices are the subject of any ongoing review, inquiry, investigation or challenge by the SEC. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to any of the Company Reports.

(f)   Absence of Certain Changes.   (i) Since June 30, 2021 and ending on the date hereof, the Company and its Subsidiaries have conducted their respective businesses in the ordinary course of businesses, (ii) since December 31, 2020 and ending on the date hereof, there has not been any Change that, individually or in the aggregate, has had or is reasonably likely to have a Company Material Adverse Change, or (iii) since June 30, 2021 and ending on the date hereof, there has not been any action taken or agreed to be taken by the Company that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of clauses (i), (ii), (iii), (vii), (viii), (x), (xi), (xii), (xiii), (xvi) and (xix) of Section 4.1.
(g)   Litigation and Liabilities.
(i)
Except as set forth on Section 3.1(g)(i) to the Company Disclosure Letter, since December 31, 2019, there have not been any civil, criminal or administrative actions, suits, claims, hearings, charges, complaints, mediations, arbitrations, investigations or other proceedings (collectively, “Actions”) pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, which, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Change. Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any Order of any Governmental Entity which, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Change.

(ii)
Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and its Subsidiaries or in the notes thereto, other than liabilities and obligations (A) set forth in the Company’s consolidated balance sheet as of June 30, 2021 included in the Company Reports, (B) incurred in the ordinary course of business since June 30, 2021 (none of which relate to breach of Contract, breach or warranty, tort, infringement or violation of applicable Laws), (C) incurred in connection with the Merger or any other transaction or agreement contemplated by this Agreement or (D) that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Change.

The term “Knowledge” when used in this Agreement with respect to the Company shall mean the actual knowledge of those persons set forth in Section 3.1(g)(ii) of the Company Disclosure Letter without obligation of any further review or inquiry, and does not include information of which they may be deemed to have constructive knowledge only.
(h)   Employee Benefits.
(i)
All material Benefit Plans are listed on Section 3.1(h)(i) of the Company Disclosure Letter. For purposes of this Agreement, “Benefit Plan” means each benefit or compensation plan, program, policy, agreement or arrangement that is sponsored, maintained, contributed to or required to be contributed to by the Company or any of its Subsidiaries or under or with respect to which the Company or any of its Subsidiaries has or could reasonably be expected to have any liability or obligation, including those covering, or for the benefit of, any current or former employees or other service providers of the Company or any of its Subsidiaries or any current or former directors of the Company or any of its Subsidiaries, or under which there is a continuing financial obligation of the Company or any of its Subsidiaries, including “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject thereto, and each equity or equity-based compensation, deferred compensation, severance, stock option, stock purchase, stock appreciation rights, stock based, incentive, bonus, commission, change in control or retention program, policy, agreement or arrangement. True and complete copies of all material Benefit Plans have been made available to Parent.
(ii)
Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Change, (A) each Benefit Plan has been established, maintained, funded, operated and administered in accordance with its terms and in compliance with ERISA, the Internal Revenue Code of 1986, as amended (the “Code”) and other applicable Laws, (B) each Benefit Plan that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “Pension Plan”) intended to be qualified under Section 401(a) of the Code is so qualified and has received a favorable determination or opinion letter from the Internal Revenue Service (the “IRS”) or has applied to the IRS for such favorable determination or opinion letter under Section 401(b) of the Code, and no circumstances exist or events have occurred that could reasonably be expected to result in the loss of the qualification of such Pension Plan under Section 401(a) of the Code, (C) none of the Company, any of its Subsidiaries, or any of their respective directors, officers, employees or other service providers nor, to the Knowledge of the Company, any other Person, has engaged in a transaction that could reasonably be expected to subject the Company or any of its Subsidiaries to a Tax, penalty, fine or lien imposed by either the Code or ERISA, (D) with respect to each Benefit Plan all contributions premiums and other payments that are due have been timely made, and (E) neither the Company nor any of its Subsidiaries has incurred (whether or not assessed), or is reasonably expected to incur, any Tax or penalty under Section 4980B, 4980D, 4980H, 6721 or 6722 of the Code.

(iii)
Neither the Company nor any of its Subsidiaries has or is expected to incur any material liability under Title IV of ERISA, including with respect to any ongoing, frozen or terminated “single-employer plan”, within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or by reason of any Person which, together with the Company or any of its Subsidiaries, is or at a relevant time was considered one employer under Section 4001 of ERISA or Section 414 of the Code.

(iv)
No Benefit Plan is, and neither the Company nor any of its Subsidiaries has any obligation or liability under or with respect to, a “multiemployer plan” (as defined in Section 3(37) of ERISA) or any plan, agreement or arrangement (i) that is or was subject to Section 412 or 430 of the Code or Section 302 or Title IV of ERISA or (ii) that provides (or could be required to provide) post-employment or post-termination health, life or other welfare benefits to any Person, other than as required by Section 4980B of the Code or similar applicable Laws for which the recipient pays the full cost of coverage.

(v)
There is no pending or, to the Knowledge of the Company, threatened litigation, action, suit, audit, investigation, examination or claim against or relating to any Benefit Plan or the assets thereof, other than routine claims for benefits, and there is no fact or circumstance that could reasonably be expected to give rise to any of the foregoing.

(vi)
Each Benefit Plan that constitutes in any part a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) subject to Section 409A of the Code has been operated and administered in all material respects in operational compliance with, and is in all material respects in documentary compliance with, Section 409A of the

Code, and no amount under any such Benefit Plan is or has been subject to the interest and additional Tax set forth under Section 409A(a)(1)(B) of the Code.
(vii)
Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby could, either alone or in combination with any other event (including but not limited to a termination of employment): (i) entitle any employee or other service provider of the Company to any increase in severance pay upon a termination of employment or other service relationship after the date of this Agreement; (ii) result in the acceleration of the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any of the Benefit Plans; or (iii) limit or restrict the right of the Company to merge, amend or terminate any Benefit Plan (except as provided in this Agreement).

(viii)
No payment or benefit which could be made with respect to any current or former employee, officer, stockholder, director or service provider of the Company who is a “disqualified individual” (as defined in Section 280G of the Code and the regulations thereunder) would reasonably be expected to be characterized as a “parachute payment” within the meaning of Section 280G(b)(2) of the Code.

(ix)
There is no contract, agreement, plan or arrangement to which the Company or any of its Subsidiaries are bound to provide a gross-up or otherwise reimburse, gross-up, indemnify or otherwise make-whole any current or former employee, director, service provider or other person for any Taxes or related interest or penalties, including any paid or payable pursuant to Sections 409A or 4999 of the Code.

(i)   Compliance with Laws; Licenses.
(i)
The businesses of each of the Company and its Subsidiaries have not been since January 1, 2019, and are not being, conducted in violation of any applicable federal, state, local or foreign law, statute or ordinance, common law, or any rule, regulation, code, act, standard, judgment, order, writ, injunction, decree, arbitration or other award, agency requirement, license or permit of any Governmental Entity (collectively, “Laws”), except for violations that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Change. Except with respect to regulatory matters covered by Section 4.5, and to the Knowledge of the Company, no investigation, audit or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Change. The Company and its Subsidiaries each has obtained and is in material compliance with all permits, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders issued or granted by a Governmental Entity (“Licenses”) necessary to conduct its business as presently conducted, except those the absence of which would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Change.

(ii)
Neither the Company nor any of its Subsidiaries, nor any of their respective shareholders, directors, officers, managers or employees, or, to the Knowledge of the Company, their agents or other Representatives acting on behalf of or on the express authority of the Company or any of its Subsidiaries is currently, or has been at any time during the past three (3) years:

(A)
(1) a Sanctioned Person, (2) engaging in any dealings or transactions with any Sanctioned Person or in any Sanctioned Country, or (3) otherwise in material violation of applicable Sanctions Laws, Ex-Im Laws or the anti-boycott laws administered by the U.S. Department of Commerce and the U.S. Department of the Treasury’s Internal Revenue Service (collectively, “Trade Control Laws”);

(B)
(1) using funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (2) directly or indirectly making, offering, or authorizing, any unlawful payment to any government official; or (3) directly or indirectly making, offering, or authorizing any unlawful bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment, whether directly or indirectly to any Person for the purpose of gaining an improper business advantage or encouraging the recipient to violate the policies of his or her employer or to breach an obligation of good faith or loyalty, or that would otherwise materially violate the U.S. Foreign Corrupt Practices Act of 1977, as amended (“FCPA”) or any other similar applicable Law related to corruption or bribery (together with the FCPA, “Anti-Corruption Laws”).

(iii)
The Company and its consolidated Subsidiaries have maintained adequate policies and procedures and adhered to systems of internal controls as required of U.S. Issuers by the FCPA.

(iv)
During the past three (3) years, neither the Company nor any of its Subsidiaries has in connection with or relating to the business of the Company or any of its Subsidiaries received from any Governmental Entity or any other Person any written or, to the Knowledge of the Company, verbal notice, inquiry, or internal or external allegation; made any voluntary or involuntary disclosure to a Governmental Entity; or conducted any internal investigation or audit concerning any actual or potential violation or wrongdoing related to Trade Control Laws or Anti-Corruption Laws.

As used in this Agreement:
“Sanctioned Person” shall mean any individual or entity that is the subject or target of sanctions or restrictions under applicable Sanctions Laws or Ex-Im Laws, including: (i) any individual or entity listed on any applicable U.S. or non-U.S. sanctions- or export-related restricted party list, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control’s (“OFAC”) Specially Designated Nationals and Blocked Persons List; (ii) any Person operating, organized, or resident in a Sanctioned Country; or (iii) any entity that is, in the aggregate, fifty percent (50%) or greater owned, directly or indirectly, or otherwise controlled by a person or persons described in clause (i) or (ii);
“Sanctioned Country” shall mean any country or region that is, or during the past five (5) years has been, the subject or target of a comprehensive embargo under Sanctions Laws (including, without limitation, Cuba, Iran, North Korea, Sudan, Syria, Venezuela and the Crimea region of Ukraine);
“Sanctions Laws” shall mean all applicable laws relating to economic or trade sanctions or embargoes administered or enforced by the United States (including by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury in the United Kingdom or any other relevant sanctions authority; and
“Ex-Im Laws” shall mean all applicable U.S. and non-U.S. laws relating to export, reexport, transfer, and import controls, including, without limitation, the Export Administration Regulations, the International Traffic in Arms Regulations (“ITAR”), the Foreign Trade Regulations, the Federal Maritime Commission regulations and the customs and import Laws administered by U.S. Customs and Border Protection.
(j)   Takeover Statutes.   The Company has opted out of Section 203 of the DGCL. Assuming that the representations and warranties of Parent and Merger Sub set forth in Section 3.2(i) are true and correct, no restrictions contained in any “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation (each, a “Takeover Statute”) or any anti-takeover provision in the Company’s charter or by-laws is applicable to the execution, delivery or performance of this Agreement or the consummation of the Merger.
(k)   Environmental Matters.   Except for such matters that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Change: (A) the Company and its Subsidiaries are, and since January 1, 2019 have been, in compliance with all applicable Environmental Laws; (B) to the Knowledge of the Company, the Company and its Subsidiaries have obtained and possess and are, and since January 1, 2019 have been, in compliance with all permits and licenses required under applicable Environmental Laws for the operation of their respective businesses; (C) neither the Company nor any of its Subsidiaries has received any written claim, notice of violation or citation, concerning any violation or alleged violation of, or liability arising under, any Environmental Law since January 1, 2019 (or earlier to the extent unresolved); (D) there are no writs, injunctions, decrees, orders or judgments outstanding, or any complaints, suits or proceedings pending or, to the Knowledge of the Company, threatened, involving the Company or any of its Subsidiaries and concerning any Environmental Law; and (E) neither the Company (nor any other Person to the extent giving rise to Liability for the Company) has treated, stored, handled, released, stored, disposed of, or arranged for disposal of, transported, distributed, exposed any Person to, or owned or operated any property or facility contaminated by, any Hazardous Substance in a manner that has given or as would reasonably be expected to give rise to any liability of the Company or its Subsidiaries under any Environmental Law.
As used herein, the term “Environmental Law” means any Law or Order (A) concerning pollution, the protection of the environment, (including air, water, soil and natural resources), or public or worker health or safety (to the extent related to exposure to Hazardous Substances); or (B) the release or disposal of, or exposure to, any Hazardous Substances, in each case as presently or previously in effect.
As used herein, the term “Hazardous Substance” means any substance, material or waste presently listed or defined as hazardous, toxic or radioactive, or for which liability or standards of conduct are imposed, under any Environmental Law including petroleum and any derivative or by-products thereof, asbestos, lead, polychlorinated biphenyls, toxic mold, radiation and per- and polyfluoroalkyl substances.
(l)   Taxes.
(i)
The Company and each of its Subsidiaries (A) have prepared in good faith and duly and timely filed or caused to be timely filed (in each case taking into account any extension of time within which to file) all Tax Returns required to be filed on or before the Closing by any of them except where such failures to so prepare or file Tax Returns, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Change and all such filed Tax Returns are complete and accurate in all material respects, (B) have paid all Taxes that are required to be paid by any of them (after giving effect to any valid extensions of time in which to make such payment) or that the Company or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, stockholder, creditor or third party, except with respect to matters contested in good faith by appropriate proceedings and except where such failure to so pay or withhold, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Change, and (C) have not waived any statute of limitations with respect to any material amount of Taxes or agreed to any extension of time with respect to any material amount of Tax assessment or deficiency.

(ii)
Except as set forth on Section 3.1(l)(ii) to the Company Disclosure Letter, as of the date hereof, there are not pending or, threatened in writing, any audits, examinations, investigations or other proceedings in respect of material Taxes or material Tax matters of the Company. The Company has made available to Parent true and correct copies of the United States federal income Tax Returns filed by the Company and its Subsidiaries for each of the fiscal years ended December 31, 2019 and 2018.

(iii)
Neither the Company nor any of its Subsidiaries (i) has been a member of a group filing or required to file any consolidated, combined, unitary or similar Tax Return (other than a group of which the Company is the common parent), (ii) is a party to or bound by a Tax sharing, allocation or indemnification agreement or arrangement (other than (x) such an agreement that is exclusively between or among the Company and its Subsidiaries or (y) customary Tax indemnification provisions contained in commercial agreements the principal subject matter of which is not Taxes) or (iii) during the past two (2) years, has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify, in whole or in part, for tax-free treatment under Section 355 or 361 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code).

(iv)
None of the Company or any of its Subsidiaries will be required to include any material item or amount of income in, or exclude any material item or amount of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) any change in or use of an improper method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date, (ii) any “closing agreement,” as described in Section 7121 of the Code (or any similar provision of state, local or non-U.S. income Tax law), (iii) any prepaid income or deferred revenue received on or prior to the Closing Date, or (iv) installment sale or open transaction disposition made on or prior to the Closing Date.

(v)
Each of the Company and its Subsidiaries has complied in all material respects with any requirement to collect and remit any required sales, use, value added and similar Taxes with respect to sales made or services provided to its customers.

(vi)
No written claim has been made by any Tax Authority in a jurisdiction where any of the Company or its Subsidiaries does not file Tax Returns that the Company or such Subsidiaries is or may be subject to taxation by that jurisdiction.

As used in this Agreement, (A) the term “Tax” (including, with correlative meaning, the term “Taxes”) shall mean all federal, state, local and foreign income, profits, franchise, gross receipts, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, escheat or unclaimed property, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (B) the term “Tax Return” includes all returns and reports (including elections, declarations, disclosures, statements, attachments, schedules, and information returns) supplied or required to be supplied to a Tax Authority relating to Taxes (including any amendment thereof) and the term “Tax Authority” means with respect to any Tax, the governmental authority responsible for the imposition of such Tax.
(m)   Labor Matters.
(i)
Except as set forth on Section 3.1(m) to the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any Labor Agreement or bargaining relationship with a labor union, labor organization or employee representative, no employees of the Company or any of its Subsidiaries are represented by a labor union, labor organization or employee representative, neither the Company nor any of its Subsidiaries is or has been since January 1, 2019 the subject of any proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or seeking to compel it to bargain with any labor union, labor organization or employee representative, nor is there pending or, to the Knowledge of the Company, threatened, nor has there been since January 1, 2019, any labor strike, dispute, walk-out, work stoppage, slow-down, material labor grievance, labor arbitration, picketing, handbilling, lockout or affecting involving the Company or any of its Subsidiaries. To the Knowledge of the Company, since January 1, 2019 there have been no labor organizing activities with respect to any employees of the Company or any of its Subsidiaries.

(ii)
The Company and its Subsidiaries are, and since January 1, 2019 have been, in compliance in all material respects with all applicable Laws respecting labor, employment and employment practices, including, without limitation, all Laws respecting terms and conditions of employment, health and safety, wages and hours (including the classification of independent contractors and exempt and non-exempt employees), immigration (including the completion of Forms I-9 for all employees and the proper confirmation of employee visas), employment harassment, discrimination or retaliation, whistleblowing, disability rights or benefits, equal opportunity, plant closures and layoffs (including the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Laws (“WARN Act”)), employee trainings and notices, workers’ compensation, labor relations, employee leave issues, COVID-19, affirmative action, unemployment insurance, and the payment and withholding of employment-related Taxes, except for such noncompliance that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Change.
(iii)
Except as would not result in material liability for the Company or any of its Subsidiaries: (i) each of the Company and its Subsidiaries have fully and timely paid all wages, salaries, wage premiums, commissions, bonuses, severance and termination payments, fees, expense reimbursements and other compensation that have come due and payable to their current or former employees and independent contractors under applicable Law, Contract or company policy; and (ii) each individual who is providing or since January 1, 2019 has provided services to the Company and its Subsidiaries and is or was classified and treated as an independent contractor, consultant, leased employee, or other non-employee service provider, or as an overtime exempt employees, is and has been properly classified and treated as such for all applicable purposes.

(iv)
The Company and its Subsidiaries have investigated all sexual harassment, or other discrimination, or retaliation allegations of which any of them is or was aware since January 1, 2019. With respect to each such allegation the Company determined to have potential merit, the Company and its Subsidiaries have taken corrective action that is reasonably calculated to prevent further improper action.

(v)
The Company and its Subsidiaries have not experienced any material employment-related liability with respect to COVID-19.

(vi)
The Company and its Subsidiaries have taken reasonable steps to ensure that they are not a joint employer or co-employer of any individuals with any third party.

(n)   Intellectual Property.
(i)
Section 3.1(n)(i) to the Company Disclosure Letter identifies all issued, registered, or applied for Intellectual Property owned by or registered in the name of the Company or any of its Subsidiaries, including for each item (as applicable) the title, the record owner, the jurisdiction(s) in which it has been issued or registered or in which any application for such issuance and registration has been filed, and the registration and application numbers and dates. The Intellectual Property set forth on Section 3.1(n) to the Company Disclosure Letter is subsisting, in full force and effect, and to the Knowledge of the Company valid and enforceable.

(ii)
Except as would not be material to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries exclusively owns all right, title and interest in and to, or has a valid and enforceable right to use all Intellectual Property used in and material to or necessary for the conduct of the business of the Company and its Subsidiaries as conducted as of the date hereof (the “Company Intellectual Property”), free and clear of all Liens; provided that this does not constitute a representation of no infringement or other violation of any third party Intellectual Property (which is addressed in the following sentence). Except as would not be material to the Company and its Subsidiaries, taken as a whole, (i) no written claim, complaint, demand or notice alleging infringement, misappropriation, invalidity, conflicting ownership rights, or other violation of the Intellectual Property of any Person or challenging the ownership or use by the Company or its Subsidiaries of, or the validity, enforceability or registrability of, any Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries has been made since January 1, 2019 by any Person; (ii) no Company Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries is the subject of any pending or, to the Company’s Knowledge, threatened action, suit, claim, investigation or other proceeding; (iii) no Person has given written notice to the Company or any of its Subsidiaries since January 1, 2019 that the use of any Company Intellectual Property by the Company or any of its Subsidiaries is infringing any patent, trademark, copyright or design right, or that the Company or any of its Subsidiaries has misappropriated any trade secret; and (iv) to the Knowledge of the Company, neither the use of the Company Intellectual Property by the Company and its Subsidiaries nor the conduct of the business of the Company and its Subsidiaries infringes or has since January 1, 2019 infringed any Intellectual Property right of any Person, and does not involve and has not since January 1, 2019 involved the misappropriation of any trade secrets of any Person.
(iii)
The Company and its Subsidiaries take commercially reasonable steps (A) to maintain the confidentiality of any trade secrets and material confidential information of the Company and its Subsidiaries and of third parties to which the Company or its Subsidiaries owe a duty of confidentiality, and (B) to secure ownership of material Intellectual Property developed on their behalf. The Company owns, by operation of Law or written assignment, all material Intellectual Property developed on behalf of the Company or any of its Subsidiaries by employees or contractors in the scope of their employment or engagement. All Persons with access to trade secrets or material confidential information of the Company or any of its Subsidiaries have signed agreements with reasonable confidentiality obligations and use restrictions or is under a legally-binding duty of confidentiality with respect to the same.

(iv)
All computer hardware, firmware, databases, software, systems, information technology infrastructure, networks, and other similar or related items of automated, computerized and/or software systems, infrastructure, and telecommunication assets and equipment owned or used by or for the Company or any of its Subsidiaries, whether or not outsourced (A) are functional and operate and run in a reasonable business manner, (B) are sufficient in all material respects for the current needs of the business of the Company and its Subsidiaries, and (C) are subject to reasonable backup and disaster recovery plans and procedures maintained by the Company and its Subsidiaries (if and to the extent controlled by the Company and its Subsidiaries). There have been no material failures, breakdowns, outages, or unavailability of any of the foregoing in the three (3) years prior to the date hereof.

(v)
The Company and its Subsidiaries maintain and comply in all material respects with commercially reasonable and legally-compliant policies and procedures regarding the collection, security, privacy, storage, transfer and use of personal information, proprietary data and confidential information collected or held by the Company and its Subsidiaries (the “Protected Data”). The conduct of the business of the Company and its Subsidiaries as currently conducted and as conducted in the three (3) years prior to the date hereof is and has been in compliance in all material respects with all such policies and procedures, and all applicable Laws, industry or self-regulatory standards to which the Company and its Subsidiaries are legally or contractually bound (including the Payment Card Industry Data Security Standard, to the extent applicable), and all other legal and contractual requirements, in each case pertaining to privacy, security, and consumer protection of Protected Data. There has been no unauthorized access to or use, acquisition, loss, destruction, compromise or disclosure of, or breach of the security of, any Protected Data or payment card information, collected, maintained or stored by or, to the knowledge of the Company, on behalf of, the Company or any of its Subsidiaries in connection with its business.

(vi)
Except as would not be material to the Company or its Subsidiaries, taken as a whole, (A) none of the Company-owned software embeds, incorporates, links to, or otherwise uses or interacts with any open source software in a manner or relation that requires (or conditions the grant of any rights upon) any distribution, disclosure, or licensing of, or any licensee being permitted to modify, make derivative works of, any proprietary Company software (including any source code thereto), create obligations for the Company to grant, or purport to grant, to any third party any rights or immunities under any Intellectual Property owned by the Company (including any patent non-asserts or patent licenses), or imposes any economic limitations on the Company’s commercial exploitation of such Intellectual Property owned by the Company, and (B) no source code of the Company’s or any Subsidiary’s proprietary software owned by the Company or any Subsidiary has been disclosed, licensed (either current or contingent), released, distributed, escrowed or made available to or for any Person (other than development contractors and employees subject to reasonable confidentiality obligations and use restrictions), and neither the Company nor any of its Subsidiaries has committed to do any of the foregoing.
As used in this Agreement, “Intellectual Property” means all (A) trademarks, service marks, certification marks, Internet domain names, logos, trade dress, trade names and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals thereof; (B) inventions and all patents, and applications therefor, including divisions, continuations, continuations-in-part, and all renewals, extensions, reexaminations and reissues thereof; (C) trade secrets; (D) published and unpublished works of authorship, copyrights therein and thereto, and registrations and applications therefor, and all renewals and extensions thereof; (E) rights in software, data, and databases; and (F) all other intellectual property rights arising under the Laws of any jurisdiction.
(o)   Insurance.   All material fire and casualty, general liability, motor carrier liability, business interruption, and sprinkler and water damage insurance policies maintained by the Company or any of its Subsidiaries (“Insurance Policies”) are in full force and effect and all premiums due with respect to all Insurance Policies have been paid, with such exceptions that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Change.
(p)   Material Contracts.
(i)
Except as set forth on Section 3.1(p) to the Company Disclosure Letter, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by: (A) any Contract relating to indebtedness for borrowed money or any financial guaranty thereof in excess of $2,500,000, other than (1) indebtedness between and among the Company and its Subsidiaries and (2) financial guaranties by the Company of indebtedness owed by its Subsidiaries to third parties; (B) any Contract that prohibits the Company or any of its Subsidiaries from competing in any material respect in any business line or in any geographic area; (C) any Contract that involves any exchange traded, over-the-counter or other swap, cap, floor, collar, futures contract, forward contract, option or any other derivative financial instrument; (D) other than customer or carrier Contracts entered into in the ordinary course of business, any Contract that involved expenditures or guaranteed receipts by the Company or any of its Subsidiaries of more than $5,000,000 in the last fiscal year or is expected to involve expenditures or guaranteed receipts by the Company or any of its Subsidiaries of more than $5,000,000 in the current fiscal year; (E) any Contract that involved, since January 1, 2019, the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets or capital stock or other equity interests of another person (other than acquisitions or dispositions of (1) assets in the ordinary course of business, including acquisitions and dispositions of inventory, (2) assets, capital stock and other equity interests by and among the Company and its Subsidiaries, or (3) assets, capital stock and other equity interests with a value of not more than $2,500,000 individually or $10,000,000 in the aggregate); (F) any Contract (other than this Agreement) that by its terms limits the payment of dividends or other distributions by the Company or any of its Subsidiaries; (G) any joint venture or partnership Contract; (H) any Contract for the lease of real property material to the operation of the Company’s business; (I) any Contract deemed to be a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC); (J) any collective bargaining agreement or other Contract with any labor union, labor organization, or works council (each a “Labor Agreement”); (K) any Contract that is a settlement, conciliation or similar agreement with any Governmental Entity and pursuant to which the Company or a Subsidiary will have any material outstanding obligation after the date of this Agreement; and (L) any Contract for the employment or engagement of any director, officer, executive employee or independent contractor providing for annual base compensation in excess of $250,000; and (M) Contract (1) pursuant to which the Company or any of its Subsidiaries licenses or grants rights to any Person, or licenses or receives a grant of right from any Person, with respect to any material Intellectual Property (other than non-exclusive licenses granted to third parties in the ordinary course of business, non-exclusive licenses to commercially-available, off-the-shelf software and software-as-a-service licensed or procured for aggregate fees of $500,000 or less, and licenses of open source software or freeware), (2) under which any Person has developed or has been engaged to develop any material Intellectual Property for the Company or one of its Subsidiaries that is owned or purported to be owned by the Company or one of its Subsidiaries (excluding agreements with employees and contractors entered into in the ordinary course of business assigning to the Company or one of its Subsidiaries any developed Intellectual Property) or under which the Company or any of its Subsidiaries has developed or has been engaged to develop any material Intellectual Property for any Person, or (3) entered into to settle or resolve any Intellectual Property-related dispute or otherwise affecting the Company’s or any of its Subsidiaries’ rights to use or enforce any Intellectual Property owned by the Company or any of its Subsidiaries in any material respect, including settlement agreements, coexistence agreements, covenant not to sue agreements, and consent to use agreements (all contracts of the type described in this Section 3.1(p)(i) being referred to herein as “Company Material Contracts”).
(ii)
Except as would not be reasonably likely to result in a Company Material Adverse Change, neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party, is in material breach of or material default under the terms of any Company Material Contract. Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Change, each Company Material Contract is a valid and binding obligation of the Company or its Subsidiaries which is party thereto and, to the Knowledge of the Company, of each other party thereto, and is in full force and effect, except that such enforcement may be subject to the Bankruptcy and Equity Exception. A copy of each Company Material Contract as of the date hereof has previously been delivered or made available to Parent (including any amendments, modifications or supplements thereof).

(q)   Real Property.   Neither the Company nor its Subsidiaries holds fee title to any real property. Section 3.1(q) of the Company Disclosure Letter sets forth both (a) the address of all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or any Subsidiary (the “Leased Real Property”), and (b) a true and complete list of all leases, subleases, licenses, concessions and other agreements (written or oral) pursuant to which the Company or any Subsidiary holds any Leased Real Property (collectively, the “Leases”), including all amendments, extensions, renewals, guaranties and other agreements with respect thereto, for each such Leased Real Property (including the date and name of the parties to such Lease document). The Company has delivered to Parent a true and complete copy of each such Lease document. There are no oral Leases. Except as set forth in Section 3.1(q) of the Company Disclosure Letter, with respect to each of the Leases: (i) such Lease is legal, valid, binding, enforceable and in full force and effect; (ii) the other party to such Lease is not an affiliate of, and otherwise does not have any economic interest in, the Company or any Subsidiary; (iii) except as may be set forth on Section 3.1(q) of the Company Disclosure Letter, the Company or Subsidiary has not subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof; (iv) neither the Company nor any Subsidiary has received any written notice of any violation or claimed violation of any applicable building, zoning, subdivision or other law use or similar Laws affecting its interest in the Leased Real Property, and (v) the Company or Subsidiary has not collaterally assigned or granted any other security interest in such Lease or any interest therein.
(r)   Brokers and Finders.   Neither the Company nor any of its Subsidiaries has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder’s fees in connection with the Merger or the other transactions contemplated in this Agreement, except that the Company has employed Morgan Stanley & Co. LLC as its financial advisor.
(s)   Affiliate Transactions.   To the knowledge of the Company and as of the date of this Agreement, since January 1, 2019, except for employment arrangements in the ordinary course of business, there have been no transactions, or series of related transactions, agreements, arrangements or understandings in effect, that would be required to be disclosed under Item 404(a) of Regulation S-K that have not been otherwise disclosed in the Company Reports filed prior to the date hereof.
(t)   No Other Representations or Warranties.   Except for the representations and warranties contained in this Section 3.1 (as modified by the Company Reports filed with the SEC or the Company Disclosure Letter, as supplemented or amended) or in any certificate delivered pursuant to this Agreement, neither the Company nor any other Person on behalf of the Company or any Subsidiary of the Company makes any other express or implied representation or warranty with respect to the Company or any Subsidiary of the Company or the transactions contemplated by this Agreement and any other assets, rights or obligations to be transferred hereunder or pursuant hereto, and the Company disclaims any other representations or warranties, whether made by the Company or any of its Affiliates or its directors, officers, managers, employees, investment bankers, attorneys, accountants and other advisors and representatives (such directors, officers, managers, employees, investment bankers, attorneys, accountants and other advisors and representatives, collectively, the “Representatives”). Except for the representations and warranties contained in this Section 3.1 (as modified by the Company Reports filed with the SEC or the Company Disclosure Letter, as supplemented or amended), the Company hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement or information made, communicated, or furnished (orally or in writing) to Parent, Merger Sub or their respective Affiliates or Representatives (including any opinion, information, projection or advice that may have been or may be provided to Parent or Merger Sub by any director, officer, employee, agent, consultant, or Representative of the Company or any of its Affiliates). Notwithstanding anything contained in this Agreement to the contrary, the Company makes no representations or warranties to Parent or Merger Sub regarding any projections or the future or probable profitability, success, business, prospects, opportunities, relationships and operations of the Company and/or its Subsidiaries.
3.2   Representations and Warranties of Parent and Merger Sub.   Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to the Company by Parent prior to entering into this Agreement (the “Parent Disclosure Letter” (it being agreed that disclosure of any item in any section or subsection of the Parent Disclosure Letter shall be deemed disclosure with respect to any other section or subsection to which the relevance of such item is reasonably apparent on its face), Parent and Merger Sub jointly and severally represent and warrant to the Company that:
(a)   Organization, Good Standing and Qualification.   Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or similar entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in such good standing, or to have such power or authority, are not, individually or in the aggregate, reasonably likely to prevent, materially delay or materially impair the ability of Parent and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement. Parent has made available to the Company a complete and correct copy of the charter and by-laws or comparable governing documents of Parent and Merger Sub, each as in effect on the date of this Agreement.
(b)   Corporate Authority.   No vote of holders of capital stock of Parent is necessary to approve or adopt this Agreement, the Merger or the other transactions contemplated hereby. Each of Parent and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and, subject only to the adoption and approval of this Agreement by Parent as the sole stockholder of Merger Sub, which adoption and approval by Parent will occur immediately following execution of this Agreement, to perform its obligations under this Agreement and to consummate the Merger (subject to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL). This Agreement has been duly executed and delivered by each of Parent and Merger Sub and is a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.
(c)   Governmental Filings; No Violations; Etc.
(i)
Other than the filing of the Certificate of Merger and filings and/or notices (A) under the

HSR Act, any other applicable antitrust laws and any other antitrust, competition or similar Laws of any foreign jurisdiction, and (B) under the Exchange Act (collectively, clauses (A) through (B), the “Parent Approvals”), no notices, reports or other filings are required to be made by Parent and Merger Sub with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent and Merger Sub from, any Governmental Entity in connection with the execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain would not, individually or in the aggregate, be reasonably likely to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.
(ii)
Assuming compliance with the matters referenced in Section 3.2(c)(i) and receipt of the Parent Approvals, the execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby will not constitute or result in (A) a breach or violation of, or default under, the charter or by-laws or comparable governing documents of Parent or Merger Sub or the comparable governing instruments of any of Parent’s Subsidiaries (other than Merger Sub), (B) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or a default under, the creation or acceleration of any obligations or the creation of a Lien on any of the assets of Parent or any of its Subsidiaries pursuant to, any Contracts binding upon Parent or any of its Subsidiaries or, (C) a violation of any Laws to which Parent or any of its Subsidiaries is subject, except, in the case of clause (B) or (C) above, for any such breach, violation, termination, default, creation, acceleration or change that, individually or in the aggregate, would not be reasonably likely to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

(d)   Litigation.   As of the date of this Agreement, there are no civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or other proceedings pending or, to the Knowledge of Parent, threatened against Parent or Merger Sub that seek to enjoin or would be reasonably likely to have the effect of preventing, making illegal or otherwise interfering with the Merger and the other transactions contemplated by this Agreement.
The term “Knowledge” when used in this Agreement with respect to Parent shall mean the actual knowledge of those persons set forth in Section 3.2(d) of the Parent Disclosure Letter without obligation of any further review or inquiry, and does not include information of which they may be deemed to have constructive knowledge only.
(e)   Financing.
(i)
Section 3.2(e)(i)(A) of the Parent Disclosure Letter sets forth true, accurate and complete copies of an executed commitment letter, together with all schedules and exhibits thereto, from the Persons named therein (collectively, the “Lenders”) (together with the associated fee letter, the “Debt Commitment Letter”), pursuant to which, and subject to the terms and conditions thereof, the Lenders have committed to lend the amount set forth therein to Parent or Merger Sub for the purpose of funding the transactions contemplated by this Agreement (the “Debt Financing”). Section 3.2(e)(i)(B) of the Parent Disclosure Letter sets forth true, accurate and complete copies of the executed commitment letter (the “Equity Commitment Letter”) and, together with the Debt Commitment Letter, collectively, the “Commitment Letters” or the “Financing Commitments”) between Parent and the investors named therein (the “Investors”) pursuant to which the Investors have committed to invest the amounts set forth therein (the “Equity Financing”) and together with the Debt Financing, the “Financing”); provided that the provisions in any copy of the fee letter for the Debt Financing delivered pursuant hereto related to fees, pricing, market flex provisions, customary threshold amounts and any other provisions as reasonably required by the Lenders may be redacted so long as no redaction covers terms that would adversely affect the aggregate principal amount committed thereunder. The Equity Commitment Letters provides that (A) the Company is an express third party beneficiary thereof and (B) Parent and the Investors have waived any defenses to the enforceability of such third party beneficiary rights.
(ii)
As of the date of this Agreement, the Financing Commitments are in full force and effect and have not been withdrawn, waived or terminated or otherwise amended, supplemented or modified in any respect. Each of the Financing Commitments, in the form so delivered, as of the date of this Agreement, is a legal, valid and binding obligation of Parent, Merger Sub and the other parties thereto, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception. Except as expressly set forth in the Financing Commitments, other than the Financing Commitments, as of the date of this Agreement, there are no written agreements or side letters relating to the conditionality, funding or investing, as applicable, of the Debt Financing or the Equity Financing, and the Financing Commitments contain all of the conditions precedent to the obligations of the parties thereunder to make the Financing available to Parent or Merger Sub (as applicable) on the terms therein. No event has occurred as of the date of this Agreement which, with or without notice, lapse of time or both, would (i) constitute a default or breach of Parent or Merger Sub, or to the Knowledge of Parent, of any other party thereto, under any term or condition of the Financing Commitments; or (ii) to the knowledge of Parent, otherwise result in or would reasonably be expected to result in any portion of the Financing not being available by the Closing. As of the date of this Agreement, none of the Investors nor any Lender has notified Parent or Merger Sub of its intention to terminate any of the Financing Commitments or not to provide the Financing. Assuming satisfaction of the conditions set forth in Section 5.1 and Section 5.2, as of the date of this Agreement, neither Parent nor Merger Sub has reason to believe that it will be unable to satisfy, on a timely basis, any term or condition of closing to be satisfied by it with respect to the Financing Commitments or that the full amount of the Financing will not be available as of the Closing. Parent has fully paid any and all commitment fees or other fees required by the Financing Commitments (or any related fee letter or engagement letter) to be paid as of the date of this Agreement. None of the Financing Commitments (or any related fee letter or engagement letter) contains any commitment fee or other fee payable by the Company or any of its Subsidiaries or Affiliates prior to Closing. Assuming satisfaction of the conditions set forth in Section 5.1 and Section 5.2, the aggregate proceeds from the Financing constitute all of the financing required to be provided by Parent to pay the aggregate Merger consideration contemplated by this Agreement (including the payment by Parent pursuant to Section 2.2), all costs, fees and expenses and all other amounts (including refinancing or repayment of any debt) required to be paid by Parent on the Closing Date to consummate the transactions contemplated by this Agreement (the “Required Financing Amount”). As of the date of this Agreement, none of the Financing Commitments has been withdrawn and, assuming satisfaction of the conditions set forth in Section 5.1 and Section 5.2, Parent does not know of any facts or circumstances that would result in or would reasonably be expected to result in any of the conditions set forth in the Financing Commitments not being satisfied or any portion of the Financing not being available. Parent expressly acknowledges and agrees that, except as set forth in Section 7.6, its obligation to consummate the transactions contemplated by this Agreement and the other agreements contemplated hereunder is not subject to any condition or contingency with respect to financing.

(f)   Capitalization of Merger Sub.   The authorized capital stock of Merger Sub consists solely of 100 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly owned Subsidiary of Parent. Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

(g)   Brokers and Finders.   Neither Parent nor any of its Subsidiaries (including Merger Sub) has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder’s fees in connection with the Merger or the other transactions contemplated in this Agreement, except that Parent has employed Citigroup Global Markets Inc. as its financial advisor.
(h)   Solvency.   Assuming (i) satisfaction of the conditions to Parent’s obligation to consummate the Merger, or waiver of such conditions, and after giving effect to the transactions contemplated by this Agreement, including the payment of the aggregate Per Share Merger Consideration, payment of all amounts required to be paid in connection with the consummation of the transactions contemplated hereby and payment of all related fees and expenses and (ii) the Company is Solvent immediately prior to the Effective Time, each of Parent and the Surviving Corporation will be Solvent as of the Effective Time and immediately after the consummation of the transactions contemplated hereby. For purposes of this Agreement, the term “Solvent” when used with respect any Person means that, immediately following the Effective Time, (i)(A) the fair value of the assets of such Person will exceed the amount of all liabilities, contingent or otherwise, of such Person, and (B) the amount of the Present Fair Salable Value of its assets will, as of such time, exceed the probable value of all of its debts and liabilities on a consolidated basis, contingent or otherwise, as such debts and liabilities become absolute and matured, (ii) the Person will not have, as of such time, an unreasonably small amount of capital for the business in which it is engaged or will be engaged and (iii) the Person will be able to pay its Debts as they become absolute and mature. The term “Solvency” shall have its correlative meaning. For purposes of the definition of “Solvent”: (A) ”Debt” means liability on a Claim; and (B) ”Claim” means any right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured. “Present Fair Salable Value” means the amount that may be realized if the aggregate assets of the Person (including goodwill) are sold as an entirety with reasonable promptness in an arms-length transaction under present conditions for the sale of comparable business enterprises. For purposes of this definition, “not have an unreasonably small amount of capital for the business in which it is engaged or will be engaged” and “able to pay its Debts as they become absolute and mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due. No transfer is being made and no obligation is being incurred in connection with the transactions contemplated hereby with the intent to hinder, delay or defraud either present or future creditors of Parent, Merger Sub, the Company or any Subsidiary of the Company.
(i)   Ownership of Company Capital Stock.   Other than as a result of this Agreement, none of Parent, Merger Sub or any of their respective Affiliates is, or at any time during the last three (3) years has been, an “interested stockholder” (as defined in Section 203 of the DGCL) of the Company. None of Parent, Merger Sub or any of their respective Affiliates beneficially owns (as such term is used under Rule 13d-3 promulgated under the Exchange Act), or has at any time during the last three (3) years beneficially owned, any Shares or other securities of the Company or any options, warrants or other rights to acquire Shares or other securities of, or any economic interest (through derivative securities or otherwise) in, the Company.
(j)   Proxy Statement.   None of the information to be supplied in writing by Parent, Merger Sub or any Representative of Parent or Merger Sub for inclusion in the Proxy Statement, if any, will, at the time such document is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this Section 5.05 do not apply to statements or omissions included or incorporated by reference in the Proxy Statement based upon information supplied by the Company or any of its Representatives in writing specifically for use or incorporation by reference therein.
(k)   Stockholder and Management Arrangements.   As of the date hereof, none of Parent, Merger Sub nor any of their Affiliates has entered into any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understanding (whether or not binding) with any stockholder, director, officer, employee or other Affiliate of the Company or any of its Subsidiaries (in their capacities as such) (i) relating to (A) this Agreement; (B) the Company or (C) the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time; or (ii) pursuant to which (A) any holder of shares of

Common Stock of the Company would be entitled to receive consideration of a different amount or nature than the Per Share Merger Consideration in respect of such holder’s shares of Common Stock of the Company; or (B) any holder of shares of Common Stock of the Company has agreed to approve this Agreement or vote against any Superior Proposal, in each case, that is currently in effect or that would become effective in the future (upon consummation of the Merger or otherwise) and that has not been disclosed.
(l)   Investment Intention.   Parent, through Merger Sub, is acquiring through the Merger the shares of capital stock of the Surviving Corporation for its own account, for investment purposes only and not with a view of the distribution (as such term is used in Section 2(11) of the Securities Act) thereof in violation of the Securities Act. Each of Parent and Merger Sub understand that the shares of capital stock of the Surviving Corporation have not been registered under the Securities Act or any “blue sky” Laws and cannot be sold unless subsequently registered under the Securities Act, any applicable “blue sky” Laws or pursuant to an exemption from any such registration.
(m)   Guarantee.   Concurrently with the execution and delivery of this Agreement, Guarantor has delivered to the Company the duly executed Guarantee. The Guarantee is in full force and effect and constitutes a legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception. No event has occurred that, with notice or lapse of time or both, would, or would reasonably be expected to, constitute a default on the part of Guarantor pursuant to the Guarantee.
ARTICLE IV
Covenants
4.1   Interim Operations.   (a) The Company covenants and agrees as to itself and its Subsidiaries that, from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with Article VI (except: (i) if Parent shall otherwise approve in writing, such approval not to be unreasonably withheld, conditioned or delayed, (ii) as otherwise expressly required by this Agreement, (iii) as expressly set forth in Section 4.1(a) of the Company Disclosure Letter, (iv) as required by applicable Laws or any Governmental Entity or (v) with respect to any COVID-19 Measures to the extent reasonably necessary for the operation of the Company), the business of the Company and its Subsidiaries shall be conducted, in all material respects, in the ordinary course of business (including, for the avoidance of doubt, consistent with recent past practice in light of COVID-19) and applicable Law. Without limiting the generality of the foregoing and in furtherance thereof, from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with Article VI, except (A) as otherwise contemplated or required by this Agreement, (B) as Parent may approve in writing (such approval not to be unreasonably withheld, delayed or conditioned), (C) as required by applicable Laws or any Governmental Entity or (D) as set forth in Section 4.1(a) of the Company Disclosure Letter, the Company will not, and will not permit its Subsidiaries, to:
(i)
adopt any amendments to its charter or by-laws or other applicable governing instruments;

(ii)
merge or consolidate the Company or any of its Subsidiaries with any other Person, or restructure, reorganize or completely or partially liquidate the Company or any of its Subsidiaries, except for any such transactions solely among Subsidiaries of the Company;

(iii)
acquire assets or capital stock outside of the ordinary course of business from any other Person with a value or purchase price in the aggregate in excess of $5,000,000 in any transaction or series of related transactions;

(iv)
issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer or encumbrance of, any shares of capital stock of the Company or any its Subsidiaries (other than (A) to the extent permitted under Section 4.1(xiv) below, (B) the issuance of Shares upon the settlement of Restricted Shares and Performance Shares outstanding on the date of this Agreement in accordance with their terms on the date of this Agreement, or (C) the issuance of shares of capital stock by a Subsidiary of the Company to the Company or another Subsidiary of the Company), or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible, exchangeable or exercisable securities;
(v)
make any loans, advances or capital contributions to or investments in any Person (other than the Company or any direct or indirect Subsidiary of the Company) in excess of $2,000,000 in the aggregate;

(vi)
declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for dividends paid by any direct or indirect Subsidiary of the Company to the Company or to any other direct or indirect Subsidiary of the Company);

(vii)
reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock (other than, to the extent required by the Stock Plan or any award outstanding on the date hereof, the acquisition of any Shares tendered by current or former employees or directors in order to pay Taxes in connection with the settlement of Restricted Shares or Performance Shares);

(viii)
incur any indebtedness for borrowed money or guarantee such indebtedness of another Person (other than a Subsidiary of the Company), or issue or sell any debt securities or warrants or other rights to acquire any debt security of the Company or any of its Subsidiaries, except for indebtedness for borrowed money incurred in the ordinary and usual course of business pursuant to the Existing Credit Facility and that can be repaid without penalty on or prior to the Closing Date or issuances of letters of credit under the Company’s revolving credit facility;

(ix)
make or authorize any capital expenditure in excess of $2,500,000 in the aggregate, other than expenditures relating to internally developed software in the ordinary course of business;

(x)
make any material changes with respect to accounting policies or procedures, except as required by changes in GAAP or a Governmental Entity;

(xi)
settle any Actions before a Governmental Entity for an amount payable by the Company or any of its Subsidiaries in excess of $2,500,000 or for any commitment, obligation or liability of the Company in excess of such amount;

(xii)
make, change or revoke any material Tax election, change any Tax accounting period, adopt or change any material Tax accounting method, amend any material Tax Return, enter into any closing agreement in respect of Taxes, settle or compromise any material liability or claim for Taxes, or surrender any material claim for a refund of Taxes;

(xiii)
except for transactions among the Company and its Subsidiaries or among the Company’s Subsidiaries, transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon or allow to lapse or expire or otherwise dispose of any assets or businesses of the Company or its Subsidiaries, including capital stock of any of its Subsidiaries, in each case which are material to the Company and its Subsidiaries taken as a whole, other than equipment, inventory, supplies and other assets in the ordinary course of business and other than pursuant to Contracts in effect prior to the date of this Agreement;

(xiv)
except as required pursuant to the terms of any existing Benefit Plan or Contract in effect prior to the date of this Agreement and made available to Parent, or as otherwise required by applicable Laws, (A) grant or provide any severance or termination payments or benefits to any director, officer or other employee of the Company or any of its Subsidiaries, except in the ordinary course of business or consistent with past practice or pursuant to existing Contracts, (B) increase or decrease the compensation or make any new equity awards to any director, officer or other employee of the Company or any of its Subsidiaries, except in the ordinary course of business or consistent with past practice, or (C) establish, adopt, enter into, terminate or materially amend or modify any Benefit Plan (or any arrangement that would be a Benefit Plan if in effect on the date hereof), other than changes that are made in connection with the annual renewal of group welfare benefit contracts in the ordinary course of business or consistent with past practice that do not materially increase the costs to the Company or any of its Subsidiaries of any such Benefit Plan; or
(xv)
(i) negotiate, modify, extend, or enter into any Labor Agreement or (ii) recognize or certify any labor union, labor organization, works council, employee representative or group of employees as the bargaining representative for any employees of the Company or its Subsidiaries;

(xvi)
implement or announce any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other actions that would be reasonably likely to implicate the WARN Act;

(xvii)
hire, engage, terminate (without cause), furlough, or temporarily layoff any employee or independent contractor with annual base compensation in excess of $250,000;

(xviii)
waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former employee or independent contractor;

(xix)
enter into or adopt any “poison pill” or similar stockholder rights plan, in each case, applicable to the Merger and the other transactions contemplated by this Agreement;

(xx)
amend or modify in any material respect, waive any material rights under, terminate (other than in the ordinary course of business or any termination in the accordance with the terms of an existing Material Contract that occurs automatically), release, settle or compromise any material claim, liability or obligation under any Material Contract or enter into (other than in the ordinary course of business) any contract which if entered into prior to the date of this Agreement would have been a Material Contract;

(xxi)
enter into any new line of business outside the existing business of the Company and its Subsidiaries as of the date of this Agreement;

(xxii)
abandon, sell, assign, license, permit to lapse, or otherwise dispose of any material Company Intellectual Property, other than non-exclusive licenses granted in the ordinary course of business; or

(xxiii)
agree, authorize or commit to do any of the foregoing.

4.2   Acquisition Proposals.
(a)   Subject to Sections 4.2(c) and 4.2(d), the Company shall, and shall cause its Subsidiaries to, and shall instruct its and their respective Representatives to (i) immediately cease and cause to be terminated any existing solicitation, initiation, discussion or negotiation with any Person conducted theretofore by the Company, its Subsidiaries or any of their Representatives with respect to any Acquisition Proposal or with respect to any inquiries, indications of interest or offer that would reasonably be expected to result in an Acquisition Proposal, in each case other than (a) directing such Persons to the provisions contained in this Section 4.2 or (b) following receipt of an unsolicited Acquisition Proposal, contacting such Person or its Representatives solely to clarify the terms and conditions of such Acquisition Proposal pursuant to and in accordance with Section 4.2(c) below, (ii) within three (3) business days of the date hereof, request in writing that each Person that has heretofore executed a confidentiality agreement in connection with its consideration of any Acquisition Proposal or potential Acquisition Proposal promptly destroy or return to the Company all nonpublic information previously furnished by the Company or any of its Representatives to such Person or any of such Person’s Representatives in accordance with the terms of such confidentiality agreement, (iii) within one (1) business day of the date hereof, terminate access to any physical or electronic data room relating to a possible Acquisition Proposal by such Person and its Representatives and (iv) not waive any standstill, confidentiality or similar provision to which the Company or any of its Subsidiaries is a party; provided that nothing in this Agreement shall restrict the Company from permitting a Person to request the waiver of a “standstill” or similar obligation solely to make an unsolicited and nonpublic

Acquisition Proposal in compliance with this Section 4.2 or from granting such a waiver, in each case, to the extent that such waiver is required for such Person to make an unsolicited and nonpublic Acquisition Proposal to the Company in compliance with this Section 4.2. Any failure to comply with the Company’s instructions required under this Section 4.2(a) by any of the Company’s or its Subsidiary’s Representatives shall be deemed to be a breach of this Agreement by the Company.
(b)   Subject to Sections 4.2(c), 4.2(d) and 4.2(h), from the date hereof until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VI, the Company shall not, and shall cause its Subsidiaries and its and their directors and officers not to, and shall direct, and use commercially reasonable efforts to cause, its and their respective Representatives not to, directly or indirectly, (i) initiate, solicit or knowingly take any action to facilitate or encourage the submission of, or take any action designed to lead to any inquiries, indications of interest or the making of any proposal or offer that constitutes, or would reasonably be expected to result in, an Acquisition Proposal (including by way of providing access to non-public information), (ii) enter into, engage in, continue or otherwise participate in any discussions or negotiations regarding any Acquisition Proposal, or (iii) otherwise knowingly assist, participate in or knowingly facilitate any effort or attempt to make an Acquisition Proposal.
(c)   Notwithstanding anything to the contrary set forth in Section 4.2(b), at any time prior to the time the Company Requisite Vote is obtained, the Company may, if the Company receives a written Acquisition Proposal after the date of this Agreement that is not preceded by a breach of Section 4.2, (i) provide information (including access to the employees of the Company and its Subsidiaries), provided that any non-public information not previously provided to Parent is made available to Parent promptly (and in any event within twenty-four (24) hours following the time such non-public information is made available to such Person), in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the Company receives from the Person so requesting such information an executed Acceptable Confidentiality Agreement; provided, that, competitively sensitive information or data provided to any such Person who is a competitor of the Company or any of its Subsidiaries will only be provided in a separate “clean data room” and subject to customary “clean team” arrangements regarding access to such information or data, (ii) contact a Person who has made an unsolicited bona fide written Acquisition Proposal solely to clarify the terms and conditions thereof or (iii) engage or participate in any discussions or negotiations with any Person who has made such an unsolicited bona fide written Acquisition Proposal, in each case if and only to the extent that, prior to taking any action described in clause (c)(i) or (c)(iii) above, (A) the Company Board determines, in good faith, after consultation with its outside legal counsel and Financial Advisor, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law and (B) the Company Board has determined in good faith based on the information then available and after consultation with its outside legal counsel and an independent financial advisor of nationally recognized reputation that such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal. “Acceptable Confidentiality Agreement” means an executed confidentiality agreement with terms that are no less favorable in the aggregate to and not less restrictive in any material respect than in the Confidentiality Agreement which agreement shall not restrict the Company from complying with its obligations under this Agreement.
(d)   Except as provided in Sections 4.2(e) and 4.2(g), the Company Board shall not (i) withhold, withdraw, qualify, amend or modify (or publicly propose or resolve to withhold, withdraw, qualify, amend or modify), in a manner adverse to Parent, the Company Recommendation or approve, recommend or otherwise declare advisable any Acquisition Proposal (a “Change of Recommendation”), (ii) cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or similar definitive agreement (other than an Acceptable Confidentiality Agreement) relating to, or that would reasonably be expected to result in, any Acquisition Proposal (each, an “Alternative Acquisition Agreement”), (iii) adopt, approve or recommend, or publicly propose to adopt, approve or recommend any Acquisition Proposal or enter into an Alternative Acquisition Agreement, (iv) fail to include the Company Recommendation in the Proxy Statement, or (v) fail to expressly reaffirm publicly the Company Recommendation within ten (10) Business Days following Parent’s written request to do so if an Acquisition Proposal is publicly announced or disclosed.
(e)   Notwithstanding anything to the contrary set forth in this Agreement (including Section 4.2(d)), at any time prior to the Company Requisite Vote is obtained, following receipt of a written Acquisition

Proposal by the Company after the date of this Agreement that is not preceded by a breach of Section 4.2, if the Company Board determines in good faith, after consultation with its outside legal counsel and Financial Advisor, that such Acquisition Proposal constitutes a Superior Proposal and that failure to do so would be inconsistent with the directors’ fiduciary duties under applicable Law, the Company Board may (i) make a Change of Recommendation and/or (ii) terminate this Agreement to enter into a definitive Alternative Acquisition Agreement) with respect to such Superior Proposal; provided that prior to taking any such action, (x) the Company has given Parent five (5) Business Days’ notice of its intention to take such action (which notice shall state that it has received a Superior Proposal, include the material terms and conditions of the Superior Proposal, the consideration offered therein, the identity of the Person or group (as defined in or under Section 13(d) of the Exchange Act) making the Superior Proposal and, a copy of the definitive Alternative Acquisition Agreement and all related material documentation relating to such Superior Proposal and, subject to customary redactions (to the extent provided to the Company in redacted form), a copy of any financing commitments relating thereto), (y) the Company and its Representatives has negotiated in good faith (to the extent Parent requests to negotiate) with Parent during such notice period to enable Parent to propose revisions to the terms of this Agreement or the transactions contemplated hereby such that it would cause such Superior Proposal to no longer constitute a Superior Proposal or that the Company Board would no longer determine that the failure to make such Change of Recommendation or to terminate this Agreement in accordance with Section 6.3(a), as applicable, would be inconsistent with the directors’ fiduciary duties under applicable Law and (z) following the end of such notice period, the Company Board shall have determined, in good faith, any revisions to the terms of this Agreement or the transactions contemplated hereby proposed in writing by Parent and shall have determined, after consultation with its outside legal counsel and Financial Advisor, that the Superior Proposal would nevertheless continue to constitute a Superior Proposal if the revisions proposed by Parent were to be given effect and that the failure to make such Change of Recommendation or to terminate this Agreement in accordance with Section 6.3(a), as applicable, would continue to be inconsistent with the directors’ fiduciary duties under applicable Law (provided further that any material amendment to the financial terms of the Superior Proposal shall require a new notice and shall require the Company to further comply with the requirements of the proviso of this Section 4.2(d), except that the notice period shall be three (3) Business Days, not five (5) Business Days).
(f)   The Company agrees that it will promptly, and in any event within twenty-four hours, notify Parent in writing if any inquiries, proposals, offers or indications of interest with respect to, or that would reasonably be expected to result in, an Acquisition Proposal are received by, any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, its Subsidiaries or any of their respective Representatives indicating, in connection with such notice, the identity of such Person and the material terms and conditions thereof and a copy of any such inquiry, proposal or offer or indication of interest and any draft agreement or other material documents provided in connection therewith. Thereafter, the Company shall keep Parent reasonably informed, on a prompt basis, of the status and terms of any such inquiry, request for information, proposal, offer or indication of interest (including by notifying Parent in writing of any amendments or material changes to the terms thereto within twenty-four hours) and the status of any such discussions or negotiations, including any change in the Company’s intentions as previously notified.
(g)   Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to the time the Company Requisite Vote is obtained, the Company Board may make a Change of Recommendation for a reason unrelated to a Superior Proposal if the Company Board determines, in good faith, after consultation with its outside legal counsel, that, (I) an Intervening Event occurred and (II) the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law as a result of the Intervening Event; provided that prior to taking any such action, (x) the Company has given Parent four (4) Business Days’ notice of its intention to take such action and a reasonably detailed description of such circumstances giving rise to such Intervening Event that serves as the basis of the Change of Recommendation, (y) the Company has negotiated in good faith (to the extent Parent requests to negotiate) with Parent during such notice period to enable Parent to propose revisions to the terms of this Agreement or the transactions contemplated hereby such that it would obviate the need for making such Change of Recommendation as the failure to do so would no longer be inconsistent with the directors’ fiduciary duties under applicable Law and (z) following the end of such notice period, the Company Board shall have determined, in good faith, any revisions to the terms of this Agreement or the transactions contemplated hereby proposed in writing by Parent and shall have determined, after consultation with its outside legal counsel, that failure to make a Change of Recommendation would be inconsistent with the directors’ fiduciary duties under applicable Law if the proposed revisions were to be given effect (provided further that any material amendment to facts and circumstances relating to the Intervening Event shall require a new notice and shall require the Company to further comply with the requirements of the proviso of this Section 4.2(f), except that the notice period shall be three (3) Business Days, not five (5) Business Days).
(h)   Nothing contained in this Section 4.2 shall be deemed to prohibit the Company or the Company Board from (i) complying with its disclosure obligations under U.S. federal or state Law with regard to an Acquisition Proposal, including taking and disclosing to its stockholders a position in compliance with Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to the stockholders of the Company) or (ii) making any “stop-look-and-listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any similar communications to the stockholders of the Company); provided, that, this Section 4.2(h) shall not be deemed to permit the Company or the Company Board to make a Change of Recommendation except in accordance with Section 4.2(e) or Section 4.2(g).
(i)   For purposes of this Agreement, “Acquisition Proposal” means any proposal, offer, or indication of interest from any Person or group (as defined in or under Section 13 of the Exchange Act), other than Parent or its Subsidiaries, (i) with respect to a merger, sale, license, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction or (ii) any other direct or indirect acquisition, in the case of clause (i) or (ii), involving 15% or more of the total voting power or of any class of equity securities of the Company, or 15% or more of the consolidated total assets (including equity securities of its Subsidiaries), consolidated revenues or consolidated net income of the Company, in each case other than the transactions contemplated by this Agreement.
(j)   For purposes of this Agreement, “Superior Proposal” means a bona fide written Acquisition Proposal from any Person or group (as defined in or under Section 13 of the Exchange Act) made after the date of this Agreement that is not preceded by a breach of Section 4.2 involving more than 50% of the consolidated total assets (including equity securities of its Subsidiaries), consolidated revenues or consolidated net income or the total voting power of any class of equity securities of the Company that the Company Board has determined in its good faith judgment (after consultation with its outside counsel and Financial Advisor) (i) would, if consummated, result in a transaction more favorable from a financial point of view to the stockholders of the Company (in their capacities as such) than the transaction contemplated by this Agreement, taking into account all relevant factors (including closing certainty, certainty of financing, the legal, financial, timing and regulatory aspects of the proposal, conditions to consummation and the identity of the party making the proposal) and (ii) is reasonably likely to be completed on the terms proposed.
(k)   For purposes of this Agreement, “Intervening Event” means a material development or material change in circumstances with respect to the Company or its Subsidiaries, occurring after the date of this Agreement and prior to the time that Company Requisite Vote is obtained, that (i) was not known to, or reasonably foreseeable by, the Company Board as of or prior to the date of this Agreement (or if known or reasonably foreseeable, the magnitude or material consequences of which were not known or reasonably foreseeable by the Company Board as of the date of this Agreement) and (ii) does not relate to (A) any Acquisition Proposal, (B) the fact, in and of itself, that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of this Agreement (provided that the exception in this clause (B) shall not prevent or otherwise affect any such development or change underlying the Company meeting or exceeding such metrics from being taken into account in determining whether an Intervening Event has occurred), or (C) any changes after the date of this Agreement in the market price or trading volume of the Shares (provided that the exception in this clause (C) shall not prevent or otherwise affect any such development or change underlying such change in market price or trading value from being taken into account in determining whether an Intervening Event occurred).
4.3   Information Supplied.   The Company (with the assistance and cooperation of Parent and the Merger Sub, as reasonably required by the Company) shall prepare and file with the SEC, as promptly as practicable after the date of this Agreement (and in any event within twenty (20) business days after the date hereof), a preliminary proxy statement in connection with the Merger, which shall, subject to Section 4.2, include the Company Recommendation (such proxy statement, including any amendment or supplement thereto, the “Proxy Statement”). Except with respect to any Company Acquisition Proposal or as otherwise provided in Section 4.2 prior to filing the preliminary proxy materials, definitive proxy materials or any other filing with the SEC, the Company shall provide Parent with the reasonable opportunity to review and comment on each such filing in advance and the Company shall consider in good faith the incorporation of any changes in such filings reasonably proposed by Parent. The Company agrees, as to itself and its Subsidiaries, that at the date of mailing to stockholders of the Company and at the time of the Stockholders Meeting, (i) the Proxy Statement will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder and (ii) none of the information supplied by it or any of its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company assumes no responsibility with respect to information supplied in writing by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement. If at any time prior to the Company Stockholder Meeting any information relating to the Company, Parent, Merger Sub or any of their respective Affiliates should be discovered by the Company, on the one hand, or Parent or Merger Sub, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement or any required filing by the Company, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the party that discovers such information shall promptly notify the other, and an appropriate amendment or supplement to such filing describing such information shall be promptly prepared and filed with the SEC by the appropriate Party and, to the extent required by applicable Law or the SEC or its staff, disseminated to the Company Stockholders.
4.4   Stockholders Meeting.   Subject to a termination of this Agreement in accordance with Article VI and the provisions of this Agreement, the Company shall (i) take all reasonable action necessary in accordance with the DGCL, the rules and regulations of the NYSE and in accordance with applicable Laws and its Charter and By-Laws to duly call, give notice of, convene and hold a meeting of the holders of Shares for purposes of obtaining the Company Requisite Vote (the “Stockholders Meeting”) as promptly as practicable after the execution of this Agreement to consider and vote upon the approval of this Agreement (the date of which shall be selected after reasonable consultation with Parent), (ii) as soon as reasonably practicable following the date the SEC staff advises that it has no further comments on the Proxy Statement or that the Company may commence mailing the Proxy Statement, duly call and give notice of, and commence mailing of the Proxy Statement to the holders of Shares as of the record date (selected after reasonable consultation with Parent) established for the Stockholders Meeting, (iii) reasonably cooperate with Parent in initiating a “broker search” in accordance with Rule 14a-13 of the 1934 Act as necessary to cause the Company to comply with its obligations set forth in the foregoing clauses (i) and (ii), and (iv) subject to a Change of Recommendation, use all reasonable efforts to solicit from the holders of Shares proxies in favor of the approval of the Agreement. The Company may adjourn or postpone the Stockholders Meeting to a later date (A) with the consent of Parent, (B) to the extent the Company believes in good faith that such adjournment or postponement is reasonably necessary, (1) to ensure that any required (by applicable Law) supplement or amendment to the Proxy Statement is provided to the holders of Shares within a reasonable amount of time in advance of the Stockholders Meeting, (2) to allow reasonable additional time to solicit additional proxies necessary to obtain the Company Requisite Vote (including after commencement of an Acquisition Proposal that is a tender offer or exchange offer), or (3) if, as of the original date of the Company Shareholders Meeting, the Company is unable to obtain a quorum of its shareholders at the Stockholders Meeting necessary to conduct the business of the Stockholders Meeting, to ensure that there are sufficient Shares represented (either in person or by proxy) and voting to constitute a quorum necessary to conduct the business of the Stockholders Meeting. Subject to Section 4.2, the Company Board shall recommend that the holders of the Shares adopt this Agreement, and the Company shall (a) include the Company Recommendation in the Proxy Statement and (b) comply in all material respects with all legal requirements applicable to such meeting. Notwithstanding the foregoing, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), the Stockholders Meeting shall not be postponed or adjourned (x) by more than ten calendar days at a time or (y) by more than 30 calendar days in the aggregate after the date on which the Stockholders Meeting was originally scheduled. In no event will the record date of the Stockholders Meeting be changed without Parent’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned), unless required by applicable Law. Notwithstanding anything to the contrary in this Agreement but subject to applicable Law, unless and until this Agreement is terminated in accordance with its terms, the Company’s obligation to call, give notice of, convene and hold the Stockholders Meeting under this Agreement shall not be limited, or otherwise affected, by the commencement, disclosure, announcement or submission to the Company of any Acquisition Proposal, and once established, the Company shall not change the record date for the Company Stockholders Meeting or postpone or adjourn the Company Stockholders Meeting without the prior written consent of Parent (except as contemplated by this Section 4.4).
4.5   Filings; Other Actions; Notification.
(a)   Proxy Statement.   The Company shall promptly notify Parent of the receipt of all comments of the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to Parent copies of all correspondence between the Company and/or any of its Representatives and the SEC with respect to the Proxy Statement. The Company and Parent shall each use its reasonable best efforts to promptly provide responses to the SEC with respect to and clear with the SEC all comments received on the Proxy Statement from the SEC, and the Company shall cause the definitive Proxy Statement to be mailed promptly after the date (and in no event more than five (5) Business Days after) the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement.
(b)   Cooperation.   Subject to the terms and conditions set forth in this Agreement, the Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all reasonable actions, and do or cause to be done all things reasonably necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement. Parent and Company shall reasonably cooperate with the other party to furnish it with such necessary information and reasonable assistance as the other party may reasonably request in connection with the parties’ mutual cooperation in preparing any necessary filings or submissions of information to any Governmental Entity. Subject to applicable Laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other on and consider in good faith the views of the other in connection with, all of the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement (including the Proxy Statement); provided however any materials shared may be redacted before being provided to the other party (i) to remove references concerning the valuation of the Company (ii) as necessary to comply with contractual arrangements and (iii) as necessary to avoid disclosure of other competitively sensitive information or to address reasonable privilege or confidentiality concerns. In exercising the foregoing rights, each of the Company and Parent shall act reasonably and as promptly as practicable.
(c)   Antitrust.
(i)
Notwithstanding anything in this Agreement to the contrary: (A) the Company and Parent will each make their respective filings under the HSR Act within ten (10) business days of the execution of this Agreement; and (B) counsel for the Company and Parent will consult with one another to determine if any filings are required under any applicable foreign antitrust or competition law and the Company and Parent shall make any such foreign filings within ten (10) business days of the execution of this Agreement. Parent shall pay the HSR fee and any foreign filing or other related fee. Both Company and Parent shall request early termination under the HSR Act and, if applicable, shall request early termination under any foreign antitrust or competition law.
(ii)
As promptly as practicable, Parent and the Company shall make an appropriate response to any request made by any Governmental Entity with jurisdiction over enforcement of any applicable antitrust or competition Laws (“Government Antitrust Entity”) for non-privileged information and documents that are necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement.

(iii)
Notwithstanding anything to the contrary in this Agreement, Parent will take any and all reasonable steps necessary to avoid or eliminate each and every objection that may be asserted by any Government Antitrust Entity so as to enable the Closing to occur expeditiously, but in no case later than the Closing Date. Such steps shall include proposing, negotiating, committing to and/or effecting, by consent decree, hold separate orders, or otherwise, the sale, divesture or disposition of, or holding separate (through the establishment of a trust or otherwise), such of Parent’s the Company’s assets, properties or businesses as necessary to avoid the entry of, or to effect the dissolution of, any decree, order, judgment, injunction, temporary restraining order or other order which would have the effect of preventing the consummation of the transactions contemplated by this Agreement by the Closing Date; however any such steps must be conditioned on the Closing of the Transaction.

(d)   Information.   Subject to applicable Laws, the Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.
(e)   Status.   Subject to applicable Laws and the instructions of any Governmental Entity, the Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of (or, in the case of material oral communications, advising the other orally of) notices or other substantive communications received by Parent or the Company, as the case may be, or any of their respective Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement, and shall permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with, any proposed written (or any material proposed oral) communication with any such Governmental Entity. Neither the Company nor Parent shall permit any of its officers or any other Representatives to participate in any scheduled meeting with any Governmental Entity in respect of any filings, investigation or other inquiry with respect to the Merger and the other transactions contemplated by this Agreement unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate thereat.
4.6   Access and Reports.   Subject to applicable Laws, upon reasonable notice, the Company shall (and shall cause its Subsidiaries to) afford Parent’s officers and other authorized Representatives reasonable access, during normal business hours throughout the period prior to the Effective Time, to its employees, properties, books, Contracts and records and, during such period, the Company shall (and shall cause its Subsidiaries to) furnish promptly to Parent all information concerning its business, properties and personnel as may reasonably be requested; provided that no investigation pursuant to this Section 4.6 shall affect or be deemed to modify any representation or warranty made by the Company herein; provided, further, that the foregoing shall not require the Company (i) to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality, (ii) to disclose (A) any privileged information of the Company or any of its Subsidiaries, (B) any information that is competitively sensitive, (C) any information that would violate Law , or (iii) to permit Parent or any of its Representatives to conduct any Phase II environmental site assessment or other invasive or intrusive environmental sampling or investigation; provided, that in the case of each of clauses (i) and (ii), the Company shall use commercially reasonably efforts to provide such information in a manner that does not result in disclosure or violation of privileged information or any such obligations, is not competitively sensitive or would not violate Law. All requests for information made pursuant to this Section 4.6 shall be directed to the executive officer of or other Person designated by the Company. All such information shall be governed by the terms of the Confidentiality Agreement. Parent shall, and shall cause its Representatives to, use commercially reasonable efforts to minimize the disruption to the businesses of the Company and its Subsidiaries resulting from the access provided by this Section 4.6.
4.7   NASDAQ De-listing.   Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of NASDAQ to enable the delisting by the Surviving Corporation of the Shares from NASDAQ and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time.
4.8   Publicity.   The initial press release regarding the Merger shall be a joint press release and thereafter the Company and Parent each shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange or interdealer quotation service) with respect thereto, except as may be required by applicable Laws or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service or by the request of any Governmental Entity; provided, that the Company shall be permitted (subject to consulting with, and obtaining the consent (not to be unreasonably withheld, conditioned or delayed) of, Parent) to make such statements and announcements to its employees as the Company shall deem to be reasonably necessary, proper or advisable. Notwithstanding the foregoing, (a) nothing in this Section 4.8 shall limit the Company’s or the Company Board’s rights under Section 4.2, (b) the Company will no longer be required to consult with Parent in connection with any such press release or public statement if the Company Board has effected a Change of Recommendation or shall have resolved to do so, and (c) the requirements of this Section 4.8 shall not apply to any disclosure by the Company or Parent of any information concerning this Agreement or the transactions contemplated hereby in connection with any dispute between the parties regarding this Agreement, the Merger or the other transactions contemplated by this Agreement. Notwithstanding the foregoing, Parent and its Affiliates may, without consultation or consent, make ordinary course disclosures and communications to existing or prospective general and limited partners and investors of such Person or any of its Affiliates of such Person, in each case who are subject to customary confidentiality restrictions; provided, that such ordinary course disclosures and communications do not include material non-public information with respect to the Company.
4.9   Employee Benefits.   (a) Parent agrees that, for a period ending one (1) year after the Effective Time (or ending on the date of termination of the relevant Continuing Employee, if sooner), Parent will cause the Company or the Surviving Corporation, as applicable, to provide the employees of the Company and its Subsidiaries as of immediately prior to the Closing who remain so employed immediately following the Closing (the “Continuing Employees”) (i) a base salary or regular hourly wage, as applicable, that is not less than the base salary or regular hourly wage provided to such employee by the Company and its Subsidiaries immediately prior to the Effective Time, (ii) target cash bonus opportunities (including annual and quarterly bonus opportunities and long-term incentive opportunities), sales and service incentive award compensation opportunities that are no less favorable in the aggregate to such employees than those provided to such employees by the Company and its Subsidiaries immediately prior to the Effective Time, (iii) pension and welfare benefits (excluding equity or equity-based, defined benefit pension, post-employment welfare, severance and deferred compensation benefits) that are substantially comparable in the aggregate to those (subject to the same exclusions) provided by the Company and its Subsidiaries immediately prior to the Effective Time under the Benefit Plans listed on Section 3.1(h)(i) of the Company Disclosure Letter and (iv) severance compensation that is no less favorable than the severance compensation set forth in the Company’s severance agreements with employees, policies, and programs in effect at the Effective Time, which agreements, policies and programs are set forth on Section 4.9(a) of the Company Disclosure Letter.
(b)   With respect to any employee benefit plan maintained by Parent or any Subsidiary of Parent in which any Continuing Employee or the beneficiaries and dependents thereof is otherwise eligible to participate effective as of the Effective Time (collectively, “Parent Benefit Plans”), Parent shall, or shall cause the Surviving Corporation to, (i) recognize all service of such Continuing Employees with the Company or any of its Subsidiaries, as the case may be, for purposes of determining eligibility to participate, vesting (other than with respect to future equity awards) and future vacation benefit accruals to the same extent and for the same purpose as such Continuing Employee was entitled to credit for such service under the analogous Benefit Plan, provided that the foregoing shall not apply under a defined benefit pension plan or if duplication of benefits or compensation would result, (ii) use commercially reasonable efforts to waive any eligibility waiting periods and evidence of insurability requirements to the extent such requirements were waived or did not apply under the analogous Benefit Plan, and (iii) use commercially reasonable efforts to provide each Continuing Employee credit for any co-payments and deductibles paid and credited during the portion of the plan year prior to the Effective Time for purposes of satisfying any applicable deductible, out-of-pocket or similar requirements under any such Parent Benefit Plans for the plan year in which the Closing Date occurs.
(c)   Parent hereby acknowledges that a “change in control” or “change of control” within the meaning of the Stock Plan and each Benefit Plan listed on Section 4.9(c) of the Company Disclosure Letter will occur upon the Effective Time.
(d)   With respect to the 2021 Performance Period (as defined under the Echo Global Logistics, Inc. Annual Incentive Plan (the “Company AIP”) or such analogous term under any other applicable bonus plan), subject to the applicable Senior Executive’s continuous employment with the Company or the Surviving Corporation (or its Subsidiary) through December 31, 2021, Parent shall, or shall cause the Surviving Corporation to, pay to such Senior Executive a Bonus (as defined in the Company AIP or any other applicable bonus plan) for 2021 in an amount equal to the greater of (i) the Bonus to which such Senior Executive would have been entitled under the terms of the Company AIP (or other applicable bonus plan) for 2021 based on actual Company and individual performance during the 2021 Performance Period (as defined in the Company AIP) (or comparable period under any other applicable bonus plan) and (ii) the Senior Executive Minimum Bonus Amount set forth on Section 4.9(d) of the Seller Disclosure Schedule. The Bonuses due to each Senior Executive under this Section 4.9(d) and the Company AIP (or other applicable plan) shall be paid as soon as practicable following the completion of the Company’s audit for 2021 and, in any event, no later than March 15, 2022. Notwithstanding the continued employment condition in this Section 4.9(d) or the Company AIP (or other applicable bonus plan), if such Senior Executive’s employment with the Company or the Surviving Corporation or a Subsidiary is terminated by the Company or its Subsidiaries without cause or by the Senior Executive for good reason (as defined in such Senior Executive’s employment agreement with the Company, the Surviving Corporation or an Affiliate thereof or, if no such employment agreement exists, as determined in good faith by the board of directors of the Surviving Corporation) on or after the Effective Time and before December 31, 2021, such Senior Executive shall be entitled to the bonus amount determined in accordance with the first sentence of this Section 4.9(d) that the Senior Executive would have been entitled to receive had such Senior Executive remained employed with the Company or the Surviving Corporation through December 31, 2021 (to be paid at or around the same time as paid to other Senior Executives).
(e)   With respect to annual bonuses payable for the 2021 fiscal year under the Company’s corporate bonus pool covering the individuals as set forth on Section 4.9(e) of the Seller Disclosure Schedule (the “Corporate Bonus Plan”), subject to such individual’s continuous employment with the Company or the Surviving Corporation (or its Subsidiary) through the payment date for such 2021 annual bonuses, Parent shall, or shall cause the Surviving Corporation to, pay to such individual an annual bonus from a 2021 bonus pool (which, for the avoidance of doubt shall be paid in full) that is calculated as an aggregate amount equal to at least one hundred and fifty percent (150%) of all participants’ target 2021 annual bonuses under the Corporate Bonus Plan. The 2021 annual bonuses due to each Corporate Bonus Plan participant under this Section 4.9(e) and the Corporate Bonus Plan shall be paid as soon as practicable following the completion of the Company’s audit for 2021 and, in any event, no later than March 15, 2022. Notwithstanding the continued employment condition in this Section 4.9(e) or the Corporate Bonus Plan, if such Corporate Bonus Plan participant’s employment with the Company or the Surviving Corporation or a Subsidiary is terminated by the Company or its Subsidiaries without cause (as determined in good faith by the Company or the Surviving Corporation) on or after the Effective Time and before the payment date for the 2021 annual bonus, such participant shall remain entitled to his or her 2021 annual bonus under the Corporate Bonus Plan in accordance with the first sentence of this Section 4.9(e) as if such participant remained employed with the Company or the Surviving Corporation through the bonus payment date, with such amount to be paid at or around the same time as annual bonuses are paid to other participants in the Corporate Bonus Plan.
(f)   Nothing contained in this Section 4.9 (whether express or implied) shall (i) create or confer any right of continued employment or service or any particular term or condition of employment or service for any Continuing Employee or any other Person, (ii) be considered or deemed to establish, amend, or modify any Benefit Plan or any other benefit or compensation plan, program or arrangement or (iii) confer any claims, rights, remedies or benefits (including any third-party beneficiary rights) on any Person other than the parties to this Agreement.
(g)   Notwithstanding anything to the contrary in Section 4.9, Parent’s, the Company’s, and the Surviving Corporation’s obligations under Section 4.9(a) and (b) shall not limit Parent’s, the Company’s, and the Surviving Corporation’s right, in their sole discretion, to furlough, temporarily layoff, terminate the employment of, or reduce the hours or benefits of, any employee because of, in whole or in part, COVID-19-related circumstances (in which case, for the avoidance of doubt, Parent, the Company, and the Surviving Corporation shall have no obligations under Section 4.9(a) and (b), including in respect of providing any severance or termination benefits).
4.10   Expenses.   Except as otherwise provided in Section 4.5(c), Section 4.11(b) and Section 6.5, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense.
4.11   Indemnification; Directors’ and Officers’ Insurance.   (a) For a period of six (6) years after the Effective Time, Parent shall cause the Surviving Corporation and its Subsidiaries to indemnify and hold harmless, to the fullest extent permitted under applicable Laws, each present and former director and officer of the Company and its Subsidiaries (collectively, the “Indemnified Parties”, and individually, an “Indemnified Party”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or related to such Indemnified Parties’ service as a director or officer of the Company or its Subsidiaries or services performed by such Indemnified Parties at the request of the Company or its Subsidiaries at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including the transactions contemplated by this Agreement. Parent shall cause the Surviving Corporation and its Subsidiaries to also pay expenses (including attorney’s fees) incurred by an Indemnified Party in advance of the final disposition of any such claim, action, suit, proceeding or investigation to the fullest extent permitted under applicable Laws, provided that the Person to whom expenses are advanced provides, to the extent required by applicable Laws, an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification.
(b)   Prior to the Effective Time, the Company shall, and if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for the extension of (i) the Side A and Side B coverage parts (directors’ and officers’ liability) of the Company’s existing directors’ and officers’ insurance policies and (ii) the Company’s existing fiduciary liability insurance policies, in each case for a claims reporting or discovery period of six years from and after the Effective Time from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”) with terms, conditions, retentions and limits of liability that are at least as favorable as the Company’s existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of the Company or any of its Subsidiaries by reason of his or her serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby). If the Company and the Surviving Corporation for any reason fail to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect for a period of at least six years from and after the Effective Time the D&O Insurance in place as of the date hereof with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company’s existing policies as of the date hereof, or the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, use reasonable best efforts to purchase comparable D&O Insurance for such six-year period with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company’s existing policies as of the date hereof; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend for such policies an annual premium amount in excess of 300% of the annual premiums currently paid by the Company for such insurance; and provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.
(c)   If Parent or the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation shall assume all of the obligations of Parent and the Surviving Corporation set forth in this Section 4.11.
(d)   The provisions of this Section 4.11 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties. Parent shall, or shall cause the Surviving Corporation and its Subsidiaries to, pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations under this Section 4.11.
(e)   The rights of the Indemnified Parties under this Section 4.11 shall be in addition to any rights such Indemnified Parties may have under the charter or by-laws of the Company or any of its Subsidiaries, or under any applicable Contracts or Laws. Parent, Merger Sub and the Surviving Corporation hereby agree that all provisions relating to exculpation, advancement of expenses and indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of an Indemnified Party as provided in the charter or by-laws of the Company or of any of its Subsidiaries, in each case as of the date hereof, shall remain in full force and effect for a six-year period beginning at the Effective Time.
4.12   Takeover Statutes.   If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of Parent, Merger Sub, the Company and the members of their respective boards of directors shall, to the fullest extent practicable, grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.
4.13   Control of Operations.   Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.
4.14   Section 16 Matters.   The Company and Parent each shall take all such steps as may be necessary or appropriate to ensure that any dispositions of Shares (including derivative securities related to such stock) resulting from the Merger by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time are exempt under Rule 16b-3 promulgated under the Exchange Act.
4.15   Financing Matters.
(a)   Parent shall, and shall cause its Affiliates to, use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to obtain the Financing contemplated by the Commitment Letters so that the funds contemplated thereby are available on the terms and conditions set forth in the Commitment Letters as promptly as practicable but in any event no later than the Closing Date, including using reasonable best efforts to (i) comply with and maintain in full force and effect the Financing and the Commitment Letters, in each case in accordance with the terms and subject to the conditions thereof until the funding of the Financing, (ii) negotiate and enter into definitive financing agreements with respect to the Financing on the terms and conditions (including any “flex” provisions) contained in the Commitment Letters so that such agreements are in effect as promptly as practicable but in any event no later than the Closing Date (which definitive financing agreements shall not (1) reduce the amounts to be funded under the Financing (including by changing the amount of fees to be paid or original issue discount) from that contemplated in the Financing Commitment Letter (including the “flex provisions” of the fee letter included in the Debt Commitment Letter), below, together with the Equity Financing or the Debt Financing (as applicable), the Required Financing Amount on the Closing Date, (2) amend, modify or supplement the conditions precedent to the Financing in a manner that makes it materially less likely the Financing will be funded or imposes new or additional conditions precedent to the receipt of the Financing, or (3) otherwise delay funding in any non de minimis respect of the Financing or make funding of the Financing less likely to occur at the Closing, (iii) satisfy as promptly as practicable and on a timely basis all conditions to the Financing contemplated by the Commitment Letter and the definitive agreements relating to the Financing within Parent’s and its Affiliates’ control, (iv) accept to the fullest extent all “market flex” contemplated by the Debt Commitment Letter to the extent required by the Debt Commitment Letter and (v) enforce its rights under the Debt Commitment Letter in the event of a breach by the Lenders under the Debt Commitment Letter or the definitive agreements entered into pursuant thereto relating to the Debt Financing that would be reasonably likely to impede or delay the Closing in any non de minimis respect. Parent shall provide to the Company copies of all documents (including all fee letters and engagement letters but excluding provisions thereof related to fees, pricing, market flex provisions, customary threshold amounts and any other provisions as reasonably required by the Lenders, which may be redacted so long as no redaction covers terms that would adversely affect the aggregate principal amount committed thereunder) relating to the Financing and shall keep the Company reasonably informed of material developments in respect of the financing process relating thereto.
(b)   Without limiting the generality of the foregoing, Parent shall give the Company prompt notice (i) of any material breach or material default (or any event that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any material breach or material default) by any party to any Commitment Letter or definitive agreements entered into pursuant thereto related to the Financing of which Parent becomes aware, (ii) of the receipt or delivery of any written notice or other communication, in each case from any Person with respect to any actual or potential material breach, material default, termination or repudiation by any party to any Commitment Letter or definitive document related to the Financing or (iii) if at any time for any reason Parent believes in good faith that it will not be able to obtain all or any portion of the Financing on the terms and conditions, in the manner or from the sources contemplated by any of the Financing Commitments. Parent shall promptly provide any information reasonably requested by the Company relating to any circumstance referred to in clause (i), (ii) or (iii) of the immediately preceding sentence.
(c)   Prior to the Closing, without the prior written consent of the Company, Parent shall not agree to any amendment, modification or supplement of, or waiver under, the Financing Commitments to the extent such amendment, modification, supplement or waiver would (i) reduce the amounts to be funded under the Equity Financing pursuant to the terms of the Equity Commitment Letter or the Debt Financing (including by changing the amount of fees to be paid or original issue discount) from that contemplated in the Debt Commitment Letter, including the related “flex provisions” of the fee letter relating to the Debt Commitment Letter, below, together with the Debt Financing or the Equity Financing, as applicable, the Required Financing Amount on the Closing Date, (ii) amend, modify or supplement the conditions precedent to the Financing in a manner that makes it less likely the Financing will be funded or imposes new or additional conditions precedent to the receipt of the Financing, (iii) otherwise delay funding of the Financing in any non de minimis respect or make funding of the Financing less likely to occur at the Closing, or (iv) adversely impact the ability of Parent or Merger Sub to enforce its rights against the other parties to the Debt Commitment Letter. In addition, Parent shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to obtain the Equity Financing, including using reasonable best efforts to take all actions necessary to (w) maintain in effect the Equity Commitment Letter until the funding of the Equity Financing, (x) satisfy on a timely basis all conditions applicable to Parent and Merger Sub, and within its control, in the Equity Commitment Letter, if any, (y) subject to the satisfaction or waiver of the conditions in Sections 5.1(a) and 5.1(b), consummate the Equity Financing at the Closing and (z) enforce its rights under the Equity Commitment Letter (including seeking specific performance). Further for the avoidance of doubt, subject to Section 7.6, if all or any portion of the Financing (or any alternative financing) has not been obtained, Parent shall continue to be obligated to consummate the transactions contemplated by this Agreement and effect the Closing on the terms contemplated by this Agreement and subject only to the satisfaction or waiver of the conditions set forth in Section 5.1 and Section 5.2.

(d)   If, notwithstanding the use of reasonable best efforts by Parent to satisfy its obligations under Section 4.15(a), any of the Debt Financing or the Debt Commitment Letter expire or are terminated prior to the Closing, in whole or in part, for any reason, or any portion of the Debt Financing becomes unavailable on the terms and subject to the conditions (including any “flex” provisions) set forth in the Debt Commitment Letter, Parent shall (i) promptly notify the Company of such unavailability, expiration or termination and the reasons therefor, (ii) as promptly as practicable use its reasonable best efforts to arrange for alternative debt financing (the “Alternative Financing”) (which alternative debt financing shall be in an amount sufficient, when added with the Equity Financing, to pay the Required Financing Amount at Closing and shall not include any conditions that are more onerous than or in addition to the conditions set forth in the Debt Commitment Letter as in effect on the date of this Agreement), to be consummated no later than the day on which the Closing shall occur pursuant to Section 1.2, (iii) provide to the Company copies of all documents (including all fee letters and engagement letters but excluding provisions thereof related to fees, pricing, market flex provisions, customary threshold amounts and any other provisions as reasonably required by the lenders party thereto, which may be redacted so long as no redaction covers terms that would adversely affect the aggregate principal amount committed thereunder) relating to any alternative financing to replace the Debt Financing and (iv) keep the Company reasonably informed of material developments in respect of the process of obtaining any alternative financing. In the event any alternative financing is obtained, any reference herein (other than in connection with the making of the representations and warranties in Section 3.2(e) on the original signing date of this Agreement) to (x) ”Financing” or “Debt Financing” shall include the debt financing contemplated by the Debt Commitment Letter as modified or replaced in compliance with this Section 4.15, and (y) ”Financing Commitments,” “Commitment Letters” or “Debt Commitment Letter” shall include the Debt Commitment Letter except to the extent superseded in its entirety by an alternative financing at the time in question and the definitive agreements relating to any alternative financing to replace the Debt Financing, entered into in compliance with this Section 4.15 to the extent then in effect. Notwithstanding anything to the contrary in Section 4.15(a) through Section 4.15(d), it is understood and agreed that in no event will the reasonable best efforts of Parent and its Affiliates be deemed or construed to require Parent or any of its Affiliates to pay any fees materially in excess of those contemplated by the Debt Commitment Letter (including market flex provisions set forth therein) as in effect on the date of this Agreement, or agree to any market flex provision materially less favorable to the Buyer than the market flex provisions contained in the Debt Commitment Letter as in effect on the date of this Agreement (in either case, whether to secure waiver of any conditions contained therein or otherwise). None of such Sections 4.15(a) through Section 4.15(d) shall require Parent or its Affiliates to provide, or cause to be provided, any information or take, or cause to be taken, any action to the extent it would result in a material violation of material, applicable Law, or provide any information to any Person that would result in (x) a violation of any confidentiality obligation contained in the Debt Commitment Letter or (y) loss of any attorney-client privilege.
(e)   Prior to the Closing, the Company shall, and shall cause its Subsidiaries, and shall use its reasonable best efforts to cause its and their respective non-legal Representatives to, at Parent’s sole cost and expense, provide to Parent and its Subsidiaries all cooperation reasonably requested by Parent in connection with the arranging, syndicating and consummating of the Debt Financing to the extent not unreasonably interfering with the business of the Company or any of its Subsidiaries, which cooperation shall include (i) participation by appropriate members of management of the Company designated by the Company in a reasonable number of meetings, presentations, due diligence sessions and sessions with rating agencies, in each case, at locations and times reasonably acceptable to the Company and upon reasonable advance notice; (ii) assisting with the preparation of appropriate and customary materials relating to the Company for rating agency presentations, private placement memoranda, bank information memoranda, and similar documents customarily required in connection with the Debt Financing (provided, however, that such rating agency presentations, private placement memoranda, bank information memoranda, and similar documents shall contain disclosure reflecting the Surviving Corporation and/or its Subsidiaries as the obligors); (iii) executing and delivering credit agreements, guarantee and collateral agreements, other definitive financing agreements and reasonable and customary certificates (including a certificate of an appropriate officer of the Company with respect to the solvency of parties to the Debt Financing and their respective Subsidiaries), management representation and authorization letters and other documentation required by the Financing Sources as a condition to obtaining the Debt Financing and the definitive documentation related to the Debt Financing, subject (other than in the case of management representation and authorization letters) to the occurrence of the Closing; (iv) delivering possessory collateral (such as certificated equity and promissory notes) within its possession to the Parent or the Financing Sources which is required as a condition to obtaining the Debt Financing, subject to the occurrence of the Closing and otherwise facilitating, effective as of the Closing Date, the granting of a security interest (and perfection thereof) in collateral and the termination of the existing guarantee and collateral arrangements in connection with a payoff letter or termination letter (in each case, in form and substance reasonably satisfactory to Parent and its Financing Sources); (v) if reasonably requested in writing at least ten (10) Business Days prior to Closing, providing at least five (5) Business Days prior to Closing all documentation and other information with respect to the Company, its Subsidiaries and their respective Affiliates that the Lenders have determined is required by regulatory authorities in connection with applicable beneficial ownership, “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and 31 C.F.R. § 1010.230; (vi) taking all reasonably requested formal corporate or similar actions, subject to the occurrence of the Closing, to permit the consummation of the Debt Financing and to permit the proceeds thereof to be made available on the Closing Date to fund the amounts required to be funded on the Closing Date pursuant to the terms hereof; (vii) providing reasonably promptly to Parent and the Persons that have committed to provide, arrange or otherwise enter into agreements in connection with the Debt Financing or Alternative Financing in connection with this Agreement, including the Lenders named in the Debt Commitment Letter and any joinder agreements or credit agreements entered into pursuant thereto or relating thereto, together with each of their respective past, present or future direct or indirect Affiliates, and any Representative of the foregoing, to the extent involved in the Debt Financing and their successors and assigns (collectively, the “Financing Sources”), the financial information required by paragraphs 7 and 8 of Exhibit C to the Debt Commitment Letter and, to the extent reasonably requested by Parent or the Financing Sources, other customary pertinent information regarding the Company in connection with the Debt Financing; (viii) paying off, satisfying, terminating and discharging the Existing Credit Facility at the Closing and in connection therewith, obtaining a payoff letter from the agent or lenders in respect of the Existing Credit Facility, which payoff letter together with any related release documentation shall, among other things, include the payoff amount and provide that the Liens and guarantees, if any, granted in connection the Existing Credit Facility related to the assets, rights and properties of the Company and its applicable Subsidiaries securing the Existing Credit Facility (other than any contingent indemnification and reimbursement obligations and other surviving obligations) shall, upon the payment of the amount set forth in such payoff letter at or prior to the Closing Date be released and terminated and deliver or cause to be delivered such payoff letters, together with related release documentation, to Parent on or prior to the Closing Date and (ix) using reasonable best efforts to remove the Lien set forth on Section 4.15(ix) of the Seller Disclosure Schedule. Notwithstanding anything in this Section 4.15 to the contrary, neither the Company nor any of its Subsidiaries shall be required to (A) pay any commitment fee or similar fee prior to Closing, (B) incur any liability (or cause their respective directors, officers or employees to incur any liability) related to the Debt Financing (or Alternative Financing) prior to the Closing (other than in connection with the customary management representation and authorization letters referred to in clause (iii) above), (C) approve or enter into any agreement or binding commitment that is effective prior to the Closing, (D) provide (or to have any of their respective Representatives provide) any certificates (other than as described in the immediately preceding sentence), opinions or representations, in each case, with respect to or in connection with the Financing (other than in connection with the customary management representation and authorization letters referred to in clause (iii) above), (E) issue any offering memo, bank book or other similar document, (F) provide, or cause to be provided, any information or take, or cause to be taken, any action to the extent it would result in a material violation of material, applicable Law, any material confidentiality obligation binding on the Company, its Subsidiaries or their respective officers, directors or employees or loss of any attorney-client privilege, in each case, with respect to or in connection with the Debt Financing, or (G) pay off, satisfy, terminate or discharge, in whole or in part, the Existing Credit Agreement prior to Closing.
(f)   Nothing in this Section 4.15 shall require the Company’s cooperation to the extent it would require the Company to agree to pay any fees, reimburse any expenses (other than amounts that are required to be reimbursed by Parent pursuant to this Agreement) or give any indemnities or incur any other liability or obligation prior to the Effective Time. Parent shall, in the event the Closing does not occur, promptly upon written request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs (including the reasonable and documented out-of-pocket fees and expenses of one primary outside counsel and one local counsel in any necessary jurisdiction) incurred by the Company or any of its Subsidiaries and their Representatives in connection with such cooperation in connection with the Debt Financing pursuant to this Section 4.15 or otherwise at the request of Parent. Parent and Merger Sub shall, on a joint and several basis, indemnify and hold harmless the Company, its Affiliates and their respective Representatives from and against any and all liabilities, losses, damages, claims, reasonable and documented costs, (including reasonable and documented out-of-pocket attorneys’ fees), interest, awards, judgments and penalties suffered or incurred by them in connection with the Financing of or on behalf of the Company, Parent or Merger Sub, including as to any information utilized in connection therewith to the fullest extent permitted by applicable Law and with appropriate contribution provided by Parent and Merger Sub to the extent such indemnification is not available, except to the extent such liabilities, losses, damages, claims, reasonable and documented costs (including reasonable and documented out-of-pocket attorneys’ fees), interest, awards, judgments and penalties suffered or incurred result from information provided by the Company, its Affiliates and their respective Representatives, or a material misstatement by, the gross negligence of, the willful misconduct of, or the fraud of the Company, its Affiliates or any of their respective Representatives. The Company hereby consents to the use of its logos in connection with the Debt Financing in an ordinary and customary and factual manner; provided, however, that logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries or any of their respective Intellectual Property rights.
4.16   Obligations of Merger Sub.   Parent shall take all actions necessary to cause Merger Sub to perform its obligations pursuant to this Agreement and to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement. Upon the terms and subject to the conditions set forth in this Agreement, Parent and Merger Sub shall be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.
4.17   Parent Vote.   Promptly following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, shall execute and deliver to Merger Sub and the Company a written consent adopting this Agreement in accordance with the DGCL.
4.18   Additional Matters.   In case, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, Parent and Merger Sub shall, and shall cause the Surviving Corporation to, take all such necessary action.
4.19   Stockholder Litigation.   The Company shall give Parent the opportunity to participate in (but not control) the defense and settlement of any Stockholder Litigation against the Company and/or its officers or directors, and Parent shall give the Company the opportunity to participate in (but not control) the defense and settlement of any Stockholder Litigation against Parent and/or its officers or directors, in each case relating to the Merger or any of the other transactions contemplated by this Agreement in accordance with the terms of a mutually agreed upon joint defense agreement. For purposes of this Section 4.19, “participate” means that (i) the applicable party shall be kept apprised of proposed strategy and other significant decisions with respect to the litigation by the party receiving notice of such litigation (to the extent that the attorney-client privilege between such party and its counsel is not undermined or otherwise affected), and (ii) may offer comments or suggestions with respect to such litigation (which comments and suggestions shall be considered in good faith) but will not be afforded any decision-making power or other authority over such litigation, including with respect to the settlement or compromise thereof.
As used in this Agreement, “Stockholder Litigation” means any legal proceeding commenced or threatened against a party hereto or any of its Subsidiaries or Affiliates or otherwise relating to, involving or affecting such party or any of its Subsidiaries or Affiliates, in each case in connection with, arising from or otherwise relating to the Merger or any other transaction contemplated by this Agreement, other than any legal proceedings among the parties hereto related to this Agreement, the Guarantee or the Financing Commitments.

ARTICLE V
Conditions
5.1   Conditions to Each Party’s Obligation to Effect the Merger.   The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:
(a)   Stockholder Approval.   This Agreement shall have been duly approved by holders of Shares constituting the Company Requisite Vote.
(b)   Regulatory Consents.   The waiting period (and any extensions thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been earlier terminated.
(c)   Order.   No court or other Governmental Entity of competent jurisdiction shall have enacted, announced, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger (collectively, an “Order”).
5.2   Conditions to Obligations of Parent and Merger Sub.   The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:
(a)   Representations and Warranties.   (i) The representations and warranties of the Company set forth in Sections 3.1(b)(i), 3.1(b)(ii) and 3.1(b)(iii) shall be true and correct in all respects (except for de minimis inaccuracies) as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date except for de minimis inaccuracies); (ii) each of the representations and warranties of the Company set forth in the first sentence of Section 3.1(a), Section 3.1(c) and Section 3.1(r) shall be true and correct in all material respects as of the as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), and (iii) each of the other representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects (without regard to any materiality or Company Material Adverse Change qualifications contained therein) as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 5.2(a)(iii) shall be deemed to have been satisfied even if any representations and warranties of the Company are not so true and correct unless the failure of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, has had or is reasonably likely to have a Company Material Adverse Change.
(b)   Performance of Obligations of the Company.   The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.
(c)   No Material Adverse Change.   Since the date of this Agreement, there shall not have occurred any Company Material Adverse Change.
(d)   Closing Certificate.   The Company shall have delivered to Parent a certificate dated as of the Closing Date and signed by an officer of the Company confirming the matters in Section 5.2(a), Section 5.2(b) and Section 5.2(c).
(e)   FIRPTA Certificate.   The Company shall have delivered to Parent a certificate meeting the requirements of Treasury Regulations Sections 1.897-2(g), (h) and 1.1445-2(c)(3), certifying that no interest in the Company is, or has been during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property interest” within the meaning of Section 897(c) of the Code, and a form of notice to the Internal Revenue Service prepared in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2).

5.3   Conditions to Obligation of the Company.   The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:
(a)   Representations and Warranties.   The representations and warranties of Parent and Merger Sub set forth in this Agreement in Section 3.2(f) shall be true and correct in all material respects as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and (ii) each of the other representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all respects (without regard to any materiality or qualifications contained therein) as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 5.3(a)(ii) shall be deemed to have been satisfied even if any representations and warranties of Parent and Merger Sub are not so true and correct unless the failure of such representations and warranties of Parent and Merger Sub to be so true and correct, individually or in the aggregate, has had or is reasonably likely to have a material adverse effect on Parent and Merger Sub’s ability to consummate the transactions contemplated hereby.
(b)   Performance of Obligations of Parent and Merger Sub.   Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.
(c)   Closing Certificate.   Parent shall have delivered to the Company a certificate dated as of the Closing Date and signed by an officer of Parent confirming the foregoing matters in Section 5.3(a) and Section 5.3(b).
5.4   Frustration of Closing Conditions.   None of Parent, Merger Sub or the Company may rely, either as a basis for not consummating the Merger or any of the other transactions contemplated by this Agreement or terminating this Agreement and abandoning the Merger, on the failure of a condition set forth in this Article V to be satisfied if such failure was caused by such party’s failure to act in good faith or to use the efforts to cause the Closing to occur as required by this Agreement.
ARTICLE VI
Termination
6.1   Termination by Mutual Consent.   This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of this Agreement by the stockholders of the Company referred to in Section 5.1(a), by mutual written consent of the Company and Parent by action of their respective boards of directors.
6.2   Termination by Either Parent or the Company.   This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the board of directors of either Parent or the Company if:
(a)   the Merger shall not have been consummated on or before the date that is six (6) months from the date hereof (the “Outside Date”), whether such date is before or after the date of approval of this Agreement by the stockholders of the Company referred to in Section 5.1(a); provided that, that the right to terminate this Agreement pursuant to this Section 6.2(a) shall not be available to a party whose failure to fulfill any obligation under this Agreement has been the primary cause of, or resulted in, the failure of the Merger to be consummated by such date.
(b)   the approval of this Agreement by the stockholders of the Company referred to in Section 5.1(a) shall not have been obtained at the Stockholders Meeting, including any adjournment or postponement thereof; or
(c)   any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval of this Agreement by the stockholders of the Company referred to in Section 5.1(a)); provided that the right to terminate this Agreement pursuant to this Section 6.2(c) shall not be available to a party whose failure to fulfill any obligation under this Agreement has been the primary cause of, or resulted in, such action or event.
6.3   Termination by the Company.   This Agreement may be terminated and the Merger may be abandoned by the Company:
(a)   at any time prior to the time the Company Requisite Vote is obtained, if (i) the Company Board authorizes the Company, subject to complying with the terms of this Agreement (including, for the avoidance of doubt, Section 4.2 hereof), to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal; and (ii) immediately prior to or concurrently with the termination of this Agreement the Company enters into an Alternative Acquisition Agreement with respect to a Superior Proposal; provided, that concurrently with such termination the Company pays the Company Termination Fee pursuant to Section 6.5(b);
(b)   if there has been a breach of any representation, warranty, covenant or agreement made by Parent or Merger Sub in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that (i) Section 5.3(a) or 5.3(b) would not be satisfied and (ii) such breach or failure to be true is not curable by the Outside Date or, if capable of being cured by the Outside Date, shall not have been cured prior to the earlier of (x) thirty (30) days after written notice thereof is given by the Company to Parent or (y) the Outside Date (provided that the Company is not then in breach of any representation, warranty, covenant or agreement such that Section 5.2(a) or 5.2(b) would not be satisfied); or
(c)   if (i) all conditions to Closing set forth in Section 5.1 and Section 5.2 have been satisfied (other than any condition that by its nature cannot be satisfied until the Closing but that is reasonably expected to be satisfied at the Closing (and continue to be satisfied during the two (2) Business Day period described below) at a time when the Closing is required to occur pursuant to Section 1.2, (ii) Parent fails to consummate the Closing on or before the later of the date the Closing should have occurred pursuant to Section 1.2 and the end of such two (2) Business Day period described below and (iii) at least two (2) Business Days prior to such termination (but at a time when sub clause (i) above is satisfied), the Company delivered written notice to Parent and Merger Sub irrevocably confirming that the Company stood ready, willing and able to consummate the transactions contemplated by this Agreement during such two (2) Business Day period and that all the conditions set forth in Section 5.3 have been satisfied or irrevocably waived (other than any condition that by its nature cannot be satisfied until the Closing but that is reasonably expected to be satisfied at the Closing).
6.4   Termination by Parent.   This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the board of directors of Parent:
(a)   if there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that (i) Section 5.2(a) or 5.2(b) would not be satisfied and (ii) such breach or failure to be true is not curable by the Outside Date or, if capable of being cured by the Outside Date, shall not have been cured prior to the earlier of (x) thirty (30) days after written notice thereof is given by Parent to the Company or (y) the Outside Date (provided that Parent or Merger Sub is not then in breach of any representation, warranty, covenant or agreement such that Section 5.3(a) or 5.3(b) would not be satisfied); or
(b)   at any time prior to the time the Company Requisite Vote is obtained a Change of Recommendation shall have occurred.
6.5   Effect of Termination and Abandonment.   (a) Subject to the remainder of this Section 6.5, in the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VI, this Agreement shall become void and of no effect with no liability to any Person on the part of any party hereto (or of any of its Representatives or Affiliates); provided, however, and notwithstanding anything in the foregoing to the contrary, that (i) subject to Section 6.5(b) and Section 6.5(c), no such termination shall relieve any party hereto of any liability or damages to the other party hereto resulting from any “willful breach” of this Agreement prior to the termination and (ii) the provisions set forth in Section 7.1 shall survive the termination of this Agreement. Notwithstanding the foregoing, nothing shall impair the rights of the Company, if any, to obtain the relief set forth in Section 7.6 prior to any termination of this Agreement. For purposes of this Agreement, “willful breach” means a material breach that is a consequence of an act undertaken by the breaching party with the actual knowledge that the taking of such act would, or would be reasonably expected to, cause a breach of this Agreement.
(b)   In the event that:
(i)
(A) after the date of this Agreement, an Acquisition Proposal (substituting 50% for the 15% threshold set forth in the definition of “Acquisition Proposal”) (a “Company Qualifying Transaction”) shall have been publicly made, proposed or disclosed or otherwise becomes publicly known prior to such termination (or, in the case of a termination pursuant to Section 6.2(b), prior to the Company Stockholders Meeting (or any adjournment or postponement thereof)), (B) thereafter this Agreement is terminated by Parent or the Company pursuant to Section 6.2(a) (Outside Date) or 6.2(b) (Company Requisite Vote not Obtained) or by Parent pursuant to Section 6.4(a) (Company Breach), and (C) at any time on or prior to the 12-month anniversary of such termination, the Company enters into a definitive agreement regarding a Company Qualifying Transaction that is subsequently completed, a tender offer that constitutes a Company Qualifying Transaction is completed or the Company otherwise completes a Company Qualifying Transaction (whether or not it is the same such transaction that became publicly known);

(ii)
this Agreement is terminated by the Company pursuant to Section 6.3(a) (Termination for Superior Proposal); or

(iii)
this Agreement is terminated by the Parent pursuant to Section 6.4(b) (Change of Recommendation).

then the Company shall pay Parent the Company Termination Fee. Any Company Termination Fee due under this Section 6.5(b) shall be paid by wire transfer of immediately available funds to an account provided in writing by Parent to the Company (A) in the case of termination pursuant to clause (i) above, within three (3) business days of the consummation of the Company Qualifying Transaction, (B) in the case of termination pursuant to clause (ii) above, as set forth in Section 6.3(a) (i.e., concurrently with such termination) or (C) in the case of a termination pursuant to clause (iii) above, within three (3) business days of such termination. For purposes of this Agreement, “Company Termination Fee” means thirty-nine million five hundred and eighty-eight thousand dollars ($39,588,000.00). Notwithstanding anything to the contrary in this Agreement, each of the Company, Parent and Merger Sub acknowledges and agrees (on behalf of themselves and the Parent Non-Recourse Parties) that in the event that Parent is entitled to receive the Company Termination Fee pursuant to this Section 6.5(b), the right of Parent to receive such amount shall constitute the sole and exclusive remedy for, and such amount shall constitute liquidated damages in respect of, any termination of this Agreement for Parent, Guarantor, Merger Sub, the Financing Sources, and it and their respective Affiliates and any of their respective former, current or future direct or indirect equityholders, general or limited partners, stockholders, members, managers, affiliated (or commonly advised) funds, directors, officers, employees, agents or other Representatives (including legal counsel, accountants and financial advisors), Affiliates or assignees (the “Parent Non-Recourse Parties”), regardless of the circumstances giving rise to such termination. Upon payment of such amount, none of the Company, any of its Subsidiaries or Affiliates or any of their respective, direct or indirect, former, current or future stockholders, directors, officers, employees, agents, Affiliates or assignees (the “Company Non-Recourse Parties”), shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby. The Company expressly acknowledges and agrees that Parent shall not need to prove damages to receive the Company Termination Fee when it is payable under this Agreement, and hereby irrevocably waives any right to challenge the amount of actual damages represented by the Company Termination Fee. In no event shall Parent be entitled to the Company Termination Fee on more than one occasion.
(c)   In the event that this Agreement is terminated by the Company pursuant to Section 6.3(b) or Section 6.3(c), then Parent (or the Guarantor pursuant to the Guarantee solely to the extent provided therein) shall pay the Parent Termination Fee and such amount shall constitute liquidated damages in respect of such termination. Any Parent Termination Fee due under this Section 6.5(c) shall be paid by wire transfer of immediately available funds to an account provided in writing by the Company to Parent within three (3) business days of the termination. For purposes of this Agreement, “Parent Termination Fee” means seventy-nine million one hundred and seventy-six thousand dollars ($79,176,000.00). Notwithstanding anything to the contrary contained in this Agreement, and subject to the Company’s specific performance rights expressly set forth in Section 7.6, except for the payment obligations set forth in Section 4.15(e) and (f), the Company’s right to terminate this Agreement and the Company’s right to receive payment of the Parent Termination Fee (if payable in accordance with and subject to the terms of this Agreement) and enforce the Guaranty (in accordance with and subject to the terms of the Guaranty) shall be the sole and exclusive remedy of the Company against Parent, Merger Sub, the Guarantor or the Financing Sources for, and the Company (on behalf of itself and the Company Non-Recourse Parties) shall be deemed to have waived all other remedies (including equitable remedies) with respect to, any losses, damages, liabilities, taxes, claims, fines, judgments, costs and expenses suffered as a result of the termination of this Agreement, the failure of the Closing to occur or for a breach or failure to perform hereunder, under the Equity Commitment Letter or otherwise. Except as specified in the immediately preceding sentence, following the termination of this Agreement, (A) none of Parent or any Parent Non-Recourse Parties shall have any liability or obligation relating to or arising out of this Agreement or the transactions contemplated herein and therein, (B) neither the Company nor any Company Non-Recourse Party shall be entitled to bring, and the Company shall cause all the Company Non-Recourse Parties not to bring, and shall in no event support, facilitate, encourage or take any action, suit or other legal proceeding of any nature (under any legal theory, whether sounding in law (whether for breach of contract, in tort or otherwise) or in equity) against the Parent Non-Recourse Parties with respect to, arising out of, relating to or in connection with the termination of this Agreement, the failure of the Closing to occur or for a breach (including any willful breach) or failure to perform hereunder, under the Equity Commitment Letter or otherwise (in any case, whether willfully, intentionally, unintentionally or otherwise) and the Company shall cause any such action, suit or other legal proceeding pending as of any termination of this Agreement to be dismissed with prejudice as promptly as practicable after such termination, and (C) under no circumstances will the Company Non-Recourse Parties be entitled to monetary remedies for any losses, damages, liabilities, taxes, claims, fines, judgments, costs and expenses suffered as a result of the failure of the transactions contemplated by this Agreement or in the Debt Commitment Letter to be consummated or for a breach or failure to perform hereunder or thereunder or for any representation made or alleged to have been made in connection herewith or therewith. In no event shall the Company be entitled to the Parent Termination Fee on more than one occasion.
(d)   The parties acknowledge that the agreements contained in Section 6.5 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement. Accordingly, notwithstanding anything in this Agreement to the contrary, if the Company fails to promptly pay any amount due pursuant to Section 6.5(b) or Parent fails to promptly pay any amounts due pursuant to Section 6.5(c) and, in order to obtain such payment, Parent, on the one hand, or the Company, on the other hand, commences a legal proceeding that results in a judgment against the Company for the amount set forth in Section 6.5(b) or any portion thereof, as applicable, the Company shall pay to Parent or Parent shall pay to the Company, as the case may be, its out-of-pocket costs and expenses (including attorneys’ fees) in connection with such legal proceeding, together with interest on such amount or portion thereof at the prime rate as published in The Wall Street Journal in effect on the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable (the amounts referred to in the foregoing, the “Collection Costs”; provided, that in no event shall the Collection Costs exceed $10,000,000).
ARTICLE VII
Miscellaneous
7.1   Survival.   This Article VII and the agreements of the Company, Parent and Merger Sub contained in Article II and Sections 4.9 (Employee Benefits), 4.10 (Expenses), 4.11 (Indemnification; Directors’ and Officers’ Insurance), Sections 4.15(e) and (f) (Parent Payment Obligations) and 4.18 (Additional Matters) shall survive the consummation of the Merger. This Article VII and the agreements of the Company, Parent and Merger Sub contained in Sections 4.8 (Publicity), 4.10 (Expenses) and 6.5 (Effect of Termination and Abandonment) and the Confidentiality Agreement shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.
7.2   Modification or Amendment.   Subject to the provisions of the applicable Laws, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties. Notwithstanding the foregoing, this Section 7.2 and Sections 6.5, 7.5, 7.9 and 7.16 shall not be amended, modified, supplemented or waived in a manner that is adverse in any material respect to any Financing Source without the prior written consent of the Lenders party to the Debt Commitment Letter that have consent rights over amendments to this Agreement.
7.3   Waiver of Conditions.   The conditions to each of the parties’ obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Laws. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver.
7.4   Counterparts.   This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. An electronic or other copy of a signature shall be deemed an original for purposes of this Agreement.
7.5   GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.   (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAWS RULES THEREOF. Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to this Agreement, the Guarantee or the transactions contemplated hereby, on behalf of itself or its property, in accordance with Section 7.7 or in such other manner as may be permitted by Law, of copies of such process to such party, and nothing in this Section 7.5 shall affect the right of any party to serve legal process in any other manner permitted by Law, (ii) irrevocably and unconditionally consents and submits itself and its property in any action or proceeding to the exclusive general jurisdiction of the chancery court of the State of Delaware or, if unavailable, the federal court in the State of Delaware, in the event any dispute arises out of, in connection with or relating to this Agreement, the Guarantee or the transactions contemplated hereby, or for recognition and enforcement of any judgment in respect thereof, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iv) agrees that any actions or proceedings arising out of, in connection with or relating to this Agreement, the Guarantee or the transactions contemplated hereby shall be brought, tried and determined only in the chancery court of the State of Delaware or, if unavailable, the federal court in the State of Delaware, in each case sitting in Newcastle County in the State of Delaware, (v) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same, and (vi) agrees that it shall not bring any action arising out of, in connection with or relating to this Agreement, the Guarantee or the transactions contemplated hereby in any court other than the aforesaid courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any action or proceeding in such court as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Notwithstanding anything to the contrary contained in the foregoing, and except as expressly set forth in the Debt Commitment Letter, all disputes against any Financing Sources under the Debt Commitment Letter or related to this Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise (including any dispute arising out of or relating in any way to the Debt Commitment Letter), (1) will be governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts executed in and to be performed entirely within such State, without giving effect to any Law (whether of the State of New York or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than the State of New York and (2) will be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and each party hereto irrevocably submits itself and its property with respect to any such action or proceeding to the exclusive jurisdiction of such court.
(b)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE GUARANTEE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE GUARANTEE OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (INCLUDING ANY ACTION, PROCEEDING OR COUNTERCLAIM INVOLVING THE FINANCING SOURCES UNDER THE DEBT FINANCING OR THE DEBT COMMITMENT LETTER). EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.5(b).
7.6   Specific Performance.
(a)   The parties acknowledge and agree that irreparable harm would occur in the event that any of the provisions of this Agreement, the Guarantee and the Equity Commitment Letter were not performed in accordance with their specific terms or in the event of any actual or threatened breach of this Agreement, and that money damages would not be an adequate remedy, even if available. It is accordingly agreed that, except where this Agreement is validly terminated in accordance with Article VI, the parties (on behalf of themselves and the third party beneficiaries of this Agreement provided in Section 7.9) shall, subject Section 7.6(b), be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof. The parties hereby further acknowledge and agree that, subject to Section 7.6(b), such relief shall include the right of the Company to cause Parent and Merger Sub to consummate the transactions contemplated hereby, in each case, if each of the conditions set forth in Section 5.1 and Section 5.2 have been satisfied or waived (other than conditions which by their nature cannot be satisfied until the Closing, but subject to the satisfaction or waiver of those conditions at the Closing and the Closing is required to occur pursuant to Section 1.2). The parties further agree that (a) by seeking the remedies provided for in this Section 7.6, a party shall not in any respect waive its right to seek any other form of relief, at law or in equity, that may be available to a party under this Agreement, including monetary damages in the event that this Agreement has been terminated (other than the respective Termination Fee) or in the event that the remedies provided for in this Section 7.6 are not available or otherwise are not granted and (b) nothing contained in this Section 7.6 shall require any party to institute any action or proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 7.6 before exercising any termination right under Article VI (and pursuing damages after such termination), nor shall the commencement of any action or proceeding pursuant to this Section 7.6 or anything contained in this Section 7.6 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Article VI or pursue any other remedies under this Agreement that may be available then or thereafter. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Each of the parties hereby acknowledges and agrees that it hereby irrevocably waives any requirement for the security or posting of any bond in connection with such relief.
(b)   Notwithstanding anything to the contrary contained in this Agreement, including Section 7.6(a), the right of the Company to seek specific performance of Parent and Merger Sub’s obligations to cause the Equity Financing to be funded and to consummate the Closing shall only be available if: (i) all conditions to Closing set forth in Section 5.1 and Section 5.2 have been satisfied (other than any condition that by its nature cannot be satisfied until the Closing but each of which would be satisfied if the Closing were to occur) at a time when the Closing would otherwise occurred pursuant to Section 1.2), (ii) the Debt Financing has been funded in accordance with its terms or will be funded in accordance with its terms at the Closing if the Equity Financing is funded at the Closing and (iii) the Company has irrevocably confirmed in writing that all conditions to Closing set forth in Section 5.3 have been satisfied (or waived) and if specific performance is granted and the Equity Financing and the Debt Financing are funded, then the Closing will occur pursuant to Section 1.2. For the avoidance of doubt, the Company shall be entitled to seek (but shall not be entitled to receive) both a grant of specific performance of Parent and Merger Sub’s obligations to consummate the Closing hereunder and payment of the Parent Termination Fee.
7.7   Notices.   Any notice, request, instruction or other document to be given hereunder by any party hereto to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, electronic mail or by facsimile:
If to Parent or Merger Sub:
c/o The Jordan Company, L.P.
399 Park Avenue, 30th Floor
New York, NY 10022
Brian Higgins; Peter Suffredini
bhiggins@thejordancompany.com; psuffredini@thejordancompany.com with a copy to
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention: Andrew Arons, P.C.; Lukas Richards
Email: andrew.arons@kirkland.com; lukas.richards@kirkland.com
If to the Company:
Echo Global Logistics, Inc.,
600 West Chicago Avenue, Suite 725
Chicago, IL 60654
Attention: Doug Waggoner, Chief Executive Officer
with a copy to
Winston & Strawn LLP
35 W. Wacker Drive
Chicago, IL 60601
Attention: Steven J. Gavin; Kyle S. Gann
Email: SGavin@winston.com; KGann@winston.com
fax: (312) 558-5700
or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three (3) business days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile or electronic mail (provided that if given by facsimile such notice, request, instruction or other document shall be followed up within one (1) business day by dispatch pursuant to one of the other methods described herein); or on the next business day after deposit with an overnight courier, if sent by an overnight courier.
7.8   Entire Agreement.   This Agreement (including any exhibits hereto), the Company Disclosure Letter, the Parent Disclosure Letter, the Equity Commitment Letter, the Guarantee and the Confidentiality Agreement, dated July 22, 2021, between Parent and the Company (the “Confidentiality Agreement”) constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof. EACH OF PARENT AND MERGER SUB ACKNOWLEDGES AND AGREES THAT IT (I) HAS MADE ITS OWN INQUIRY AND INVESTIGATION INTO, AND, BASED THEREON, HAS FORMED AN INDEPENDENT JUDGMENT CONCERNING, THE COMPANY AND ITS SUBSIDIARIES, THE MERGER AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND THE COMPANY’S AND ITS SUBSIDIARIES’ CUSTOMERS AND THE EFFECTS ON THE BUSINESS RESULTING FROM THE KNOWLEDGE OF PERSONS OTHER THAN THE PARTIES HERETO OF THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING THE IDENTITY OF PARENT AND MERGER SUB) AND (II) HAS BEEN FURNISHED WITH, OR GIVEN ADEQUATE ACCESS TO, SUCH INFORMATION ABOUT THE COMPANY AND ITS SUBSIDIARIES AS IT HAS REQUESTED. EACH OF PARENT AND MERGER SUB FURTHER ACKNOWLEDGES AND AGREES THAT (I) (A) THE ONLY REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS MADE BY THE COMPANY ARE THE REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS MADE IN THIS AGREEMENT, AND (B) NONE OF PARENT OR MERGER SUB HAS RELIED UPON ANY OTHER REPRESENTATIONS OR OTHER INFORMATION MADE OR SUPPLIED BY OR ON BEHALF OF THE COMPANY, ITS SUBSIDIARIES OR ANY OF THEIR AFFILIATES OR REPRESENTATIVES, INCLUDING ANY FINANCIAL PROJECTIONS OR ANY INFORMATION PROVIDED BY OR THROUGH THEIR BANKERS, INCLUDING MANAGEMENT PRESENTATIONS, THE COMPANY’S ELECTRONIC DATA ROOM OR OTHER DUE DILIGENCE INFORMATION AND THAT NONE OF PARENT OR MERGER SUB WILL HAVE ANY RIGHT OR REMEDY ARISING OUT OF ANY SUCH REPRESENTATION OR OTHER INFORMATION, (II) ANY CLAIMS PARENT OR MERGER SUB MAY HAVE FOR BREACH OF REPRESENTATION OR WARRANTY SHALL BE BASED SOLELY ON THE REPRESENTATIONS AND WARRANTIES OF THE COMPANY SET FORTH IN SECTION 3.1 HEREOF (AS MODIFIED BY THE COMPANY REPORTS OR THE COMPANY DISCLOSURE LETTER, AS SUPPLEMENTED OR AMENDED) AND (III) NEITHER PARENT NOR ANY OF ITS AFFILIATES SHALL HAVE ANY CLAIM FOR LOSSES TO THE EXTENT RESULTING FROM, OR CAUSED BY, THE KNOWLEDGE OF PERSONS OTHER THAN THE PARTIES HERETO OF THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING THE IDENTITY OF PARENT). FOR THE AVOIDANCE OF ANY DOUBT AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH OF PARENT AND MERGER SUB ACKNOWLEDGES AND AGREES THAT THERE ARE UNCERTAINTIES INHERENT IN ATTEMPTING TO MAKE FINANCIAL PROJECTIONS, THAT PARENT AND MERGER SUB ARE FAMILIAR WITH SUCH UNCERTAINTIES, THAT PARENT AND MERGER SUB ARE TAKING FULL RESPONSIBILITY FOR MAKING THEIR OWN EVALUATION OF THE ADEQUACY AND ACCURACY OF ALL PROJECTIONS SO FURNISHED TO THEM AND ANY USE OF OR RELIANCE BY PARENT AND MERGER SUB ON SUCH PROJECTIONS SHALL BE AT THEIR SOLE RISK, AND PARENT AND MERGER SUB SHALL NOT HAVE ANY CLAIM AGAINST ANYONE WITH RESPECT THERETO.
7.9   No Third Party Beneficiaries.   Except (a) as provided in 4.11 (Indemnification; Directors’ and Officers’ Insurance), (b) following the Effective Time, for the provisions of Article II, and (c) for the Company Non-Recourse Parties and the Parent Non-Recourse Parties as provided in Section 6.5(b), Section 6.5(c) (Effect of Termination and Abandonment) and Section 7.16, Parent and the Company hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein; provided that each Financing Source shall be an intended third party beneficiary of, and shall be entitled to enforce the provisions of, this Section 7.9 and Sections 6.5. 7.2, 7.5 and 7.16 (in each case, to the extent contemplated hereby and thereby). No stockholder of the Company whether purporting to act in its capacity as a stockholder or purporting to assert any right (derivatively or otherwise) on behalf of the Company, shall have any right or ability to exercise or cause the exercise of any such right of the Company in this Agreement. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto.

7.10   Obligations of Parent and of the Company.   Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.
7.11   Transfer Taxes.   All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including penalties and interest) incurred in connection with the Merger shall be paid by Parent and Merger Sub when due.
7.12   Definitions.   Each of the terms set forth in Annex A is defined in the Section of this Agreement set forth opposite such term.
7.13   Severability.   The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
7.14   Interpretation; Construction.   (a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used herein shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. The term “dollars” and character “$” shall mean United States dollars. References to “made available” in respect to any document or information being made available to Parent or Merger Sub shall mean posted to the electronic data room established in respect to the Merger at least one day prior to the date hereof.
(b)   The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
(c)   Each party hereto has or may have set forth information in its respective Disclosure Letter in a section thereof that corresponds to the section of this Agreement to which it relates. The fact that any item of information is disclosed in a Disclosure Letter to this Agreement shall not be construed to mean that such information is required to be disclosed by this Agreement.
7.15   Assignment.   Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties; provided, that Parent or Merger Sub may transfer or assign its rights (but not its obligations) under this Agreement, in whole or in part, from time to time, to (a) one or more of its Affiliates, or (b) to any parties providing secured debt financing (or any agent therefore), solely for purposes of creating a security interest herein or otherwise assigning this Agreement as collateral in respect of such secured debt financing, and (c) after the Effective Time to any Person that acquires the Surviving Corporation or substantially all of its assets. Any purported assignment without compliance with this Section 7.15 shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.
7.16   Non-Recourse.   This Agreement may only be enforced against, and any claim, action or legal proceeding that may be based upon or under, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party; provided, that the foregoing shall not be deemed to limit any enforcement against, and any claim, action or legal proceeding against the Investors under the Equity Commitment Letter or the Guarantee, in each case, pursuant to and in accordance with the terms thereof. No Parent Related Party (other than Parent and Merger Sub to the extent set forth in this Agreement and the Investors to the extent set forth in the Equity Commitment Letter and the Guarantee) shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any Action (whether at law, in equity in tort, in contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Notwithstanding anything to the contrary herein, the Company (on behalf of itself and the Company Non-Recourse Parties) agrees that (A) no Financing Source shall have any liability or obligation to the Company or any Company Non- Recourse Party relating to or arising out of this Agreement, the Debt Commitment Letter, the Debt Financing or the transactions contemplated herein and therein under any legal theory, whether sounding in law (whether for breach of contract, in tort or otherwise) or in equity, and (B) neither the Company nor any Company Non-Recourse Party shall be entitled to bring, and the Company shall cause all the Company Non-Recourse Parties not to bring, and shall in no event support, facilitate, encourage or take any action, suit or other legal proceeding of any nature (under any legal theory, whether sounding in law (whether for breach of contract, in tort or otherwise) or in equity) against any Financing Source with respect to, arising out of, relating to or in connection with, this Agreement, the Debt Financing, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder and the Company shall cause any such action, suit or other legal proceeding to be dismissed with prejudice as promptly as practicable after such termination. Nothing in this Section 7.16, Section 6.5 or any other provision of this Agreement shall (i) limit the liability or obligations of the Financing Sources to Parent and its Affiliates (and its or their permitted successors and assigns, including the Company after giving effect to the Merger) under the Debt Commitment Letter or the definitive agreements related thereto or (ii) operate as a waiver by Parent and its Affiliates (and its or their permitted successors and assigns, including the Company after giving effect to the Merger) of any claims, causes of action, obligations or losses arising thereunder or related thereto.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.
ECHO GLOBAL LOGISTICS, INC.
By
/s/ Douglas R. Waggoner

Name:   Douglas R. Waggoner
Title:    Chief Executive Officer
EINSTEIN MIDCO, LLC
By
/s/ Brian Higgins

Name:   Brian Higgins
Title:    President
EINSTEIN MERGER SUB, INC.
By
/s/ Brian Higgins

Name:   Brian Higgins
Title:    President

ANNEX A
DEFINED TERMS
Terms	Page
2008 Plan	11
Acceptable Confidentiality Agreement	42
Acquisition Proposal	45
Actions	16
Affiliate	10
Agreement	1
Alternative Acquisition Agreement	42
Alternative Financing	56
Anti-Corruption Laws	20
Applicable Date	14
Bankruptcy and Equity Exception	13
Benefit Plan	17
Book-Entry Shares	3
business day	2
By-laws	3
Capitalization Date	11
Certificate of Merger	2
Certificates	3
Change	9
Change of Recommendation	42
Charter	2
Claim	36
Closing	2
Closing Date	2
Code	17
Collection Costs	67
Commitment Letters	34, 57
Company	1
Company AIP	51
Company Approvals	13
Company Board	1
Company Disclosure Letter	8
Company Intellectual Property	26
Company Material Adverse Change	9
Company Material Contracts	30
Company Non-Recourse Parties	65
Company Qualifying Transaction	64
Company Recommendation	1
Company Reports	14
Company Requisite Vote	12

Terms	Page
Company Securities	12
Company Termination Fee	65
Confidentiality Agreement	71
Continuing Employees	50
Contract	14
Corporate Bonus Plan	52
COVID-19	10
COVID-19 Measures	10
D&O Insurance	53
Debt	36
Debt Commitment Letter	33, 57
Debt Financing	33, 57
DGCL	2
Dissenting Shares	4
Effective Time	2
Environmental Law	22
Equity Commitment Letter	33
Equity Financing	34
ERISA	17
Exchange Act	9
Exchange Fund	4
Excluded Share	3
Excluded Shares	3
Ex-Im Laws	21
FCPA	20
Financing	34, 57
Financing Commitments	34
Financing Sources	58
GAAP	15
Government Antitrust Entity	48
Governmental Entity	6
Governmental Order	10
Guarantee	1
Guarantor	1
Hazardous Substance	22
HSR Act	13
Indemnified Parties	53
Indemnified Party	53
Insurance Policies	28
Intellectual Property	28
Intervening Event	45
Investors	34
IRS	17

Terms	Page
ITAR	21
Knowledge	16, 33
Labor Agreement	29
Laws	19
Leased Real Property	30
Leases	30
Lenders	33
Licenses	19
Lien	11
Merger	1
Merger Sub	1
NASDAQ	13
OFAC	20
Order	60
Outside Date	62
Parent	1
Parent Approvals	32
Parent Benefit Plans	51
Parent Disclosure Letter	31
Parent Non-Recourse Parties	65
Parent Termination Fee	66
Paying Agent	4
Pension Plan	17
Per Share Merger Consideration	3
Performance Share	7
Permitted Tax Liens	11
Person	6
Present Fair Salable Value	36
Protected Data	27
Proxy Statement	45
Representatives	31
Required Financing Amount	35
Restricted Share	6
Restricted Stock Unit	7
Sanctioned Country	21
Sanctioned Person	20
Sanctions Laws	21
SEC	14
Securities Act	14
Share	3
Shares	3
Significant Subsidiary	8
Solvency	36

Terms	Page
Solvent	36
SOX	14
Stock Plan	11
Stockholder Litigation	60
Stockholders Meeting	46
Subsidiary	8
Superior Proposal	45
Surviving Corporation	2
Takeover Statute	21
Tax	23
Tax Authority	24
Tax Return	23
Taxes	23
Trade Control Laws	20
WARN Act	24
willful breach	64

EXHIBIT A
FORM OF AMENDED AND RESTATED CHARTER OF THE SURVIVING CORPORATION

Annex B
September 9, 2021
Board of Directors
Echo Global Logistics, Inc.
600 West Chicago Avenue, Suite 725
Chicago, Illinois 60654
Members of the Board:
We understand that Echo Global Logistics, Inc. (the “Company”), Einstein MidCo, LLC (the “Buyer”) and Einstein Merger Sub, Inc., a wholly owned subsidiary of the Buyer (“Acquisition Sub”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated as of September 9, 2021 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of Acquisition Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of the Buyer, and each outstanding share of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”), other than shares held in treasury or held by the Buyer or Acquisition Sub or as to which dissenters’ rights have been perfected (collectively, the “Excluded Shares”), will be converted into the right to receive $48.25 per share in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
You have asked for our opinion as to whether the Consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of the Company Common Stock (other than the holders of the Excluded Shares or any of the Buyer’s affiliates).
For purposes of the opinion set forth herein, we have:
1)
Reviewed certain publicly available financial statements and other business and financial information of the Company;

2)
Reviewed certain internal financial statements and other financial and operating data concerning the Company;

3)
Reviewed certain financial projections prepared by the management of the Company;

4)
Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

5)
Reviewed the reported prices and trading activity for the Company Common Stock;

6)
Compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other publicly-traded companies comparable with the Company and their securities;

7)
Participated in certain discussions and negotiations among representatives of the Company and the Buyer and their financial and legal advisors;

8)
Reviewed the Merger Agreement, the debt commitment letter from certain lenders dated as of September 7, 2021 and the draft equity commitment letter from The Resolute Fund V, L.P. substantially in the form of the draft dated as of September 9, 2021 (together, the “Commitment Letters”), and the limited guaranty from The Resolute Fund V, L.P. to the Company substantially in the form of the draft dated as of September 9, 2021; and

9)
Performed such other analyses and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, and formed a substantial basis for this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the Buyer will obtain financing in accordance with the terms set forth in the Commitment Letters and that the definitive Merger Agreement will not differ in any material respect from the draft thereof furnished to us. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Consideration to be received by the holders of shares of the Company Common Stock in the transaction. We do not express any view on, and this opinion does not address, any other term or aspect of the Merger Agreement or the transactions contemplated thereby or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection therewith. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion. Our opinion does not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available.
We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, a significant portion of which is contingent upon the closing of the Merger. In addition, Morgan Stanley will receive a fee upon rendering of this opinion. In the two years prior to the date hereof, we have provided financing services for the Buyer and certain of its affiliates and expect to receive fees in connection with such services. Morgan Stanley may also seek to provide financial advisory and financing services to the Buyer and the Company and their respective affiliates in the future and would expect to receive fees for the rendering of these services.
Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Buyer, the Company or their affiliates, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument. In addition, Morgan Stanley, its affiliates, directors or officers, including individuals working with the Company in connection with this transaction, may have committed and may commit in the future to invest in private equity funds managed by the Buyer or its affiliates.
This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. In addition, Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders’ meeting to be held in connection with the Merger.
Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of the Company Common Stock (other than the holders of the Excluded Shares or any of the Buyer’s affiliates).
Very truly yours,
MORGAN STANLEY & CO. LLC

By: Kristin Healy Managing Director

Annex C
Section 262 of the General Corporation Law of the State of Delaware
§ 262. Appraisal rights
(a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
(b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:
(1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:
a.   Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
b.    Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c.   Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d.   Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4)   [Repealed.]
(c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.
(d)   Appraisal rights shall be perfected as follows:
(1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
(2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.
(f)   Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
(g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
(i)   The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
(j)   The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
(k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.
(l)   The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ECHO GLOBAL LOGISTICS, INC. ATTN: PETER M. ROGERS600 WEST CHICAGO AVENUE, STE 725CHICAGO, IL 60654Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample1234 ANYWHERE STREET ANY CITY, ONA1A 1A1 VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery of information. Vote by TBD. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.con/ECHO2021SMYou may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by TBD. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAMETHE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K CONTROL #SHARES →123,456,789,012.12345123,456,789,012.12345123,456,789,012.12345123,456,789,012.12345123,456,789,012.12345123,456,789,012.12345123,456,789,012.12345123,456,789,012.12345 xTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: PAGE 1OF2 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following proposals:1.Proposal to approve the Agreement and Plan of Merger, dated as of September 9, 2021 (the "merger agreement"), by and among Einstein MidCo, LLC, Einstein Merger Sub, Inc. ("Merger Sub") and Echo Global Logistics (the "Company"), pursuant to which Merger Sub will be merged with and into the Company (the "merger"), with the Company surviving the merger.2.Proposal to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to the Company's named executive officers in connection with the merger.3.Proposal to approve one or more adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting or any adjournment or postponement of the Special Meeting to approve the proposal to approve the merger agreement or in the absence of a quorum.NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample1234 ANYWHERE STREET ANY CITY, ONA1A 1A1 SHARES CUSIP # Signature [PLEASE SIGN WITHIN BOX] Date JOB # Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice and Proxy statement is available at TBDECHO GLOBAL LOGISTICS, INC.Special Meeting of Stockholders TBD, 2021This proxy is solicited by the Board of DirectorsThe undersigned hereby appoints TBD and TBD, as proxies, and either of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Echo Global Logistics, Inc. which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of the Company to be held TBD, 2021 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.ANY STOCKHOLDER COMPLETING THIS PROXY THAT FAILS TO MARK ONE OF THE BOXES FOR THE PROPOSALS WILL BE DEEMED TO HAVE GIVEN THE PROXY HOLDERS COMPLETE DISCRETION IN VOTING HIS, HER, OR ITS SHARES AT THE MEETING (A) "FOR" PROPOSAL 1, (B) "FOR" PROPOSAL 2, AND (C) "FOR" PROPOSAL 3. IF A BOX IS CHECKED, THE SHARES SHALL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.Continued and to be signed on reverse side